   As Filed With the Securities And Exchange Commission on November 12, 1998
                                              Registration No. _________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    VIB CORP
             (Exact Name of Registrant as Specified in its Charter)



          California                                   6712                                    33-0780371
(State or Other Jurisdiction of             (Primary Standard Industrial                   (I.R.S. Employer
Incorporation or Organization)               Classification Code Number)                Identification Number)


                                1498 Main Street
                           El Centro, California 92243
                                 (760) 337-3200
                          (Address, including zip code,
 and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                              Harry G. Gooding, III
              Executive Vice President and Chief Financial Officer
                                    VIB Corp
                                1498 Main Street
                           El Centro, California 92243
                                 (760) 337-3200
                               Fax: (760) 337-3211
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                ----------------

                                  With copy to:

                               S. ALAN ROSEN, Esq.
                     Horgan, Rosen, Beckham & Coren, L.L.P.
                          21700 Oxnard St., Suite 1400
                            Woodland Hills, CA 91367
                                 (818) 340-6100
                               Fax: (818) 340-6190

                                ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC:

        As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver of all other conditions to the Merger described in the Joint Proxy Statement-Prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                        Proposed Maximum       Proposed Maximum
                     Title of Each Class               Amount To Be      Offering Price           Aggregate            Amount of
               of Securities To Be Registered          Registered(1)       Per Unit(2)        Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.......................    2,785,000 shares        $13.50              $16,365,577            $4,828

====================================================================================================================================

        (1) Represents the estimated maximum number of shares of Common Stock, no par value, of VIB Corp that are issuable upon consummation of the merger of Bank of Stockdale, F.S.B. ("Stockdale") with a wholly-owned subsidiary of VIB Corp.

        (2) Pursuant to Rule 457(f)(1), the registration fee is based on the average of the bid and ask prices on November 3, 1998 of Stockdale's $4.00 par value common stock on the over-the-counter market and computed based on the number of shares of Stockdale's common stock outstanding.


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

          VIB CORP                                BANK OF STOCKDALE, F.S.B.
      1498 Main Street                             5151 Stockdale Highway
     El Centro, CA 92243                            Bakersfield, CA 93309
       (760) 337-3200                                  (805) 833-9292

                                December 10, 1998


Dear Shareholder:

        The Boards of Directors of VIB Corp and Bank of Stockdale, F.S.B., have agreed upon a merger pursuant to which Bank of Stockdale will become a wholly owned subsidiary of VIB Corp and continue to operate as a federal stock savings bank, headquartered in Bakersfield, California.

        VIB Corp and Bank of Stockdale have scheduled Special Meetings of Shareholders to approve the merger. If the merger is completed, each outstanding share of Stockdale's common stock will be converted into shares of VIB Corp's common stock based on a formula to be calculated just prior to the effective time of the merger and, as such, is subject to change until that time. However, although no assurances can be given, if the conversion were calculated assuming a closing on October 7, 1998 (based on unaudited financial information as of September 30, 1998), each share of Stockdale's common stock issued and outstanding as of that date would be converted into the right to receive 1.798 shares of VIB Corp's common stock.

        The merger cannot be completed unless the shareholders of both companies approve it. We have scheduled special meetings for our shareholders to vote on the merger. The dates, times and places of the meetings are as follows:

        FOR VIB CORP SHAREHOLDERS:           FOR BANK OF STOCKDALE SHAREHOLDERS:
        January 12, 1999,                    January 12, 1999
        6:00 p.m.                            5:30 p.m.
        1448 Main Street                     5151 Stockdale Highway
        El Centro, California 92243          Bakersfield, California 93309


        The attached Joint Proxy Statement - Prospectus provides you with detailed information about the proposed merger and includes, as Appendix A, a copy of the Merger Agreement. In addition, you may obtain information about VIB Corp from documents it has filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

        It is important that your shares be represented and voted regardless of the number of shares you own and whether or not you plan to attend. The affirmative vote of the holders of two-thirds of Bank of Stockdale's common stock and a majority of VIB Corp's common stock is required for approval of the merger. Your failure to vote for approval of the merger has the same effect as voting against the merger. Therefore, we urge you to sign, date and mail the enclosed proxy. If you decide to attend your Special Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                   Sincerely,



        --------------------------------------    ---------------------------------------
        Richard D. Foss,                          Thomas S. Kelly,
        Chairman of the Board of Directors,       Chairman of the Board of Directors,
        VIB Corp                                  Bank of Stockdale, F.S.B.


        --------------------------------------    ---------------------------------------
        Dennis L. Kern,                           Ed L. Hickman,
        President and Chief Executive Officer,    President and Chief Executive Officer,
        VIB Corp                                  Bank of Stockdale, F.S.B.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          OF BANK OF STOCKDALE, F.S.B.
                          To be held January 12, 1999
                                   5:30 p..m.

TO THE SHAREHOLDERS
OF BANK OF STOCKDALE, F.S.B.:

        NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Bank of Stockdale, F.S.B. ("Stockdale") and the call of its Board of Directors, a Special Meeting of Shareholders of Stockdale (the "Stockdale Meeting") will be held at 5151 Stockdale Highway, Bakersfield, California 93309, on January 12, 1999 at 5:30 p.m., for the purpose of considering and voting upon the following matters:

        1. Merger of BOS Interim Bank, F.S.B. with Stockdale. To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Reorganization dated September 15, 1998 (the "Merger Agreement"), by and between Stockdale and VIB Corp ("VIBC") whereby Stockdale will become a wholly-owned subsidiary of VIBC. Upon consummation of the merger, each outstanding share of Stockdale's common stock will be converted into the right to receive shares of VIBC's common stock, as more particularly described in the attached Joint Proxy Statement - Prospectus and in the Merger Agreement attached as Appendix A thereto.

        2. Other Business. To transact such other business as may properly come before the Stockdale Meeting or any postponement or adjournment thereof.

        The Board of Directors of Stockdale has fixed the close of business on November ___, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the Stockdale Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with the merger requires the affirmative vote of two-thirds of the outstanding shares of Stockdale's common stock.

        THE BOARD OF DIRECTORS OF STOCKDALE HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF STOCKDALE AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

        Shareholders may be entitled to exercise dissenters' rights as provided under regulations issued by the Office of Thrift Supervision and to receive cash equal to the appraised value of their shares of Stockdale's common stock by complying with certain procedures specified in the regulations.

        The accompanying Joint Proxy Statement-Prospectus and the appendices thereto (including the Merger Agreement and certain of the Exhibits to the Merger Agreement attached as Appendix A thereto) form a part of this Notice.


                                       By Order of the Board of the Directors
                                       of Bank of Stockdale, F.S.B.


                                       -----------------------------------------
                                       Fred H. Carlisle, Jr.,
Dated: December 10, 1998               Corporate Secretary


        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE STOCKDALE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING OF REVOCATION OF SUCH PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE STOCKDALE MEETING AND VOTING IN PERSON.

        PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE STOCKDALE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                   OF VIB CORP

                           To be held January 12, 1999
                                    6:00 p.m.

TO THE SHAREHOLDERS
OF VIB CORP:

        NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of VIB Corp ("VIBC") and the call of its Board of Directors, a Special Meeting of Shareholders of VIBC (the "VIBC Meeting") will be held at the main office of Valley Independent Bank, 1448 Main Street, El Centro, California 92243, on January 12, 1999, at 6:00 p.m. for the purpose of considering and voting upon the following matters:

        1. Merger of BOS Interim Bank, F.S.B. with Stockdale. To consider and vote on a proposal to approve the principal terms of the Agreement and Plan of Reorganization dated September 15, 1998 (the "Merger Agreement"), by and between Bank of Stockdale, F.S.B. ("Stockdale") and VIBC whereby Stockdale will become a wholly-owned subsidiary of VIBC. Upon consummation of the merger, each outstanding share of Stockdale's common stock will be converted into the right to receive shares of VIBC's common stock, as more particularly described in the attached Joint Proxy Statement - Prospectus and in the Merger Agreement attached as Appendix A thereto.

        2. Other Business. To transact such other business as may properly come before the VIBC Meeting or any postponement or adjournment thereof.

        The Board of Directors of VIBC has fixed the close of business on November ___, 1998 as the record date for determination of the shareholders entitled to notice of and to vote at the VIBC Meeting or any adjournment thereof. Approval of the matters to be voted upon in connection with the merger requires the affirmative vote of a majority of the outstanding shares of VIBC's common stock.

        THE BOARD OF DIRECTORS OF VIBC HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF VIBC AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE MERGER.

        Shareholders may be entitled to exercise dissenters' rights as provided in the California General Corporation Law and to receive cash in an amount equal to the fair market value of the shares of VIBC's common stock as of September 15, 1998 by complying with certain procedures specified in California law.

        The accompanying Joint Proxy Statement-Prospectus and the Appendices thereto (including the Merger Agreement and certain of the Exhibits to the Merger Agreement attached as Appendix A thereto) form a part of this Notice.

                                       By Order of the Board of the Directors
                                       of VIB Corp


                                       ----------------------------------------
                                       Charlotte Studer,
Dated: December 10, 1998               Corporate Secretary


        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE VIBC MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE CORPORATE SECRETARY IN WRITING OF REVOCATION OF SUCH PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE VIBC MEETING AND VOTING IN PERSON.

        PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE VIBC MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

        VIB CORP                              BANK OF STOCKDALE, F.S.B.
        1498 MAIN STREET                      5151 STOCKDALE HIGHWAY
        EL CENTRO, CALIFORNIA 92243           BAKERSFIELD, CALIFORNIA 93309
        (760) 337-3200                        (805) 833-9292


                        JOINT PROXY STATEMENT-PROSPECTUS

        The boards of directors of VIB Corp ("VIBC") and Bank of Stockdale, F.S.B. ("Stockdale") have scheduled special meetings of shareholders to be held for the purpose of approving a transaction (the "Merger") pursuant to which Stockdale will become a wholly-owned subsidiary of VIBC. VIBC's Special Meeting of Shareholders will be held at the main office of Valley Independent Bank, 1448 Main Street, El Centro, California 92243 on January ___, 1999, at 6:00 p.m. Stockdale's Special Meeting of Shareholders will be held at Stockdale's main office, 5151 Stockdale Highway, Bakersfield, California 93309 on January ___, 1999, at 5:30 p.m.

        You are cordially invited to attend your special meeting; however, because you may not be able to attend, the Boards of Directors of both institutions are asking you to return a proxy, which is enclosed, which authorizes someone else to vote for you in the way that you want to vote.

        This Joint Proxy Statement - Prospectus provides you with detailed information about the Merger as well as about both institutions. In addition, you may obtain information about VIBC from documents filed with the Securities and Exchange Commission.

        VIBC and Stockdale have entered into an Agreement and Plan of Reorganization dated September 15, 1998 (the "Merger Agreement"), a copy of which is attached as Appendix A to this Joint Proxy Statement - Prospectus and is incorporated herein by this reference. Pursuant to the Merger Agreement, Stockdale will become a wholly-owned subsidiary of VIBC. Stockdale's shareholders will receive newly issued shares of VIBC's common stock based upon a formula to be calculated just prior to the consummation of the Merger. The formula provides for making certain adjustments to the amount of Stockdale's shareholders' equity, multiplying the result by 2.83, and making further adjustments to ultimately determine a per share value for each share of Stockdale's common stock. The formula also provides for measuring the value of VIBC's common stock by measuring the average closing prices on the Nasdaq National Market prior to the closing. The actual number of shares of VIBC's common stock to be received by Stockdale's shareholders will then be determined by dividing the Stockdale value by the market value for VIBC's common stock. Because the exchange ratio is not fixed pursuant to the Merger Agreement, changes in the trading price of VIBC's common stock as well as changes in Stockdale's shareholders' equity will affect the number of shares of VIBC's common stock to be received in the Merger by Stockdale's shareholders. However, by way of example only, if the closing occurred on October 7, 1998, each share of Stockdale's common stock would be converted into the right to receive approximately 1.798 shares of VIBC's common stock. (See "RISK FACTORS - Risks Regarding VIBC's Common Stock," "SUMMARY-Markets and Market Prices," "THE MERGER- Calculation of the Exchange Ratio," and "INFORMATION REGARDING VIBC" herein.)

        VIBC's common stock is quoted on the Nasdaq National Market under the symbol "VIBC."

        Holders of Stockdale's common stock may be entitled to dissenters' rights in connection with the Merger and in accordance with the provisions of a federal regulation. (See "THE MERGER - Dissenters' Rights" and Appendix B hereto.)

        Holders of VIBC's common stock may be entitled to dissenters' rights in connection with the Merger if demand for payment with respect to five percent (5%) or more of the outstanding shares of VIBC's common stock is made in accordance with the provisions of California law. (See "THE MERGER - Dissenters' Rights" and Appendix C hereto.)

        SEE "RISK FACTORS" BEGINNING ON PAGE ___ FOR A DISCUSSION OF CERTAIN FACTORS THAT SHAREHOLDERS SHOULD CONSIDER WITH RESPECT TO THE MERGER.

        This Joint Proxy Statement-Prospectus and the related proxy and other materials are first being provided to VIBC's shareholders on or about ____________, 1998 and to Stockdale's shareholders on or about ___________, 1998.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SHARES OF VIBC'S COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION. VIBC AND STOCKDALE DO NOT GUARANTEE THE INVESTMENT VALUE OF THE TRANSACTION DESCRIBED IN THIS JOINT PROXY STATEMENT-PROSPECTUS. AN INVESTMENT IN VIBC'S COMMON STOCK MAY LOSE VALUE BEFORE OR AFTER THE MERGER.

          THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS , 1998.

                                TABLE OF CONTENTS

LIST OF APPENDICES.........................................................................2
INCORPORATION OF CERTAIN INFORMATION
        BY REFERENCE.......................................................................2
SUMMARY....................................................................................3
        Information About The Companies....................................................3
        The Merger.........................................................................3
        The VIBC Special Meeting...........................................................4
        The Stockdale Special Meeting......................................................4
        Votes Required; Securities Held By Insiders........................................4
        Regulatory Approvals...............................................................5
        Conditions to the Merger...........................................................5
        Closing Of The Merger..............................................................5
        Termination........................................................................5
        Certain Federal Income Tax Consequences............................................6
        Dissenters' Rights.................................................................6
        Markets and Market Prices..........................................................6
        Summary Historical Financial Data..................................................8
        Summary Pro Forma Combined Financial Data.........................................10
        Selected Historical and Pro Forma Per Share
               Data.......................................................................11
        Proposed Branch Acquisition.......................................................12
        Proposed Offering.................................................................12
RISK FACTORS..............................................................................13
        Risks Regarding the Merger........................................................13
        Risks Regarding VIBC's Common Stock...............................................13
        Risks Regarding the Businesses of VIBC and
               Stockdale..................................................................14
THE MEETINGS..............................................................................17
        General...........................................................................17
        Stockdale's Special Meeting.......................................................17
        VIBC's Special Meeting............................................................18
THE MERGER................................................................................20
        History of the Merger.............................................................20
        Reasons for the Merger............................................................21
        Recommendations of the Boards of Directors........................................22
        Structure of the Merger...........................................................22
        Calculation of the Exchange Ratio.................................................23
        Certain Federal Income Tax Consequences...........................................24
        Regulatory Approvals..............................................................25
        Resale of VIBC's Common Stock.....................................................26
        Certain Effects of the Merger.....................................................26
        Interests of Certain Persons in the Merger........................................26
        Dissenters' Rights................................................................27
        Opinion of Financial Advisor......................................................29
        Relationship Between Hovde and Stockdale..........................................32
        Accounting Treatment..............................................................32
        The Merger Agreement..............................................................33
UNAUDITED PRO FORMA COMBINED
CONDENSED FINANCIAL DATA..................................................................39
        The Merger........................................................................39
        The Branch Acquisition and Trust Preferred
               Securities Offering........................................................46
INFORMATION REGARDING VIBC................................................................48
        Business of VIBC..................................................................48
        Pending Branch Acquisition........................................................48
        Proposed Offering - Trust Preferred Securities....................................48
        Certain Information Regarding VIBC Management
               and Principal Shareholders.................................................49
        Litigation........................................................................52
        Available Information.............................................................52
        Incorporation of Certain Information by Reference.................................53
INFORMATION REGARDING STOCKDALE...........................................................54
        Business of Stockdale.............................................................54
        Certain Information Regarding Stockdale
               Management and Principal Shareholders......................................54
        Litigation........................................................................60
        Management's Discussion and Analysis of Financial
               Condition and Results of Operations........................................61
DESCRIPTION OF STOCKDALE COMMON STOCK.....................................................83
COMPARISON OF SHAREHOLDER RIGHTS..........................................................83
        Comparison of Corporate Structure.................................................83
        Voting Rights.....................................................................84
        Dividends and Dividend Policy.....................................................84
        Number of Directors...............................................................85
        Indemnification of Directors and Officers.........................................85
        Fair Price Protection.............................................................85
SUPERVISION AND REGULATION................................................................85
        Introduction......................................................................85
        VIB Corp..........................................................................86
        Stockdale and Valley Independent Bank.............................................88
        Competition.......................................................................98
        Impact of Monetary Policies.......................................................99
VALIDITY OF VIBC'S COMMON STOCK...........................................................99
EXPERTS...................................................................................99
SHAREHOLDER PROPOSALS TO BE
PRESENTED AT NEXT ANNUAL MEETING..........................................................99
INDEX TO FINANCIAL STATEMENTS............................................................101
        VIB Corp Consolidated Financial Statements.......................................101
        Bank of Stockdale Financial Statements...........................................101

                               LIST OF APPENDICES

Appendix  A  -  Agreement and Plan of Reorganization Dated September 15, 1998,
                by and between VIB Corp and Bank of Stockdale, F.S.B.
Appendix  B  -  Section 552.14 of Title 12 of the Code of Federal Regulations
Appendix  C  -  Chapter 13 of the California General Corporation Law
Appendix  D  -  Fairness Opinion of Hovde Financial, Inc.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Joint Proxy Statement - Prospectus incorporates important business and financial information about VIBC that is not included herein or attached hereto. THE BUSINESS AND FINANCIAL INFORMATION ABOUT VIBC IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO: MR. HARRY G. GOODING, III, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 1498 MAIN STREET, EL CENTRO, CALIFORNIA 92243, (760) 337-3255. TO ASSURE TIMELY DELIVERY OF THE REQUESTED MATERIALS, PLEASE MAKE SURE TO SUBMIT YOUR REQUEST NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE YOU WISH TO COMPLETE AND RETURN YOUR PROXY. PLEASE NOTE THAT PROXIES SHOULD BE RETURNED BY NO LATER THAN ____________________, 1998, TO ASSURE TIMELY RECEIPT BY VIBC OR STOCKDALE, AS APPROPRIATE.

                                     SUMMARY

        The following is a summary of certain information contained elsewhere in this Joint Proxy Statement - Prospectus. Please carefully read and refer to this Joint Proxy Statement-Prospectus, the Appendices hereto and the documents incorporated herein by reference for more detailed information. Certain capitalized terms which are used but not defined in this Summary are defined elsewhere in this Joint Proxy Statement - Prospectus.

INFORMATION ABOUT THE COMPANIES

        VIBC (See "INFORMATION REGARDING VIBC" herein.)

        VIB Corp was incorporated under the laws of the State of California on November 7, 1997, for the purpose of becoming a bank holding company. On March 12, 1998, VIBC acquired Valley Independent Bank, El Centro, California ("VIB") and VIB's shareholders became shareholders of VIBC.

        VIB opened for business as a California state-chartered bank on March 19, 1981. The deposits of VIB are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the "FDIC"), and VIB is a member of the Federal Reserve System (the "Federal Reserve"). VIB's main office is located at 1448 Main Street, El Centro, California, 92243. VIB operates branch offices in Brawley, Calexico and Holtville, Imperial County, Blythe, Coachella, Indio, La Quinta, Palm Desert, Palm Springs and Thousand Palms, Riverside County, and Julian and Tecate, San Diego County, California. VIB also operates loan production offices in Carlsbad, El Centro, Indio, and Orange, California, Yuma, Arizona, and Las Vegas, Nevada. VIB is in the process of acquiring a branch office in Hemet, California, from Fremont Investment & Loan, which acquisition is pending receipt of regulatory approvals.

        VIB offers a full range of commercial banking services, including the acceptance of demand, savings and time deposits, and the origination of commercial, U.S. Small Business Administration ("SBA"), accounts receivable, real estate, construction, home improvement, and other installment and term loans. It also offers merchant credit card processing, safe deposit, and other customary bank services to its customers. VIB is a "Preferred Lender" of the SBA and as such is able to process SBA loans more quickly than institutions which do not have such status.

        STOCKDALE (See "INFORMATION REGARDING STOCKDALE" herein.)

        Bank of Stockdale, F.S.B., was initially incorporated on February 26, 1985, as Stockdale Savings and Loan Association, a California state-chartered savings and loan association, and began operations on that date. Effective June 27, 1991, Stockdale converted to a federal stock savings bank and currently operates under a federal charter as Bank of Stockdale, F.S.B. Stockdale's deposits are insured up to the applicable limits by the FDIC and Stockdale is a member of the Federal Home Loan Bank. Stockdale's main office is located at 5151 Stockdale Highway, Bakersfield, California 93309. Stockdale also operates two branch offices in Bakersfield and a loan production office in Fresno, California.

        Stockdale's banking services include those traditionally offered by community banks, such as checking and savings accounts, and real estate and home improvement loans. The majority of Stockdale's loan originations are sold into the secondary market. Stockdale also provides other customary bank services to its customers.

        BOS INTERIM BANK, F.S.B.

        BOS Interim Bank, F.S.B. will be organized under the laws of the United States as a wholly-owned subsidiary of VIBC, in accordance with the terms of the Merger Agreement, as a vehicle to assist in accomplishing the Merger. Its corporate existence will cease upon consummation of the Merger.

THE MERGER

        On September 9, 1998, Stockdale's Board of Directors, and on September 15, 1998, VIBC's Board of Directors each approved the principal terms of the Merger. The Merger Agreement, which embodies the principal terms of the Merger, was executed on September 15, 1998.


        The Merger Agreement provides that, if Stockdale's shareholders and VIBC's shareholders approve the principal terms of the Merger Agreement, and subject to receipt of regulatory approvals and other customary closing conditions as more fully set forth below, then Stockdale will merge with BOS Interim Bank, F.S.B., with Stockdale being the surviving association. Stockdale will become a wholly-owned subsidiary of VIBC and will continue to operate as a federal stock savings bank with its present name and charter. (See "THE MERGER-Structure of the Merger" herein.)

        In connection with the Merger, each share of Stockdale's common stock issued and outstanding will be converted into, subject to fractional shares and the exercise of dissenters' rights, shares of VIBC's common stock, based upon a formula exchange ratio. Each outstanding share of VIBC's common stock will remain outstanding after the Merger, subject to the exercise of dissenters' rights. (See "THE MERGER - Dissenters' Rights" herein.)

        The exchange ratio for conversion of Stockdale's common stock into shares of VIBC's common stock is based upon a formula where a "value" for each security is first calculated and then the exchange ratio is determined by dividing the value for Stockdale's common stock by the value for VIBC's common stock. The value for Stockdale's common stock will be determined by the following formula:

        o First, subtract $180,000 from Stockdale's shareholders' equity as of the last day of the calendar month next preceding the month the Merger is closed;

        o      Second, multiply the foregoing result by 2.83;

        o Third, subtract from the foregoing result all of Stockdale's expenses related to the Merger, including finders' fees; and

        o Fourth, divide the result by the total number of shares of Stockdale's common stock outstanding.

        Assuming the merger was closed on October 7, 1998, and based upon Stockdale's shareholders' equity as of September 30, 1998, the estimated expenses of the Merger, and the number of shares outstanding at September 30, 1998, the value for Stockdale's common stock would be $21.83.

        The value for VIBC's common stock will be determined by taking the average of the closing prices of VIBC's common stock on the Nasdaq National Market for the 20 trading days preceding the fifth business day prior to the closing. If the closing was held on October 7, 1998, the fifth business day preceding the closing would be September 30, 1998. The average of the closing prices of VIBC's common stock on the Nasdaq National Market for the 20 trading days preceding September 30, 1998 was $12.14.

        Based upon the foregoing assumptions, the exchange ratio would be 1.798 shares of VIBC's common stock for each outstanding share of Stockdale's common stock. Please note that the foregoing calculation is an example only, subject to change based upon changes to the market value of VIBC's common stock as well as changes to Stockholder's Merger expenses or shareholders' equity.

        If the average trading price for VIBC's common stock is calculated to be less than $9.50, then the value shall be set at $9.50. If the average trading price is calculated to be greater than $15.50, but not greater than $19.50, then the value shall be set at $15.50 plus 25% of the amount by which the average actually exceeds $15.50. Thus, if the average is calculated as $19.50, then the value of VIBC's common stock will be set at $16.50. In the event the average trading price is calculated to be greater than $19.50, then the value of VIBC's common stock will be set at $16.50.

        Based upon the foregoing example, VIBC will issue approximately 2,179,652 new shares of its common stock to Stockdale's shareholders, who will own approximately 21.83% of the total issued and outstanding shares of VIBC's common stock following the Merger (excluding shares of VIBC's common stock which might be purchased pursuant to outstanding stock options or warrants or which may be the subject of dissenters' rights). (See "THE MERGER-Calculation of the Exchange Ratio" herein.)

THE VIBC SPECIAL MEETING

        VIBC's Special Meeting to consider and vote on approval of the principal terms of the Merger will be held on January ___, 1999 at 6:00 p.m., at the main office of Valley Independent Bank, 1448 Main Street, El Centro, California 92243. Only holders of record of VIBC's common stock at the close of business on November ___, 1998 will be entitled to vote at VIBC's Special Meeting. As of November ___, 1998, there were outstanding and entitled to vote 7,894,067 shares of VIBC's common stock. Each holder of VIBC's common stock is entitled to one vote for each share held of record upon each matter properly submitted at VIBC's Special Meeting. (See "THE MEETINGS - VIBC's Special Meeting" herein.)

THE STOCKDALE SPECIAL MEETING

        Stockdale's Special Meeting to consider and vote on approval of the principal terms of the Merger will be held on __________, January ___, 1999 at 5:30 p.m., at 5151 Stockdale Highway, Bakersfield, California 93309. Only holders of record of Stockdale's common stock at the close of business on November ___, 1998 will be entitled to vote at Stockdale's Special Meeting. On November ___, 1998, there were outstanding and entitled to vote 1,212,265 shares of Stockdale's common stock. Each holder of Stockdale's common stock is entitled to one vote for each share held of record upon each matter properly submitted at Stockdale's Special Meeting. (See "THE MEETINGS - Stockdale's Special Meeting" herein.)

VOTES REQUIRED; SECURITIES HELD BY INSIDERS

        Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of VIBC's common stock and the affirmative vote of the holders of two-thirds of the outstanding shares of Stockdale's common stock. As a result, the failure to vote in person or by proxy or abstaining has the same effect as voting against the Merger. (See "THE MEETINGS
- Stockdale's Special Meeting" and "THE MEETINGS - VIBC's Special Meeting" herein.)

        As of the record dates for VIBC's Special Meeting and Stockdale's Special Meeting the directors and executive officers of VIBC owned 20.9% of the outstanding shares of VIBC's common stock and the principal shareholder, directors and executive officers of Stockdale owned 61.2% of the outstanding shares of Stockdale's common stock. VIBC's directors and Stockdale's principal shareholder and directors have entered into separate agreements pursuant to which they have agreed, among other things, to vote "FOR" the Merger. (See "THE MERGER - The Merger Agreement The Director's Agreements" herein.)

        Both VIBC's Board of Directors and Stockdale's Board of Directors unanimously approved the Merger Agreement and the transactions contemplated thereby, unanimously believe that the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interest of, VIBC's and Stockdale's shareholders, and unanimously recommend a vote "FOR" the Merger. The conclusions of VIBC's Board of Directors and Stockdale's Board of Directors with respect to the Merger are based upon a number of factors. (See "THE MERGER - Reasons for the Merger" and "THE MERGER - Recommendations of the Boards of Directors" herein.)

REGULATORY APPROVALS

        Closing the Merger requires the prior approvals of the Federal Reserve and the Office of Thrift Supervision. VIBC and Stockdale submitted applications seeking approval of the Merger and related matters to the Federal Reserve on ___________, 1998 and to the Office of Thrift Supervision on _______________, 1998. Both approvals are currently pending. Neither VIBC nor Stockdale have any reason to believe the approvals will not be obtained. (See "THE MERGER-Regulatory Approvals" herein.)

CONDITIONS TO THE MERGER

        In addition to regulatory and shareholder approvals, the obligations of VIBC and Stockdale to close the Merger are subject to certain conditions, including receipt of a ruling issued by the Internal Revenue Service or, in lieu thereof, receipt of the opinion of Vavrinek, Trine, Day & Co., LLP, that the Merger qualifies as a tax-free reorganization for federal tax purposes and the condition that the Merger qualifies for "pooling of interests" accounting treatment.

        The obligation of VIBC to close the Merger is also subject to the fulfillment or waiver by VIBC of certain conditions, including the following:

        o the representations and warranties of Stockdale being true and correct unless the failure to be true and correct is not likely to have a material adverse effect on Stockdale;

        o the performance by Stockdale in all material respects of all obligations contained in the Merger Agreement required to be performed by Stockdale;

        o receipt by VIBC of an opinion letter from the law firm of McCormick, Barstow, Sheppard, Wayte & Carruth, LLP, with respect to certain matters concerning Stockdale; and

        o      the appointment by Stockdale of Mr. Richard D.
               Foss and Mr. Dennis L. Kern to Stockdale's
               Board of Directors.

        The obligation of Stockdale to close the Merger is also subject to the fulfillment or waiver by Stockdale of certain conditions, including the following:

        o the representations and warranties of VIBC being true and correct unless the failure to be true and correct is not likely to have a material adverse effect on VIBC;

        o the performance by VIBC in all material respects of all obligations contained in the Merger
               Agreement required to be performed by VIBC;

        o receipt by Stockdale of an opinion letter from the law firm of Horgan, Rosen, Beckham & Coren,
               L.L.P. with respect to certain matters concerning
               VIBC; and

        o the appointment by VIBC of Mr. Ed L. Hickman to VIBC's Board of Directors. (See "THE
               MERGER - The Merger Agreement - Conditions" herein.)

CLOSING OF THE MERGER

        Subject to the timely receipt of all required regulatory and shareholder approvals, and subject to all of the conditions to the Merger having been met or waived, it is anticipated that the Merger will close on or about January ___, 1999, although there can be no assurance as to whether or when the Merger will close. (See "THE MERGER - The Merger Agreement - The Closing" herein.)

TERMINATION

        The Merger Agreement may be terminated and the Merger abandoned at any time prior to the closing of the Merger by mutual consent of VIBC and Stockdale or by either VIBC or Stockdale if:

        o the other party materially breaches any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach is not cured or curable within a 30-day grace period;

        o the Merger is not consummated by January 31, 1999;

        o 30 days after the failure to obtain the approval of a governmental authority required for consummation of the Merger;

        o if Stockdale's Board of Directors receives a third-party proposal and determines, based upon the written opinion of a financial advisor, that the financial terms of the proposal are superior to the Merger from Stockdale's shareholders' perspective;

        o if VIBC's Board of Directors receives a third-party proposal and determines, based upon the written opinion of a financial advisor, that the financial terms of the proposal are superior to the Merger from VIBC's shareholders' perspective; or

        o VIBC enters into another merger transaction where VIBC or its shareholders will still control the resulting entity but the transaction will have a material adverse effect upon VIBC. (See "THE MERGER - The Merger Agreement Termination; Liquidated Damages" herein.)

        If the Merger Agreement is terminated by either VIBC or Stockdale pursuant to a material breach of any representation, warranty, covenant or agreement of the other party that is not cured within 30 days after written notice of such breach, the breaching party will owe the other party, as reasonable and full liquidated damages and not as a penalty or forfeiture, the sum of $150,000. If the Merger Agreement is terminated by either VIBC or Stockdale as a result of Stockdale's involvement in a third-party proposal, Stockdale will owe VIBC, as reasonable and full liquidated damages and not as a penalty or forfeiture, the sum of $750,000. If the Merger Agreement is terminated by either VIBC or Stockdale as a result of VIBC's involvement in a third-party proposal, VIBC will owe Stockdale, as reasonable and full liquidated damages and not as a penalty or forfeiture, the sum of $750,000. (See "THE MERGER - The Merger Agreement - Termination; Liquidated Damages" herein.)


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        It is intended that the Merger will be treated as a tax-free reorganization under federal tax law so that Stockdale's shareholders will not recognize any gain or loss for tax purposes on their receipt of VIBC's common stock in exchange for their shares of Stockdale's common stock in the Merger (except to the extent they receive cash in lieu of fractional shares). (See "THE MERGER Certain Federal Income Tax Consequences" herein.)

        BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND THE INDIVIDUAL NATURE OF CERTAIN TAX CONSEQUENCES OF THE MERGER TO EACH OF STOCKDALE'S SHAREHOLDERS, EACH OF STOCKDALE'S SHAREHOLDERS SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING CERTAIN OTHER FEDERAL AND ALL STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER THAT MAY BE APPLICABLE.

DISSENTERS' RIGHTS

        In connection with the Merger, Stockdale's shareholders will be entitled to dissenters' rights under federal regulation, the text of which is attached hereto as Appendix B. In order for any of Stockdale's shareholders to exercise dissenters' rights, a notice of such shareholder's intention to exercise dissenters' rights must be sent by such shareholder and received by Stockdale on or before the date of Stockdale's Special Meeting and any such shareholder must not have voted in favor of the Merger. Failure to send such notice or voting in favor of the Merger will result in a waiver of such shareholder's dissenters' rights. (See "THE MERGER - Dissenters' Rights" and Appendix B herein.)

        In connection with the Merger, VIBC's shareholders may be entitled to dissenters' rights under applicable California law, the text of which is attached hereto as Appendix C. In order for any of VIBC's shareholders to exercise dissenters' rights, a notice of such shareholder's intention to exercise dissenters' rights must be sent by such shareholder and received by VIBC on or before the date of VIBC's Special Meeting and any such shareholder must vote against approval of the Merger. Failure to send such notice and to vote against the Merger will result in a waiver of such shareholder's dissenters' rights. (See "THE MERGER-Dissenters' Rights" and Appendix C herein.)

MARKETS AND MARKET PRICES

        The following table summarizes the approximate high and low sales prices on a per share basis for VIBC's common stock and high and low bid prices for Stockdale's common stock and the volume of trading for the periods indicated. VIBC's common stock was listed on the Nasdaq National Market and has traded under the symbol "VIBC" since March 12, 1998. Previously, Valley Independent Bank's common stock traded over-the-counter until listing on the Nasdaq National Market on August 25, 1997, under the symbol "VAIB." Stockdale's common stock trades over-the-counter under the symbol "BKSD." The information in the following table is based upon information provided by various market makers for trading on the over-the-counter market and by Nasdaq for trading on the Nasdaq National Market and has been adjusted to reflect previous stock splits declared by VIBC and Valley Independent Bank, but not stock dividends. Bid quotations reflect inter-dealer prices, without adjustments for mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

                                                              VIBC COMMON STOCK                     STOCKDALE COMMON STOCK
                                                      ---------------------------------       ---------------------------------
                                                       HIGH         LOW          VOLUME       HIGH BID      LOW BID      VOLUME
                                                      ------      ------        -------       --------      -------     -------

1996
          First Quarter...........................    $ 8.17      $ 7.33        253,231         $ 6.75       $ 6.12     125,503

            Second Quarter........................    $ 9.17      $ 7.66        452,906         $ 6.50       $ 6.00      52,941

            Third Quarter.........................    $ 9.66      $ 8.50        134,141         $ 7.50       $ 5.75      17,602

            Fourth Quarter........................    $11.17      $ 9.42        297,670         $ 6.25       $ 6.00     103,151

1997
            First Quarter.........................    $11.17      $ 9.83        203,417         $ 6.00       $ 6.00      71,293

            Second Quarter........................    $12.25      $12.00        253,211         $ 6.00       $ 6.00      24,978

            Third Quarter.........................    $15.20      $13.00        173,983         $ 6.00       $ 6.00      16,432

            Fourth Quarter........................    $15.30      $13.20        118,587(1)      $ 6.25       $ 6.00      27,176


1998
            First Quarter.........................    $14.70      $12.90        163,754         $ 8.50       $ 6.25      44,145

            Second Quarter........................    $14.40      $12.40        423,329         $ 9.75       $ 8.75      60,591

            Third Quarter.........................    $13.63      $10.75        250,474         $11.50       $10.00       1,351

            October...............................    $12.50      $11.00         48,224         $13.00       $11.00       3,047


        The following table sets forth the closing price per share of VIBC's common stock on the Nasdaq National Market, the closing price per share of Stockdale's common stock as reported by A.G. Edwards & Sons, Inc., and the "equivalent per share price" (as defined below) of Stockdale's common stock as of September 15, 1998, the last trading day before the date on which VIBC and Stockdale announced the execution of the Merger Agreement, and as of ______________, 1998, the last practicable date prior to the date of this Joint Proxy Statement-Prospectus. The "equivalent per share price" of Stockdale's common stock on any date equals the closing price of VIBC's common stock on that date, multiplied by the assumed exchange ratio of 1.798.

                                                          VIBC             STOCKDALE        STOCKDALE EQUIVALENT
MARKET PRICE PER SHARE AS OF                           COMMON STOCK       COMMON STOCK         PER SHARE PRICE
----------------------------                           ------------       ------------      --------------------

September 15, 1998................................       $12.25              $11.00             $22.03

____________, 1998................................       $                   $                  $


        Because the exchange ratio is not fixed pursuant to the Merger Agreement, a change in the trading price of VIBC's common stock or changes in Stockdale's Merger expenses or shareholders' equity will affect the number of shares of VIBC's common stock to be received in the Merger by Stockdale's shareholders. THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICE OF VIBC'S COMMON STOCK AT ANY TIME BEFORE, AT OR AFTER THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR VIBC'S COMMON STOCK AND STOCKDALE'S COMMON STOCK.

--------

(1) Does not include the 631,762 shares issued pursuant to Valley Independent Bank's 1997 Unit Offering.

SUMMARY HISTORICAL FINANCIAL DATA

        VIBC

        The following summary historical financial data for the five years ended December 31, 1997, are derived from the audited financial statements of VIBC and Valley Independent Bank. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information included or incorporated by reference in this Joint Proxy Statement-Prospectus. The following summary historical financial data for the nine months ended September 30, 1998 and 1997 are derived from unaudited consolidated financial statements of VIBC and Valley Independent Bank and include, in the opinion of VIBC's management, all adjustments necessary to present fairly the data for such periods. The results for the nine month period ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year.


                                                            VIB CORP
                                                       AT OR FOR THE NINE
                                                          MONTHS ENDED
                                                          SEPTEMBER 30,
                                                    -----------------------
                                                      1998           1997
                                                    --------       --------
                                                     (Dollars in thousands,
                                                     except per share data)


RESULTS OF OPERATIONS:
  Interest income                                   $ 29,208       $ 23,465
  Interest expense                                     9,014          7,643
                                                    --------       --------
              Net interest income                     20,194         15,822
  Provision for loan losses                            1,665          1,070
                                                    --------       --------
              Net interest income after
              provision for loan losses               18,529         14,752
  Other operating income                               4,053          3,585
  Other operating expenses                            17,594         14,959
                                                    --------       --------
              Income before taxes                      4,988          3,378
  Income tax expense                                   1,748          1,089
                                                    --------       --------
              Net income                            $  3,240       $  2,289
                                                    ========       ========
ENDING BALANCE SHEET DATA:
  Assets                                            $491,328       $409,853
  Securities                                        $ 82,784       $ 74,515
  Loans, net                                        $344,221       $280,477
  Allowance for loan losses                         $  2,843       $  2,832
  Deposits                                          $441,793       $372,745
  Other liabilities                                 $  5,566       $  2,786
  Total shareholders' equity                        $ 43,969       $ 29,991
PER SHARE DATA(1) AND OTHER SELECTED RATIOS:
  Net income per common share:
     Basic                                          $   0.42       $   0.33
     Diluted                                        $   0.40       $   0.31
  Dividends declared per share                      $   0.00       $   0.00
  Book value per share                              $   5.63       $   4.22
  Shareholders' equity to assets at period end          8.95%          7.32%
  Tangible shareholders' equity to assets at
     period end                                         8.10%          6.44%
  Return on average assets                              0.96%          0.79%
  Return on average equity                             10.75%         10.77%
  Average equity to average assets                      8.96%          7.40%
  Net interest margin                                   6.53%          6.24%




                                                                             AT OR FOR THE YEAR
                                                                             ENDED DECEMBER 31,
                                                    --------------------------------------------------------------------
                                                      1997           1996           1995           1994           1993
                                                    --------       --------       --------       --------       --------
                                                                DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income                                   $ 32,459       $ 24,261       $ 21,776       $ 18,545       $ 14,857
  Interest expense                                    10,421          7,128          5,973          4,299          3,545
                                                    --------       --------       --------       --------       --------
              Net interest income                     22,038         17,133         15,803         14,246         11,312
  Provision for loan losses                            1,850            635          1,008          1,210            968
                                                    --------       --------       --------       --------       --------
              Net interest income after
              provision for loan losses               20,188         16,498         14,795         13,036         10,344
  Other operating income                               5,751          3,075          2,519          2,494          2,540
  Other operating expenses                            20,195         15,749         13,449         12,221         10,840
                                                    --------       --------       --------       --------       --------
              Income before taxes                      5,744          3,824          3,865          3,308          2,045
  Income tax expense                                   1,943          1,249          1,440          1,028            488
                                                    --------       --------       --------       --------       --------
              Net income                            $  3,801       $  2,575       $  2,425       $  2,280       $  1,557
                                                    ========       ========       ========       ========       ========
ENDING BALANCE SHEET DATA:
  Assets                                            $444,167       $333,565       $257,465       $226,031       $207,564
  Securities                                        $ 69,287       $ 36,522       $ 39,393       $ 19,194       $ 27,301
  Loans, net                                        $311,417       $242,787       $188,878       $166,475       $158,690
  Allowance for loan losses                         $  2,330       $  2,634       $  2,024       $  2,494       $  1,827
  Deposits                                          $399,212       $304,576       $230,533       $204,491       $175,999
  Other liabilities                                 $  4,701       $  1,949       $  1,853       $  1,687       $ 13,465
  Total shareholders' equity                        $ 40,254       $ 27,040       $ 23,678       $ 19,853       $ 18,100
PER SHARE DATA(1) AND OTHER SELECTED RATIOS:
  Net income per common share:
     Basic                                          $   0.54       $   0.38       $   0.36       $   0.35       $   0.25
     Diluted                                        $   0.51       $   0.36       $   0.34       $   0.34       $   0.24
  Dividends declared per share                      $   0.00       $   0.00       $   0.00       $   0.00       $   0.00
  Book value per share                              $   5.21       $   3.88       $   3.51       $   3.02       $   2.82
  Shareholders' equity to assets at period end          9.06%          8.11%          9.20%          8.78%          8.72%
  Tangible shareholders' equity to assets at
     period end                                         8.32%          7.58%          9.20%          8.78%          8.72%
  Return on average assets                              0.97%          0.95%          1.04%          1.09%          0.85%
  Return on average equity                             12.83%         10.24%         11.13%         12.07%          9.45%
  Average equity to average assets                      7.55%          9.27%          9.30%          9.11%          9.05%
  Net interest margin                                   6.37%          7.05%          7.45%          7.53%          6.99%


--------
(1) On October 21, 1998, VIBC's Board of Directors declared a 3% stock dividend payable on or about December 11, 1998, to shareholders of record on November 20, 1998.

        Stockdale

        The following summary historical financial data for the five years ended December 31, 1997 are derived from the audited financial statements of Stockdale. The data should be read in conjunction with the financial statements, related notes, and other financial information included in this Joint Proxy Statement-Prospectus. The following summary historical financial data for the nine months ended September 30, 1998 and 1997 are derived from unaudited financial statements of Stockdale and include, in the opinion of Stockdale's management, all adjustments necessary to present fairly the data for such periods. The results for the nine month period ended September 30, 1998 are not necessarily indicative of the results to be expected for the full year.


                            BANK OF STOCKDALE, F.S.B.

                                                        AT OR FOR THE NINE
                                                           MONTHS ENDED
                                                           SEPTEMBER 30,
                                                    --------------------------
                                                       1998             1997
                                                    ---------        ---------
                                                       (Dollars in thousands
                                                       except per share data)
RESULTS OF OPERATIONS:
  Interest income                                   $   7,648        $   7,288
  Interest expense                                      3,907            4,040
                                                    ---------        ---------
        Net interest income                             3,741            3,248
  Provision for loan losses                               306              354
                                                    ---------        ---------
        Net interest income after
        provision for loan losses                       3,435            2,894
  Other operating income                                1,583            1,263
  Other operating expense                               4,117            4,071
                                                    ---------        ---------
        Income (loss) before taxes                        901               86
  Income tax expense (benefit)                            193              (15)
  Cumulative effect at Jan 1, 1993 of change
       in accounting for income taxes
                                                    ---------        ---------
        Net income (loss)                           $     708        $     101
                                                    ---------        ---------
ENDING BALANCE SHEET DATA:
  Assets                                            $ 138,096        $ 126,686
  Securities                                        $  25,089        $  18,563
  Loans, net                                        $  98,995        $  89,487
  Allowance for loan losses                         $   1,009        $     837
  Deposits                                          $ 123,848        $ 119,235
  Other liabilities                                 $   4,428        $   1,635
  Total shareholders' equity                        $   9,820        $   5,815
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Net income (loss) per common share:
     Basic                                          $    0.58        $    0.13
     Diluted                                        $    0.58        $    0.13
  Dividends declared per share                      $    0.00        $    0.00
  Book value per share                              $    8.10        $    7.67
  Shareholders' equity to assets at period end           7.11%            4.59%
  Tangible shareholders' equity to
     assets at period end                                7.08%            4.65%
  Return on average assets                               0.72%            0.11%
  Return on average equity                              10.07%            2.39%
  Average equity to average assets                       7.10%            4.51%
  Net interest margin                                    3.99%            3.69%



                                                                                 AT OR FOR THE YEAR
                                                                                 ENDED DECEMBER 31,
                                                    -----------------------------------------------------------------------------
                                                       1997             1996             1995             1994             1993
                                                    ---------        ---------        ---------        ---------        ---------
RESULTS OF OPERATIONS:                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
  Interest income                                   $   9,712        $   9,685        $  10,160        $   9,377        $  10,126
  Interest expense                                      5,390            5,630            6,169            4,937            5,111
                                                    ---------        ---------        ---------        ---------        ---------
        Net interest income                             4,322            4,055            3,991            4,440            5,015
  Provision for loan losses                               415              854              475                2               93
                                                    ---------        ---------        ---------        ---------        ---------
        Net interest income after
        provision for loan losses                       3,907            3,201            3,516            4,438            4,922
  Other operating income                                1,741            1,529            1,794            1,975            2,135
  Other operating expense                               5,390            6,428            6,300            6,572            6,251
                                                    ---------        ---------        ---------        ---------        ---------
        Income (loss) before taxes                        258           (1,698)            (990)            (159)             806
  Income tax expense (benefit)                            (44)            (729)            (334)              18              251
  Cumulative effect at Jan 1, 1993 of change
       in accounting for income taxes                                                                                        (146)
                                                    ---------        ---------        ---------        ---------        ---------
        Net income (loss)                           $     302        $    (969)       $    (656)       $    (177)       $     701
                                                    ---------        ---------        ---------        ---------        ---------
ENDING BALANCE SHEET DATA:
  Assets                                            $ 130,573        $ 126,734        $ 126,980        $ 135,387        $ 125,738
  Securities                                        $  24,837        $  22,286        $  23,740        $  31,383        $  18,183
  Loans, net                                        $  90,297        $  90,328        $  92,720        $  93,031        $  90,057
  Allowance for loan losses                         $     815        $   1,158        $   1,182        $     851        $   1,318
  Deposits                                          $ 120,643        $ 115,662        $ 114,363        $ 110,867        $ 105,302
  Other liabilities                                 $     905        $   5,383        $   5,872        $  17,128        $  12,986
  Total shareholders' equity                        $   9,025        $   5,689        $   6,745        $   7,392        $   7,450
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Net income (loss) per common share:
     Basic                                          $    0.39        $   (1.28)       $   (0.87)       $   (0.25)       $    1.02
     Diluted                                        $    0.39        $   (1.27)       $   (0.86)       $   (0.24)       $    1.01
  Dividends declared per share                      $    0.00        $    0.00        $    0.00        $    0.00        $    0.00
  Book value per share                              $    7.44        $    7.51        $    8.90        $    9.90        $   11.78
  Shareholders' equity to assets at period end           6.91%            4.49%            5.31%            5.46%            5.92%
  Tangible shareholders' equity to
     assets at period end                                6.94%            4.54%            5.26%            5.36%            5.78%
  Return on average assets                               0.24%           -0.76%           -0.50%           -0.14%            0.55%
  Return on average equity                               5.17%          -14.79%           -9.35%           -2.39%           10.26%
  Average equity to average assets                       4.65%            5.12%            5.40%            5.67%            5.41%
  Net interest margin                                    3.66%            3.44%            3.33%            3.55%            4.45%

SUMMARY PRO FORMA COMBINED FINANCIAL DATA

        The following table sets forth certain summary unaudited pro forma combined financial data for VIBC after giving effect to the Merger, as if it had occurred as of the beginning of each of the periods presented, using the assumed exchange ratio of 1.798 and accounting for the Merger as a pooling of interests. (See "THE MERGER-Accounting Treatment" herein.) This information should be read in conjunction with the financial statements of VIBC and Stockdale, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" herein.)

        The unaudited pro forma combined balance sheet data are not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on the dates indicated, or that may exist in the future. The unaudited pro forma combined results of operations are not necessarily indicative of the results that would have occurred had the Merger been consummated at the beginning of the periods indicated or that may be achieved in the future.


                               VIB CORP PRO FORMA
                                                         AT OR FOR THE NINE
                                                             MONTHS ENDED                           AT OR FOR THE YEAR
                                                             SEPTEMBER 30,                          ENDED DECEMBER 31,
                                                      -------------------------         ------------------------------------------
                                                        1998             1997             1997             1996             1995
                                                      --------         --------         --------         --------         --------
                                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS:
  Interest income                                     $ 36,856         $ 30,753         $ 42,171         $ 33,946         $ 31,936
  Interest expense                                      12,921           11,683           15,811           12,758           12,142
                                                      --------         --------         --------         --------         --------
               Net interest income                      23,935           19,070           26,360           21,188           19,794
  Provision for loan losses                              2,271            1,424            2,265            1,489            1,483
                                                      --------         --------         --------         --------         --------
               Net interest income after
               Provision for loan losses                21,664           17,646           24,095           19,699           18,311
  Other operating income                                 5,636            4,848            7,492            4,604            4,313
  Other operating expenses                              22,703           19,030           25,585           22,177           19,749
                                                      --------         --------         --------         --------         --------
               Income before taxes                       4,597            3,464            6,002            2,126            2,876
  Income tax expense                                     1,751            1,074            1,899              520            1,106
                                                      --------         --------         --------         --------         --------
               Net income                             $  2,846         $  2,390         $  4,103         $  1,606         $  1,769
                                                      ========         ========         ========         ========         ========
ENDING BALANCE SHEET DATA:
  Assets                                              $628,322         $536,539         $574,740         $460,299         $384,445
  Securities                                          $109,982         $ 93,078         $ 96,107         $ 58,808         $ 63,133
  Loans, net                                          $442,916         $369,964         $401,714         $333,115         $281,598
  Allowance for loan losses                           $  4,152         $  3,669         $  3,145         $  3,792         $  3,206
  Deposits                                            $565,641         $491,980         $519,855         $420,238         $344,896
  Other liabilities                                   $  9,994         $  4,421         $  5,606         $  7,332         $  7,725
  Total shareholders' equity                          $ 52,687         $ 35,806         $ 49,279         $ 32,729         $ 30,423
PER SHARE DATA AND OTHER SELECTED RATIOS:
  Net income per common share:
     Basic                                            $   0.29         $   0.28         $   0.48         $   0.20         $   0.22
     Diluted                                          $   0.27         $   0.27         $   0.46         $   0.19         $   0.21
  Dividends declared per share                        $   0.00         $   0.00         $   0.00         $   0.00         $   0.00
  Book value per share                                $   5.28         $   4.82         $   4.97         $   4.00         $   4.07
  Shareholders' equity to assets at period end            8.38%            6.67%            8.57%            7.11%            7.91%
  Tangible shareholders' equity to assets at
     period end                                           7.66%            5.97%            7.95%            6.71%            7.90%
  Return on average assets                                0.60%            0.60%            0.79%            0.40%            0.49%
  Return on average equity                                7.41%            9.23%           11.56%            5.07%            6.14%
  Average equity to average assets                        8.16%            6.49%            6.84%            7.94%            7.90%
  Net interest margin                                     5.67%            5.33%            5.68%            5.87%            5.89%

SELECTED HISTORICAL AND PRO FORMA PER SHARE DATA

        The following table sets forth for VIBC's common stock and Stockdale's common stock certain selected historical and unaudited pro forma equivalent per share data at September 30, 1998 and 1997 and for the nine months ended September 30, 1998 and 1997, and at the end of and for each of the three years ended December 31, 1997, giving effect to the Merger using the pooling of interests method of accounting. The information is derived from the historical consolidated financial statements of VIBC and the historical financial statements of Stockdale, including the related notes thereto, and the pro forma combined financial information giving effect to the Merger, appearing elsewhere herein. The information below should be read in conjunction with the historical and pro forma combined financial information of VIBC and Stockdale, including the notes thereto, appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" herein.)

                                                FOR THE NINE MONTHS                    FOR THE YEAR ENDED
                                                ENDED SEPTEMBER 30,                        DECEMBER 31,
                                             ------------------------        -----------------------------------------
                                               1998            1997            1997            1996             1995
                                             --------        --------        --------        --------         --------
BASIC EARNINGS (LOSS) PER SHARE:(1)
  VIBC                                         $.42            $.33            $.54           $  .38            $ .36
  Stockdale                                    $.58            $.13            $.39           $(1.28)           $(.87)
  VIBC combined pro forma                      $.40            $.28            $.48           $  .20            $ .22
  Stockdale equivalent pro forma               $.72            $.50            $.86           $  .36            $ .42
DILUTED EARNINGS (LOSS) PER SHARE:(1)
  VIBC                                         $.40            $.31            $.51           $  .36            $ .34
   Stockdale                                   $.58            $.13            $.39           $(1.27)           $(.86)
  VIBC combined pro forma                      $.40            $.27            $.46           $  .19            $ .21
  Stockdale equivalent pro forma               $.72            $.48            $.83           $  .34            $ .38
DIVIDENDS PER SHARE:(2)
  VIBC cash dividends per share                 N/A             N/A             N/A              N/A              N/A
  Stockdale cash dividends per share            N/A             N/A             N/A              N/A              N/A
  VIBC combined pro forma cash
     dividends per share                        N/A             N/A             N/A              N/A              N/A
  Stockdale equivalent pro forma cash
     dividends per share                        N/A             N/A             N/A              N/A              N/A


                                                        AT SEPTEMBER 30, 1998            AT DECEMBER 31, 1997
                                                        ---------------------            --------------------
BOOK VALUE PER SHARE:(3)
 VIBC...............................................           $5.63                            $5.21
 Stockdale..........................................           $8.10                            $7.44
 VIBC combined pro forma............................           $5.28                            $5.41
 Stockdale equivalent pro forma.....................           $9.53                            $9.73


----------

(1) The VIBC combined pro forma diluted earnings per share were calculated by using aggregate historical income information divided by the average pro forma diluted shares outstanding of the combined entity. The average diluted pro forma shares of the combined entity were calculated by combining VIBC's historical diluted shares with the historical diluted shares of Stockdale as adjusted by the assumed exchange ratio of 1.798. (See "THE MERGER - Calculation of the Exchange Ratio" herein.) Stockdale's equivalent pro forma earnings per share amounts were computed by multiplying VIBC's combined pro forma amounts by the assumed exchange ratio of 1.798.

(2) Stockdale's equivalent pro forma cash dividends per share amounts were computed by multiplying VIBC's cash dividends per share by the assumed exchange ratio of 1.798.

(3) VIBC's combined pro forma book value per share is based on the aggregate historical common shareholders' equity of the VIBC and Stockdale, divided by the total pro forma common shares of the combined entity based on the assumed exchange ratio of 1.798. Stockdale's equivalent pro forma book value per share at period end represents VIBC's pro forma amounts multiplied by the assumed exchange ratio of 1.798. (See "THE MERGER AGREEMENT - Calculation of the Exchange Ratio" herein.)

PROPOSED BRANCH ACQUISITION

        On September 22, 1998 Valley Independent Bank executed an Agreement to Assume Liabilities and to Acquire Assets of Branch Office (the "Branch Agreement" ) with Fremont Investment & Loan pursuant to which VIB will acquire Fremont Investment & Loan's Hemet branch office. The Branch Agreement provides for VIB to assume the deposits of the Hemet branch, to assume the lease and certain other obligations regarding the Hemet branch, and to purchase certain of the loans of the Hemet branch, for a purchase price of approximately $1 million. It is anticipated that the total deposits of the branch to be assumed by VIB, which is scheduled to close in mid-January, 1999, will approximate $100 million.

        VIB's purchase of the Hemet branch is subject to regulatory approvals, which applications are presently pending. No assurances can be given that the regulatory authorities will approve the proposed acquisition, although except as discussed below, neither VIB nor VIBC have any reason to believe that the applications will not be approved on a timely basis.

        In connection with the applications to the regulatory authorities, VIB has anticipated the need to increase its equity capital by approximately $8.5 million to support the growth of assets which will result from the branch acquisition. It is anticipated that the regulatory applications, if approved prior to the receipt of the additional capital, will be conditioned upon receipt of the additional capital prior to the closing of the branch acquisition. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA - The Branch Acquisition and Trust Preferred Securities Offering," "INFORMATION REGARDING VIBC Pending Branch Acquisition" and "INFORMATION REGARDING VIBC - Proposed Offering - Trust Preferred Securities" herein.)

PROPOSED OFFERING

        In connection with VIB's proposal to purchase the Hemet branch of Fremont Investment & Loan, VIBC proposes to raise up to $20 million through the issuance of trust preferred securities. It is VIBC's intention to use $8.5 million of the proceeds from the proposed offering to increase the equity capital of VIB to support the proposed branch acquisition. The balance of the proceeds will be retained by VIBC to use for other corporate purposes.

        Trust preferred securities are a hybrid form of security which is considered debt, with the interest paid deductible for federal income tax purposes, but which is considered capital for bank regulatory purposes. It is anticipated that the trust preferred securities will be sold through an underwriter to institutional investors. Because the trust preferred securities do not convert into common stock, the issuance of the trust preferred securities will not be dilutive to the voting interests of holders of VIBC's common stock. However, the dividends on the trust preferred securities, which cumulate, must be paid ahead of dividends to other preferred shareholders and holders of VIBC's common stock. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA - The Branch Acquisition and Trust Preferred Securities Offering," "INFORMATION REGARDING VIBC - Pending Branch Acquisition" and "INFORMATION REGARDING VIBC - Proposed Offering - Trust Preferred Securities" herein.)

                                  RISK FACTORS

                In addition to the information contained elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference, VIBC's and Stockdale's shareholders considering the proposal to approve the Merger should carefully consider the following factors, among others, before making any final decision.

RISKS REGARDING THE MERGER

        FORWARD-LOOKING STATEMENTS MAY NOT PROVE
        ACCURATE

        This Joint Proxy Statement-Prospectus includes "forward-looking statements" within the meaning of federal securities laws. Although each of VIBC and Stockdale believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, neither can give any assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from VIBC's and Stockdale's forward-looking statements are set forth below and elsewhere in this Joint Proxy Statement-Prospectus. Furthermore, VIBC and Stockdale do not intend to update or revise the forward- looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Do not place undue reliance on any of the forward-looking statements included herein. All forward-looking statements attributable to VIBC, Stockdale or persons acting on either of their behalves are qualified in their entirety by cautionary statements such as "anticipate," "estimate," "expect," "project" and "believe."

        NO INDEPENDENT FAIRNESS OPINION

        The Board of Directors of VIBC has decided not to obtain an opinion from a third party advisor that the consideration to be paid by VIBC to Stockdale's shareholders is fair to VIBC's shareholders from a financial point of view. The consideration being paid has been agreed to after arm's-length negotiations by representatives of both companies with the approval of their respective Boards of Directors.

        FLUCTUATION OF EXCHANGE RATIO

        The assumed exchange ratio of 1.798 is based upon a hypothetical closing on October 7, 1998, using September 30, 1998 financial data for Stockdale and assumptions regarding Stockdale's Merger costs. The assumed exchange ratio is subject to fluctuation based upon changes in the market value of VIBC's common stock as well as changes to Stockdale's Merger expenses or shareholders' equity. As a result, no assurances can be given as to the exact number of shares or the value thereof that Stockdale's shareholders will receive in the Merger. (See "THE MERGER - Calculation of the Exchange Ratio" herein.)

        ABILITY TO INTEGRATE THE OPERATIONS OF VIBC AND
        STOCKDALE

        Because the markets in which VIBC and Stockdale operate are highly competitive and because of the inherent uncertainties associated with merging two companies, there can be no assurance that the entities will be able to realize fully the operating efficiencies VIBC and Stockdale currently expect to realize as a result of the Merger and the consolidation of certain administrative operations of Stockdale or that such operating efficiencies will be realized in the time frame currently anticipated. (See "THE MERGER - Reasons for the Merger" herein.)

        ACCOUNTING TREATMENT

        In the event the Merger cannot be accounted for as a pooling of interests (or the availability of the pooling of interests method of accounting with respect to the Merger cannot be determined prior to the consummation of the Merger), the parties may nonetheless determine to proceed with the consummation of the Merger using the purchase method of accounting. (See "THE MERGER-Accounting Treatment" herein.) In such event, VIBC will be required to recognize additional goodwill of approximately $16,829,350 which will be amortized over a period of 15 years, resulting in a potential reduction of reported net income of approximately $1,121,956 per year. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" herein.) Although management of VIBC and Stockdale currently expect that the Merger will be accounted for as a pooling of interests, there can be no assurance that such accounting treatment will be available, and VIBC and Stockdale may determine to consummate the Merger whether or not such accounting treatment is available.

RISKS REGARDING VIBC'S COMMON STOCK

        LIMITED MARKET FOR VIBC'S COMMON STOCK

        VIBC's common stock was designated for quotation on the Nasdaq National Market on March 12, 1998. There can be no assurance that an active trading market for VIBC's common stock will continue or that shareholders of VIBC after the Merger will be able to resell their securities or otherwise liquidate their investment, if at all, without considerable delay or considerable impact on the sales price. (See "SUMMARY-Markets and Market Prices" herein.)

        There can be no assurance as to the market value of VIBC's common stock, which market value may be significantly affected by various factors, including but not limited to announcements of expanded services by VIBC or its competitors, acquisitions of related companies and variations in quarterly operating results, as well as by the dilutive effects of the issuance of additional shares of VIBC's common stock.

        SHARES ELIGIBLE FOR FUTURE SALE; DILUTION

        Shares of VIBC's common stock eligible for future sale could have a dilutive effect on the market for VIBC's common stock and could adversely affect market prices. As of November ___, 1998, VIBC's Articles of Incorporation authorized 25,000,000 shares of common stock, of which 7,894,067 shares were issued and outstanding. It is anticipated that approximately 2,179,652 additional shares of VIBC's common stock will be issued in the Merger to Stockdale's shareholders. (See "THE MERGER - Calculation of the Exchange Ratio" herein.) Pursuant to its Stock Option Plan, VIBC had outstanding options to purchase an additional 752,235 shares of VIBC's common stock with exercise prices of between $2.09 and $14.25 and VIBC had warrants outstanding to purchase 126,704 shares of common stock at $17.65 per share. Further, Stockdale had options outstanding to purchase 33,000 shares of its common stock with exercise prices of between $5.63 and $8.00.

        It is VIBC's intention to pursue acquisitions of other companies from time to time where such acquisitions are believed by VIBC to enhance shareholder value or satisfy other strategic objectives. Such acquisitions, if any, could be accomplished by the issuance of additional shares of VIBC's common stock or other securities convertible into or exercisable for VIBC's common stock. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA" herein.)

RISKS REGARDING THE BUSINESSES OF VIBC AND STOCKDALE

        GENERAL BUSINESS RISKS

        The businesses of VIBC and Stockdale are subject to various business risks. The volume of loan originations is dependent upon demand for loans of the type originated by VIB, VIBC's wholly-owned subsidiary, and Stockdale and the competition in the marketplace for such loans. The level of consumer confidence, fluctuations in real estate values, fluctuations in prevailing interest rates and fluctuations in investment returns expected by the financial community could combine to make loans of the type originated by VIB and Stockdale less attractive. In addition, VIBC, VIB and Stockdale may be adversely affected by other factors that could (1) increase the cost to the borrower of loans originated by VIB and Stockdale, (2) create alternative lending sources for such borrowers, or (3) increase the cost of funds of VIB and Stockdale at rates faster than any increase in interest income, thereby narrowing their net interest rate margins. Managements of VIBC, VIB, and Stockdale believe that loan demand will continue to improve, but there can be no assurance that there will be sufficient loan demand in the future to keep pace with increases in deposits such that the asset mix desired by VIBC and Stockdale can be achieved and maintained. Governmental interventions through elimination of tax benefits for home equity loans increased regulation of loans or the introduction of additional regulations could also adversely affect the businesses in which VIBC and Stockdale are engaged. (See "SUPERVISION AND REGULATION" herein.)

        LITIGATION RISKS

        In the ordinary course of business, VIBC, VIB, and Stockdale are subject to claims made against them by borrowers and investors arising from, among other things, losses that are claimed to have been incurred as a result of (1) alleged breaches of fiduciary obligation, (2) alleged misrepresentations, errors or omissions by employees and officers (including appraisers), (3) alleged incomplete documentation, or (4) alleged failure to comply with applicable laws and regulations. VIBC and Stockdale believe that any liability with respect to any currently asserted claims or legal actions against VIB or Stockdale is not likely to be material to the consolidated financial position or results of operations of either institution; however, any claims asserted in the future may result in legal expense or liabilities that could have a material adverse effect on the financial positions and results of operations of VIBC or Stockdale. (See "INFORMATION REGARDING VIBC - Litigation" and "INFORMATION REGARDING STOCKDALE - Litigation" herein.)

        INTEREST RATE RISK

        It is expected that VIBC, through its subsidiaries including Stockdale, will continue to realize income from the differential or "spread" between the interest earned on loans, securities and other interest-earning assets, and the interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that VIBC's and Stockdale's interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rate could materially adversely affect VIBC's and Stockdale's net interest spread, asset quality, loan origination volume and overall results of operation.

        YEAR 2000 COMPLIANCE

        Many existing computer programs use only the last two digits to refer to a year and, therefore, will have difficulty in recognizing the year change to 2000. This problem is likely to have a significant impact on many businesses, including banking institutions, which are highly independent on computer applications in a variety of ways. The extent of the potential impact of the Year 2000 problem is unknown but VIBC and Stockdale have taken action to assess the potential risk and to implement remedial action to minimize the impact of the Year 2000 problem. (See "INFORMATION REGARDING VIBC Incorporation of Certain Information by Reference" and "INFORMATION REGARDING STOCKDALE Management's Discussion and Analysis of Financial Condition and Results of Operations" herein.)

        CONCENTRATION OF OPERATIONS; RECESSIONARY
        ENVIRONMENTS; DECLINE IN REAL ESTATE VALUES

        The business activities of VIBC and Stockdale currently are focused in the Imperial, Coachella and San Joaquin Valleys and other inland communities in Southern California. Moreover, a significant portion of Stockdale's loans are secured by real estate in the Kern County area. Although VIB has expanded into coastal, north San Diego County and Orange County, California, Yuma, Arizona, and Las Vegas, Nevada, with loan production offices, the results of operations and financial condition of VIBC and Stockdale are dependent upon general economic trends in Kern, Imperial, and Riverside Counties. The concentration of VIB's and Stockdale's operations in these counties exposes them to greater risk than other banking companies with a wider geographic base in the event of economic slow-down or recession affecting certain segments of the economy, especially agriculture, or in the event of localized catastrophes, such as earthquakes, fires and floods. Moreover, localized declines in market values of real estate of the type that secure loans originated by VIB and Stockdale, reducing homeowners' equity in their homes and businesses' equity in their properties, will result in increased delinquencies and foreclosures, the weakening of collateral coverage on loans previously made, may necessitate increased provisions for loan losses, and may also diminish the market for future loan originations.

        SEASONALITY AND AGRICULTURE IN THE IMPERIAL AND
        COACHELLA MARKETS

        VIBC's business is moderately affected by the seasonality of the agricultural economy of the Imperial and Coachella Valleys. This seasonality impacts liquidity; however, VIBC has taken steps to closely monitor its liquidity and to adjust for seasonal fluctuations. Moreover, VIBC considers the special risks involved in agriculture in considering the adequacy of its allowance for credit losses because at least 7.9% of its loans are agriculturally related and the Imperial and Coachella Valleys are dependent upon the success of their agricultural businesses. (See "INFORMATION REGARDING VIBC - Incorporation of Certain Information By Reference" herein.)

        ECONOMIC ENVIRONMENT OF THE BAKERSFIELD
        MARKET

        Stockdale is based in Bakersfield, Kern County, California. The California economy has just recently pulled out of its worst recession of 50 years. While not untouched by this recession, the City of Bakersfield and Kern County have not experienced the severity of this downturn, as have Southern California and to some extent some of the cities of Northern California. There has been a noticeable slowing of growth in the 1990's, when compared to the 1980's. The City of Bakersfield and Kern County are projected to experience continued population growth. The Bakersfield Metropolitan Statistical Area has been recognized as one of the fastest growing in the nation through 1990 and is projected to add 50,000 or more additional households between 1990 and the year 2000. A major factor in this growth has been the supply of affordable housing, which is ranked among the least expensive in California. The local economy is focused in three sectors: petroleum production, agriculture, and government/institutional. At present, Kern County accounts for one half of all the petroleum production in the State of California and is considered the greatest single oil producing county in the nation. In 1994, Kern County's farm production placed it third among the agricultural counties across the U.S. The federal, state, county, and municipal governments are important employers in the Kern County economy, providing 45,800 jobs out of an estimated total of 625,000. As projected by the Bureau of Economic Analysis, the total job growth in Bakersfield between 1990 and 2000 will be 44,309. While one of Kern County's primary employers is the military, thus far the county has not been impacted greatly by the reduction in military spending or base closures. Base consolidations have actually increased military employment in the county; however, there can be no assurance of this in the future. If Bakersfield and Kern County were to experience recessionary influences as Southern California has, or population growth ceased or slowed considerably, or any one of the economic components of the local economy suffered adversely, the business and prospects of Stockdale could correspondingly suffer.

        COMPETITION

        The banking business in California generally, and in VIBC's and Stockdale's service areas in particular, is highly competitive with respect to both loans and deposits and is dominated by a relatively small number of major financial institutions that have many offices operating throughout wide geographic areas. In addition, there are numerous other independent commercial banks and savings associations within their service areas, many of which have greater resources, greater capital and, in some cases, less stringent regulatory limitations. Certain of their competitors may be better able to respond to changing capital and other regulatory requirements and better able to maintain or improve market share. (See "SUPERVISION AND REGULATION - Competition" herein.)

        REGULATION

        The operations of VIBC, VIB, and Stockdale are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of their respective operations. VIBC and Stockdale each believes that it is in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Because the businesses of VIBC and Stockdale are highly regulated, the laws, rules and regulations applicable to VIBC and Stockdale are subject to regular modification and change. There are currently proposed various laws, rules and regulations that, if adopted, would impact VIBC, VIB and Stockdale. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future, which could make compliance much more difficult or expensive, restrict VIBC's or Stockdale's ability to originate, broker or sell loans, further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by VIB or Stockdale or otherwise adversely affect the business or prospects of VIBC and Stockdale. (See "SUPERVISION AND REGULATION" herein.)

                                  THE MEETINGS

GENERAL

        This Joint Proxy Statement-Prospectus is furnished in connection with the solicitation by Stockdale's Board of Directors of proxies representing Stockdale's common stock to be voted at Stockdale's Special Meeting to be held on January ___, 1999, and at any postponement or adjournment thereof and in connection with the solicitation by VIBC's Board of Directors of proxies representing VIBC's common stock to be voted at VIBC's Special Meeting to be held on January ___, 1999, and at any postponement or adjournment thereof. This Joint Proxy Statement-Prospectus and accompanying proxy are first being mailed to Stockdale's shareholders on or about December ___, 1998 and to VIBC's shareholders on or about December ___, 1998.

STOCKDALE'S SPECIAL MEETING

        The purposes of Stockdale's Special Meeting are (1) to consider and vote upon the principal terms of the Merger; and (2) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Consummation of the Merger is subject to satisfaction of a number of conditions, including the receipt of various regulatory approvals for the Merger, and the approval of the principal terms of the Merger by Stockdale's shareholders. (See "THE MERGER - The Merger Agreement" herein.)

        STOCKDALE'S RECORD DATE

        Stockdale's Board of Directors has fixed the close of business on November ___, 1998 as the record date for the determination of Stockdale's shareholders entitled to receive notice of, and to vote at, Stockdale's Special Meeting. Only holders of record of shares of Stockdale's common stock at the close of business on the record date will be entitled to notice of, and to vote at, Stockdale's Special Meeting and any adjournments or postponements thereof. On the record date, 1,212,265 shares of Stockdale's common stock were issued and outstanding.

        SOLICITATION OF PROXIES BY STOCKDALE

        This solicitation of proxies is being made by Stockdale's Board of Directors. The expense of preparing, assembling and printing this Joint Proxy Statement - Prospectus will be born jointly by Stockdale and VIBC. The expense of mailing this Joint Proxy Statement - Prospectus and the materials used in the solicitation of proxies for Stockdale's Special Meeting will be borne by Stockdale. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of Stockdale may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, Stockdale may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in Stockdale is held of record by such entities. In addition, Stockdale may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable. Stockdale also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so.

        VOTES REQUIRED AND VOTING OF PROXIES

        A majority of all shares of Stockdale's common stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions will be included in the determination of the number of shares present; however, they will not be counted as votes in favor of the Merger. Each share of Stockdale's common stock held of record will be entitled to one vote upon each matter properly submitted to Stockdale's shareholders at Stockdale's Special Meeting and any adjournments or postponements thereof.

        The affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of Stockdale's common stock is required to approve the Merger. The failure to vote, an abstention, or a broker non- vote thus has the same effect as a vote against the Merger.

        For Stockdale's shareholders, a form of proxy for voting at Stockdale's Special Meeting is enclosed. Any shareholder of Stockdale who executes and delivers the proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Stockdale an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at Stockdale's Special Meeting and elects to vote in person. A proxy received in time for Stockdale's Special Meeting will be voted by the proxy holders in accordance with the instructions specified in the proxy. IF NO

INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MERGER, THE SHARES REPRESENTED BY AN EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE MERGER.

        Stockdale's Board of Directors is not currently aware of any business to be acted upon at Stockdale's Special Meeting other than as described herein. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF STOCKDALE'S BOARD OF DIRECTORS.

        Certain of Stockdale's shareholders, all of whom are directors or principal shareholders of Stockdale, holding approximately 31.8% of Stockdale's common stock outstanding on the record date, have agreed, among other things, to vote "FOR" approval of the Merger. (See "THE MERGER - The Merger Agreement - The Director's Agreements" herein.)

        If a quorum is not obtained, or fewer shares of Stockdale's common stock are voted in favor of the Merger than the number required for approval of the Merger, it is expected that Stockdale's Special Meeting will be adjourned or postponed for the purpose of allowing additional time to obtain additional proxies or votes, and at any subsequent reconvening of Stockdale's Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of Stockdale's Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

VIBC'S SPECIAL MEETING

        The purposes of VIBC's Special Meeting are (1) to consider and vote upon the principal terms of the Merger; and (2) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Consummation of the Merger is subject to satisfaction of a number of conditions, including the receipt of various regulatory approvals for the Merger, and the approval of the principal terms of the Merger by VIBC's shareholders. (See "THE MERGER - The Merger Agreement" herein.)

        VIBC RECORD DATE

        VIBC's Board of Directors has fixed the close of business on November ___, 1998 as the record date for the determination of VIBC's shareholders entitled to receive notice of, and to vote at, VIBC's Special Meeting. Only holders of record of shares of VIBC's common stock at the close of business on the record date will be entitled to notice of, and to vote at, VIBC's Special Meeting and any adjournments or postponements thereof. On the record date, 7,894,067 shares of VIBC's common stock were issued and outstanding.(2)

        SOLICITATION OF PROXIES BY VIBC

        This solicitation of proxies is being made by VIBC's Board of Directors. The expense of preparing, assembling and printing this Joint Proxy - Prospectus will be born jointly by VIBC and Stockdale. The expense of mailing this Joint Proxy Statement - Prospectus and the materials used in the solicitation of proxies for VIBC's Special Meeting will be borne by VIBC. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of VIBC may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, VIBC may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in VIBC is held of record by such entities. In addition, VIBC may use the services of individuals or companies it does not regularly employ in connection with this solicitation of proxies, if management determines it advisable. VIBC also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in any case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses of doing so.

        VOTES REQUIRED AND VOTING OF PROXIES

        A majority of all shares of VIBC's common stock entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions will be included in the determination of the number of shares present; however, they will not be counted as votes in favor of the Merger. Each share of VIBC's common stock held of record will be entitled to one vote upon each matter properly submitted to VIBC's shareholders at VIBC's Special Meeting and any adjournments or postponements thereof.


--------
(2) The shares of VIBC's common stock to be issued in connection with VIBC's recently declared 3% stock dividend were not "issued and outstanding" on the record date for VIBC's Special Meeting.

        The affirmative vote of the holders of at least a majority of the total number of outstanding shares of VIBC's common stock is required to approve the Merger. The failure to vote, an abstention, or a broker non-vote thus has the same effect as a vote against the Merger.

        For VIBC's shareholders, a form of proxy for voting at VIBC's Special Meeting is enclosed. Any shareholder of VIBC who executes and delivers the proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of VIBC an instrument revoking it or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at VIBC's Special Meeting and elects to vote in person. A proxy received in time for VIBC's Special Meeting will be voted by the proxy holders in accordance with the instructions specified in the proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MERGER, THE SHARES REPRESENTED BY AN EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE MERGER.

        VIBC's Board of Directors is not currently aware of any business to be acted upon at VIBC's Special Meeting other than as described herein. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF VIBC'S BOARD OF DIRECTORS.

        Certain of VIBC's shareholders, all of whom are directors of VIBC, holding approximately 16.8% of VIBC's common stock outstanding on the record date, have agreed, among other things, to vote "FOR" approval of the Merger. (See "THE MERGER - The Merger Agreement - The Director's Agreements" herein.)

        If a quorum is not obtained, or fewer shares of VIBC's common stock are voted in favor of the Merger than the number required for approval of the Merger, it is expected that VIBC's Special Meeting will be adjourned or postponed for the purpose of allowing additional time to obtain additional proxies or votes, and at any subsequent reconvening of VIBC's Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of VIBC's Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn).

                                   THE MERGER

        This section of the Joint Proxy Statement-Prospectus describes certain aspects of the proposed Merger. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire Proxy Statement - Prospectus, including the appendices hereto, and the documents incorporated herein by reference. A copy of the Merger Agreement is set forth as Appendix A to this Joint Proxy Statement-Prospectus and is incorporated herein by this reference.

        HISTORY OF THE MERGER

        On April 15, 1998, Stockdale received an unsolicited expression of interest from an existing financial institution seeking to enter into discussions leading toward the execution of a definitive agreement. The offer contemplated a cash purchase of Stockdale at a price in the range of 2.0 times book value. Following receipt of this proposal, Stockdale met with Hovde Financial, Inc. ("Hovde") on April 21, 1998, to evaluate the proposal and Stockdale's strategic options. Following this meeting, Stockdale's Board of Directors directed Hovde to contact the prospective acquirer to discuss their proposal and to inquire regarding the acquirer's willingness to offer stock verses cash. In addition, Hovde was asked to develop a formal approach to respond to the offer and prepare for a broader scale marketing process to ensure "fairness." During this same time period Stockdale received an unsolicited request for a meeting between Stockdale management and a local investor group interested in acquiring Stockdale verses forming a new enterprise. Stockdale management and representatives of Hovde met with this group in late April to explore their interest and expected pricing levels. Following completion of this meeting it was concluded that the investor group would be unable to provide Stockdale with a compelling offer.

        In early May, 1998, Hovde contacted four institutions that Hovde believed would have a strong strategic and financial interest in acquiring Stockade. Each of these institutions possessed the cash and/or stock resources necessary to complete a transaction. All of the parties received and executed confidentiality agreements. None of these institutions could provide Stockdale with stock or cash at a level above the benchmark price requirement of no less than 2.5 times book established by Stockdale's Board of Directors.

        On May 25, 1998, representatives of Hovde met with the Chairman of the Board and Chief Executive Officer of VIBC to present the merits of a business combination between Stockdale and VIBC. Following this meeting, VIBC stated an interest in receiving confidential information concerning Stockdale. VIBC executed a confidentiality agreement and on June 5, 1998, met with management and board members of Stockdale to complete preliminary due diligence. On June 12, 1998, VIBC provided Stockdale with a Letter of Understanding which provided for a combination between Stockdale and VIBC. Following negotiation and revisions a new Letter of Understanding was prepared and delivered to Stockdale on June 22, 1998. The Letter of Understanding included terms which provided for a deal value of 2.83 times ending book value, two seats on VIBC's Board of Directors, continuity of operations under the name Bank of Stockade with retention of all board members, and the addition of two new members from VIBC's board.

        Following execution of the Letter of Understanding, VIBC conducted due diligence at Stockdale in July, 1998. Following completion of due diligence, VIBC submitted a revised proposal which requested that Stockdale establish additional reserves for loan losses and, therefore, reduced the effective consideration to Stockdale's shareholders. Following meetings of representatives of VIBC and Stockdale, and completion of Stockdale's due diligence of VIBC during the week of July 13, 1998, as well as a special meeting between management of VIBC and Stockdale on August 24, 1998, the parties agreed to the terms of a transaction which provided for, among other things, a purchase price equal to 2.83 times ending book value (gross consideration), with such gross consideration to be reduced by $300,000 (tax affected to $180,000) in additional loan loss reserves and certain transaction expenses, as well as the appointment of one of Stockdale's directors to VIBC's Board of Directors.

        On September 9, 1998, Stockdale's Board of Directors met to review and discuss the Merger Agreement. Stockdale's Board of Directors, with the advice of its financial advisor, Hovde Financial, Inc., concluded that the terms of the Merger are fair to and in the best interests of Stockdale's shareholders. In evaluating the terms of the Merger, Stockdale's Board of Directors considered a variety of factors discussed below.

        On September 15, 1998, VIBC's Board of Directors met to review and approve the Merger Agreement. The Board of Directors concluded that the Merger was in the best interests of VIBC's shareholders and adopted a resolution authorizing management to enter into the Merger Agreement after considering various factors discussed below. (See "THE MERGER - History of the Merger" herein.)

        Following approval by both Boards of Directors, the Merger Agreement was signed on September 15, 1998.

REASONS FOR THE MERGER

        VIBC, through its wholly-owned subsidiary, Valley Independent Bank, conducts general commercial banking operations centered in Imperial and Riverside Counties with branches in San Diego County and loan production offices in San Diego and Orange Counties, California, Yuma, Arizona and Las Vegas, Nevada. VIB's market area primarily includes the Imperial and Coachella Valleys. In serving individuals and small businesses, VIB historically has focused on a community-based approach to banking.

        Stockdale operates as a federal savings bank headquartered in Bakersfield County providing home loans, other real estate lending services and commercial loans. Stockdale operates two additional branch offices in Bakersfield as well as a loan production office in Fresno, serving the San Joaquin Valley.

        Management of each of VIBC and Stockdale has been cognizant of the rapidly changing structure of the banking market in California, in part as a result of the problems associated with the savings and loan industry and the problems experienced by other independent banks during the recent recession. The structure of the banking market is changing largely through a process of consolidation. As is the case throughout the United States, the managements of VIBC and Stockdale believe that the process of consolidation will continue to occur in the California financial services industry resulting in, among other things, a reduction in the number of independent banks and independent savings and loan associations.

        Moreover, present law allows savings and loan associations, such as Stockdale, to expand across state lines into Arizona by buying existing branches, acquiring other institutions, or by starting new branches. Present law prohibits commercial banks, such as VIB, from crossing state lines into Arizona by buying existing branches or starting new branches.

        The managements of VIBC and Stockdale believe that the two institutions complement each other in their community-based approaches to banking, their lines of business, and in terms of their markets, both geographic and demographic. Consequently, both managements perceive opportunities for increased operating efficiencies through combination and believe that, by combining forces, they will be able more effectively to compete and more successfully to take advantage of banking opportunities in the rapidly evolving California market.

        Consequently, the Merger is intended to serve the following purposes:

        o       broaden the combined entities' geographic bases;

        o enhance VIBC's ability to expand across state lines, in particular Arizona where VIB presently has a loan production office;

        o create a larger consolidated financial services entity to better compete with other larger financial institutions; and

        o enhance shareholder value by achieving certain cost savings from increased efficiencies by consolidating certain back office functions.

        In reaching its determination to approve the Merger, Stockdale's Board of Directors analyzed Stockdale's alternatives for enhancement of shareholder value, including Stockdale's prospects under several assumptions so as to be able to compare the value of Stockdale's common stock with VIBC's common stock as well as with comparable transactions. At the same time, Stockdale's Board of Directors also reviewed the history of VIBC and the prospects of VIBC if the Merger were consummated. The factors that were examined as part of this analysis, include, but were not limited to, the following:

        o data showing VIBC's and Stockdale's results of operations and financial condition;

        o the increasing competition in Stockdale's markets from both existing and potential competitors, some of whom have far greater assets and resources, in part as a result of the consolidation taking place in the financial institutions industry;

        o the efficacy of Stockdale's strategic plan to increase financial performance and shareholder value over the period of its projections under current competitive conditions and actions;

        o the consolidation of the financial services industry nationally and in California;

        o a review of potential benefits for shareholders of a larger organization with greater resources and increased operating efficiencies;

        o the belief of Stockdale's Board of Directors and management that a business combination with VIBC would offer increased long-term value and liquidity to Stockdale's shareholders;

        o a comparison of VIBC's offer with reported transactions, nationally and in California, by financial institutions with similar characteristics;

        o discussions with representatives of Hovde Financial regarding strategic alternatives available to Stockdale; and

        o the determination of Stockdale's Board of Directors that the exchange ratio was fair, from a financial point of view, to Stockdale's shareholders.

        VIBC's Board of Directors, in reaching its conclusion to recommend to VIBC's shareholders to approve the Merger, reviewed the history and prospects of Stockdale and the potential enhancement to the operations of VIBC with Stockdale as a subsidiary. The factors examined included, but were not limited to, the following:

        o data showing Stockdale's results of operations and financial condition;

        o the potential benefits to VIBC by having a subsidiary financial institution with a federal stock savings bank charter and having its primary focus on originating, servicing and selling residential and other real estate secured loans;

        o       the potential to expand VIBC's geographic market in California;

        o the attractiveness of Stockdale's charter for interstate expansion;

        o the potential to further employ VIBC's enhanced data processing and sophisticated computing systems; and

        o the potential for enhanced earnings on a consolidated basis for VIBC.

        The foregoing discussion of material factors considered by Stockdale's Board of Directors and VIBC's Board of Directors is not exhaustive but does set forth the principal factors considered. The Boards of Directors collectively reached the unanimous conclusion to approve the Merger in light not only of the factors described above, but of such other factors as each Board member felt was appropriate. The Boards of Directors did not assign relative or specific weights to any of the factors described above and individual directors may have weighted such factors differently. After consideration of the foregoing factors, the Boards of Directors concluded that the Merger is in the best interests of VIBC's and Stockdale's shareholders.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

        FOR THE REASONS SET FORTH ABOVE STOCKDALE'S BOARD OF DIRECTORS AND VIBC'S BOARD OF DIRECTORS HAVE UNANIMOUSLY APPROVED THE MERGER AS IN THE BEST INTERESTS OF STOCKDALE AND VIBC AND THEIR SHAREHOLDERS AND UNANIMOUSLY RECOMMEND THAT STOCKDALE'S AND VIBC'S SHAREHOLDERS APPROVE THE PRINCIPAL TERMS OF THE MERGER.

STRUCTURE OF THE MERGER

        The Merger Agreement provides for the merger of Stockdale with a wholly-owned subsidiary of VIBC formed for the sole purpose of facilitating the Merger, BOS Interim Bank, F.S.B. As a result of the Merger, Stockdale will be the surviving association and will operate under its name and charter. Each share of Stockdale's common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into shares of VIBC's common stock based a formula exchange ratio. Each share of VIBC's common stock outstanding will remain outstanding after the Merger as one share of VIBC's common stock (other than shares with respect to which dissenters' rights have been perfected). (See "THE MERGER - Calculation of the Exchange Ratio" and "THE MERGER - Dissenters' Rights" herein.)

CALCULATION OF THE EXCHANGE RATIO

        VALUE OF STOCKDALE'S COMMON STOCK

        The Merger Agreement provides for the conversion of Stockdale's common stock into shares of VIBC's common stock based upon determining the values of both securities and dividing the value of Stockdale's common stock by the value of VIBC's common stock. Thus, for example, if the value of Stockdale's common stock is determined to be $26.00 and the value of VIB's common stock is determined to be $13.00, the exchange ratio would be 2.0 and each share of Stockdale's common stock would be exchanged for two shares of VIBC's common stock.

        The Merger Agreement provides the following specific formula for calculating the value of Stockdale's common stock:

        o first, determine the shareholders' equity as of the end of the month before the month of the closing (if the closing occurred on October 7, 1998, the stockholders' equity would have been measured as of September 30, 1998);

        o       second, subtract $180,000;

        o       third, multiply by 2.83;

        o fourth, subtract all expenses related to the Merger, including finders' fees; and

        o fifth, divide by the total number of shares of Stockdale's common stock outstanding at the closing.

                                Calculation Based upon
                                  September 30, 1998
                                  Data and Estimates
                                ----------------------
                                  $     9,820,000
                                        - 180,000
                                   ---------------
                                        9,640,000
                                           x 2.83
                                   ---------------
                                       27,281,000
                                         - 812,000(1)
                                   ---------------
                                        26,469,000
                                      /  1,212,265(2)
                                   ---------------
                                 = $         21.83
                                   ===============

        VALUE OF VIBC'S COMMON STOCK

        The value of VIBC's common stock will be determined by taking the average of the closing prices of VIBC's common stock on the Nasdaq National Market for the twenty trading days preceding the fifth business day prior to the date of the closing. For example, if the closing is on January 29, 1999, the fifth business day preceding the closing would be January 22, 1999 and the twenty trading days preceding January 22 would be the twenty trading days ending on and including January 21, 1999.

        If the average is calculated at less than $9.50, the value shall be deemed to be $9.50. If the average is calculated to be greater than $15.50, but not greater than $19.50, then the value shall be deemed to be $15.50 plus 25% of the amount by which the average exceeds $15.50. In the event the average exceeds $19.50, then the value shall be deemed to be $16.50.

        Based upon the formula in the Merger Agreement, if the closing occurred on October 7, 1998, the value of VIB's common stock would have been calculated at $12.14.


                                  VIBC's Common
                                 Stock "Average"
                            at September 30, 1998(3)
                            ------------------------
                                     $12.14


----------

(1) Merger expenses are estimated at $812,000, including finders' fees of $682,000. (See "THE MERGER - Interests of Certain Persons in the Merger" herein.)

(2) Assumes no changes in the total number of shares of Stockdale's common stock outstanding.

(3) Assumes the closing was on October 7, 1998. The fifth business day prior thereto was September 30, 1998.

(4) These figures do not reflect VIBC's recently declared 3% stock dividend. No presumption can be made as to the impact the stock dividend will have, if any, on the market value of VIBC's common stock during the measurement period prior to the closing.

        ESTIMATED EXCHANGE RATIO

        Assuming the closing was on October 7, 1998, the exchange ratio would have been $21.83 divided by $12.14, or 1.798. Thus, each share of Stockdale's common stock would have been entitled to receive 1.798 shares of VIBC's common stock. Based on the foregoing assumption and assuming no shareholders exercise dissenters' rights, if the closing occurred on October 7, 1998, Stockdale's shareholders would have received approximately 2,179,652 newly issued shares of VIBC's common stock and would have owned approximately 21.83% of the total issued and outstanding shares of VIBC's common stock following the Merger.(4)

                           Exchange Ratio Calculation
                           --------------------------
                                    $21.83
                                 /  $12.14
                           --------------------------
                                     1.798

        PLEASE NOTE THAT SINCE THE EXCHANGE RATIO WILL BE CALCULATED IMMEDIATELY PRECEDING THE CLOSING OF THE MERGER, IT IS VERY LIKELY THAT THE ACTUAL EXCHANGE RATIO WILL DIFFER FROM THE FOREGOING ESTIMATE.

        FRACTIONAL SHARES

        It is very unlikely that the exchange ratio will be a whole number, such as 2.0. As a result, it is very likely that some, if not most, of Stockdale's shareholders will be entitled to receive a fractional interest of a share of VIBC's common stock in addition to a whole number of shares of VIB's common stock. The Merger Agreement provides that, in lieu of receiving a fractional share, Stockdale's shareholders entitled to a fractional share will receive cash equal to the value of the fractional interest.

        CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes the anticipated federal tax consequences of the Merger and does not contain all the information that may be important to shareholders. The discussion may not be applicable to certain classes of shareholders, including insurance companies, securities dealers, financial institutions, tax exempt organizations or trusts, foreign persons, persons who hold shares of Stockdale's common stock as part of a straddle or conversion transaction and persons who acquired shares of Stockdale's common stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. Stockdale's shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of federal, state, local and other tax laws.

        TAX RULING OR OPINION

        It is intended that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Consummation of the Merger as a reorganization is conditioned upon receipt by VIBC and Stockdale of a ruling by the Internal Revenue Service or, in lieu thereof, a tax opinion of Vavrinek, Trine, Day & Co., LLP, substantially to the effect that, for federal income tax purposes: (1) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and (2) each of VIBC and Stockdale will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

        A tax opinion issued by Vavrinek, Trine, Day & Co., LLP, will not be binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not contest the conclusions expressed therein. A tax opinion by Vavrinek, Trine, Day & Co., LLP, will be based in part upon certain factual assumptions and upon certain representations made, and certificates delivered, by VIBC and Stockdale, which representations and certificates Vavrinek, Trine, Day & Co., LLP, will assume to be true, correct and complete. If such representations or certificates are inaccurate, the tax opinion could be adversely affected.

        TAX CONSEQUENCES - STOCKDALE'S SHAREHOLDERS

        No gain or loss will be recognized by a Stockdale shareholder who receives VIBC's common stock in exchange for Stockdale's common stock (except to the extent the shareholder receives cash in lieu of a fractional share interest in VIBC's common stock). The tax basis in VIBC's common stock received pursuant to the Merger will equal the shareholder's aggregate tax basis in the shares of Stockdale's common stock exchanged, reduced by any amount allocable to the fractional share interest of VIBC's common stock for which cash is received. The holding period of VIBC's common stock received pursuant to the Merger will include the holding period of the shares of Stockdale's Common Stock exchanged, provided that such shares were held as a capital asset.

        A Stockdale shareholder who receives cash in lieu of a fractional share interest in VIBC's common stock will be treated as having received such fractional share pursuant to the Merger and then as having exchanged such fractional share for cash in a redemption by VIBC. The redemption will be treated as a sale of the fractional share, provided that it is not "essentially equivalent to a dividend." If VIBC's common stock represents a capital asset in the hands of the shareholder, the shareholder will generally recognize capital gain or loss on the redeemed fractional share in an amount determined by the difference between the amount of cash received and the shareholder's tax basis in the fractional share. The capital gain or loss will be long-term if Stockdale's common stock exchanged was held for more than one year. Under recently-enacted legislation, long-term capital gain of an individual is generally subject to a maximum capital gains rate of 20% for capital assets held for more than one year.

REGULATORY APPROVALS

        FEDERAL RESERVE BOARD

        The Merger is subject to prior approval by the Federal Reserve Board (the "FRB"). In reviewing the application, the FRB will take into consideration, among other things, competition, the financial and managerial resources and future prospects of the companies, and the convenience and needs of the communities to be served. The Bank Holding Company Act prohibits the FRB from approving the Merger if it would result in undue concentration of resources or decreased or unfair competition, unless the FRB finds that the anti-competitive effects of the Merger are clearly outweighed by the benefits to the public.

        The FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital structure, taking into account, among other factors, the nature of the business and operations and plans for expansion. Furthermore, the FRB must also assess the records of VIB and Stockdale under the Community Reinvestment Act of 1977, as amended, which requires that the all federal bank regulatory agencies assess, when evaluating an application, each depository institution's record of meeting the credit needs of its local communities, including low- and moderate-income neighborhoods, consistent with safe and sound operation and take such record into account when evaluating certain regulatory applications. Both VIB and Stockdale have a "satisfactory" rating.

        VIBC submitted an application seeking approval of the Merger to the FRB on ___________, 1998. It is expected that the FRB's approval will be received prior to the two Special Meetings, but there can be no assurance that such approval will be obtained.

        OFFICE OF THRIFT SUPERVISION

        Since Stockdale is a federal stock savings bank, consummation of the Merger is also subject to receipt of the prior approval of the Office of Thrift Supervision ("OTS") under the Bank Merger Act, which requires that the OTS take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The OTS cannot approve the Merger if the Merger would result in a monopoly or would substantially lessen competition or tend to create a monopoly, unless the OTS finds that the anti-competitive effects of the Merger are clearly outweighed by the public benefits.

        VIBC and Stockdale submitted an application seeking approval of the Merger and related matters to the OTS on ____________, 1998. In addition to seeking approval of the Merger, the application filed with the OTS also seeks the OTS's approval to organize BOS Interim Bank, F.S.B. It is expected that the OTS's approvals will be received prior to the two Special Meetings, but there can be no assurance that such approvals will be obtained.

        STATUTORY WAITING PERIOD

        The Merger may not be consummated until the 15th day following the last of FRB's or OTS' approval, or such earlier date as may be determined by the FRB or the OTS. If the United States Department of Justice commences an action challenging the Merger on antitrust grounds during the 15-day waiting period, commencement of such action would stay the effectiveness of the regulatory approvals, unless a court specifically orders otherwise.

        The Merger cannot proceed in the absence of the regulatory approvals. VIBC and Stockdale are not aware of any reasons why regulatory approvals will not be timely received. VIBC and Stockdale have agreed to use their reasonable best efforts to obtain all necessary regulatory approvals. HOWEVER, THERE CAN BE NO ASSURANCE THAT APPROVALS WILL BE OBTAINED, NOR CAN THERE BE ASSURANCE AS TO THE DATE OF ANY SUCH APPROVAL. THERE CAN ALSO BE

NO ASSURANCE THAT ANY SUCH APPROVAL WILL NOT CONTAIN UNACCEPTABLE CONDITIONS OR REQUIREMENTS.

RESALE OF VIBC'S COMMON STOCK

        All shares of VIBC's common stock received by Stockdale's shareholders in the Merger will be freely transferrable, except that shares of VIBC's common stock received by the directors, executive officers and the principal shareholder of Stockdale will be subject to resale limitations.

        The Securities Act of 1933 and the Securities and Exchange Commission's Rule 145 promulgated thereunder impose limitations on the ability of the directors, executive officers, principal shareholders, and other "affiliates" of Stockdale to resell the shares of VIBC's common stock they will receive in the Merger. At the time the Merger Agreement was executed, each of Stockdale's affiliates signed an Affiliate's Letter in the form attached to the Merger Agreement as Exhibit "C," acknowledging their understanding and agreement to comply with the resale limitations imposed by the Securities Act of 1993 and the SEC's Rule 145.

CERTAIN EFFECTS OF THE MERGER

        After the Merger, Stockdale will be a separate, wholly-owned subsidiary of VIBC. Stockdale will continue to be headquartered at 5151 Stockdale Highway, Bakersfield, California 93309, and will continue to operate under its present name and charter at its main office and its existing branches and loan productions offices.

        Stockdale will continue to operate with its present directors and executive officers, except that two of VIBC's directors, its Chairman of the Board, Mr. Richard D. Foss, and its President and Chief Executive Officer, Mr. Dennis L. Kern, will be added to Stockdale's Board of Directors. To make room for the two new directors, two of Stockdale's existing directors, Mr. Irving R. Beimler and Mr. Jeffery W. Warlick, will resign. Messrs. Beimler and Warlick were originally added to Stockdale's Board of Directors as representatives of Stockdale's principal shareholder, Financial Institutions Partners, Ltd.

        After the Merger, there will be no further trading in Stockdale's common stock. Each of Stockdale's shareholders will receive written instructions from VIBC's transfer agent with respect to the exchange of Stockdale's stock certificates for VIBC's stock certificates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        Shareholders should be aware that certain members of Stockdale's and VIBC's Board of Directors have certain interests in the Merger that may create potential conflicts of interest, discussed below.

        MESSRS. RICHARD D. FOSS, ED L. HICKMAN AND DENNIS L. KERN

        The Merger Agreement provides that, upon consummation of the Merger, two of VIBC's directors, Mr. Richard D. Foss, Chairman of the Board, and Mr. Dennis
L. Kern, President and Chief Executive Officer, will be added to Stockdale's Board of Directors. The Merger Agreement also provides that, upon consummation of the Merger, Mr. Ed L. Hickman, Stockdale's President and Chief Executive Officer, will be added to VIBC's Board of Directors.

        CHANGE IN CONTROL AND SALARY CONTINUATION AGREEMENTS

        Stockdale's four executive officers, Mr. Ed L. Hickman, Mr. Bruce C. Jay, Mr. Rick L. Roper, and Mr. Ronald L. Scheidt each have Change in Control and Salary Continuation Agreements which provide for certain compensation benefits. As a result of the Merger, certain provisions in the Change in Control and the Salary Continuation Agreements will become applicable, which provisions provide for accelerated or otherwise enhanced benefits upon retirement, termination or resignation. (See "INFORMATION REGARDING STOCKDALE - Certain Information Regarding Stockdale Management and Principal Shareholders" herein.)

        FINDER'S FEE AGREEMENT

        On March 31, 1997, Stockdale entered into a Financial Advisory Services Agreement with Hovde Financial, Inc. ("Hovde"), pursuant to which:

        o       Hovde was paid a non-refundable retainer fee of $10,000;

        o Hovde is entitled to receive a finder's fee of 2.5% of the value of the Merger; and

        o Hovde was paid an estimated 25% of the finder's fee, or $180,412, on a non-refundable basis upon signing of the Merger Agreement.

        Hovde provided significant services in connection with the Merger, including identifying VIBC as a merger partner, as well as in negotiating the terms of the Merger Agreement. If the Merger is not consummated for any reason, Hovde will not be entitled to the balance of its finder's fee, notwithstanding its continued services.

DISSENTERS' RIGHTS

        STOCKDALE'S SHAREHOLDERS

        If the Merger is consummated, Stockdale's shareholders who dissent will be entitled to receive cash equal to the appraised or fair value of their common stock. The appraised or fair value may be more or less than the value of VIBC's common stock that would have been received in exchange.

        The following discusses in more detail the dissenters' rights applicable to Stockdale's shareholders. Please refer to Appendix B, attached hereto and incorporated herein by this reference, for complete information concerning Stockdale's shareholders' dissenters' rights.

        ALL STOCKDALE SHAREHOLDERS SHOULD CONSULT THEIR OWN ADVISORS REGARDING TAKING ACTION TO EXERCISE DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER AND THEIR REVIEW OF APPENDIX B, WHICH CONTAINS THE TEXT OF OTS REGULATION SECTION 552.14.

        In order to be entitled to exercise dissenters' rights, a Stockdale shareholder must:

        o make written demand to Stockdale before Stockdale's Special Meeting indicating the intention to demand dissenters' rights; and

                Written demand should be addressed to Bank of Stockdale, F.S.B., 5151 Stockdale Highway, Bakersfield, California 93309, Attn:
                Beckie Roberts.

        o       not vote in favor of the Merger.

        If no instruction is indicated on a proxy received by Stockdale, the proxy will be voted for the Merger. Those Stockdale shareholders who return their proxies without instructions, resulting in a vote for the Merger, will not be entitled to dissenters' rights. A PROXY OR VOTE AGAINST APPROVAL OF THE MERGER DOES NOT CONSTITUTE A WRITTEN DEMAND.

        Notice of the consummation of the Merger will be sent to all dissenting Stockdale shareholders.

        The notice will make a written offer to pay for dissenting shares at a price deemed by VIBC and Stockdale to be the fair value of Stockdale's common stock. The notice will also inform shareholders that they will have 60 days to accept the offer or, if the offer of fair value is not accepted, to file a petition with the OTS demanding a determination of the fair market value. Finally, the notice will also provide Stockdale's shareholders with financial information concerning Stockdale. When responding, Stockdale's shareholders must also return their certificates of Stockdale's common stock in accordance with the instructions to be provided in the notice.

        If the shareholder does not deliver the certificates and a written acceptance or petition within the 60-day period, the shareholder will lose dissenters' rights. A shareholder losing dissenters' rights will be treated in the same manner as a shareholder who voted in favor of the Merger.

        Under the terms of Section 552.14, the value of Stockdale's common stock will be determined by one or more persons. The Director of the OTS may select one or more independent persons or may select appropriate members of the OTS staff to conduct the appraisal. The final appraisal must be approved by the Director of the OTS, who will then direct payment of the appraised value to dissenting shareholders, together with interest from the date of the Merger.

        Shareholders who exercise dissenters' rights will not be entitled to the benefits of the tax-free exchange. Shareholders exercising dissenters' rights will be taxed as if they had sold their stock, recognizing gain or loss, short term or long term, depending upon the tax basis and the length of time Stockdale's common stock had been held. (See "THE MERGER - Certain Federal Income Tax Consequences" herein.)

        VIBC'S SHAREHOLDERS

        If the Merger is consummated, VIBC's shareholders may be entitled to dissenters' rights under Chapter 13 of the California General Corporation Law, the text of which is attached hereto as Appendix C and incorporated herein by this reference. The description of VIBC's shareholders' dissenters' rights contained in this Joint Proxy Statement-Prospectus is qualified in its entirety by reference to Appendix C.

        ALL VIBC SHAREHOLDERS SHOULD CONSULT THEIR OWN ADVISORS REGARDING TAKING ACTION TO EXERCISE DISSENTERS' RIGHTS IN CONNECTION WITH THE MERGER AND THEIR REVIEW OF APPENDIX C, WHICH CONTAINS THE TEXT OF CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION.

        In order to be entitled to exercise dissenters' rights, a VIBC shareholder must:

        o make written demand to VIBC before VIBC's Special Meeting that VIBC purchase the shareholders' shares for cash; and

                Written demand should be addressed to VIB Corp, 1498 Main Street, El Centro, California 92243, Attn: Charlotte Studer.

        o       vote against approval of the Merger.

        If no instruction is indicated on a proxy received by VIBC, the proxy will be voted for the Merger. Those VIBC shareholders who return their proxies without instructions, resulting in a vote for the Merger, will not be entitled to dissenters' rights.

        The written demand to purchase the shares of VIBC's common stock must state the number of shares that the shareholder demands that VIBC purchase and contain a statement of what the shareholder claims to be the fair market value of the shares as of September 15, 1998, the day before the first announcement of the Merger. The written demand will constitute an offer by the shareholder to sell the shares at the stated price. A written demand may not be withdrawn unless VIBC consents thereto. A PROXY OR VOTE AGAINST APPROVAL OF THE MERGER DOES NOT CONSTITUTE A WRITTEN DEMAND.

        In addition, because VIBC's common stock is traded on the Nasdaq National Market, VIBC's shareholders will not be entitled to dissenters' rights unless:

        o 5% or more of the outstanding shares of VIBC's common stock are voted against the Merger; and

        o written demand on behalf of such shares is timely received by VIBC.

        In the event the Merger is approved by VIBC's shareholders and timely demands are made by holders of 5% or more of VIBC's common stock who voted against the Merger, the dissenting shareholders will be entitled to payment in cash equal to the fair market value of their shares of VIBC's common stock as of September ___, 1998; provided that the shareholders timely submit their certificates for endorsement.

        If 5% or more of VIBC's shareholders are entitled to dissenters' rights, VIBC will mail to those shareholders a notice of approval of the Merger within 10 days after VIBC's Special Meeting, accompanied by:

        o       a copy of Sections 1300, 1301, 1302, 1303 and 1304 of Chapter
                13;

        o a statement of the price determined by VIBC to represent the fair market value as of September 15, 1998 (which VIBC has determined to be $12.25); and

        o a brief description of the procedure to be followed if the shareholder desires to exercise his or her dissenters' rights.

        VIBC's statement of price will constitute an offer by VIBC to purchase the dissenting shares. The dissenting shareholder must submit the certificates for endorsement to VIBC at its principal office or at the office of its transfer agent within 30 days after the date on which VIBC's notice of approval of the Merger was mailed.

        If VIBC denies that shares submitted properly qualify as dissenting shares, or if VIBC and a dissenting shareholder fail to agree on the fair market value, either the shareholder or VIBC may file a complaint in the Superior Court of the proper county in California requesting that the court determine such issue. Such complaint must be filed within six months after the date on which VIBC's notice of the approval of the Merger is mailed. It is the opinion of VIBC that the fair market value of its shares with regard to valuation for dissenters' rights purposes is $12.25, the closing price of VIBC's common stock on the day prior to the first announcement of the Merger.

        On trial of the action, the court will first determine whether or not the shares qualify as dissenting shares and, if so determined, the court will either determine the fair market value or appoint one or more impartial appraisers to do so. If both VIBC and the dissenting shareholder fail to file a complaint within six months after the date on which notice of the approval of the Merger was mailed, the shareholder will lose dissenters' rights. In addition, if the shareholder transfers the shares prior to their submission for the required endorsement, the shares will lose their status as dissenting shares.

        Any demands, notices, certificates or other documents delivered to VIBC prior to or after the Merger may be sent to Charlotte Studer, Corporate Secretary, VIB Corp, 1498 Main Street, El Centro, California 92243.

        FAILURE TO TAKE ANY NECESSARY STEP WILL RESULT IN A TERMINATION OR WAIVER OF THE RIGHTS OF THE SHAREHOLDER UNDER CALIFORNIA LAW. A PERSON HAVING A BENEFICIAL INTEREST IN VIBC'S COMMON STOCK THAT IS HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A TRUSTEE OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE REQUIREMENTS OF CALIFORNIA LAW IN A TIMELY MANNER IF SUCH PERSON ELECTS TO DEMAND PAYMENT OF THE FAIR MARKET VALUE OF SUCH SHARES.

OPINION OF FINANCIAL ADVISOR

        ATTACHED HERETO AS APPENDIX D IS THE OPINION OF HOVDE FINANCIAL, INC. WITH RESPECT TO THE FAIRNESS OF THE MERGER TO STOCKDALE'S SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW. THE OPINION IS BASED UPON CERTAIN ASSUMPTIONS AND WAS INTENDED FOR THE USE OF STOCKDALE'S BOARD OF DIRECTORS. THE FOLLOWING IS A SUMMARY OF THE OPINION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS APPENDIX D.

        Stockdale retained Hovde Financial, Inc. ("Hovde") to render financial advisory and investment banking services. Under terms of this engagement, and as more fully discussed above, Hovde initiated marketing efforts on behalf of Stockdale in April, 1998. These efforts resulted in the execution of the Merger Agreement. (See "THE MERGER - History of the Merger" herein.)

        On September 9, 1998, Hovde delivered its written opinion to Stockdale's Board of Directors to the effect that, as of the date thereof, and subject to the assumptions and qualifications set forth therein, the terms of the Merger were fair, from a financial point of view, to Stockdale's shareholders. Stockdale's Board of Directors imposed no limitations upon Hovde with respect to the investigations made or procedures followed in rendering its written opinion. At the September 9, 1998 meeting of Stockdale's Board of Directors, the Board of Directors considered the fairness opinion from Hovde and voted unanimously in favor of the Merger.

        In connection with its opinion, Hovde, among other things:

        o reviewed certain publicly available financial and other data with respect to Stockdale and VIBC, including the audited consolidated financial statements for the past three fiscal years ending December 31, 1997, and unaudited consolidated financial statements for the period ending June 30, 1998, and certain other relevant financial and operating data relating to Stockdale and VIBC made available to Hovde from published sources and from the internal records of Stockdale and VIBC; o reviewed a draft of the Merger Agreement;

        o reviewed certain publicly available information concerning the trading of, and the trading market for shares of Stockdale's and VIBC's common stock;

        o compared both Stockdale and VIBC from a financial point of view with certain other companies in the banking industry, which Hovde deemed to be relevant;

        o considered the financial terms, to the extent publicly available, of business combinations in the banking industry which Hovde deemed to be comparable, in whole or in part, to the Merger;

        o reviewed and discussed with representatives of the management of Stockdale certain information of a business and financial nature regarding Stockdale furnished to Hovde by them, including financial forecasts and related assumptions of Stockdale;

        o discussed the Merger and the Merger Agreement and other matters related thereto with Stockdale's legal counsel; and

        o performed such other analyses and examinations as Hovde deemed appropriate.

        Hovde took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. Hovde also considered such financial and other factors as it deemed appropriate under the circumstances. Hovde's opinion was necessarily based upon conditions as they existed and could only be evaluated on the date thereof and the information made available to Hovde through the date thereof.

        In conducting its review and in arriving at its opinion, Hovde relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Hovde relied upon the management of Stockdale and VIBC as to the reasonableness of the financial and operating forecasts, projections and projected operating cost savings. Hovde also assumed, without independent verification, that the aggregate allowances for loan losses for Stockdale and VIBC were adequate to cover such losses. Hovde did not make or obtain any evaluations or appraisals of the property of Stockdale or VIBC. HOVDE'S OPINION IS LIMITED TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE SHAREHOLDERS OF STOCKDALE OF THE CONSIDERATION TO BE RECEIVED BY STOCKDALE'S SHAREHOLDERS IN THE MERGER. TERMS OF THE MERGER AGREEMENT WERE REACHED FOLLOWING ARM'S-LENGTH NEGOTIATIONS AND HOVDE'S OPINION HAS NOT AND DOES NOT ADDRESS STOCKDALE'S UNDERLYING DECISION TO PROCEED WITH THE MERGER.

        In connection with rendering its opinion to Stockdale, Hovde performed certain financial analyses which are summarized below. The summary set forth below does not purport to be a complete description of the presentation by Hovde to Stockdale or of the analyses performed by Hovde. Hovde believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Hovde made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Stockdale and VIBC. Any estimates contained in Hovde's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Of the financial analyses performed by Hovde, none was assigned a greater significance than was any other.

        Set forth below is a brief summary of the analyses performed by Hovde in reaching its opinion. Hovde assumed for purposes of its opinion that the Merger will be accounted for as a tax-free exchange of shares which qualifies as a "pooling-of-interests" under generally accepted accounting principles. The analyses focused on core financial and operating projections and statistics that are not specifically adjusted for nonrecurring charges, unless otherwise stated. Unless otherwise noted in the analyses, Hovde used the assumed exchange ratio of
1.839 to determine the level at which Stockdale's common stock would be exchanged if the closing of the Merger were the same as the day prior to the signing of the Merger Agreement. The exchange ratio formula was developed pursuant to extensive negotiations between Stockdale and VIBC. Hovde analyzed certain effects of the Merger assuming various exchange ratios and concluded pursuant to the analysis of the range of possible values of the exchange ratio that the financial terms of the Merger remained fair to the holders of shares of Stockdale's common stock from a financial point of view.

        TRANSACTION SUMMARY

        Under the terms of the Merger Agreement each of Stockdale's shareholders will receive shares of VIBC's common stock with a value equal to 2.83 times Stockdale's book value (as of the last day of the calendar month next preceding the month of the closing). Based upon 1,212,265 shares outstanding with an estimated book value of $8.26 per share as of December 31, 1998 (the projected measurement date assuming a closing in January, 1999), and subject to certain adjustments for additional loan losses and merger expenses to be born by Stockdale pursuant to the Merger Agreement (see "THE MERGER - Calculation of the Exchange Ratio" herein), Hovde estimated the effective price per share at closing to be equal to $22.30. The actual value per share to be received by Stockdale's shareholders may increase or decrease as a result of the exchange ratio formula. Moreover, and to the extent the factors cause Stockdale to fail to meet its earnings targets for the year ending December 31, 1998, the consideration to be received by Stockdale's shareholders could be materially lower than the $22.30 per share estimate shown above.

        In addition to converting shares of Stockdale's common stock into shares of VIBC's common stock pursuant to the terms of the Merger Agreement, VIBC shall issue substitute stock options to each optionee holding an outstanding Stockdale stock option pursuant to VIBC's Stock Option Plan and shall retain the same terms and vesting schedules as the Stockdale options being exchanged. As of September 30, 1998, there were 33,000 fully vested options outstanding with an effective strike price of $7.21 per share. Assuming an effective price of $22.30 per share, the options held by certain officers of Stockdale will have an effective value of $497,970. Hovde estimates the total value of the VIBC proposal, including value to be received by option holders assuming an effective price per share of $22.30, at $27.5 million.

        DISCOUNTED EARNINGS ANALYSIS

        Hovde analyzed the results of a discounted earnings analysis designed to compare the present value per share, under certain assumptions, that could be attained if Stockdale were to remain independent through the year 2001. In performing the analysis, Hovde estimated the future earnings per share of Stockdale for each of the years of 1998, 1999, 2000 and 2001. The estimated earnings per share for each year were then multiplied by an estimated price-to-earnings multiple for pooling transactions using historical earnings per share comparables ranging from 14 times to 16 times actual or projected earnings. The results were then discounted to a present value using a discount rate of 13%. This analysis indicated Stockdale's future value on a stand-alone basis ranged from $12.77 to $14.59 per share for 1998, $13.00 to $14.85 per share for 1999, $13.23 to $15.12 per share for 2000 and $13.46 to $15.38 per share for 2001. VIBC's offer of approximately $22.30 per share compared favorably to the present value calculations derived in this analysis. After giving effect to certain adjustments to ending equity more fully discussed in the Merger Agreement, Hovde concluded that the effective price-to-book multiple for the transaction was 2.74 times ending equity.

        COMPARABLE TRANSACTION ANALYSIS

        For purposes of facilitating a fair comparison to comparable transactions, Hovde computed the effective price-to-book multiple paid to Stockdale's shareholders of 2.83 times book value and price-to-earnings of 37.68 times earnings. Hovde then reviewed and compared these results to the thrift merger and acquisition transactions for California and West Coast institutions announced or closed through September 30, 1998. This analysis, which is presented below, showed how the consideration paid to Stockdale compared to the high, median and average pricing multiples of other West Coast thrift transactions:


                                                                                                       Tangible Book
                              Deal Price/               Deal Price/             Deal Price/            Premium/Core
                                 Book                  Tangible Book             4-Qtr EPS                Deposits
                              -----------              -------------            ----------             -----------
Bank of Stockdale               274.00%                   283.00%                  23.8(1)                 19.35
California Comparables:
   High                         390.67%                   457.63%                  22.38                   42.41
   Median                       147.00%                   147.00%                  17.96                    5.69
   Average                      202.34%                   212.46%                  16.56                   13.87
West Coast Comparables:
   High                         390.67%                   457.63%                  22.38                   42.41
   Median                       147.54%                   147.54%                  19.71                    8.23
   Average                      195.56%                   204.41%                  17.09                   13.48


(1) Assumes earnings for the twelve month period from January 1, 1998 through December 31, 1998.

        MERGER AND CONTRIBUTION ANALYSIS

        Hovde analyzed the contribution of each of Stockdale and VIBC to, among other things, total assets, net loans, loan loss allowance, total deposits and total equity of the pro forma combined companies for the period ending June 30, 1998 and projected net income for the calendar years ending December 31, 1998 and 1999. This analysis showed, among other things, that based on pro forma combined balance sheets for Stockdale and VIBC at June 30, 1998, Stockdale would have contributed 21.7% of the total assets, 21.5% of the total net loans, 23.5% of the total loan loss provisions, 22.0% of the total deposits and 18.3% of the total equity. The pro forma projected income statement for the periods ending December 31, 1998 and 1999 showed that Stockdale would contribute 16.6% and 17.4%, respectively, of the net income of the combined companies. Based on an exchange ratio as defined in the Merger Agreement and assuming a 100% stock transaction, holders of Stockdale's common stock would own approximately 21.0% (assuming a trading price for VIBC of $11.875 per share, as defined in the Merger Agreement) of the combined companies based on common shares outstanding at June 30, 1998.

        FINANCIAL ADVISORY FEE

        In consideration for the rendering of financial advice, initiating the Merger and for the preparation and delivery of its opinion, Stockdale has agreed to pay Hovde a fee equal to 2.5% of the total deal value. In addition, Stockdale has agreed to reimburse Hovde for all reasonable out-of-pocket expenses associated with this transaction.

        IN FURNISHING ITS OPINION, HOVDE DOES NOT ADMIT THAT IT IS AN EXPERT WITH RESPECT TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT - PROSPECTUS IS PART WITHIN THE MEANING OF THE TERM "EXPERTS" AS USED IN THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND STATEMENTS TO THAT EFFECT ARE INCLUDED IN THE TEXT OF HOVDE'S WRITTEN OPINION. HOVDE'S OPINION IS ADDRESSED TO STOCKDALE'S BOARD OF DIRECTORS, COVERS ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF STOCKDALE'S COMMON STOCK FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF STOCKDALE'S COMMON STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT STOCKDALE'S SPECIAL MEETING.

RELATIONSHIP BETWEEN HOVDE AND STOCKDALE

        In connection with the Merger transaction, Hovde Financial, Inc., serving in its capacity as Stockdale's financial advisor, facilitated the Merger between VIBC and Stockdale and rendered a fairness opinion to Stockdale's Board of Directors. Hovde Financial, Inc. is a nationally recognized investment banking firm that specializes in providing investment banking and financial advisory services to commercial banks and thrift institutions. Hovde's principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations.

        In early 1997, Stockdale sought the services of an investment banking firm. In March, 1997, Hovde was engaged by Stockdale to provide a wide range of financial advisory services including the attraction of new capital, and assistance with mergers and acquisitions. Stockdale selected Hovde as its investment banking advisor for two reasons. First, Stockdale's management had worked previously with a representative of Hovde and had a favorable opinion of him. Second, Hovde has a good reputation in the banking industry and was specifically recommended to Stockdale's management by banking executives from other institutions.

        In late 1997, Hovde and Stockdale completed a recapitalization of Stockdale under which newly issued shares were acquired by certain officers and directors of Stockdale and by Financial Institutions Partners, Ltd. As a result of the Stockdale recapitalization described above, Financial Institutions Partners, Ltd., controls 31.83% of the issued and outstanding shares of Stockdale's common stock. Mr. Eric D. Hovde and Mr. Steven D. Hovde, each of whom controls Hovde Financial, Inc., also control Financial Institutions Partners, Ltd. Several officers and employees (and/or their spouses) of Hovde Financial, Inc. also hold member interests in Financial Institutions Partners, Ltd.

        The services provided by Hovde, including the Stockdale recapitalization described above and the rendering of the fairness opinion in connection with the Merger, were provided under terms of an engagement letter between Hovde and Stockdale. Pursuant to the terms of its engagement letter with Stockdale, Hovde received an initial retainer of $10,000, and a non-refundable definitive agreement/fairness opinion fee of $180,412. Upon the closing of the Merger transaction described herein, Hovde will receive a completion fee equal to 2.5% of the value of Merger less the $180,412 definitive agreement/fairness opinion fee previously paid by Stockdale.

        The amount of consideration to be paid in the Merger was determined by VIBC and Stockdale as a result of arm's-length negotiations between Stockdale and VIBC. (See "THE MERGER - History of the Merger" herein.) The section entitled "THE MERGER - Opinion of Financial Advisor," provides a detailed summary of the process followed by Hovde in reaching its opinion regarding the fairness of the consideration paid by VIBC to Stockdale and notes the absence of any limitations imposed upon Hovde by Stockdale.

ACCOUNTING TREATMENT

        For accounting and financial reporting purposes it is currently expected that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles, and confirmation by VIBC's independent accountants of the ability to use such accounting treatment is one of the conditions to the consummation of the Merger. Under this method of accounting, the previously recorded assets and liabilities and income and expenses of Stockdale and BOS Interim Bank, F.S.B., would be carried forward on Stockdale's books at their recorded amounts; and the previously recorded assets and liabilities and income and expenses of VIBC would include the assets and liabilities and income and expenses of Stockdale on a consolidated basis, as if the Merger had been closed at the beginning of each period.

        Although the Merger is expected to be accounted for as a pooling of interests, the Merger will qualify for such treatment only if numerous requirements are met. If the Merger does not qualify for pooling of interests treatment, the Merger Agreement provides that VIBC and Stockdale may proceed with the Merger under the purchase accounting method. (See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION" and "THE MERGER - The Merger Agreement
- Conditions" herein.)

THE MERGER AGREEMENT

        SET FORTH BELOW IS A DESCRIPTION OF CERTAIN OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS SUMMARY IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRELY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT, ATTACHED HERETO AS APPENDIX A AND INCORPORATED HEREIN BY THIS REFERENCE.

        THE MERGER

        The Merger Agreement was entered into by and between VIBC and Stockdale on September 15, 1998. Pursuant to the Merger Agreement, VIBC will cause the formation of BOS Interim Bank, F.S.B., to facilitate the Merger and at the closing Stockdale will merge with BOS Interim Bank, F.S.B. The separate corporate existence of BOS Interim Bank, F.S.B., will then cease and Stockdale will continue in existence as a separate, wholly-owned subsidiary of VIBC. In connection with the Merger, each share of Stockdale's common stock issued and outstanding (other than shares with respect to which dissenters' rights have been perfected) will be converted into shares of VIBC's common stock. Each share of VIBC's common stock outstanding immediately prior to the closing will remain outstanding after the Merger as one share of VIBC's common stock (other than shares with respect to which dissenters' rights have been perfected). (See "THE MERGER - Calculation of the Exchange Ratio" and "THE MERGER - Dissenters' Rights" herein.)

        It is expected that the Merger will be a tax-free reorganization for federal tax purposes and accounted for as a pooling interests. (See "THE MERGER
- Certain Federal Income Tax Consequences" and "THE MERGER Accounting Treatment" herein.)

        THE CLOSING

        The Merger will be effective at the date and time a short form merger agreement (or articles of combination) (in the form attached to the Merger Agreement as Exhibit "A") is endorsed by the OTS. At the closing to be held just prior thereto, the parties will exchange various documents, including officers' certificates and legal opinions, as required by the Merger Agreement. The Merger Agreement provides that the timing for the closing and the consummation of the Merger shall be mutually agreed upon by the parties and shall be held within 15 days after the last to occur of:

        o all conditions to the consummation of the Merger being satisfied or waived;

        o       the receipt of all regulatory approvals; and

        o the expiration of all applicable waiting periods in connection with the regulatory approvals.

        Based upon the timing for the two Special Meetings and the present and anticipated timing of the regulatory approvals, it is presently anticipated that the Merger will be closed on or about January ___, 1999. No assurance can be given, however, with respect to the occurrence or timing of the pre-conditions to the closing.

        EXCHANGE OF STOCK CERTIFICATES

        Prior to the closing, VIBC will deposit with U.S. Stock Transfer Corporation, its transfer agent, certificates representing its common stock to be exchanged for Stockdale's common stock, plus an estimated amount of cash to be paid in exchange for fractional interests. As soon as practicable after the closing, each of Stockdale's shareholders will be sent transmittal documents for use in exchanging their certificates for the appropriate number of shares of VIBC's common stock, plus cash in lieu of fractional interests. Upon receipt of the completed transmittal documents and certificates for Stockdale's common stock, VIBC and U.S. Stock Transfer

Corporation will cause to be issued to Stockdale's shareholders VIBC's certificates and checks representing the fractional interests. No interest will be paid on any cash to be paid in lieu of fractional interests or in respect of dividends or distributions which any of Stockdale's shareholder will be entitled to receive upon such delivery.

        STOCKDALE'S SHAREHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO U.S. STOCK TRANSFER CORPORATION UNTIL THEY HAVE RECEIVED THE TRANSMITTAL DOCUMENTS. STOCKDALE'S SHAREHOLDERS SHOULD NOT RETURN THEIR CERTIFICATES WITH THE ENCLOSED PROXY.

        REPRESENTATIONS AND WARRANTIES

        The Merger Agreement contains various customary representations and warranties about each institution for the benefit of the other. The representations and warranties relate to, among other things:

        o       corporate organization and similar corporate matters;

        o       capital structure;

        o authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters;

        o conflicts under charter documents, required consents or approvals, and violations of any agreements or law;

        o the accuracy of documents filed with the Securities and Exchange Commission, the FRB and the OTS;

        o absence of certain material adverse events, changes, effects or undisclosed liabilities;

        o retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended;

        o       litigation;

        o       compliance with law, including environmental compliance;

        o       tax returns and audits;

        o       ownership of real property;

        o       absence of regulatory actions; and

        o       labor matters.

        THE FOREGOING IS AN OUTLINE OF THE TYPES OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THE MERGER AGREEMENT. SHAREHOLDERS SHOULD CAREFULLY REVIEW THE ENTIRE MERGER AGREEMENT, AND IN PARTICULAR ARTICLES III AND IV OF THE MERGER AGREEMENT, WHICH CONTAIN THE DETAILED REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

        CONDUCT OF BUSINESS PRIOR TO THE MERGER

        The Merger Agreement provides restrictions on, and commitments with respect to, Stockdale's and VIBC's conduct of business during the period from the date of the Merger Agreement until the closing. Both Stockdale and VIBC have agreed to make available their books and records for ongoing review by the other and, in addition, Stockdale has agreed to allow a representative from VIBC to attend the meetings of its Board of Directors and committees. Both Stockdale and VIBC have agreed to use their best efforts to prepare and file the necessary regulatory applications and to obtain the approvals from the various regulatory agencies as well as to work together for the purpose of preparing this Joint Proxy Statement - Prospectus. Further, both Stockdale and VIBC have agreed to use their best efforts to prevent any material changes in their representations and warranties set forth in the Merger Agreement.

        In addition, Stockdale has agreed that, until the closing, subject to certain exceptions including the prior approval of VIBC, Stockdale will not take certain actions or otherwise conduct its business other than in the ordinary and usual course, including but not limited to the following:

        o make, renew, or extend any loan if the aggregate indebtedness of the borrower exceeds or will exceed $600,000;

        o       purchase any loan participation interest in excess of $200,000;

        o declare or pay any cash, stock, or in-kind dividends upon its common stock;

        o       amend its Charter or Bylaws;

        o grant any salary increase or amend any compensation plan, except as specifically required by the Merger Agreement;

        o institute, settle or agree to settle any lawsuit with a claim in excess of $25,000;

        o change any basic policies and practices with respect to liquidity management, cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting, or any other material aspect of its business or operations; or

        o knowingly default in any material respect any material contract, agreement, or commitment to which it is bound.

        Until the closing, Stockdale has agreed that it will use its best efforts to take certain actions and provide VIBC with certain reports, including but not limited to the following:

        o provide VIBC with Stockdale's monthly Board Reports; monthly New Loan Reports, monthly Past Due Loan Reports, and monthly reports regarding non-accrual and other problem loans;

        o provide VIBC with five days' notice prior to making any loan where the aggregate outstanding indebtedness of the borrower exceeds $450,000 or prior to purchasing or selling any loan participation interest;

        o provide VIBC with an independent third party's profitability analysis of Stockdale's mortgage department;

        o increase loan loss reserves by $300,000 just prior to the closing;

        o       cause the termination of its 1985 and 1995 Stock Option Plans;
                and

        o amend its Change in Control and Salary Continuation Agreements to refine the definition of "good reason" to clarify circumstances after the Merger pursuant to which the executive officers would be entitled to certain compensation benefits in the event of voluntary resignations.

        VIBC has agreed to similar, but not identical restrictions and commitments. Until the closing, subject to certain exceptions including the prior approval of Stockdale, VIBC has agreed that it will not take certain actions or otherwise conduct its business other than in the ordinary and usual course, including but not limited to:

        o create or incur any liabilities in excess of $1,000,000 or having a term in excess of one year, other than in the ordinary course of business;

        o make any capital expenditures in excess of $1,000,000, except for ordinary and necessary repairs and replacements;

        o sell or otherwise dispose of any its assets or properties in excess of $1,000,000, except in the usual and ordinary course of business;

        o institute, settle or agree to settle any lawsuit with a claim in excess of $500,000;

        o change any of its or VIB's basic policies and practices with respect to liquidity management, cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting, or any other material aspect of their businesses or operations; or

        o conduct its business in any manner that would violate its Articles of Incorporation or Bylaws.

        Until the closing, VIBC has agreed that it will use its best efforts to take certain actions and provide Stockdale with certain reports, including but not limited to the following:

        o provide Stockdale with financial information as reasonably necessary to prepare regulatory applications;

        o       maintain its insurance coverage as presently in effect; and

        o take all actions necessary to issue stock options pursuant to VIBC's Stock Option Plan in exchange for the cancellation of all of Stockdale's outstanding stock options, based upon the same exchange ratio to be used in connection with the Merger.

        THE FOREGOING IS A SUMMARY OF THE NEGATIVE AND AFFIRMATIVE COVENANTS OF THE MERGER AGREEMENT. SHAREHOLDERS ARE ENCOURAGED TO REVIEW THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC COVENANTS CONTAINED IN ARTICLES V AND VI OF THE MERGER AGREEMENT.

        DISCUSSIONS WITH THIRD PARTIES

        The Merger Agreement provides that neither Stockdale nor VIBC shall solicit or encourage third party proposals which would result in a merger, exchange offer, or other form of combination and requires that if such a proposal is received, notification must be given to the other party. Notwithstanding the prohibition on soliciting or encouraging such proposals, the Merger Agreement recognizes that an unsolicited third party proposal might be received. Moreover, the Merger Agreement permits engaging in discussions or negotiations with the third party if the proposal is determined, after consultation with counsel and a financial advisor, to be superior, from the shareholders' perspective to the Merger.

        Notwithstanding the prohibition with respect to discussions with third parties, VIBC is permitted to engage in discussions with third parties that will not have a material adverse effect upon VIBC or the Merger. Thus, VIBC would not be prohibited from entering into third party discussions to acquire another financial institution, so long as that transaction would not materially adversely impact VIBC or otherwise prevent the consummation of the Merger.

        In the event the Merger Agreement is terminated because either VIBC or Stockdale elects to proceed with a third party transaction, the party electing to proceed will be obligated to pay a termination fee to the other party in the amount of $750,000.

        THE FOREGOING IS A SUMMARY OF THE PROVISIONS OF THE MERGER AGREEMENT RELATING TO DISCUSSIONS WITH THIRD PARTIES. SHAREHOLDERS ARE ENCOURAGED TO REVIEW THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC PROVISIONS CONTAINED IN SECTIONS 5.6 AND 6.5 OF THE MERGER AGREEMENT.

        EMPLOYEE BENEFITS

        It is anticipated that, after consummation of the Merger, certain of the employee benefits provided to VIBC's employees will be made available to Stockdale's employees in lieu of or in addition to benefits presently provided by Stockdale. For example, it is anticipated that VIBC's 401K and ESOP plans will be made available to Stockdale's employees. Similarly, after consummation of the Merger, all future stock option grants will be made pursuant to VIBC's Stock Option Plan and not pursuant to Stockdale's Stock Option Plans, which will be terminated.

        In addition, all outstanding stock options pursuant to Stockdale's Stock Option Plans will be canceled and exchanged for an equivalent amount of stock options pursuant to VIBC's Stock Option Plan. The same exchange ratio to be used in connection with the Merger will be applied to the conversion of the stock options, which will be granted by VIBC for the same remaining terms and with the same remaining vesting schedules as exist for Stockdale's outstanding stock options.

        CONDITIONS

        The obligations of VIBC and Stockdale to consummate the Merger are subject to certain mutual conditions, including but not limited to the following:

        o the approval by Stockdale's and VIBC's shareholders of the principal terms of the Merger;

        o receipt of the regulatory approvals required in connection with the Merger (the parties have agreed that the approvals must not have unacceptable terms or conditions);

        o the absence of any statute, rule, regulation, order, injunction or decree being in effect and prohibiting the consummation of the Merger;

        o the Registration Statement having become effective and there being issued no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose initiated or threatened by the Securities and Exchange Commission;

        o the receipt and continued effectiveness of all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated by the Merger Agreement and to issue the shares of VIBC's common stock to be issued in the Merger;

        o receipt of a letter from the Internal Revenue Service or Vavrinek, Trine, Day & Co., LLP, stating that in its opinion, the Merger will be treated as a tax free reorganization for federal tax purposes; and

        o no fact, circumstance or event shall have occurred or is reasonably likely to occur that would cause the Merger not to qualify for pooling of interests accounting treatment.

        The obligation of VIBC to consummate the Merger is also subject to the fulfillment or waiver by VIBC of certain conditions, including but not limited to the following:

        o the representations and warranties of Stockdale being true and correct in all material respects;

        o the performance by Stockdale in all material respects of all obligations contained in the Merger Agreement required to be performed by Stockdale before the closing;

        o the absence of an event which has had or is likely to have a materially adverse effect on Stockdale;

        o compliance with the Shareholder's Agreement by Stockdale's principal shareholder;

        o receipt of an opinion of McCormick, Barstow, Sheppard ,Wayte & Carruth, LLP, regarding certain legal matters; and

        o the resignations of Messrs. Beimler and Warlick from Stockdale's Board of Directors and the appointment of Messrs. Foss and Kern to Stockdale's Board of Directors.

        In addition, the obligation of Stockdale to consummate the Merger is also subject to the fulfillment or waiver by Stockdale of certain conditions, including but not limited to the following:

        o the representations and warranties of VIBC being true and correct in all material respects;

        o the performance by VIBC in all material respects of all obligations contained in the Merger Agreement required to be performed before the closing;

        o the absence of an event which has had or is likely to have a material adverse effect on VIBC;

        o receipt of an opinion of Horgan, Rosen, Beckham & Coren, L.L.P., regarding certain legal matters; and

        o       the appointment of Mr. Hickman to VIBC's Board of Directors.

        THE FOREGOING IS A SUMMARY OF THE CONDITIONS OF THE MERGER AGREEMENT. SHAREHOLDERS ARE ENCOURAGED TO REVIEW THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC PROVISIONS CONTAINED IN ARTICLES VIII, IX AND X OF THE MERGER AGREEMENT.

        TERMINATION; LIQUIDATED DAMAGES

        The Merger Agreement may be terminated, and the Merger abandoned, prior to the closing:

        o       by the mutual agreement of VIBC and Stockdale;

        o by either of VIBC or Stockdale, by written notice to the other, in the event of: (1) a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not cured or not curable within 30 days after written notice of such breach is given to the party committing such breach; (2) the Merger not having been consummated by January 31, 1999; or (3) 30 days after any approval of a governmental authority required to permit consummation of the Merger or any transaction necessary to consummate the Merger shall have been denied;

        o by Stockdale or VIBC, if Stockdale's Board of Directors receives a proposal from a third party and determines, in good faith and based upon the written advice of a financial advisor, that the financial terms of the proposal are superior to the Merger from Stockdale's shareholders' perspective;

        o by Stockdale if VIBC enters into a third-party transaction which has a material adverse effect on VIBC; or

        o by VIBC or Stockdale, if VIBC's Board of Directors receives a proposal from a third party and determines, in good faith and based upon the written advice of a financial advisor, that the financial terms of the proposal are superior to the Merger from VIBC's shareholders' perspective and requires termination of the Merger.

        If the Merger Agreement is terminated by VIBC or Stockdale pursuant to a material breach of any representation, warranty, covenant or agreement by the other that is not cured within 30 days after written notice of the breach, the breaching party will owe the other party a termination fee equal to $150,000. In the event that there is a termination as a result of one party being involved in a third-party proposal under the circumstances described above, the party involved in the third-party proposal will owe to the other party a termination fee equal to $750,000. The payment of the aforementioned sums shall be made as reasonable liquidated damages and not as a penalty or forfeiture.

        THE FOREGOING IS A SUMMARY OF THE TERMINATION PROVISIONS OF THE MERGER AGREEMENT. SHAREHOLDERS ARE ENCOURAGED TO REVIEW THE TERMS OF THE MERGER AGREEMENT, INCLUDING THE SPECIFIC PROVISIONS CONTAINED IN ARTICLE XI OF THE MERGER AGREEMENT.

        EXPENSES

        The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses.

        THE DIRECTOR'S AGREEMENTS

        VIBC has entered into Director's Agreements with each of Stockdale's directors who hold, in the aggregate, shares representing approximately 25.6% of Stockdale's common stock outstanding. The Director's Agreements, in the form attached to the Merger Agreement as Exhibit "B-1," require each of Stockdale's directors to vote in favor of the Merger at Stockdale's Special Meeting.

        Stockdale has entered into Director's Agreements with each of VIBC's directors who hold, in the aggregate, shares representing approximately 16.8% of VIBC's common stock outstanding. The Director's Agreements, in the form attached to the Merger Agreement as Exhibit "B-2," require each of VIBC's directors to vote in favor of the Merger at VIBC's Special Meeting.

        Each Director's Agreement also provides that the director will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the director to comply with all the terms of the Director's Agreement. In addition, each director agreed not to sell, assign, transfer or dispose of any of his or her shares of Stockdale's common stock or VIBC's common stock, as applicable, during the term of the Director's Agreement.

        The Director's Agreements will terminate when the Merger Agreement is terminated in accordance with its terms.

        The Director's Agreements bind the actions of the directors only in their capacity as shareholders. The directors are not and could not be contractually bound to abrogate their fiduciary duties as directors of Stockdale or VIBC. Accordingly, while the directors are contractually bound to vote as a Stockdale or VIBC shareholder in favor of the Merger, their fiduciary duties as directors nevertheless require them to act in their capacity as directors in the best interests of Stockdale or VIBC when they consider the Merger. In addition, the directors will continue to be bound by their fiduciary duties as Stockdale's or VIBC's directors with respect to any further decisions they may take in connection with the Merger.

        SHAREHOLDER'S AGREEMENT

        Financial Institutions Partners, Ltd., a Nevada limited liability company which owns 31.8% of the outstanding shares of Stockdale's common stock, and Mr. Eric D. Hovde, an individual, have entered into a Shareholder's Agreement in the form attached to the Merger Agreement as Exhibit "D." The Shareholder's Agreement provides that Financial Institutions Partners, Limited will vote in favor of the Merger at Stockdale's Special Meeting and will cause its two representatives on Stockdale's Board of Directors, Messrs. Beimler and Warlick, to tender their written resignations effective as of the closing.

        Financial Institutions Partners, Ltd., purchased its shares of Stockdale's common stock in December, 1997, pursuant to a commitment letter entered into between Stockdale and Mr. Eric D. Hovde, predecessor in interest of Financial Institutions Partners, Ltd. Pursuant to the terms of the commitment letter, Stockdale and Mr. Hovde agreed that Mr. Hovde or his assigns would be entitled to participate in any future offerings by Stockdale to be able to maintain his or its relative percentage ownership. Pursuant to the terms of the Shareholder's Agreement, Financial Institutions Partners, Ltd., and Mr. Hovde have waived their rights to participate in future stock offerings by Stockdale.

              UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

THE MERGER

        The following unaudited pro forma combined condensed financial statements combines the historical consolidated condensed financial statements of VIBC and the historical consolidated condensed financial statements of Stockdale, giving effect to the Merger as if it had been effective on September 30, 1998, with respect to the Pro Forma Combined Condensed Balance Sheet, and as of the beginning of the periods indicated, with respect to the Pro Forma Combined Condensed Statements of Income. This information is presented under the pooling of interests accounting method.

        The information for the period ended September 30, 1998 is derived from the unaudited financial statements of the companies which includes, in the opinion of the management of the companies, all adjustments (consisting only of normal accruals) necessary to present fairly the data for such periods. This information should be read in conjunction with the historical consolidated financial statements of the companies, including their respective notes thereto, which are included or incorporated by reference into this Joint Proxy Statement-Prospectus, and in conjunction with the combined condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement- Prospectus. (See "INFORMATION REGARDING VIBC - Incorporation of Certain Information by Reference" herein.)

        The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet; however, since the estimated costs are nonrecurring, they have not been reflected in the Unaudited Pro Forma Combined Condensed Statements of Income. (See Note 2 to the Unaudited Pro Forma Combined Condensed Financial Information.) The unaudited pro forma combined condensed financial statements do not give effect to any anticipated operating efficiencies in conjunction with the Merger.

        The Unaudited Pro Forma Combined Condensed Balance Sheet is not necessarily indicative of the actual financial position that would have existed had the Merger been consummated on September 30, 1998, or that may exist in the future. The Unaudited Pro Forma Combined Condensed Statements of Income are not necessarily indicative of the results that would have occurred had the Merger been consummated on the dates indicated or that may be achieved in the future. Assuming the consummation of the Merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including changes in values and changes in operating results between the dates of the unaudited pro forma financial data and the date on which the Merger takes place.

             UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT
                               SEPTEMBER 30, 1998


                                                                                                        VIBC AND
                                                       VIBC          STOCKDALE         PRO FORMA       STOCKDALE
                                                   (HISTORICAL)     (HISTORICAL)      ADJUSTMENTS      PRO FORMA
                                                   -----------      -----------       -----------     -----------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

ASSETS:
Cash and due from banks .....................      $    31,363      $     5,867       $    (992)      $    36,238
Federal funds sold ..........................            6,000                0                             6,000
                                                   -----------      -----------       ---------       -----------
    Total cash and cash equivalents .........           37,363            5,867            (992)           42,238

Interest bearing deposits ...................              664              400                             1,064
Federal Reserve Bank and Federal
    Home Loan Bank stock, at cost ...........            2,306            1,045                             3,351
Securities held to maturity .................                0            1,461                             1,461
Securities available for sale ...............           80,478           23,628                           104,106
                                                   -----------      -----------       ---------       -----------
    Total securities ........................           82,784           26,134               0           108,918

Net loans ...................................          344,221           98,995            (300)          442,916
Premises and equipment ......................           11,395            1,117          12,512
Other real estate owned .....................              148              727             875
Other assets ................................           14,753            4,856             190            19,799
                                                   -----------      -----------       ---------       -----------
     Total assets ...........................      $   491,328      $   138,096       $  (1,102)      $   628,322
                                                   ===========      ===========       =========       ===========

LIABILITY AND SHAREHOLDERS' EQUITY
LIABILITIES:
Non-interest bearing deposits ...............      $   121,307      $    15,467       $       0       $   136,774
Interest bearing deposits ...................          320,486          108,381                           428,867
                                                   -----------      -----------       ---------       -----------
     Total deposits .........................          441,793          123,848               0           565,641
Borrowed funds ..............................                0            3,000                             3,000
Accrued interest payable and other
    liabilities .............................            5,566            1,428                             6,994
                                                   -----------      -----------       ---------       -----------
     Total liabilities ......................          447,358          128,276               0           575,634

SHAREHOLDERS' EQUITY:
Common stock and surplus ....................           36,230           10,657               0            46,887
Retained earnings ...........................            7,281             (881)         (1,102)            5,298
Unrealized net gains (losses) on investments
     available for sale .....................              458               44                               502
                                                   -----------      -----------       ---------       -----------
     Total shareholders' equity .............           43,969            9,820          (1,102)           52,687
                                                   -----------      -----------       ---------       -----------
     Total liabilities & shareholders' equity      $   491,328      $   138,096       $  (1,102)      $   628,322
                                                   ===========      ===========       =========       ===========

Number of common shares outstanding .........        7,804,991        1,212,265                         9,984,643
Common shareholders' equity per share .......      $      5.63       $     8.10                       $      5.28

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


                                                                                                                  VIBC AND
                                                         VIBC             STOCKDALE          PRO FORMA           STOCKDALE
                                                     (HISTORICAL)       (HISTORICAL)        ADJUSTMENTS          PRO FORMA
                                                     ------------       ------------       ------------        ------------
                                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
     Interest and fees on loans .............        $     25,534       $      6,299                          $      31,833
     Interest on interest bearing deposits in
         other banks ........................                  30                156                                    186
     Interest on investment securities ......               3,381              1,193                                  4,574
     Interest on federal funds sold .........                 263                  0                                    263
                                                     ------------       ------------       ------------        ------------
          Total interest income .............              29,208              7,648                                 36,856
INTEREST EXPENSE:
     Interest expense on deposits ...........               8,647              3,876                                 12,523
     Interest expense on borrowings .........                 367                 31                                    398
                                                     ------------       ------------       ------------        ------------
          Total interest expense ............               9,014              3,907                                 12,921
                                                     ------------       ------------       ------------        ------------
NET INTEREST INCOME .........................              20,194              3,741                                 23,935
    Less: provisions for loan losses ........               1,665                306       $        300               2,271
                                                     ------------       ------------       ------------        ------------
          Net interest income after
           provision for loan losses ........              18,529              3,435               (300)             21,664
NON-INTEREST INCOME:
     Gains from loan sales ..................                 378                605                                    983
     Loan servicing income ..................                 218                 88                                    306
     Service charges, commissions and fees ..               2,858                499                                  3,357
     Securities gains .......................                 285                  0                                    285
     Other income ...........................                 313                391                                    704
                                                     ------------       ------------       ------------        ------------
          Total non-interest income .........               4,053              1,583                                  5,636
NON-INTEREST EXPENSE:
     Salaries and benefits ..................               8,506              1,925                                 10,431
     Occupancy, furniture and equipment .....               3,120                491                                  3,611
     Postage and freight ....................                 149                 62                                    211
     Advertising and business development ...               1,142                155                                  1,297
     Other real estate owned ................                 112                177                                    289
     Professional services ..................               1,101                145                762               2,008
     Telephone, stationery and supplies .....               1,135                202                                  1,337
     Data processing ........................                 939                128                200               1,267
     Intangible asset amortization ..........                 357                  0                                    357
     Other expense ..........................               1,033                832                 30               1,895
                                                     ------------       ------------       ------------        ------------
          Total non-interest expense ........              17,594              4,117                992              22,703
                                                     ------------       ------------       ------------        ------------
Income before income taxes ..................               4,988                901             (1,292)              4,597
Income taxes ................................               1,748                193               (190)              1,751
                                                     ------------       ------------       ------------        ------------
          Net income ........................        $      3,239       $        708       $     (1,102)       $      2,846
                                                     ============       ============       ============        ============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic .............................           7,765,359          1,212,265                              9,945,011
          Diluted ...........................           8,139,184          1,226,967                             10,345,271
     Income per share
          Basic .............................               $0.42              $0.58                                  $0.29
          Diluted ...........................               $0.40              $0.58                                  $0.27

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30,1997


                                                                                            VIBC AND
                                                         VIBC            STOCKDALE         STOCKDALE
                                                     (HISTORICAL)      (HISTORICAL)        PRO FORMA
                                                     ------------      ------------       ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
     Interest and fees on loans .............        $     19,786      $      6,119       $     25,905
     Interest on interest bearing deposits in
         other banks ........................                  38               130                168
     Interest on investment securities ......               3,325             1,039              4,364
     Interest on federal funds sold .........                 315                 0                315
                                                     ------------      ------------       ------------
          Total interest income .............              23,465             7,288             30,753
INTEREST EXPENSE:
     Interest expense on deposits ...........               7,550             3,981             11,531
     Interest expense on borrowings .........                  93                59                152
                                                     ------------      ------------       ------------
          Total interest expense ............               7,643             4,040             11,683
                                                     ------------      ------------       ------------
NET INTEREST INCOME .........................              15,822             3,248             19,070
     Less: provision for loan losses ........               1,070               354              1,424
                                                     ------------      ------------       ------------
          Net interest income after
          provision for loan losses .........              14,752             2,894             17,646
NON-INTEREST INCOME:
     Gains from loan sales ..................                 424               417                841
     Loan servicing income ..................                 179               101                280
     Service charges, commissions and fees ..               2,483               438              2,921
     Securities gains .......................                 192                 0                192
     Other income ...........................                 306               307                613
                                                     ------------      ------------       ------------
          Total non-interest income .........               3,585             1,263              4,848
NON-INTEREST EXPENSE:
     Salaries and benefits ..................               7,395             1,806              9,201
     Occupancy, furniture and equipment .....               2,479               482              2,961
     Postage and freight ....................                 135                66                201
     Advertising and business development ...               1,045                85              1,130
     Other real estate owned ................                  70               420                490
     Professional services ..................               1,011               172              1,183
     Telephone, stationery and supplies .....                 843               168              1,011
     Data processing ........................                 772               186                958
     Intangible asset amortization ..........                 227                 0                227
     Other expense ..........................                 982               686              1,668
                                                     ------------      ------------       ------------
          Total non-interest expense ........              14,959             4,071             19,030
                                                     ------------      ------------       ------------
Income before income taxes ..................               3,378                86              3,464
Income taxes (benefit) ......................               1,089               (15)             1,074
                                                     ------------      ------------       ------------
          Net income ........................        $      2,289      $        101       $      2,390
                                                     ============      ============       ============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic .............................           7,009,804           757,719          8,372,183
          Diluted ...........................           7,411,700           759,880          8,777,964
     Income per share
          Basic .............................        $       0.33      $       0.13       $       0.28
          Diluted ...........................        $       0.31      $       0.13       $       0.27

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                            VIBC AND
                                                         VIBC            STOCKDALE         STOCKDALE
                                                     (HISTORICAL)      (HISTORICAL)        PRO FORMA
                                                     ------------      ------------       ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
     Interest and fees on loans .............        $     27,632      $      8,054       $     35,686
     Interest on interest bearing deposits in
         other banks ........................                  53               240                293
     Interest on investment securities ......               4,431             1,418              5,849
     Interest on federal funds sold .........                 343                 0                343
                                                     ------------      ------------       ------------
          Total interest income .............              32,459             9,712             42,171
INTEREST EXPENSE:
     Interest expense on deposits ...........              10,213             5,328             15,541
     Interest expense on borrowings .........                 208                62                270
                                                     ------------      ------------       ------------
          Total interest expense ............              10,421             5,390             15,811
                                                     ------------      ------------       ------------
NET INTEREST INCOME .........................              22,038             4,322             26,360
     Less: provisions for loan losses .......               1,850               415              2,265
                                                     ------------      ------------       ------------
          Net interest income after
           provision for loan losses ........              20,188             3,907             24,095
NON-INTEREST INCOME:
     Gains from loan sales ..................               1,182               576              1,758
     Loan servicing income ..................                 240               136                376
     Service charges, commissions and fees ..               3,314               599              3,913
     Securities gains .......................                 551                 0                551
     Other income ...........................                 464               430                894
                                                     ------------      ------------       ------------
          Total non-interest income .........               5,751             1,741              7,492
NON-INTEREST EXPENSE:
     Salaries and benefits ..................               9,800             2,417             12,217
     Occupancy, furniture and equipment .....               3,478               639              4,117
     Postage and freight ....................                 173                91                264
     Advertising and business development ...               1,414               121              1,535
     Other real estate owned ................                  23               478                501
     Professional services ..................               1,403               206              1,609
     Telephone, stationery and supplies .....               1,159               236              1,395
     Data processing ........................               1,030               249              1,279
     Intangible asset amortization ..........                 316                 0                316
     Other expense ..........................               1,399               953              2,352
                                                     ------------      ------------       ------------
          Total non-interest expense ........              20,195             5,390             25,585
                                                     ------------      ------------       ------------
Income before income taxes ..................               5,744               258              6,002
Income taxes (benefit) ......................               1,943               (44)             1,899
                                                     ------------      ------------       ------------
          Net income ........................        $      3,801      $        302       $      4,103
                                                     ============      ============       ============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic .............................           7,074,698           768,926          8,457,227
          Diluted ...........................           7,518,747           770,551          8,904,198
     Income per share
          Basic .............................        $       0.54      $       0.39       $       0.49
          Diluted ...........................        $       0.51      $       0.39       $       0.46

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                                          VIBC AND
                                                         VIBC           STOCKDALE         STOCKDALE
                                                     (HISTORICAL)      (HISTORICAL)       PRO FORMA
                                                     ------------      ------------     ------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
     Interest and fees on loans .............        $     21,979      $    8,082       $     30,061
     Interest on interest bearing deposits in
         other banks ........................                  21             270                291
     Interest on investment securities ......               1,975           1,333              3,308
     Interest on federal funds sold .........                 287               0                287
                                                     ------------      ----------       ------------
          Total interest income .............              24,261           9,685             33,946
INTEREST EXPENSE:
     Interest expense on deposits ...........               6,985           5,414             12,399
     Interest expense on borrowings .........                 143             216                359
                                                     ------------      ----------       ------------
          Total interest expense ............               7,128           5,630             12,758
                                                     ------------      ----------       ------------
NET INTEREST INCOME .........................              17,133           4,055             21,188
     Less: provisions for loan losses .......                 635             854              1,489
                                                     ------------      ----------       ------------
          Net interest income after
          provision for loan losses .........              16,498           3,201             19,699
NON-INTEREST INCOME:
     Gains from loan sales ..................                 423             509                932
     Loan origination fees ..................                  88               0                 88
     Loan servicing income ..................                 235             132                367
     Service charges, commissions and fees ..               1,904             547              2,451
     Securities gains .......................                  49              58                107
     Other income ...........................                 375             283                658
                                                     ------------      ----------       ------------
          Total non-interest income .........               3,075           1,529              4,604
NON-INTEREST EXPENSE:
     Salaries and benefits ..................               8,192           2,298             10,490
     Occupancy, furniture and equipment .....               2,728             696              3,424
     Postage and freight ....................                 149              60                209
     Advertising and business development ...               1,263             110              1,373
     Other real estate owned ................                 157             356                513
     Professional services ..................                 874             282              1,156
     Telephone, stationery and supplies .....                 721             197                918
     Data processing ........................                 698             253                951
     Other expense ..........................                 968           2,176              3,144
                                                     ------------      ----------       ------------
          Total non-interest expense ........              15,749           6,428             22,177
                                                     ------------      ----------       ------------
Income (loss) before income taxes ...........               3,824          (1,698)             2,126
Income taxes (benefit) ......................               1,249            (729)               520
                                                     ------------      ----------       ------------
          Net income (loss) .................        $      2,575      $     (969)      $      1,606
                                                     ============      ==========       ============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic .............................           6,827,596         757,719          8,189,975
          Diluted ...........................           7,238,814         760,985          8,607,065
     Income per share
          Basic .............................        $       0.38      $    (1.28)      $       0.20
          Diluted ...........................        $       0.36      $    (1.27)      $       0.19

             UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                                          VIBC AND
                                                         VIBC            STOCKDALE        STOCKDALE
                                                     (HISTORICAL)      (HISTORICAL)       PRO FORMA
                                                     ------------      ------------     ------------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME:
     Interest and fees on loans .............        $     19,197      $    8,306       $     27,503
     Interest on interest bearing deposits in
         other banks ........................                   0             279                279
     Interest on investment securities ......               1,887           1,575              3,462
     Interest on federal funds sold .........                 691               0                691
                                                     ------------      ----------       ------------
          Total interest income .............              21,776          10,160             31,936
INTEREST EXPENSE:
     Interest expense on deposits ...........               5,951           5,555             11,506
     Interest expense on borrowings .........                  23             614                637
                                                     ------------      ----------       ------------
          Total interest expense ............               5,973           6,169             12,142
                                                     ------------      ----------       ------------
NET INTEREST INCOME .........................              15,803           3,991             19,794
     Less: provisions for loan losses .......               1,008             475              1,483
                                                     ------------      ----------       ------------
          Net interest income after
           provision for loan losses ........              14,795           3,516             18,311
NON-INTEREST INCOME:
     Gains from loan sales ..................                 179             737                916
     Loan origination fees ..................                 326               0                326
     Loan servicing income ..................                 209             124                333
     Service charges, commissions and fees ..               1,511             424              1,935
     Securities gains .......................                   2             149                151
     Other income ...........................                 292             360                652
                                                     ------------      ----------       ------------
          Total non-interest income .........               2,519           1,794              4,313
NON-INTEREST EXPENSE:
     Salaries and benefits ..................               7,350           2,650             10,000
     Occupancy, furniture and equipment .....               2,038             807              2,845
     Postage and freight ....................                 116              60                176
     Advertising and business development ...                 946              80              1,026
     Other real estate owned ................                   0             254                254
     Professional services ..................                 924             290              1,214
     Telephone, stationery and supplies .....                 518             232                750
     Data processing ........................                 593             304                897
     Other expense ..........................                 964           1,623              2,587
                                                     ------------      ----------       ------------
          Total non-interest expense ........              13,449           6,300             19,749
                                                     ------------      ----------       ------------
Income (loss) before income taxes ...........               3,865            (990)             2,875
Income taxes (benefit) ......................               1,440            (334)             1,106
                                                     ------------      ----------       ------------
          Net income (loss) .................        $      2,425      $     (656)      $      1,769
                                                     ============      ==========       ============
PER SHARE INFORMATION:
     Number of shares (weighted average)
          Basic .............................           6,645,737         757,719          8,008,116
          Diluted ...........................           7,162,180         760,985          8,530,431
     Income per share
          Basic .............................        $       0.36      $    (0.87)      $       0.22
          Diluted ...........................        $       0.34      $    (0.86)      $       0.21

         NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

        NOTE 1: BASIS OF PRESENTATION. Certain historical data of Stockdale have been reclassified on a pro forma basis to conform to VIBC's classifications. Transactions between the companies are not material in relation to the unaudited pro forma combined financial statements, and have not been eliminated from the pro forma combined amounts.

        NOTE 2: MERGER COSTS. The unaudited pro forma combined condensed financial data reflects VIBC's and Stockdale's management's current estimate, for purposes of pro forma presentation, of the aggregate estimated merger costs of $1,292,000 ($1,102,000 net of taxes for deductible expenditures) expected to be incurred in connection with the Merger. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in the Unaudited Pro Forma Combined Condensed Income Statement for September 30, 1998, in order to disclose-the aggregate effect of these activities on VIBC's pro forma combined financial position. The estimated aggregate costs include the following:


        Computer conversion costs...............................      $   200,000

        Investment banking fees.................................          682,000

        Legal and other professional costs......................           80,000

        Printing costs..........................................           30,000

        Other costs.............................................          300,000
                                                                      -----------

            Total Estimated Aggregate Costs.....................      $ 1,292,000
                                                                      ===========


        The foregoing cost estimates are forward-looking. The ultimate level and timing of recognition of such costs will be based on many factors beyond the control of VIBC or Stockdale. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

        NOTE 3: COMMON SHARES OUTSTANDING. The unaudited pro forma number of common shares outstanding, common shareholders' equity per share, number of shares (basic and diluted) and income per share (basic and diluted) are based on the share amounts for VIBC plus the historical share amounts for Stockdale multiplied by the assumed exchange ratio of 1.798.

THE BRANCH ACQUISITION AND TRUST PREFERRED SECURITIES OFFERING

        The following Unaudited Pro Forma Combined Balance Sheet combines the historical consolidated condensed financial statements of VIBC, the historical consolidated condensed financial statements of Stockdale, the historical financial data for the Hemet branch office, and the proposed $20 million offering of trust preferred securities giving effect to the Merger, the branch acquisition and the offering as if they had been effective on September 30, 1998. The Merger is presented under the pooling of interests accounting method. The branch acquisition is presented under the purchase accounting method.

        This information should be read in conjunction with the historical consolidated financial statements of the companies, including their respective notes thereto, which are included or incorporated by reference into this Joint Proxy Statement - Prospectus, and in conjunction with the combined condensed historical selected financial data and other pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement - Prospectus. (See "INFORMATION REGARDING VIBC - Incorporation of Certain Information by Reference" herein.)

        The effect of estimated merger and reorganization costs expected to be incurred in connection with the Merger have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheets. The Unaudited Pro Forma Combined Condensed Balance Sheets are not necessarily indicative of the actual financial position that would have existed had the Merger, the branch acquisition and the offering been consummated on September 30, 1998, or that may exist in the future.

            UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS AT
                               SEPTEMBER 30, 1998


                                                                                   PENDING         OFFERING AND
                                                        VIBC        STOCKDALE       BRANCH           PRO FORMA         PRO FORMA
                                                    (HISTORICAL)  (HISTORICAL)   ACQUISITION        ADJUSTMENTS         COMBINED
                                                    ------------  ------------   ------------      ------------      ------------
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
ASSETS:
Cash and due from banks .......................     $     31,363  $      5,867   $        200      $       (992)     $     36,438
Federal funds sold ............................            6,000             0          1,690(1)         19,250(2)         26,940
                                                    ------------  ------------   ------------      ------------      ------------
    Total cash and cash equivalents ...........           37,363         5,867          1,890            18,258            63,378
Interest bearing deposits .....................              664           400                                              1,064
Federal Reserve Bank and Federal
    Home Loan Bank stock, at cost .............              306         1,045              0                               3,351
Securities held to maturity ...................                0         1,461              0                               1,461
Securities available for sale .................           80,478        23,628         85,000                             189,106
                                                    ------------  ------------   ------------      ------------      ------------
    Total securities ..........................           82,784        26,134         85,000                             193,918
Net loans .....................................          344,221        98,995         16,830              (300)          459,746
Premises and equipment ........................           11,395         1,117             30                              12,542
Investments in real estate ventures ...........                0             0              0                                   0
Other real estate owned .......................              148           727              0                                 875
Other assets ..................................           14,753         4,856          2,181(1)            940(3)         22,730
                                                    ------------  ------------   ------------      ------------      ------------
     Total assets .............................     $    491,328  $    138,096   $    105,931      $     18,898      $    754,253
                                                    ============  ============   ============      ============      ============
LIABILITY AND SHAREHOLDERS' EQUITY LIABILITIES:
Non-interest bearing deposits .................     $    121,307  $     15,467   $          0      $          0      $    136,774
Interest bearing deposits .....................          320,486       108,381        105,631                             534,498
                                                    ------------  ------------   ------------      ------------      ------------
     Total deposits ...........................          441,793       123,848        105,631                 0           671,272
Borrowed funds ................................                0         3,000              0                               3,000
Accrued interest payable and other liabilities             5,566         1,428            300            20,000(2)         27,294
                                                    ------------  ------------   ------------      ------------      ------------
     Total liabilities ........................          447,358       128,276        105,931            20,000           701,565
SHAREHOLDERS' EQUITY:
Common stock and surplus ......................           36,230        10,657                                             46,887
Retained earnings .............................            7,281          (881)                          (1,102)            5,298
Unrealized net gains (losses) on
   investments available for sale, net ........              458            44                                                502
                                                    ------------  ------------   ------------      ------------      ------------
    Total shareholders' equity ................           43,969         9,820              0            (1,102)           52,687
                                                    ------------  ------------   ------------      ------------      ------------
    Total liabilities & shareholders' equity ..     $    491,328  $    138,096   $    105,931      $     18,898      $    754,253
                                                    ============  ============   ============      ============      ============


----------
(1) The Stockdale Merger is accounted for utilizing the pooling method of accounting and the Branch acquisition is accounted for utilizing the purchase method of accounting. The excess cost over fair value of net assets acquired for the Branch acquisition was assumed to have been $1,059,000.

(2) VIBC will issue $20,000,000 in long term debt from the trust preferred securities offering.

(3) Expenses associated with the issuance of the trust preferred securities are assumed to total $750,000 and have been capitalized.

                           INFORMATION REGARDING VIBC

BUSINESS OF VIBC

        VIBC is a bank holding company registered under the Bank Holding Company Act and its principal business is to serve as a holding company for its banking subsidiary, Valley Independent Bank. VIBC was organized on November 7, 1997, as a California corporation. VIBC became VIB's holding company on March 12, 1998.

        VIB was incorporated under the laws of the State of California on March 28, 1980, and commenced operations as a California state-chartered bank on March 19, 1981. VIB's main office is located at 1448 Main Street, El Centro, California 92243. In addition, as of September 30, 1998, VIB had branch offices in Brawley, Calexico and Holtville, in Imperial County, Blythe, Coachella, Indio, La Quinta, Palm Desert, Palms Springs, and Thousand Palms, in Riverside County, and Julian and Tecate in San Diego County. The Bank also operates loan production offices in El Centro, Carlsbad, Orange, and Rancho Mirage, California, Yuma, Arizona, and Las Vegas, Nevada. Further, VIB has applications pending for regulatory approval to acquire the Hemet Branch office of Fremont Investment & Loan.

        VIB offers a full range of commercial banking services, including the making of commercial loans and various types of consumer loans; the acceptance of checking, savings and time deposits; NOW, super NOW and money-market deposit accounts; and provides travelers' checks, pre-approved overdraft lines, safe deposit and other customary non-deposit banking services. VIB is an agent for VISA(R) and MasterCard(R) credit cards, and is a merchant depository for card holder drafts under both types of credit cards. At the present time, VIB does not have a trust department but can provide that service through a correspondent bank. VIB has 24-hour automated teller machines at its branches, which are integrated into multi-state ATM networks; as well as drive-through banking service at a majority of its branch locations.

PENDING BRANCH ACQUISITION

        On September 22, 1998 Valley Independent Bank entered into an Agreement to Assume Liabilities and to Acquire Assets of Branch Office with Fremont Investment & Loan. The Branch Agreement provides for the acquisition of Fremont Investment and Loan's Hemet branch office located at 2091 West Florida Avenue, Suite 100, Hemet, California 92545. Pursuant to the Branch Agreement, VIB will acquire certain of the loans of the Hemet branch, will acquire the furniture and fixtures, will assume the deposits of the Branch and will assume the lease for the branch. The premium to be paid by VIB for the purchase is presently anticipated to be approximately $1 million. It is anticipated that the total deposits of the branch to be assumed by VIB, which is scheduled to close in mid January - 1999, will be approximately $100 million. The acquisition of the Hemet branch is subject to receipt of regulatory approvals and satisfaction of standard terms and conditions for branch acquisitions. Applications have been filed with the FRB and the California Department of Financial Institutions for approval of the branch acquisition. No assurances can be given that the regulatory authorities will approve the proposed acquisition, although, except as discussed below, neither VIB nor VIBC have any reason to believe the applications will not be approved on a timely basis.

        Because the acquisition of the branch will result in a significant increase in the total assets and liabilities of VIB, it is anticipated that the regulatory approvals will be conditioned upon VIB increasing its equity capital by at least $8.5 million and, accordingly, VIB has projected a capital increase of at least that amount in its regulatory applications, which are currently pending. As discussed below, VIBC is proposing to raise more than sufficient capital through an issuance of trust preferred securities of at least $20 million which will be used to increase VIB's capital to support the proposed branch acquisition. (See "INFORMATION REGARDING VIBC - Proposed Offering - Trust Preferred Securities" herein.) Consummation of the branch acquisition will be conditioned upon increasing VIB's capital.

        Management of VIB viewed the opportunity to acquire the branch location as an excellent opportunity to expand VIB's services into the San Jacinto Valley, which is about 90 miles east of Los Angeles, 35 miles southeast of Riverside, and 85 miles northeast of San Diego.

PROPOSED OFFERING - TRUST PREFERRED SECURITIES

        VIBC is in the process of preparing offering materials for the purpose of raising $20 million through the sale of trust preferred securities. It is presently contemplated that the sale of the trust preferred securities will be effected through the services of an underwriter and that the securities will be sold on a private placement basis to institutional investors. No assurances can be given, however, that VIBC will be successful in selling the trust preferred securities or in otherwise raising the capital necessary to support VIB's proposed branch acquisition.

        Trust preferred securities are a hybrid form of security which is considered debt, with the interest paid deductible for income tax purposes, but which is considered capital for bank regulatory purposes. Typically, a new sole purpose entity is established as a trust by the issuer, and the trust issues preferred securities to investors. The cash received from investors is used by the trust to purchase subordinated debentures from the issuer. The issuer, in turn, may use the cash from the sale of the subordinated debentures to capitalize its bank subsidiary, or for other corporate purposes.

        Trust preferred securities do not convert into common stock and, therefore, the issuance of trust preferred securities will not be dilutive to the voting interests of holders of VIBC's common stock. However, the dividends on trust preferred securities, which accumulate, must be paid ahead of dividends to other preferred shareholders and holders of VIBC's common stock.

CERTAIN INFORMATION REGARDING VIBC MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        BENEFICIAL OWNERSHIP OF STOCK

        Except as set forth below, management of VIBC does not know of any person who owns beneficially or of record, more than 5% of the VIBC's outstanding common stock. The following table sets forth certain information as of November ___, 1998, concerning the beneficial ownership of VIBC's common stock by each of the directors and executive officers(1) and by all directors and executive officers of VIBC as a group. Management is not aware of any change in control of VIBC which has occurred since January 1, 1997, or of any arrangement which may, at a subsequent date, result in a change in control of VIBC.


                                                                              NUMBER OF SHARES           PERCENT
                                                     NUMBER OF SHARES         SUBJECT TO VESTED          OF CLASS
                                                     OF COMMON STOCK          STOCK OPTIONS AND          BENEFICIALLY
NAME AND TITLE                                       BENEFICIALLY OWNED(2)    OUTSTANDING WARRANTS(3)    OWNED(3)
--------------                                       ---------------------    -----------------------    ------------

JACK BRITTAIN, JR., ......................                 20,382(4)                 3,240                 .30%
   Executive Vice President, VIB

CHARLES ELLIS, ...........................                 22,069                   26,033                 .61%
   Director

R. STEPHEN ELLISON, ......................                242,269(5)                34,807                3.49%
   Director

RICHARD D. FOSS, .........................                 98,298(6)                39,497                1.73%
   Chairman of the Board of Directors

HARRY G. GOODING, III, ...................                 12,371(7)                 4,104                 .21%
   Executive Vice President and
   Chief Financial Officer

DENNIS L. KERN,(8) .......................                387,649(5)(9)            126,383                6.41%
   Director, President and
   Chief Executive Officer

EDWARD MCGREW, ...........................                 35,558                   34,860                 .89%
   Director

RONALD A. (RUSTY) PEDERSEN,(10)                           553,799(5)                18,473                7.23%
   Vice Chairman of the Board

MARTIN E. PLOURD, ........................                 19,086(11)               13,430                 .41%
   Executive Vice President, VIB

JOHN L. SKINNER, .........................                 59,783                   24,015                1.06%
   Director

THOMAS TOPUZES, ..........................                 24,692(12)               10,956                 .45%
   Executive Vice President, VIB

ALICE HELEN LOWERY WESTERFIELD,(13)                       325,450                   18,388                4.35%
   Vice Chairman of the Board

ALL DIRECTORS AND EXECUTIVE ..............              1,372,254(5)               354,186               20.93%
  OFFICERS AS A GROUP (12 in number)

----------

(1) With respect to VIBC, the term "executive officer" means the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer. VIBC's Chairman of the Board, Vice Chairmen of the Board, and Secretary are not deemed to be executive officers of VIBC. However, VIB's Executive Vice President and Chief Administrative Officer, Executive Vice President and Chief Credit Officer, and Executive Vice President and Branch Administrator are also considered executive officers of VIBC.

(2) Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options and outstanding Warrants. Also includes shares held as trustee and held by or as custodian for minor children. Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(3) Shares subject to options held by directors or executive officers that were exercisable within 60 days after November ___, 1998 ("vested") and all outstanding Warrants held by directors or executive officers are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person but not for the purpose of computing the percent of class owned by any other person.

(4) Includes 1,902 shares allocated to Mr. Brittain pursuant to the 401(k) Plan and 4,122 shares in the ESOP.

(5) Includes 214,576 shares held as trustee of the ESOP. The trustees have voting rights over these shares to the extent not exercised by the ESOP's participants. These shares are included for each of Messrs. Ellison, Kern and Pedersen, the trustees, and are included once for the category "All Directors and Executive Officers as a Group."

(6)     Includes 11,313 shares held in trust for the benefit of Mr. Foss.

(7) Includes 1,960 shares allocated to Mr. Gooding pursuant to the 401(k) Plan and 3,308 shares in the ESOP.

(8)     Mr. Kern's business address is 1498 Main Street, El Centro, California
        92243.

(9) Includes 8,881 shares allocated to Mr. Kern pursuant to the 401(k) Plan and 6,957 shares in the ESOP.

(10) Mr. Pedersen's business address is 330 West Aten Road, Imperial, California 92251.

(11) Includes 364 shares allocated to Mr. Plourd pursuant to the 401(k) Plan and 3,788 shares in the ESOP.

(12) Includes 2,875 shares allocated to Mr. Topuzes pursuant to the 401(k) Plan and 4,585 shares in the ESOP.

(13)    Ms. Westerfield's address is 82-257 Bliss, Indio, California 92201.


        DIRECTORS

        Article V(a) of VIBC's Articles of Incorporation provide for a range of six to ten directors and permit the exact number of directors to be fixed by board or shareholder action. The Board of Directors has fixed the number of directors at eight. Article VIII(b) of VIBC's Articles of Incorporation provide that when the number of directors has been fixed at six or more, but less than nine, the Board of Directors shall be classified into two classes with each class serving for staggered two-year terms.

        The persons named below, all of whom are currently members of VIBC's Board of Directors, were elected at VIBC's 1998 Annual Meeting of Shareholders to serve until the 1999 or the 2000 Annual Meetings of Shareholders and until their successors are elected and have qualified. At the 1998 Annual Meeting of Shareholders VIBC's shareholders first implemented the classification of VIBC's Board of Directors. Hereafter, so long as VIBC has six or more but less than nine directors, the directors will serve two-year, staggered terms. If the Board of Directors is expanded to nine or more, as contemplated by the Merger Agreement, the directors will be divided into three classes serving staggered three-year terms.

        None of the directors or executive officers of VIBC were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of VIBC, acting within their capacities as such. There are no family relationships between the directors and executive officers of VIBC and none of the directors or executive officers of VIBC serve as directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

        The following table sets forth the names and certain information as of November ____, 1998, concerning the directors of VIBC:

                                                                             YEAR FIRST                      YEAR FIRST
                                                                             ELECTED OR                      ELECTED OR
                                              BUSINESS EXPERIENCE            APPOINTED       CURRENT         APPOINTED
                                              DURING THE PAST                DIRECTOR        TERM            DIRECTOR
NAME AND TITLE                      AGE       FIVE YEARS                     OF VIBC         EXPIRES         OF VIB
--------------                      ---       ----------------------------   ----------      -------         ----------

CHARLES ELLIS,                      71        President, Coachella Valley        1997          2000           1995
  Director                                    Insurance Service, Inc.

R. STEPHEN ELLISON,                 49        President, Jordan/Central          1997          2000           1990
  Director                                    Implement (Machinery)

RICHARD D. FOSS,                    58        President, Foss Account-           1997          1999           1980
  Chairman of the                             tancy Corporation,
  Board of Directors                          Certified Public Accountants

DENNIS L. KERN,                     58        President and Chief                1997          1999           1983
  Director, President                         Executive Officer,
  and Chief Executive                         Valley Independent Bank
  Officer(1)

EDWARD MCGREW,                      60        Owner-Operator of MAGCO            1997          2000           1983
  Director                                    (general farming and
                                              cattle feeding)

RONALD A. (RUSTY) PEDERSEN,         64        Owner, Imperial Pre-Mix            1997          1999           1983
  Vice Chairman of the                        Co. (cattle feed supplement
  Board of Directors                          manufacturing)

JOHN L. SKINNER,                    68        Owner, T.C. Worthy                 1997          2000           1990
  Director                                    Cash & Carry

ALICE HELEN LOWERY                  69        Retired; Regional Customer         1997          1999           1992
WESTERFIELD,                                  Relations Officer, Valley
  Vice Chairman of the                        Independent Bank (1993 to
  Board of Directors                          1997); previously Chairman,
                                              President and Chief Executive
                                              Officer, The First National
                                              Bank in Coachella

----------
(1)     This person is an executive officer of VIBC.


        EXECUTIVE OFFICERS

        The following table sets forth the names and certain information as of November ___, 1998, concerning the executive officers of VIBC, except Mr. Kern, who is a director and included in the table set forth above. Messrs. Brittain, Plourd and Topuzes are officers of VIB and are considered to be executive officers of VIBC.

                                                                                                                    TERM
                              TITLE WITH          TITLE WITH                    BUSINESS EXPERIENCE                 OF OFFICE
NAME                          VIBC                VIB                   AGE     DURING THE PAST FIVE YEARS          WITH VIB
----                          ------------        -------------         ---     --------------------------          --------

JACK BRITTAIN, JR.            N/A                 Executive Vice        50      Chief Credit Officer, Valley        Since 1988
                                                  President and                 Independent Bank
                                                  Chief Credit
                                                  Officer

HARRY G. GOODING, III         Executive Vice      Executive Vice        51      Chief Financial Officer,            Since 1991
                              President and       President and                 Valley Independent Bank
                              Chief Financial     Chief Financial
                              Officer             Officer

MARTIN E. PLOURD              N/A                 Executive Vice        40      Branch Administrator,               Since 1986
                                                  President and                 Valley Independent Bank
                                                  Branch
                                                  Administrator

THOMAS TOPUZES                N/A                 Executive Vice        51      Chief Administrative                Since 1991
                                                  President and                 Officer, Valley Independent
                                                  Chief                         Bank
                                                  Administrative
                                                  Officer


                              SIGNIFICANT EMPLOYEE

        The following table sets forth the name and certain information as of November ____, 1998, concerning the significant employee of VIB who is not deemed an executive officer of VIB or VIBC.


                                                                                                                    TERM
                              TITLE WITH          TITLE WITH                    BUSINESS EXPERIENCE                 OF OFFICE
NAME                          VIBC                VIB                   AGE     DURING THE PAST FIVE YEARS          WITH VIB
----                          -----------         -------------         ---     ---------------------------         --------

JANICE STEWART GRADY          N/A                 Senior Vice           45      Human Resources Director,           Since 1989
                                                  President and                 Valley Independent Bank
                                                  Human Resources
                                                  Director


LITIGATION

        As of the date of this Prospectus - Joint Proxy Statement, VIBC is not aware of any litigation pending or threatened to which VIBC or VIB is a party the outcome of which is likely to have a material adverse effect on VIBC.

AVAILABLE INFORMATION

        VIBC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, VIBC files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by VIBC with the SEC may be inspected and copied at the Public Reference Room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

        Shares of VIBC's common stock are designated for quotation on the Nasdaq National Market under the symbol "VIBC." Exchange Act reports filed by VIBC can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. VIBC became a reporting company as of March 19, 1998. Prior thereto, VIBC's predecessor corporation (now its wholly-owned subsidiary), Valley Independent Bank, filed reports, proxy statements, and other information with the Federal Deposit Insurance Corporation.

        VIBC has filed with the SEC a Registration Statement on Form S-4 (including exhibits thereto, the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering the shares of VIBC's common stock issuable in the Merger. This Joint Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Any additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Joint Proxy Statement-Prospectus incorporates by reference documents not included herein. Documents relating to VIBC, excluding exhibits unless specifically incorporated herein, are available without charge upon request to Mr. Harry G. Gooding, III, Executive Vice President and Chief Financial Officer, 1498 Main Street, El Centro, California 92243. Telephone requests may be directed to Mr. Harry G. Gooding, III at (760) 337-3255.

        The following documents filed with the SEC by VIBC are incorporated herein by reference:

        (a)     VIBC's Registration Statement on Form 8-A dated March 19, 1998;

        (b) VIBC's Annual Report on Form 10-K for the year ended December 31, 1997;

        (c) VIBC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; and

        (d) VIBC's Current Reports on Form 8-K dated March 19, 1998, May 1, 1998, and September 29, 1998.

        Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of SEC's Regulation S-K.

        All documents and reports filed by VIBC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to VIBC's Special Meeting and Stockdale's Special Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing and any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

        The documents and reports filed by VIBC with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy statements, and other information regarding issuers that file electronically with the SEC, including VIBC. The SEC's Internet site is http://www.sec.gov. VIBC's Internet site is http://www.vibcorp.com.

                         INFORMATION REGARDING STOCKDALE

BUSINESS OF STOCKDALE

        Stockdale is a federal stock savings bank, chartered by the Office of Thrift Supervision (the "OTS") on June 27, 1991. Stockdale was initially incorporated on February 26, 1985, as Stockdale Savings and Loan Association, a California state-chartered savings and loan association and began operations on that date. Effective June 27, 1991, Stockdale converted to a federal stock savings bank and currently operates under a federal charter as Bank of Stockdale, F.S.B. Stockdale is a member of the Federal Home Loan Bank ("FHLB") of San Francisco, which is one of twelve regional banks making up the Federal Home Loan Bank System. Stockdale's deposits are insured up to the applicable limits by the Savings Association Insurance Fund of the FDIC. Stockdale's principal executive office is located at 5151 Stockdale Highway, Bakersfield, California 93309, and its telephone number is (805) 833-9292. As of September 30, 1998, Stockdale had branch offices located at 3990 Gosford Road, Bakersfield, California 93309, and 2700 Mount Vernon Avenue, Bakersfield, California 93306. In addition, Stockdale has a loan production office in Fresno, California. Services include those traditionally offered by community banks, such as checking and saving accounts and real estate and home improvement loans. The vast majority of Stockdale's loans are direct loans made to individuals, professionals, and small and medium sized businesses within Stockdale's marketing area.

        Stockdale's principal sources of income are interest received on real estate and other loans, and income derived from the sale of loans. To a lesser extent, Stockdale earns income from investments, from fees received in connection with the servicing of loans and consumer banking activities. Its principal expenses are interest paid on deposits and other borrowings, and administrative and other operating expenses. The sources of funds for lending activities are deposit acquisitions, borrowings, loan sales and repayments. Stockdale's primary use of funds is the origination of real estate loans and loans to small businesses.

        Stockdale's results of operations depend upon the local real estate market and the interest rate environment, both of which impact the demand for loans. Interest rates also impact the difference between interest earned on loans and investments, and the interest paid on deposits and borrowings. Other significant influences on Stockdale's operations, and on the operations of thrifts generally include general economic conditions, the related monetary and fiscal policies of the federal government and the policies of the various regulatory authorities.

        Stockdale is subject to examination and comprehensive regulation by the OTS and the FDIC. Stockdale is further subject to regulations of the Board of Governors of the Federal Reserve System (the "FRB") governing reserves required to be maintained against deposits and certain other matters.

CERTAIN INFORMATION REGARDING STOCKDALE MANAGEMENT AND PRINCIPAL SHAREHOLDERS

        BENEFICIAL OWNERSHIP OF COMMON STOCK

        Principal Shareholders. Stockdale's management knows of no person, group, corporation, or other entity which owns beneficially, directly or indirectly, more than five percent (5%) of the outstanding shares of Stockdale's common stock as of the record date, November ____, 1998 (1,212,265 shares outstanding), other than as set forth below:

        NAME AND ADDRESS OF                       AMOUNT AND NATURE OF             PERCENT
        BENEFICIAL OWNERS                         BENEFICIAL OWNERSHIP             OF CLASS
        -------------------                       --------------------             --------

        Financial Institution Partners, Ltd.            385,865                    31.83%
        1629 Colonial Parkway
        Inverness, IL  60067

        Ed L. Hickman                                   67,6751                     5.48%(1)
        5151 Stockdale Highway
        Bakersfield, CA  93309


        Financial Institution Partners, Ltd. acquired the shares listed above as beneficially owned in December, 1997, pursuant to a Commitment Letter entered into between its predecessor and one of its principals, Mr. Eric D. Hovde, on the one hand, and Stockdale, on the other, dated July 1, 1997 and amended July 17 and September 29, 1997 (the "Commitment Letter"). The shares were purchased from Stockdale out of its authorized and previously unissued


--------
(1) Includes 22,000 shares which Mr. Hickman has the right to acquire pursuant to the exercise of options granted under Stockdale's 1985 Stock Option Plan.

common stock for $6.60 per share in cash. Stockdale paid Hovde Financial, Inc., of which Mr. Hovde is also a principal, a consulting fee of $11,961.75 in connection with the issuance of the shares to Financial Institution Partners, Ltd.

        The Commitment Letter provides that Financial Institution Partners, Ltd. may designate two representatives to serve on Stockdale's Board of Directors from the date it acquires the shares through the first annual meeting of shareholders after that date. As permitted by Stockdale's Bylaws, the Board of Directors increased the number of its members from 12 to 14 and appointed Messrs. Jeffrey W. Warlick and Irving R. Beimler to fill the vacancies so created as the designees of Financial Institution Partners, Ltd. They began serving as new members of the Board of Directors on February 18, 1998. Mr. Warlick has been appointed to a two year term expiring in 2001 and Mr. Beimler has been appointed to a one year term expiring in 1999.

        At the same time Financial Institutions Partners, Ltd. purchased the 362,431 shares of Common Stock in December, 1997, six members of Stockdale's Board of Directors (or entities of which they are beneficial owners) and one other person purchased an aggregate of 92,115 newly issued shares of Stockdale's common stock. They each paid $6.60 per share in cash.

        Beneficial Ownership of Common Stock by Directors and Officers. The following table sets forth as of November ___, 1998, the number of shares of Stockdale's common stock beneficially owned, directly and indirectly, by Stockdale's directors and executive officers(2), and by all directors and executive officers of Stockdale, as a group. Management is not aware of any change in control of Stockdale which has occurred since January 1, 1997, or any arrangement which may, at a subsequent date, result in a change in control of Stockdale except for the Merger. The information contained herein has been obtained from Stockdale's records or furnished directly by the individual or entity to Stockdale.


                                          NUMBER OF SHARES                         PERCENT OF CLASS
                                          OF COMMON STOCK                            BENEFICIALLY
NAME AND TITLE(2)                       BENEFICIALLY OWNED(3)                             OWNED
-----------------                       ---------------------                      ----------------

JIM BANDUCCI,                                    7,500                                   .62%
   Director

IRVING R. BEIMLER,                             385,865(4)                              31.83%
   Director

JOHN BROCK, JR.,                                 6,600                                   .54%
   Director

DWIGHT E. BYRUM,                                36,220(5)                               2.99%
   Director

FRED H. CARLISLE, JR.,                          38,000(6)                               3.13%
   Director

JAMES F. DANDY,                                 21,747(7)                               1.79%
   Director

--------

(2) With respect to Stockdale, the term "executive officer" means the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and Chief Loan Officer, and Senior Vice President and Commercial Loan Officer. Stockdale's Chairman of the Board, Secretary, and other Vice Presidents are not deemed to be executive officers.

(3) Unless otherwise indicated, each person has sole voting and investment power over the stock shown as beneficially owned, subject to community property laws where applicable.

(4) Mr. Beimler and Mr. Warlick are representatives of Financial
Institution Partners, Ltd. and all of the shares shown are owned of record by Financial Institution Partners, Ltd. These shares are included for each of Messrs. Beimler and Warlick and are included once for the category "All Directors and Executive Officers as a Group."

(5) 31,500 of which are owned by Bakersfield Pipe and Supply Pension Plan, of which Mr. Byrum is a trustee.

(6) 11,000 of which are owned by S.A. Camp Companies, of which Mr. Carlisle is Secretary/Treasurer.

(7) 21,747 of which are owned by the J.L. Dandy & Co Employee Profit Sharing Plan & Trust of which Mr. Dandy is a trustee.

                                            NUMBER OF SHARES         PERCENT OF CLASS
                                            OF COMMON STOCK            BENEFICIALLY
NAME AND TITLE(2)                         BENEFICIALLY OWNED(3)           OWNED
-----------------                         ---------------------      ----------------

EARLE J. GIBBONS,                               39,000(8)                 3.22%
   Director

ED L. HICKMAN,                                  67,675(9)                 5.48%
   Director, President and
   Chief Executive Officer

BRUCE C. JAY,                                    2,720                     .22%
   Executive Vice President
   and Chief Financial Officer

THOMAS S. KELLY,                                34,249                    2.83%
   Chairman of the Board of Directors

THOMAS J. PHILLIPS,                             16,500                    1.36%
   Director

RICK L. ROPER,                                  11,000(10)                 .90%
   Executive Vice President and
   Chief Loan Officer

KEN SORENSON,                                   22,000(11)                1.81%
   Director

RONALD L. SCHEIDT,                                   0                     N/A
   Senior Vice President and
   Commercial Loan Officer

MARVIN E. STEINERT,                             36,000                    2.97%
   Director

JEFFERY W. WARLICK,                            385,865(4)                31.83%
   Director

RICHARD P. WILSON,                              16,389(12)                1.35%
   Director

ALL DIRECTORS AND EXECUTIVE OFFICERS           741,465                   61.16%
    AS A GROUP (17 in number)

        DIRECTORS

        Stockdale's Bylaws provide that the authorized number of directors shall be 14. Stockdale's Board of Directors is divided into 3 classes, with staggered terms of 3 years per class, so that approximately one-third of Stockdale's Board of Directors is elected each year by Stockdale's shareholders. The following table sets forth the names and certain information as of November ___, 1998, concerning Stockdale's directors. Officers serve at the pleasure of Stockdale's Board of Directors. None of the directors or executive officers of Stockdale were selected

--------


(8) 22,000 of which are owned by Regional Mortgage Co. Which is partially owned by a trust of which Mr. Gibbons is a trustee. Also includes 6,600 shares which are owned by River West, a partnership of which Mr. Gibbons is a partner.

(9) Includes 22,000 shares of which Mr. Hickman has an unexpired vested stock option pursuant to Stockdale's 1985 Stock Option Plan.

(10) Includes 11,000 shares of which Mr. Roper has an unexpired vested stock option pursuant to Stockdale's 1985 Stock Option Plan.

(11) 5,500 of which are in Mr. Sorenson's individual retirement account held by A.G. Edwards, Inc.

(12) 7,476 of which are owned by the Wilson, Schultz & Paves Insurance Agency, Inc. 401(k) Profit Sharing Trust of which Mr. Wilson is a trustee.

pursuant to any arrangement or understanding, other than with the directors and executive officers of Stockdale acting within their capacities as such. Except as noted below, there are no family relationships between the directors and executive officers of Stockdale. None of the directors or executive officers serve as directors of any company which has a class of securities registered under, or which are subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.


                                                                                                  Year First
                                                                                                  Elected or
                                                                                                  Appointed            Current
                                                         Business Experience                     Director of             Term
Name and Title                    Age               During the Past Five Years                    Stockdale            Expires
--------------                    ---               --------------------------                   -----------           -------

JIM BANDUCCI,                     68       Farmer; Real Estate                                      1983                  2000
   Director

IRVING R. BEIMLER,                52       Consultant, Senior Vice President of Hovde               1998                  1999
   Director                                Capital; formerly Executive Vice President of
                                           Riggs Bank (1994-1995) and Executive Vice
                                           President of Fleet Bank of New York (1993)

JOHN BROCK, JR.,                  50       Real Estate Development; Vice President,                 1983                  2000
   Director                                Gregory D. Bynum & Associates; formerly
                                           President, Malcolm Brock Company

DWIGHT E. BYRUM,                  69       President, Bakersfield Pipe & Supply                     1990                  1999
   Director

FRED H. CARLISLE, JR.,            62       Agricultural and Real Estate Development;                1983                  2000
   Director                                Secretary, Treasurer, S.A. Camp Companies

JAMES F. DANDY,                   64       Residential Construction; Owner and President,           1987                  1998
   Director                                J.L. Dandy and Co.

EARLE J. GIBBONS,                 68       Real Estate and Construction; Vice President,            1983                  1998
   Director                                Elmer F. Karpe, Inc.

ED L. HICKMAN,(1)                 60       President, Chief Executive Officer, Bank of              1988                  1999
   Director, President and                 Stockdale
   Chief Executive Officer

THOMAS S. KELLY,                  66       Real Estate Investment and Management; Chief             1983                  2000
   Chairman of the Board                   Executive Officer, Thomas Kelly Associates
   of Directors

THOMAS J. PHILLIPS,               72       Certified Public Accountant; previously                  1983                  1999
   Director                                Managing Partner with Daniells, Phillips,
                                           Vaughan & Bock

KEN SORENSON,                     60       Architect; President, KSA Group Architects               1983                  1998
   Director

MARVIN E. STEINERT,               76       Real Estate Development; Owner, Steinert                 1995                  1998
   Director                                Investments

JEFFERY W. WARLICK,               49       Investment Banker to financial institutions,             1998                  2000
   Director                                Financial Advisor

RICHARD P. WILSON,                60       President and Insurance Agent, Wilson Schultz            1995                  1998
   Director                                and Paves Insurance Agency


----------

(1)     THIS PERSON IS AN EXECUTIVE OFFICER OF STOCKDALE.

        EXECUTIVE OFFICERS

        The following tables sets forth the names and certain information as of November ___, 1998, concerning the executive officers of Stockdale, except Mr. Hickman, who is a director and included in the table set forth above:


                                                                BUSINESS EXPERIENCE                         TERM OF OFFICE
NAME                  TITLE                            AGE      DURING THE PAST FIVE YEARS                  WITH STOCKDALE
-----                 -----                            ---      --------------------------                  --------------

BRUCE C. JAY          Executive Vice President         47       Executive Vice President and Chief          1984 to present
                      and Chief Financial                       Financial Officer of Bank of
                      Officer                                   Stockdale

RICK L. ROPER         Executive Vice President         45       Executive Vice Present and Chief            1989 to present
                      and Chief Loan Officer                    Loan Officer of Bank of Stockdale

RONALD L. SCHEIDT     Senior Vice President/           59       Senior Vice President/ Commercial           1995 to present
                      Commercial Loan                           Loan Officer of Bank of Stockdale
                      Officer                                   since 1995.  Executive Administrator
                                                                and Marketing Director, Dowling,
                                                                Magarian, Aaron & Heyman, 1992-
                                                                1995, President and Chief Operating
                                                                Officer, Community First Bank,
                                                                1984-1992.


        SUMMARY COMPENSATION

        The following table sets forth a summary of annual and long-term compensation for services in all capacities to Stockdale for the President and Chief Executive Officer, the only executive officer of Stockdale whose aggregate cash compensation exceeded $100,000:

                                                                                            LONG-TERM
                                                                                            COMPENSATION
                                               ANNUAL COMPENSATION                          AWARDS
                                     ---------------------------------------------          ------------
                                                                                            SECURITIES
                                                                    OTHER ANNUAL            UNDERLYING         ALL OTHER
NAME AND POSITION          YEAR       SALARY           BONUS        COMPENSATION(1)         OPTIONS            COMPENSATION(2)
-----------------          ----       ------           -----        ---------------         ------------       ---------------

ED L. HICKMAN              1997      $150,000            $0                $0                   0                  $0
  President and Chief      1996      $150,000            $0                $0                   0                  $0
  Executive Officer        1995      $150,000            $0                $0                   0                  $0


        STOCK OPTIONS

        Stockdale's 1985 Stock Option Plan, which has expired, had options for 33,000 shares outstanding on November ___, 1998. Stockdale's 1995 Stock Option Plan provides for the issuance of up to 100,000 shares, of which no options were outstanding on November ___, 1998, leaving 100,000 shares available for future grants. No stock options were granted by Stockdale during 1997.

        The following table sets forth certain information regarding stock options exercised during 1997 and outstanding stock options held by Messrs. Hickman, Jay, Roper and Scheidt:


--------

(1) Perquisites paid to an executive officer which total less than the lesser of $50,000 or 10% of salary and bonus are omitted.

(2) Under the provisions of a salary continuation plan executed in February, 1994, Mr. Hickman will receive $50,000 per year for 15 years beginning at age 65 in return for continued satisfactory performance by Mr. Hickman at Stockdale until age 65. Mr. Hickman is entitled to 12 months' salary if there is a change in control of Stockdale and if he is terminated without cause or a change in responsibilities occurs.

                                                                                              Value of Unexercised in
                                                       Number of Unexercised                  the Money Options
                        Number of                      Options at December 31, 1997           at December 31, 1997
                        Shares                         -----------------------------          -------------------------------
                        Acquired on        Value
Name                    Exercise           Realized    Exercisable     Unexercisable          Exercisable       Unexercisable
----                    -----------        --------    -----------     -------------          -----------       -------------

ED L. HICKMAN           0                  N/A            22,000            0                      $0                N/A

BRUCE C. JAY            0                  N/A                 0            0                      N/A               N/A

RICK L. ROPER           0                  N/A            11,000            0                    $6,820              N/A

RONALD L. SCHEIDT       0                  N/A                 0            0                      N/A               N/A


        EMPLOYMENT AGREEMENTS

        Stockdale has no written employment agreements with any of its employees.

        Salary Continuation Plan for Executive Officers. To provide an incentive to retain key executives, in February, 1994, Stockdale adopted a Salary Continuation Plan ("SCP") with its executive officers, Messrs. Hickman, Jay, Roper, and Scheidt. Under the SCP, Stockdale agrees to pay the executive additional benefits at retirement in return for continued current satisfactory performance by the executive. The maximum benefit to each executive is a payment of $50,000 per year for 15 years beginning at age 65. The SCP is embodied in a written agreement between Stockdale and the executives.

        The SCP is an unfunded plan, which means that the executives have no rights under the agreement beyond those of a general creditor of Stockdale, and there are no specific assets set aside by Stockdale in connection with the establishment of the Plan. The SCP is not an employment contract and, if the covered executive leaves Stockdale's employ, either voluntarily or involuntarily, the agreement terminates and the executive receives no immediate benefits, but may be vested in certain amounts payable on termination of employment or beginning at age 65 at the discretion of the Stockdale Board. Additionally, the executives' beneficiaries are entitled to certain benefits under the plan in the event the executive dies while employed by Stockdale. Stockdale paid an aggregate single premium of $860,000 to purchase life insurance policies on each executive included in the SCP to fund the death benefit. Stockdale owns each policy and earns a rate of return on the invested premium which is reflected by an increase to the cash value of each policy.

        The accounting rules concerning deferred compensation plans, including salary continuation plans, require that Stockdale accrue sufficient expenses so that the present value of the benefits to be paid to the executive at retirement is reflected as a liability on Stockdale's books by the time of retirement. The accrual for 1997 was approximately $52,000. Management believes this expense is partially offset by the higher earnings on the insurance premium investment, which are non-taxable if certain conditions are met, than the earnings on taxable investments made in the ordinary course of business.

        Change in Control Agreements with Executive Officers. In March, 1996, Stockdale entered into an agreement with each of its executive officers, Messrs. Hickman, Jay, Roper, and Scheidt, that provides certain severance benefits in the event that a change in control of Stockdale occurs. Under these agreements, each such executive officer shall be entitled to 12 months salary from the date of termination following a change in control. This severance payment is triggered if the executive terminates his employment for "good reason" or if the executive's employment is terminated without "cause," in either case within 24 months following a change in control.

        DIRECTORS' COMPENSATION

        The Board of Directors of Stockdale has held a total 15 meetings during the first nine months of 1998. All of the persons who were directors of Stockdale during 1997 attended at least 75% of the aggregate of (1) the total number of Board of Directors meetings of Stockdale and (2) the total number of meetings held by all committees of the Board of Directors of Stockdale on which he served during the year.

        Directors of Stockdale received $7,200 per director for Board and Committee meetings during 1997, except the Chairman of the Board who received $10,800. Directors' fees for 1998 are estimated to be $7,200 per director, except for Mr. Kelly, Chairman of the Board, whose fees are estimated to be $10,800. President/Chief Executive Officer Hickman receives no directors' fees.

        In February, 1994, Stockdale established a deferred compensation plan for the directors. The plan provides for deferral, at the election of each director, of up to 100% of annual compensation from Stockdale. The deferral program commences at the time the director elects to participate and continues for a period of ten years. At the end of the ten year program, the deferred compensation, including accrued interest, is paid to the director in equal annual payments over a ten year period. If the director terminates his directorship during the ten year plan period, for reasons other than death, all amounts deferred, including accrued interest, will be paid at the time of termination or pursuant to the deferral at the discretion of the Stockdale Board. In the event of death while a member of the Board of Directors, the director's beneficiary will receive an amount that would have been paid to the director had he remained in the program for the ten year period. Stockdale paid an aggregate single premium of $1,007,050 to purchase life insurance policies on each director participating in the Plan to fund the death benefit. Stockdale owns the policies and earns a rate of return on the invested premiums which is reflected by an increase to the cash value of the policy. Management believes that the premium investment, after consideration of the non-taxable nature of earnings on certain insurance investments, produces a higher return than other taxable investments made in the normal course of business. Therefore, the net cost of this deferred compensation program to Stockdale is believed to be minimal. President/Chief Executive Officer Hickman does not participate in this deferred compensation plan.

        Proposal to Change Existing Salary Continuation and Deferred Compensation. Stockdale is working with a benefit consultant group to revise existing salary continuation and deferred compensation plans for officers and directors of Stockdale. The proposed concept is to change such non-qualified plans from "defined benefit" plans to "defined contribution" plans; reducing the risk and future expense to Stockdale. Stockdale anticipates finalizing these changes by December 1, 1998.

        EMPLOYEE BENEFIT PLANS

        401(k) Plan. Effective January 1, 1991, Stockdale adopted a Cash or Deferred Profit Sharing Plan (the "401(k) Plan") organized under Section 401(k) of the Internal Revenue Code. All employees of Stockdale who have completed one year of service are eligible to participate in this 401(k) Plan. Under the terms of the 401(k) Plan, participants may elect to make contributions to the 401(k) Plan of up to 10% of their pre-tax compensation and Stockdale will match 25% of the first 6% of participating employees' compensation contributed to the 401(k) Plan. Participants are automatically vested 100% in all employee contributions. Participants may direct investment of their contributions to the 401(k) Plan in any of several authorized investment vehicles.

        Cafeteria Plan. Effective March 1, 1992, Stockdale adopted a Flexible Benefit Plan (the "Cafeteria Plan") intended to qualify for exclusion from income under Internal Revenue Code Section 125. All employees of Stockdale are eligible to participate in the Cafeteria Plan upon the first day of the month following 30 days of employment. Under the terms of the Cafeteria Plan employees may obtain the following benefits: Group medical insurance, vision care insurance, disability income - short term, cancer insurance, accidental death and dismemberment insurance, group dental insurance, group term life insurance, disability income - long term, intensive care insurance, accident insurance, hospital indemnity insurance, medical care expense reimbursement, dependent care expense reimbursement.

        CERTAIN TRANSACTIONS

        Some of the directors, officers and principal shareholders of Stockdale, and the businesses with which they are associated, were customers of, and had banking transactions with Stockdale in the ordinary course of Stockdale's business during 1997. All loans and commitments to lend included in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar credit worthiness and, in the opinion of management of Stockdale, did not involve more than a normal risk of collectability or present other unfavorable features. As of December 31, 1997 the aggregate principal amount of extensions of credit to directors and executive officers and related interests was $1,334,856 which represents approximately 14.8% of Stockdale's shareholders' equity as of that date.

        Stockdale leases its main office located at 5151 Stockdale Highway, Bakersfield, California, from Stockdale Partners, a general partnership comprised of six of Stockdale's directors. Prior to entering into the lease, Stockdale, pursuant to applicable law and regulations, obtained consent from the OTS, stating, in part, that the lease was fair and in the best interests of Stockdale. The lease was approved by Stockdale's shareholders at the Annual Meeting held on April 24, 1991. During 1997 and 1996, Stockdale paid $130,028 and $147,313, respectively, in rent to Stockdale Partners.

LITIGATION

        As of the date of this Prospectus - Joint Proxy Statement, Stockdale is not aware of any litigation pending or threatened to which it is a party the outcome of which is likely to have a material adverse effect on Stockdale.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        RESULTS OF OPERATIONS

        The following table sets forth for the periods indicated the increase or decrease of certain items in the statements of income as compared to the prior periods:

                         STATEMENTS OF INCOME COMPARISON



                              FOR THE NINE MONTHS                           FOR THE YEAR ENDED DECEMBER 31,
                               ENDED SEPTEMBER 30,   -----------------------------------------------------------------------------
                                1998 VERSUS 1997        1997 VERSUS 1996             1996 VERSUS 1995          1995 VERSUS 1994
                            -----------------------  -----------------------     -----------------------   -----------------------
                             AMOUNT OF   PERCENT OF   AMOUNT OF   PERCENT OF      AMOUNT OF   PERCENT OF    AMOUNT OF   PERCENT OF
                             INCREASE     INCREASE     INCREASE    INCREASE       INCREASE    INCREASE      INCREASE     INCREASE
                            (DECREASE)   (DECREASE)   (DECREASE)  (DECREASE)     (DECREASE)   (DECREASE    (DECREASE)   (DECREASE)
                            ----------   ----------  ----------   ----------     ----------   ----------   ----------   ----------
                                                     (DOLLARS IN THOUSANDS)
Total interest income ..... $      360         4.94% $       27        0.28%          $(475)      -4.68%   $      783         8.35%
                            ----------   ----------  ----------   ----------     ----------   ----------   ----------   ----------


Total interest expense.....       (133)      -3.29%        (240)       -4.26%          (539)      - 8.74        1,232        24.95%
                            ----------   ----------  ----------   ----------     ----------   ----------   ----------   ----------


Net interest income........        493        15.18%        267         6.58%            64         1.60%        (449)     -10.11%

Provision (credit) for
  loan losses..............        (48)     -13.56%        (439)      -51.41%           379        79.79%         473    23,650.00%
                            ----------   ----------  ----------   ----------     ----------   ----------   ----------   ----------

Net interest income after
  provision (credit) for
  loan losses..............        541        18.69%        706        22.06%          (315)      -8.96%         (922)     -20.78%

Non interest income .......        320        25.34%        212        13.87%          (265)     -14.77%         (181)      -9.16%

Non interest expense ......         46         1.13%     (1,038)      -16.15%           128         2.03%        (272)      -4.14%

Income taxes ..............        208   -1,386.67%         685        93.96%          (395)    -118.26%         (352)  -1,955.56%
                            ----------   ----------  ----------   ----------     ----------   ----------   ----------   ----------

Net income................. $      607       600.99% $    1,271       131.17%         $(313)     -47.71%   ($     479)    -270.62%
                            ==========   ==========  ==========   ==========     ==========   ==========   ==========   ==========

        NET INTEREST INCOME AND NET INTEREST MARGIN

        Stockdale's earnings depend largely upon the difference between the income received from its loan portfolio and investment securities and the interest paid on its liabilities, including interest paid on deposits. This difference is "net interest income." The net interest income, when expressed as a percentage of average total interest-earning assets, is referred to as the net yield on interest-earning assets. Stockdale's net interest income is affected by the change in the level and the mix of interest-earning assets and interest-bearing liabilities, referred to as volume changes. Stockdale's net yield on interest-earning assets is also affected by changes in the yields earned on assets and rates paid on liabilities, referred to as rate changes. Interest rates charged on Stockdale's loans are affected principally by the demand for such loans, the supply of money available for lending purposes and competitive factors. These factors are in turn affected by general economic conditions and other factors beyond Stockdale's control, such as federal economic policies, the general supply of money in the economy, legislative tax policies, governmental budgetary matters, and the actions of the Federal Reserve Board.

        Net interest income for the nine months ended September 30, 1998 was $3.7 million, an increase of $493,000 or 15% from $3.2 million for the same period of 1997. This increase was primarily due to the volume of interest-earning assets increasing more rapidly than the volume of interest-bearing liabilities. Average interest-earning assets increased $7.5 million or 6.4%, while average interest-bearing liabilities decreased $1.2 million or 1.1%. The average yield on interest-earning assets was 8.15%, down 12 basis points from the average yield of 8.27% in the first nine months of 1997. Similarly, the rates paid on deposits declined 11 basis points to 4.86% for the first nine months of 1998. As a result, the net yield on interest-earning assets increased from 3.69% for the first nine months of 1997 to 3.99% for the first nine months of 1998. This increase was primarily attributable to the increase in the average balance of non-interest bearing demand deposit accounts which reduced the total rate paid on liabilities and a decrease in non-performing loans which increased the yield on loans.

        For 1997, net interest income was $4.3 million, an increase of $267,000 or 6.6% from $4.1 million for 1996. This increase was primarily attributable to the increase in the average balance of non-interest bearing demand deposit accounts which allowed Stockdale to reduce interest-bearing liabilities by $4.0 million, or 3.5%, and a decrease in non-performing assets which increased the yield on assets. Average interest-earning assets increased by .2% from $117.9 million for 1996 to $118.1 million for 1997. The net yield on interest-earning assets increased slightly from 8.21% in 1996 to 8.22% in 1997.

        The following table presents the average amounts outstanding for the major categories of Stockdale's interest-earning assets and interest-bearing liabilities, the average interest rates earned or paid thereon, and the net yield on average interest earning assets for the periods indicated:

                       AVERAGE BALANCES AND INTEREST RATES



                                                                       FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                                  -------------------------------------------------------------------------------
                                                                  1998                                    1997
                                                  --------------------------------------    -------------------------------------
                                                                 AVERAGE       INTEREST                  AVERAGE        INTEREST
                                                  AVERAGE        YIELD OR       EARNED      AVERAGE      YIELD OR        EARNED
                                                  BALANCE(1)   RATE PAID(2)    OR PAID(2)   BALANCE(1)  RATE PAID(2)    OR PAID(2)
                                                  ---------     ---------      ---------    ---------    ---------      ---------
                                                                             (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:

  Cash in banks ..............................    $   6,121          3.40%     $     156    $   4,739         3.66%     $     130

  Investment securities.......................       25,141          6.33%         1,193       20,740         6.68%         1,039

  Loans, net..................................       93,783          8.96%         6,299       92,018         8.87%         6,119
                                                  ---------     ---------      ---------    ---------    ---------      ---------

          Total interest earning assets:          $ 125,045          8.15%         7,648    $ 117,497         8.27%         7,288

INTEREST BEARING LIABILITIES:

  Deposits:

       Money market and NOW ..................    $  22,609          2.38%           403    $  21,354         2.52%           403

       Time deposits..........................       83,867          5.52%         3,473       85,816         5.56%         3,578
                                                  ---------     ---------      ---------    ---------    ---------      ---------

          Total deposits:.....................      106,476          4.85%         3,876      107,170         4.95%         3,981

     Other borrowings.........................          668          6.19%            31        1,150         6.84%            59
                                                  ---------     ---------      ---------    ---------    ---------      ---------

          Total interest-bearing liabilities:     $ 107,144          4.86%         3,907    $ 108,320         4.97%         4,040
                                                                                                         ---------      ---------

  Net interest income.........................                                 $   3,741                                $   3,248
                                                                               =========                                =========

  Net yield on interest earning assets........                       3.99%                                    3.69%
                                                                 =========                               =========



--------

(1) The average balance of non-accruing loans is immaterial as a percentage of total loans and as such has been included in net loans.

(2) Yields and amounts earned on loans include loan fees of $164,654 and $169,062 for the nine months ended September 30, 1998 and 1997, respectively.

                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                   -------------------------------------------------------------------------------
                                                                  1997                                       1996
                                                   --------------------------------------    -------------------------------------
                                                                  AVERAGE      INTEREST                    AVERAGE      INTEREST
                                                    AVERAGE      YIELD OR       EARNED        AVERAGE      YIELD OR      EARNED
                                                   BALANCE(1)   RATE PAID(2)   OR PAID(2)    BALANCE(1)  RATE PAID(2)   OR PAID(2)
                                                   ---------     ---------      ---------    ---------    ---------      ---------
                                                                              (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:

  Cash in banks..............................      $   6,281          3.81%     $     239    $   4,757         5.68%     $     270

  Investment securities......................         21,069          6.74%         1,419       21,771         6.12%         1,333

  Loans, net.................................         90,777          8.87%         8,054       91,415         8.84%         8,082
                                                   ---------     ---------      ---------    ---------    ---------      ---------

            Total interest earning assets:         $ 118,127          8.22%         9,712    $ 117,943         8.21%         9,685

INTEREST BEARING LIABILITIES:

  Deposits:

       Money market and NOW .................      $  21,476          2.38%           512    $  20,124         2.05%           413

       Time deposits.........................         85,759          5.62%         4,816       88,106         5.68%         5,001
                                                   ---------     ---------      ---------    ---------    ---------      ---------

            Total deposits: .................        107,235          4.97%         5,328      108,230         5.00%         5,414

     Other borrowings .......................            862          7.19%            62        3,842         5.62%           216
                                                   ---------     ---------      ---------    ---------    ---------      ---------

            Total interest-bearing liabilities:    $ 108,097          4.99%         5,390    $ 112,072         5.02%         5,630
                                                                                                          ---------      ---------

  Net interest income .......................                                   $   4,322                                $   4,055
                                                                                =========                                =========

  Net yield on interest earning assets.......                         3.66%                                    3.44%
                                                                 =========                                =========



--------

(1) The average balance of non-accruing loans is immaterial as a percentage of total loans and as such has been included in net loans.

(2) Yields and amounts earned on loans include loan fees of $184,668 and $323,209 for the years ended December 31, 1997 and 1996, respectively.

        The following tables set forth an analysis of the changes in interest income and interest expense. The total change is shown in the column designated "Net Change" and is allocated to the change attributable to variations in volume and the change attributable to variations in interest rate. Changes due to both volume and rate changes have been allocated between the volume and rate categories in proportion to the relationship of the changes due solely to the changes in volume and the changes due solely to changes in rate.

                   RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

                                                      FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 30, 1998 COMPARED TO THE
                                                  NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                  ------------------------------------
                                                          INCREASE (DECREASE)
                                                           DUE TO CHANGE IN:
                                                           -----------------
INTEREST EARNING ASSETS:                         VOLUME          RATE          NET CHANGE
                                                 -----           -----           -----
                                                          (DOLLARS IN THOUSANDS)
  Cash in banks .........................        $  38           ($ 12)          $  26
  Investment securities .................          220             (66)            154
  Loans, net ............................          117              63             180
                                                 -----           -----           -----
    Total interest-earning assets .......          376             (16)            360
INTEREST BEARING LIABILITIES:
  Deposits:
    Money market and NOW ................           24             (24)              0
    Time deposits .......................          (81)            (24)           (105)
  Other borrowings ......................          (25)             (3)            (28)
                                                 -----           -----           -----
     Total interest bearing liabilities..          (82)            (51)           (133)
                                                 -----           -----           -----
        Net interest income .............        $ 458           $  35           $ 493
                                                 =====           =====           =====

                                                          FOR THE YEAR ENDED
                                                          DECEMBER 31, 1997
                                                     COMPARED TO THE YEAR ENDED
                                                          DECEMBER 31, 1996
                                                          -----------------
                                                          INCREASE (DECREASE)
                                                          DUE TO CHANGE IN:
                                                          -----------------
                                                                                NET
                                                VOLUME          RATE           CHANGE
                                                -----           -----           -----
                                                       (DOLLARS IN THOUSANDS)
INTEREST EARNING ASSETS:
  Cash in banks ........................        $  86           ($117)          ($ 31)
  Investment securities ................          (43)            129              86
  Loans, net ...........................          (56)             28             (28)
                                                -----           -----           -----
    Total interest-earning assets ......          (13)             40              27
INTEREST BEARING LIABILITIES:
  Deposits:
    Money market and NOW ...............           28              71              99
    Time deposits ......................         (133)            (52)           (185)
  Other borrowings .....................         (168)             14            (154)
                                                -----           -----           -----
    Total interest bearing liabilities..         (273)             33            (240)
                                                -----           -----           -----
       Net interest income .............        $ 260           $   7           $ 267
                                                =====           =====           =====


        PROVISION FOR LOAN LOSSES

        Provisions for loan losses are charged to earnings to bring the total allowance for possible loan losses to a level deemed appropriate by management based on such factors as historical experience, the volume and type of lending conducted by Stockdale, the amount of non-performing loans, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectability of loans in Stockdale's portfolio.

        Each month Stockdale reviews the allowance for possible loan losses and makes additional transfers to the allowance, as needed. During the first nine months of 1998, Stockdale recorded a provision for loan losses of $306,000, down 13.6% from a provision of $354,000 in the same period of 1997. The provision for loan losses was $415,000 in 1997 compared to a provision of $854,000 in 1996 and $475,000 in 1995. The decrease in the provision during 1997 reflected the decrease in nonperforming loans and the amount of net charge-offs during that period. As of September 30, 1998 and December 31, 1997, Stockdale believes the allowance for possible credit losses was adequate.

        NONINTEREST INCOME AND NONINTEREST EXPENSE

        Noninterest income for the nine months ended September 30, 1998 was $1.6 million or a 25.3% increase from the same period in 1997. This increase of $320,000 was primarily the result of an increase in gains on the sale of loans of $188,000 and an increase in service charges and fees of $61,000.

        Noninterest income in 1997 was $1.7 million compared to $1.5 million in 1996 and $1.8 million in 1995. The 1997 increase of $212,000 or 13.9% was caused primarily by an increase in gains on the sale of loans of $67,000, an increase in fee income on deposit accounts of $52,000, and an increase in OREO income of $75,000.

        Noninterest income decreased by $265,000 or 14.8% in 1996 compared to 1995. This decrease was primarily attributable to a $319,000 decrease in gains on the sale of loans and mortgage-backed securities, partially offset by an increase in fee income from deposit accounts.

        The following table sets forth for the periods indicated the various components of Stockdale's noninterest income:

                               NONINTEREST INCOME


                                    FOR THE NINE                           FOR THE YEARS
                                    MONTHS ENDED                              ENDED
                                    SEPTEMBER 30,                           DECEMBER 31,
                               ----------------------          --------------------------------------
                                1998            1997            1997            1996            1995
                               ------          ------          ------          ------          ------
                                                       (Dollars in thousands)
Service charges .......        $  457          $  397          $  540          $  501          $  386

Other deposit fees ....            42              41              59              46              38

Gain on sale of loans..           605             417             576             509             737

Other .................           479             408             566             473             633
                               ------          ------          ------          ------          ------

     Total ............        $1,583          $1,263          $1,741          $1,529          $1,794
                               ======          ======          ======          ======          ======


        Noninterest expense for the nine months ended September 30, 1998 and 1997 was $4.1 million. As a percent of average assets, annualized noninterest expense was 4.16% for the nine months ended September 30, 1998 and 4.33% for the same period in 1997.

        Noninterest expense was $5.4 million in 1997, $6.4 million in 1996, and $6.3 million in 1995. The decrease of $1.0 million or 16.1% in 1997 was comprised primarily of the absence of the one-time Savings Association Insurance Fund ("SAIF") assessment of $760,000, and the absence of the one-time expense of $400,000 in legal and settlement costs related to a law suit in 1996, offset by an increase in salaries and employee benefits of $119,000, resulting from routine expansion of operations. As a percent of average assets, noninterest expense was 5.71% in 1997 and 6.69% in 1996.

        Noninterest expense increased $128,000 or 2.0% in 1996 from 1995. This increase was caused primarily by a one-time SAIF assessment of $760,000, and $400,000 in legal and settlement costs related to a law suit, offset by a $1.1 million reduction in merger related expenses and combined operating expenses prior to the merger of Paramount Savings Bank into Stockdale in July, 1995, and other expenses related to other real estate owned.

        The following table sets forth for the periods indicated the various components of Stockdale's noninterest expense:

                               NONINTEREST EXPENSE


                                                FOR THE NINE                            FOR THE YEARS
                                                MONTHS ENDED                                ENDED
                                                SEPTEMBER 30,                            DECEMBER 31,
                                            ----------------------          --------------------------------------
                                             1998            1997            1997            1996            1995
                                            ------          ------          ------          ------          ------
                                                                    (Dollars in thousands)
Salaries and employee benefits .....        $1,925          $1,806          $2,417          $2,298          $2,650

Occupancy expense ..................           313             298             394             438             557

Furniture and equipment ............           178             184             245             258             250

Advertising ........................           155              85             121             110              80

Other real estate owned ............           177             420             478             356             254

Professional fees ..................           145             172             206             282             290

Telephone, stationary and supplies..           202             168             236             197             232

Data processing ....................           128             186             249             253             304

Merger costs .......................             0               0               0               0             239

Other ..............................           894             752           1,044           2,236           1,444
                                            ------          ------          ------          ------          ------

               Total ...............        $4,117          $4,071          $5,390          $6,428          $6,300
                                            ======          ======          ======          ======          ======


        As a result of the regulations issued by FDIC on September 30, 1996, a new rate schedule for institutions whose deposits are insured by the SAIF was adopted. The rate Stockdale pays for insurance on its deposits increased as a result of the regulation. (See "SUPERVISION AND REGULATION - Stockdale and Valley Independent Bank" herein.)

        INCOME TAXES

        Income tax expense was $193,000 for the nine months ended September 30, 1998 and an income tax benefit of ($15,000) for the same period in 1997. Income tax benefits were ($44,000), ($729,000) and ($334,000) for the years ended December 31, 1997, 1996, and 1995, respectively. These amounts differ from the amounts computed by applying the expected tax rate of approximately 41% to pre-tax income. The principal reasons for this difference are due to: (1) tax benefits arising from low income tax credits acquired by Stockdale in 1996; (2) tax deductions taken by Stockdale against its base year bad debt reserve which are not required to be recaptured for financial reporting purposes; and (3) state limitations on utilizing net operating losses against future taxable income.

        ANALYSIS OF FINANCIAL CONDITION

        The following table sets forth the average balances of each principal category of Stockdale's assets, liabilities and capital accounts for the periods indicated, as well as the percentage of each category to total assets for the periods indicated:

          DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY



                                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                           ---------------------------------------------------
                                                      1998                     1997
                                           ------------------------   ------------------------
                                            AVERAGE      PERCENT OF    AVERAGE      PERCENT OF
ASSETS:                                     BALANCE     TOTAL ASSETS   BALANCE     TOTAL ASSETS
                                           ---------      ---------   ---------      ---------
                                                              (DOLLARS IN THOUSANDS)
Cash and due from banks ................   $   6,121           4.64%  $   4,739           3.78%


Investment securities ..................      25,141          19.05%     20,740          16.55%

Loans, net .............................      93,783          71.05%     92,018          73.43%

Premises and equipment .................         851           0.64%        827           0.66%

Other real estate owned ................       1,090           0.83%      1,957           1.56%

Accrued interest and other assets ......       5,011           3.80%      5,035           4.02%
                                           ---------      ---------   ---------      ---------


    Total assets .......................   $ 131,997         100.00%  $ 125,316         100.00%
                                           =========      =========   =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY:

   LIABILITIES:

   Deposits:

Noninterest-bearing demand .............   $  13,125           9.94%  $   9,451           7.54%

Money market and NOW ...................      22,609          17.13%     21,354          17.04%

Time deposits ..........................      83,867          63.54%     85,816          68.48%
                                           ---------      ---------   ---------      ---------

   Total deposits ......................     119,601          90.61%    116,621          93.06%

Other borrowings .......................         668           0.52%      1,150           0.92%

Accrued interest and other liabilities..       2,353           1.77%      1,892           1.51%
                                           ---------      ---------   ---------      ---------


   Total liabilities ...................     122,622          92.90%    119,663          95.49%

SHAREHOLDERS' EQUITY:

Common Stock ...........................      10,658           8.07%      7,678           6.13%

Retained earnings ......................      (1,204)        -0.91%      (1,922)        -1.53%

Unrecognized gains (losses) ............         (79)        -0.06%        (103)        -0.08%
                                           ---------      ---------   ---------      ---------

   Total shareholders' equity ..........       9,375           7.10%      5,653           4.51%
                                           ---------      ---------   ---------      ---------


   Total liabilities and
     shareholders' equity ..............   $ 131,997         100.00%  $ 125,316         100.00%
                                           =========      =========   =========      =========


                                                      FOR THE YEARS ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                                     1997                        1996
                                           ------------------------   ------------------------
                                            AVERAGE      PERCENT OF    AVERAGE      PERCENT OF
ASSETS:                                     BALANCE     TOTAL ASSETS   BALANCE      TOTAL ASSET
                                           ---------      ---------   ---------      ---------
                                                          (DOLLARS IN THOUSANDS)
Cash and due from banks ................   $   6,281           4.99%  $   4,757           3.77%


Investment securities ..................      21,069          16.75%     21,771          17.27%

Loans, net .............................      90,777          72.15%     91,415          72.52%

Premises and equipment .................         803           0.64%        938           0.74%

Other real estate owned ................       1,729           1.37%      1,356           1.08%

Accrued interest and other assets ......       5,150           4.09%      5,814           4.61%
                                           ---------      ---------   ---------      ---------


    Total assets .......................   $ 125,809         100.00%  $ 126,051         100.00%
                                           =========      =========   =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY:

   LIABILITIES:

   Deposits:

Noninterest-bearing demand .............   $  10,215           8.12%  $   6,459           5.12%

Money market and NOW ...................      21,476          17.07%     20,124          15.96%

Time deposits ..........................      85,759          68.17%     88,106          69.90%
                                           ---------      ---------   ---------      ---------

   Total deposits ......................     117,450          93.36%    114,689          90.99%

Other borrowings .......................         862           0.69%      3,842           3.05%

Accrued interest and other liabilities..       1,649           1.31%        966           0.77%
                                           ---------      ---------   ---------      ---------


   Total liabilities ...................     119,961          95.35%    119,497          94.80%

SHAREHOLDERS' EQUITY:

Common Stock ...........................       7,751           6.16%      7,678           6.09%

Retained earnings ......................      (1,861)        -1.48%      (1,080)        -0.86%

Unrecognized gains (losses) ............         (42)        -0.03%         (44)        -0.03%
                                           ---------      ---------   ---------      ---------

   Total shareholders' equity ..........       5,848           4.65%      6,554           5.20%
                                           ---------      ---------   ---------      ---------


   Total liabilities and
     shareholders' equity ..............   $ 125,809         100.00%  $ 126,051         100.00%
                                           =========      =========   =========      =========



        INVESTMENT PORTFOLIO

        In order to maintain a reserve of readily saleable assets to meet Stockdale's liquidity and loan requirements, Stockdale purchases United States Treasury securities, mortgage backed securities and other investments. Placement of funds in certificates of deposit with other financial institutions may be made as alternative investments pending utilization of funds for loans or other purposes.

        Stockdale's investment policy allows it to invest in debt securities of the U.S. Treasury and other U.S. government agencies. The current investment portfolio includes securities issued by these agencies.

        Stockdale accounts for its investment portfolio following SFAS no. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires the investment portfolio to be classified into securities "Available for Sale," securities "Held to Maturity" and "Trading" securities. Securities designated as available for sale are stated at their current market value with stockholders' equity being adjusted for the after-tax unrecognized gain (loss) on said securities. Investment securities classified as held to maturity are stated at cost, decreased by amortization of premium and increased by accretion of discount, over the period to maturity of the related securities. Stockdale does not engage in securities trading activity.

               The following table summarizes the amounts and distribution of Stockdale's investment securities held as of the dates indicated, and the weighted average yields as of September 30, 1998:

                              INVESTMENT PORTFOLIO


                                                                                           DECEMBER 31,
                                                                           -------------------------------------------
                                                SEPTEMBER 30, 1998                1997                    1996
                                         -------------------------------   -------------------     -------------------
                                                                WEIGHTED
                                         AMORTIZED    MARKET     AVERAGE   AMORTIZED    MARKET     AMORTIZED    MARKET
                                          COST        VALUE       YIELD      COST       VALUE        COST       VALUE
                                         -------     -------     -------   -------     -------     -------     -------
                                                                   (DOLLARS IN THOUSANDS)
AVAILABLE-FOR-SALE SECURITIES

U.S. GOVERNMENT & AGENCY SECURITIES:

   Within one year ...................   $ 1,000     $ 1,001        5.76%    2,001       2,001       2,002       2,002

   Over five years ...................     3,216       3,210        5.41%    4,149       4,104       4,752       4,724
                                         -------     -------     -------   -------     -------     -------     -------

Total U.S. Government and Agency
Securities ...........................     4,216       4,211        5.49%    6,150       6,105       6,754       6,726

MORTGAGE-BACKED SECURITIES:

   Over five years ...................    19,334      19,417        6.44%   17,100      17,073      11,949      11,810
                                         -------     -------     -------   -------     -------     -------     -------

Total mortgage-backed securities .....    19,334      19,417        6.44%   17,100      17,073      11,949      11,810
                                         -------     -------     -------   -------     -------     -------     -------

Total available-for-sale securities ..    23,550      23,628        6.27%   23,250      23,178      18,703      18,536
                                         -------     -------     -------   -------     -------     -------     -------

HELD-TO-MATURITY SECURITIES

U.S. GOVERNMENT & AGENCY SECURITIES:

   Within one year ...................         0           0        0.00%        0           0       2,000       2,001
                                         -------     -------     -------   -------     -------     -------     -------

Total U.S. Government and Agency
Securities ...........................         0           0        0.00%        0           0       2,000       2,001
                                         -------     -------     -------   -------     -------     -------     -------

MORTGAGE-BACKED SECURITIES:

   One to five years .................        38          37        6.71%       50          50         105         106

   Over five years ...................     1,423       1,416        6.78%    1,609       1,608       1,645       1,642
                                         -------     -------     -------   -------     -------     -------     -------

Total mortgage-backed securities .....     1,461       1,453        6.77%    1,659       1,658       1,750       1,748
                                         -------     -------     -------   -------     -------     -------     -------

Total held-to-maturity securities ....     1,461       1,453        6.77%    1,659       1,658       3,750       3,749
                                         -------     -------     -------   -------     -------     -------     -------

Total securities .....................   $25,011     $25,081        6.30%  $24,909     $24,836     $22,453     $22,285
                                         =======     =======     =======   =======     =======     =======     =======

        LOAN PORTFOLIO

        General. The following table presents Stockdale's loan portfolio as of the dates indicated:


                                 LOAN PORTFOLIO

                                                                        DECEMBER 31,
                                             SEPTEMBER 30,      --------------------------
                                                1998              1997              1996
                                              --------          --------          --------
                                                         (DOLLARS IN THOUSANDS)
Real estate - construction ...........        $ 12,292          $  7,748          $  7,567

Real estate - residential ............          43,586            47,561            47,354

Real estate - other ..................          16,604            15,047            18,213

Consumer .............................          18,395            13,048            10,766

Commercial business, non real estate..           8,351             6,972             5,589

Other loans (Visa, check reserve,
     savings loans) ..................             857               863             2,161
                                              --------          --------          --------

     Total loans .....................         100,085            91,239            91,650

Less:

Unearned fees and discounts ..........              81               127               164

Allowance for possible loan losses ...           1,009               815             1,158
                                              --------          --------          --------

     Net loans .......................        $ 98,995          $ 90,297          $ 90,328
                                              ========          ========          ========



        The majority of Stockdale's loans are made to finance the purchase of single-family homes in Kern and Fresno Counties in California. These loans are collateralized by the related real property, and loan-to-value ratios generally do not exceed 90%. Stockdale offers both fixed and floating rate loans. Maturities on such loans are generally 15 or 30 years. Stockdale's policy is to generally sell its fixed rate loan originations in the secondary market servicing released.

        Real estate construction loans are made primarily to builder-owners of individual homes, generally in Kern and Fresno Counties. Construction loans are collateralized by the related real property and the loan-to-value ratio generally do not exceed 80% based on appraisals received by Stockdale.

        Other real estate loans consist of land loans and loans secured by office or industrial buildings in Kern County. Loan-to-value ratios are restricted to 70% of appraisal value of the underlying real property.

        Consumer loans primarily consist of lines of credit extended to individuals and small businesses.

        With certain exceptions, Stockdale is permitted under applicable law to make related extensions of credit to any one borrowing entity up to 15% of Stockdale's regulatory capital. As of September 30, 1998, these lending limits for Stockdale were $1.6 million.

        Loan Concentrations. Stockdale does not have any concentrations in its loan portfolio by industry or group of industries, except that as of September 30, 1998, approximately 91% of Stockdale's loans were secured by real property.

        Loan Portfolio Maturities and Interest Rate Sensitivity. The following table sets forth the amounts of Stockdale's loans outstanding at December 31, 1997, which, based on the remaining scheduled repayments of principal, have the ability to be repriced or are due in less than one year, in one to five years, or in more than five years. In addition, the table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the Prime Rate, U.S. Treasury Securities (T-Bills) rate and the Federal Home Loan Bank's Eleventh District Cost of Funds. As of December 31, 1997, 55.3% of Stockdale's loan portfolio were floating interest rate loans. Nonperforming loans are included in this schedule based on nominal maturities, even though Stockdale may be unable to collect such loans at their maturity date.



                    MATURITIES AND RATE SENSITIVITY OF LOANS

                                                                       OVER ONE
                                                        ONE            YEAR BUT
                                                       YEAR OR         LESS THAN        OVER FIVE
                                                       LESS(1)         FIVE YEARS         YEARS            TOTAL
                                                       -------          -------          -------          -------
                                                                         (Dollars in thousands)
Real estate - construction ....................        $ 5,863          $     0          $ 1,885          $ 7,748

Real estate - residential .....................         24,443            1,580           21,538           47,561

Real estate - other ...........................         10,332            1,800            2,915           15,047

Consumer ......................................          1,811              142           11,095           13,048

Commercial business, non real estate ..........          6,898               74                0            6,972

Other loans (Visa, check reserve,
     savings loans) ...........................            863                0                0              863
                                                       -------          -------          -------          -------

        Total loans ...........................        $50,210          $ 3,596          $37,433          $91,239
                                                       =======          =======          =======          =======

Loans with predetermined (fixed)
     interest rates ...........................        $ 1,317          $ 2,006          $37,433          $40,758

Loans with variable (floating) interest rates..         48,893            1,590                0           50,483
                                                       -------          -------          -------          -------

       Total ..................................        $50,210          $ 3,596          $37,433          $91,239
                                                       =======          =======          =======          =======



--------

(1) All loans due on demand, having no stated repayment schedule or maturity, and overdrafts are reported as due in one year or less.

        Commitments and Standby Letters of Credit. The following table sets forth at the dates indicated Stockdale's loan commitments. Stockdale had no outstanding standby letters of credit:


                                LOAN COMMITMENTS

                                                           DECEMBER 31,
                                                     ------------------------
                             SEPTEMBER 30, 1998       1997              1996
                             ------------------      ------             -----
                                              (DOLLARS IN THOUSANDS)
Loan commitments........          $ 4,173            $ 3,632            $ 831


        Stockdale's outstanding loan commitments at September 30, 1998 and December 31, 1997, primarily consisted of single family residential loans. Based upon Stockdale's historical experience, the outstanding loan commitments fluctuate throughout the year depending on loan demand.

        Non-Performing Assets. interest on performing loans is accrued and taken into income daily. Loans over 90 days past due are deemed "non-performing" and are placed on a nonaccrual status. Interest received on nonaccrual loans is credited to income only upon receipt.

        When appropriate or necessary to protect Stockdale's interests, real estate taken as collateral on a loan may be taken by Stockdale through foreclosure or a deed in lieu of foreclosure. Real property acquired in this manner by Stockdale is known as "other real estate owned" ("OREO"). The OREO is carried on the books of Stockdale as an asset, at the lesser of Stockdale's recorded investment or the fair value less estimated costs to sell. Stockdale periodically revalues the OREO properties and charges other expenses for any further write-downs. The OREO represents an additional category of "non-performing assets."

        As of September 30, 1998, as well as of December 31, 1997, Stockdale held OREO of $752,000 and $843,000, respectively.

        The following table sets forth information regarding the components of Stockdale's non-performing assets at the dates indicated:


                              NON-PERFORMING ASSETS

                                                                                    December 31,
                                                           September 30,       -----------------------
                                                               1998             1997             1996
                                                              ------           ------           ------
                                                                      (DOLLARS IN THOUSANDS)
Nonaccrual loans .....................................        $  535           $  877           $1,499

Loans past due 90 days or more but not on nonaccrual..           150              152              830
                                                              ------           ------           ------

Total non-performing loans ...........................           685            1,029            2,329

OREO .................................................           752              843            2,432
                                                              ------           ------           ------

Total non-performing assets ..........................        $1,437           $1,872           $4,761
                                                              ======           ======           ======

Total non-performing assets to total assets ..........          1.04%            1.43%            3.76%
                                                              ======           ======           ======

Troubled debt restructured ...........................        $1,420           $1,757           $3,176
                                                              ======           ======           ======


        Nonaccrued interest at September 30, 1998 totaled $43,022.

        The risk of nonpayment of loans is an inherent feature of the banking business. That risk varies with the type and purpose of the loan, the collateral which is utilized to secure payment, and ultimately, the creditworthiness of the borrower. In order to minimize this credit risk, Stockdale requires that all loans be approved by at least two officers, one of whom must be an executive officer. Larger loans must be approved by the Directors' Loan Committee or the Board of Directors.

        Stockdale maintains an internal asset review program which reviews loans based on defined criteria for weaknesses which may require classification of a loan. Loans are graded from "pass" to "loss" depending on credit quality, with "pass" representing loans which involve a degree of risk which is not unwarranted given the favorable aspects of the credit. Classified loans identified in the review process are added to Stockdale's Internal Watchlist. Upon classification, a review of collateral values, which may include obtaining new appraisals, is conducted to determine the adequacy of loan loss reserves for such loans.

        The classified loans as of September 30, 1998, totaled $1.7 million and are largely due to poor payment histories by the borrowers and borrower bankruptcies. Management believes that it has adequately provided an allowance to cover estimated losses in the loan portfolio. Significant further deterioration in California real estate values could materially impact future operating results, liquidity, or capital resources.

        ALLOWANCE FOR POSSIBLE LOAN LOSSES

        Stockdale maintains an allowance for possible loan losses to provide for potential losses in the loan portfolio. Additions to the allowance are made by charges to operating expenses in the form of a provision for loan losses. All loans which are judged to be uncollectible are charged against the allowance while any recoveries are credited to the allowance. Management conducts a critical evaluation of the loan portfolio monthly. This evaluation includes an assessment of the following factors: the results of Stockdale's internal loan review, any external loan review, and any regulatory examination, loan loss experience, estimated potential loss exposure on each credit, concentrations of credit, value of collateral, any known impairment in the borrower's ability to repay, and present economic conditions.

        It is Stockdale's policy to annually review Stockdale's criteria for establishing general valuation allowances. Stockdale utilizes its historical loss performance experience, peer data, and an evaluation of the current local economic environment as a basis for this review. For evaluation purposes, loans are segregated by type in determining the appropriate valuation allowance rates for unclassified, special mention and substandard classifications. Although management believes it uses the best information available to make determinations with respect to the allowance for possible loan losses, future adjustments may be necessary if economic conditions differ from the assumptions used. Management believes that the allowance for possible loan losses at September 30, 1998 was adequate to absorb known and inherent risks in the loan portfolio. However, there can be no assurance that economic conditions which may adversely affect Stockdale's market area or other circumstances will not result in increased loan losses in Stockdale's loan portfolio which might be in excess of the allowance.

        Effective January 1, 1995, Stockdale adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114"), as amended by Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures ("SFAS 118"). Under SFAS 114, a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e. both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loans's original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The adoption of SFAS 114, as amended by SFAS 118, had no material impact on the Bank's financial statements as Stockdale's existing policy of measuring loan impairment is consistent with methods prescribed in these standards.

        The following table summarizes Stockdale's loan loss experience, transactions in the allowance for possible credit losses and certain pertinent ratios for the periods indicated:

                       ALLOWANCE FOR POSSIBLE LOAN LOSSES

                                                                                          AT OR FOR THE YEAR
                                                               AT OR FOR THE              ENDED DECEMBER 31,
                                                              INE MONTHS ENDED       ---------------------------
                                                             SEPTEMBER 30, 1998        1997               1996
                                                             ------------------      --------           --------
                                                                             (DOLLARS IN THOUSANDS)
BALANCES:

   Average total loans ....................................       $ 93,783           $ 90,777           $ 91,415

   Total loans at end of period ...........................       $100,085           $ 91,239           $ 91,650

ALLOWANCE FOR POSSIBLE LOAN LOSSES:

   Balance at beginning of period .........................       $    815           $  1,158           $  1,182

   Actual charge-offs:

      Commercial ..........................................              0                  0                  0

      Consumer ............................................             92                167                 52

      Real estate .........................................             25                611                892
                                                                  --------           --------           --------

         Total charge-offs ................................            117                778                944

   Less recoveries:

      Commercial ..........................................              0                  0                  0

      Consumer ............................................              3                  3                  7

      Real Estate .........................................              2                 17                 59
                                                                  --------           --------           --------

         Total Recoveries .................................              5                 20                 66
                                                                  --------           --------           --------

   Net loans charged-off ..................................            112                758                878

   Provision for loan losses ..............................            306                415                854
                                                                  --------           --------           --------

      Balance at end of period ............................       $  1,009           $    815           $  1,158
                                                                  ========           ========           ========

RATIOS:

   Net loans charged-off to average loans .................           0.16%              0.83%              0.96%

   Net loans charged-off to total loans at end of period...           0.15%              0.83%              0.96%

   Allowance for possible loan losses to average loans.....           1.08%              0.90%              1.27%

   Allowance for possible loan losses to
      total loans at end of period ........................           1.01%              0.89%              1.26%

   Allowance for possible loan losses to
      non-performing loans at end of period ...............         147.30%             79.21%             49.72%

   Net loans charged off to beginning  allowance for
      possible loan losses ................................          18.32%             65.45%             74.28%

   Net loans charged off to provision for loan losses......          36.60%            182.64%            102.81%

        The following table summarizes the allocation of the allowance for possible loan losses by loan type and the percent of loans in each category compared to total loans for the periods indicated:


                ALLOCATION OF ALLOWANCE FOR POSSIBLE LOAN LOSSES

                                                                                           DECEMBER 31,
                                                                     ---------------------------------------------------------
                                       SEPTEMBER 30, 1998                     1997                            1996
                                    -------------------------        -------------------------        ------------------------
                                                  PERCENT OF                       PERCENT OF                      PERCENT OF
                                                   LOANS IN                         LOANS IN                        LOANS IN
                                                     EACH                             EACH                            EACH
                                   ALLOWANCE      CATEGORY TO       ALLOWANCE      CATEGORY TO       ALLOWANCE     CATEGORY TO
                                    AMOUNT        TOTAL LOANS        AMOUNT        TOTAL LOANS        AMOUNT       TOTAL LOANS
                                    ------        -----------        ------        -----------        ------       -----------
                                                                   (DOLLARS IN THOUSANDS)
Real Estate - Construction...       $   28           12.28%          $   19            8.49%          $   48            8.26%

Real Estate - Residential....          326           43.55%             249           52.13%             428           51.67

Real Estate - Other .........          181           16.59%             195           16.49%             173           19.87%

Consumer ....................          335           19.24%             258           15.25%             102           14.10%

Commercial Business .........          134            8.34%              67            7.64%              77            6.10%

Unallocated .................            4            0.00%              26            0.00%             330            0.00%
                                    ------          ------           ------          ------           ------          ------

   Total ....................       $1,009          100.00%          $  815          100.00%          $1,158          100.00%
                                    ======          ======           ======          ======           ======          ======


        DEPOSITS

        Deposits are Stockdale's primary source of funds. At September 30, 1998, Stockdale had a deposit mix of 70.1% time and savings deposits, 11.9% in money market and NOW deposits, and 11.0% in noninterest-bearing demand deposits.

        Stockdale's deposits are obtained from a cross-section of the community it serves. No material portion of Stockdale's deposits has been obtained from or is dependent upon any one person or industry. Stockdale's business is not seasonal in nature. Stockdale accepts deposits in excess of $100,000 from customers. Those deposits are priced to remain competitive. As of September 30, 1998 and 1997 and December 31, 1997 and 1996, Stockdale has no brokered funds on deposit.

        Stockdale is not dependent upon funds from sources outside the United States and has not made loans to any foreign entities. Stockdale has not made any loans to finance leveraged buyouts or for highly leveraged transactions.

        The following table summarizes the distribution of average deposits and the average rates paid (annualized for September 30, 1998) for the periods indicated:


                                AVERAGE DEPOSITS

                                                                                         DECEMBER 31,
                                                                      --------------------------------------------------
                                             SEPTEMBER 30, 1998                1997                       1996
                                           -----------------------    -----------------------    -----------------------
                                                                 (DOLLARS IN THOUSANDS)
                                           AVERAGE        AVERAGE     AVERAGE        AVERAGE     AVERAGE        AVERAGE
                                           BALANCE          RATE      BALANCE          RATE      BALANCE          RATE
                                           --------       --------    --------       --------    --------       --------
Non interest-bearing demand deposits...    $ 13,125           0.00%   $ 10,215           0.00%   $  6,459           0.00%

Money market and NOW ..................      22,609           2.38%     21,476           2.38%     20,124           2.05%

Time deposits .........................      83,867           5.52%     85,759           5.62%     88,106           5.68%
                                           --------       --------    --------       --------    --------       --------

   Total average deposits .............    $119,601           4.32%   $117,450           4.54%   $114,689           4.72%
                                           ========       ========    ========       ========    ========       ========


        The following table indicates the maturity schedule of Stockdale's certificates of deposit of $100,000 or more as of September 30, 1998:


                        TIME DEPOSITS OF $100,000 OR MORE

                                                               PERCENT OF
                                               BALANCE           TOTAL
                                               -------          -------
                                                (DOLLARS IN THOUSANDS)
Three months or less ...................       $ 9,489            29.38%

Over three months through six months....         6,614            20.48%

Over six months through twelve months...        10,780            33.38%

Over twelve months .....................         5,415            16.77%
                                               -------          -------

   Total ...............................       $32,298           100.00%
                                               =======          =======



        LIQUIDITY AND LIABILITY MANAGEMENT

        Liquidity management for federal savings banks requires that funds always be available to pay anticipated deposit withdrawals and maturing financial obligations promptly and fully in accordance with their terms. The balance of the funds required is generally provided by payments on loans, sale of loans, liquidation of assets and the acquisition of additional deposit liabilities. One method federal savings banks utilize for acquiring additional liabilities is through the acceptance of "brokered deposits" (defined to include not only deposits received through deposit brokers, but also deposits bearing interest in excess of 75 basis points over market rates), typically attracting large certificates of deposit at high interest rates. Stockdale does not utilize brokered deposits.

        To meet liquidity needs, Stockdale maintains a portion of its funds in cash deposits in other banks and available-for-sale investment securities. As of September 30, 1998, Stockdale's liquidity ratio was 6.14%, defined as $5.9 million in cash and due from banks and $1.4 million in other liquid investments, as a percentage of deposits plus other borrowings less passbook loans.

        Liquidity can be enhanced, if necessary, through short-term borrowings. Stockdale has a line of credit with the Federal Home Loan Bank of San Francisco equal to 20% of assets secured by real estate loans and certain investment securities.

        The careful planning of asset and liability maturities and the matching of interest rates to correspond with this maturity matching is an integral part of the active management of an institution's net yield. To the extent maturities of assets and liabilities do not match in a changing interest rate environment, net yields may be affected. Even with perfectly matched repricing of assets and liabilities, risks remain in the form of prepayment of assets, timing lags in adjusting certain assets and liabilities that have varying sensitivities to market interest rates and basis risk. In its overall attempt to match assets and liabilities, management takes into account rates and maturities to be offered in connection with its certificates of deposit and offers variable rate loans. Stockdale has generally been able to control its exposure to changing interest rates by maintaining primarily floating interest rate loans and a majority of its time certificates in relatively short maturities.

        The table below sets forth the interest rate sensitivity of Stockdale's interest-earning assets and interest-bearing liabilities as of September 30, 1998, using the interest rate sensitivity gap ratio. For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms:

                           INTEREST RATE SENSITIVITY

                                                                   DUE IN        DUE AFTER
                                                   WITHIN         THREE TO        ONE YEAR       DUE AFTER
                                                   THREE           TWELVE         TO FIVE          FIVE
                                                   MONTHS          MONTHS          YEARS           YEARS           TOTAL
                                                  --------        --------        --------        --------        --------
                                                                            (DOLLARS IN THOUSANDS)
Interest-Earning Assets:

   Interest-earning cash deposits ............    $  5,270        $      0        $      0        $      0        $  5,270

   Investment securities .....................       4,380           5,328           4,404          10,977          25,089

   Gross loans ...............................      28,772          22,844           3,351          45,118         100,085
                                                  --------        --------        --------        --------        --------

      Total ..................................    $ 38,422        $ 28,172        $  7,755        $ 56,095        $130,444

INTEREST-BEARING LIABILITIES:

   Money market and NOW deposits .............    $ 23,256        $      0        $      0        $      0        $ 23,256

   Time deposits .............................      25,921          43,478          15,675              51          85,125

   Other borrowings ..........................       1,000           1,000           1,000               0           3,000
                                                  --------        --------        --------        --------        --------

      Total ..................................    $ 50,177        $ 44,478        $ 16,675        $     51        $111,381

   Interest Rate Sensitivity Gap .............    $(11,755)       $(16,306)       $( 8,920)       $ 56,044        $ 19,063

   Cumulative Interest Rate Sensitivity Gap...    $(11,755)       $(28,061)       $(36,981)       $ 19,063

   Cumulative Interest Rate Sensitivity Gap...
     Ratio Based on Total Assets .............       -8.51%         -20.32%         -26.78%          13.80%


        Since interest rate changes do not affect all categories of assets and liabilities equally or simultaneously, a cumulative gap analysis alone cannot be used to evaluate Stockdale's interest rate sensitivity position. To supplement traditional gap analysis, Stockdale utilizes the interest rate risk exposure report received from the OTS quarterly.

        Stockdale's Investment Committee meets monthly to monitor Stockdale's investments, liquidity needs and oversee its asset-liability management. In between meetings of the Committee, Stockdale's management oversees Stockdale's liquidity management.

        CAPITAL RESOURCES

        The Financial Institution Reform, Recovery and Enforcement Act of 1989 ("FIRREA") requires savings and loan institutions to have a minimum regulatory tangible capital ratio equal to 1.5% of adjusted total assets, a minimum 3.0% core capital ratio and an 8.0% total risk-based capital ratio. At September 30, 1998, Stockdale exceeded all minimum capital requirements for tangible, core, and risk-based capital.

        The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") also adopted leverage requirements that apply in addition to the risk-based capital requirements. FDICIA established five capital categories applicable to insured institutions, each with specific regulatory consequences. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized."

        To be considered "well capitalized" under FDICIA, an institution must generally have a core capital ratio of at least 5%, a total risk-based capital ratio of at least 10% and a Tier I risk-based capital ratio of at least 6%.

        At September 30, 1998, Stockdale's capital exceeded all minimum regulatory requirements and Stockdale was considered to be "well capitalized" as defined in the regulations issued by the FDIC. Stockdale's risk-based capital ratios, shown below as of September 30, 1998, have been computed accordance with regulatory accounting policies:


                                 CAPITAL RATIOS

                                 STOCKDALE      MINIMUM REQUIREMENTS
                                 ---------      --------------------
Leverage Ratio .....                7.10%               3.00%

Tier 1 Risk-Based...               11.72%               4.00%

Total Risk-Based....               12.67%               8.00%


        ACCOUNTING MATTERS

        In June, 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("Statement 125"). Statement 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of Statement 125 did not have a material impact on Stockdale's financial position, results of operations or liquidity.

        In December, 1996, the FASB issued Statement of Financial Accounting Standards No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125" ("Statement 127"). Statement 127 defers for one year the effective date of certain provisions of Statement 125. Management of Stockdale does not expect the adoption of Statement 127 to have a material impact on Stockdale's financial position, results of operations or liquidity.

        In June, 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement 130"), which establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. Statement 130 requires the display of comprehensive income and its components in a financial statement that is displayed in equal prominence with other financial statements that constitute a full set of financial statements. The Statement does not require, however, a specific format for the financial statement but requires the display of net income as a component of comprehensive income in that financial statement. Enterprises may elect to display comprehensive income and its components in one or two statements of financial performance or in a statement of changes in equity. If an enterprise chooses to display comprehensive income in a statement of changes in equity, that statement must be presented as part of a full set of financial statements and not in the notes to the financial statements. Statement 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. Comparative financial statements provided for earlier periods are required to be reclassified to reflect application of the provisions of the Statement. Management of Stockdale does not anticipate that the adoption of Statement 130 will have a material impact on Stockdale's financial position, results of operations or liquidity.

        In June, 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("Statement 131"). Statement 131 is effective for fiscal years beginning after December 15, 1997. Statement 131 establishes standards for reporting financial and descriptive information about an enterprise's operating segments in its financial statements and selected segment information in interim financial reports. Restatement of comparative financial statements or financial information for earlier periods is required upon adoption of Statement 131. Application of Statement 131 requirements is not expected to have a material impact on Stockdale's disclosures.

        In June, 1998, the FASB issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"). Statement 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires than an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or
(c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

        Under Statement 133, an entity that elects to apply hedge accounting is required to establish at the inception of the hedge the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach of determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. This Statement is effective for all quarters of fiscal years beginning after June 15, 1999. Management of Stockdale does not anticipate that the adoption of Statement 133 will have a material impact on Stockdale's financial position or results of operations.

        INFLATION

        The impact of inflation on a financial institution can differ significantly from that exerted on other companies. Federal savings banks, as financial intermediaries, have many assets and liabilities which may move in concert with inflation both as to interest rates and value. This is especially true for companies, such as Stockdale, with a high percentage of interest rate sensitive assets and liabilities. It is Stockdale's policy to have the majority of its loan portfolio be variable interest rate loans. Federal savings banks can further reduce the impact of inflation if it can manage its interest rate sensitivity gap. Stockdale attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital.

        However, financial institutions are also affected by inflation's impact on noninterest expenses, such as salaries and occupancy expenses. Through September 30, 1998 and during 1997, and 1996, the problems of inflation remained relatively stable, due primarily to continuous management of the money supplied by the FRB which has maintained stable interest rates during those years. Because of Stockdale's ratio of rate sensitive assets to rate sensitive liabilities, Stockdale benefits in the short term from a decreasing interest rate market and suffers in an increasing interest rate market. As such, indirectly, the management of the money supply by the FRB to control the rate of inflation has an impact on the earnings of Stockdale. Also, the changes in interest rates may have a corresponding impact on the ability of borrowers to repay loans with Stockdale.

        YEAR 2000 COMPLIANCE

        The "Year 2000 problem" exists because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results. The extent and potential impact of the Year 2000 problem is not yet known, and if not timely corrected, it could affect the global economy.

        The potential impact of the Year 2000 problem on the financial services industry could be material, as virtually every aspect of the industry and processing of transactions will be affected. Due to the size of the task facing the financial services industry and the interdependent nature of its transactions, Stockdale may be adversely affected by this problem, depending on whether it and the entities with which it does business address this issue successfully. The impact of Year 2000 issues on Stockdale will depend not only on corrective actions that Stockdale takes, but also on the way in which Year 2000 issues are addressed by governmental agencies, businesses and other third parties that provide services or data to, or receive services or data from Stockdale, or whose financial condition or operational capability is important to Stockdale.

        STOCKDALE'S STATE OF READINESS. Since Stockdale engages the services of third-party software vendors and service providers for substantially all of its electronic data processing, a primary focus of Stockdale's Year 2000 compliance program is to monitor the progress of its software providers toward Year 2000 compliance and to prepare and test future-date sensitive data of Stockdale in simulated processing.

        Stockdale's Year 2000 compliance program has been divided into the following phases: (1) inventorying date- sensitive information technology and other business systems; (2) assigning priorities to identified items and assessing the efforts required for Year 2000 compliance of those determined to be material to Stockdale; (3) upgrading or replacing material items that are determined not to be Year 2000 compliant and testing material items; (4) assessing the status of third party risks; and (5) designing and implementing contingency and business continuation plans.

        As part of the ongoing supervision of the banking industry, bank regulatory agencies are continuously surveying Stockdale's progression and results in each of the phases.

        In the first phase of Stockdale's Year 2000 compliance program, Stockdale conducted a thorough inventory of current information technology systems, software, and embedded technologies that could be affected by Year 2000



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issues. Non-information technology systems such as climate control systems, telephone systems, vault and building security equipment were also surveyed. This stage of the Year 2000 compliance program is complete.

        In phase two of Stockdale's Year 2000 compliance program, results from the inventory were assessed and evaluated to determine the Year 2000 impact and necessary actions required to obtain Year 2000 compliance. Stockdale divided the results of the inventory into two principal categories - those information technology systems that are considered by Stockdale to be "mission critical," and those that are not. Stockdale defines a "mission critical system" as a system that is vital to the successful continuance of Stockdale's core business and/or maintaining customer account integrity. Stockdale has identified 16 mission critical systems that could be affected by Year 2000 issues. To obtain Year 2000 compliance for these mission critical systems, Stockdale has opted to upgrade or replace all such systems that are determined not to be Year 2000 compliant.

        Phase three of Stockdale's Year 2000 compliance program includes the upgrading, replacement and/or retirement of systems and testing. Stockdale will first address mission critical systems and then non-mission critical systems. This phase of the Year 2000 compliance program is ongoing and is scheduled to be completed during the first six months of 1999. For Stockdale's internal systems, necessary actions primarily consist of upgrading computer hardware and equipment. Such hardware upgrades should be completed by March 31, 1999. Stockdale estimates that 90% of its third party software upgrades have been completed. Testing of updated or new systems is ongoing and scheduled to be completed by June 30, 1999. "Future-date" testing of upgrades and/or replacements is being conducted along with tests to ensure integration with Stockdale's overall data processing environment. As of September 30, 1998, Stockdale estimates that testing of mission critical systems was 5% completed.

        The fourth phase of Stockdale's Year 2000 compliance program, assessing third-party risks, includes the process of identifying and prioritizing critical suppliers, borrowers, and customers at the direct interface level as well as other material relationships with third parties, including various exchanges, clearing houses, other banks, telecommunication companies and public utilities. This evaluation includes communicating with the third parties about their plans and progress in addressing Year 2000 issues. Detailed evaluations of the most critical third parties have been initiated. Evaluation of critical Stockdale customers and borrowers is scheduled for completion on November 15, 1998. Evaluation of other critical third parties is scheduled for completion by June 30, 1999. No problems have been identified to date. These evaluations will be followed with contingency plans which are ongoing and scheduled to be completed in the second quarter 1999, with follow up reviews scheduled through the remainder of 1999.

        CONTINGENCY PLAN. The final phase of Stockdale's Year 2000 compliance program relates to contingency plans. Stockdale maintains contingency plans in the normal course of business designed to be deployed in the event of various potential business interruptions. These plans are in the process of being expanded to address Year 2000-specific interruptions such as power and telecommunication infrastructure failures, and will continue to be supplemented if and when the results of systems integration testing identify additional business functions at risk. Such enhancements to existing plans will likely include remediation of systems, reinstallation of software, installation of third-party vendor software or some combination of alternatives.

        COSTS. As Stockdale relies upon third-party software vendors and service providers for substantially all of its electronic data processing, the primary costs of the Year 2000 compliance program have been and will continue to be the reallocation of internal resources for testing and for the purchase of computer hardware and, therefore, do not represent incremental expense to Stockdale.

        The estimated value of internal resources allocated to the Year 2000 compliance program and the cost of computer hardware is approximately $157,000, of which $88,000 had been expended through September 30, 1998. Stockdale's total costs associated with required modifications to become Year 2000 compliant is not expected to be material to its results of operations, liquidity and capital resources.

        RISKS. Failure to correct a material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities or operations. Stockdale believes that, with the implementation of new or upgraded business systems and completion of its Year 2000 compliance program as scheduled, the possibility of significant interruptions of normal operations due to the failure of those systems will be reduced. Stockdale, however, is dependent upon the power and telecommunications infrastructure within the United States, and processes large volumes of transactions through various clearing houses and correspondent banks. The most reasonably likely worst case scenario would be that Stockdale may experience disruption in its operations if any such third-party supplier reported a system failure. Although Stockdale's Year 2000 compliance program will reduce the level of uncertainty about the compliance and readiness of its material third-party providers, due to the general uncertainty over Year 2000 readiness of such third-party suppliers, Stockdale is unable to determine at this time whether the consequences of Year 2000 failures will have a material impact.



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        Readers are cautioned that forward-looking statements contained herein should be read in conjunction with Stockdale's disclosures below under the title "Cautionary Statement for the Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995."

        CAUTIONARY STATEMENT FOR THE PURPOSES OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Stockdale is including the following cautionary statement to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Stockdale. The factors identified in this cautionary statement are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, Stockdale.

        Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, Stockdale cautions that while it believes such assumptions or bases to be reasonable and makes them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. In any forward-looking statement, if Stockdale expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished.

        Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of,
Stockdale:

        The dates on which Stockdale believes its Year 2000 compliance program will be completed are based on management's best estimates which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third-party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved, or that there will not be a delay in, or increased costs associated with, the implementation of Stockdale's Year 2000 compliance program. Specific factors that might cause differences between the estimates and actual results include, but are not limited to, the availability and cost of trained personnel, ability to locate and correct all computer related issues, timely responses to and corrections by third-parties and suppliers, the availability to implement interfaces between new systems and the systems not being replaced, and similar uncertainties. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the Year 2000 readiness of third-parties, Stockdale cannot ensure its ability to timely and cost-effectively resolve problems associated with the Year 2000 issue that may affect its operations and business or expose it to third-party liability.

                      DESCRIPTION OF STOCKDALE COMMON STOCK

        Stockdale's Charter authorizes the issuance of up to 10,000,000 shares of common stock, $4.00 par value, of which 1,212,265 shares are issued and outstanding as of the date of this Joint Proxy Statement - Prospectus. As of that same date, options covering 33,000 shares of Stockdale's common stock were outstanding pursuant to Stockdale's 1985 and 1995 Stock Option Plans. Except for the outstanding stock options, Stockdale had no outstanding warrants, commitments, agreements, or other rights in or with respect to the unissued shares of Stockdale's common stock or any other securities convertible into Stockdale's common stock.

                        COMPARISON OF SHAREHOLDER RIGHTS

COMPARISON OF CORPORATE STRUCTURE

        VIBC is a California corporation governed by the applicable provisions of the California General Corporation Law. Stockdale is a federal stock savings bank governed by applicable provisions of the Homeowners' Loan Act and the various regulations adopted by the Office of Thrift Supervision.

        Consequently, there are numerous differences between the rights of the holders of VIBC's common stock and the rights of the holders of Stockdale's common stock with regard to electing directors, amending the articles of incorporation (charter) or bylaws, calling special meetings of shareholders, acting by written consent of shareholders without a meeting and indemnifying directors.

        Certain differences in the articles of incorporation (charter) and bylaws of VIBC and Stockdale are discussed below.



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VOTING RIGHTS

        Both VIBC's shareholders and Stockdale's shareholders are entitled to one vote for each share of common stock held of record on all matters voted upon at meetings of shareholders except that, in connection with the election of directors, shares of Stockdale's common stock may be voted cumulatively. VIBC has eliminated cumulative voting for the election of directors.

DIVIDENDS AND DIVIDEND POLICY

        STOCKDALE

        Dividends may be paid to the holders of Stockdale's common stock when and as declared by Stockdale's Board of Directors out of funds legally available therefore. To date, Stockdale has paid no dividend on its common stock.

        An OTS regulation imposes limitations upon all capital distributions by savings associations, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. In general, Stockdale may not declare or pay a cash dividend on its capital stock if the payment would cause Stockdale to fail to meet one of its regulatory capital requirements. Stockdale must also provide the OTS with 30 days advance notice of any proposed dividend declaration.

        Under the regulation, an association that meets its capital requirements both before and after a proposed distribution and has not been notified by the OTS that it is in need of more than normal supervision (a "Tier 1 association") may, after prior notice to but without the approval of the OTS, make capital distributions during a calendar year up to the higher of:

        - 100% of its net income to date during the calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year; or

        -       75% of its net income over the most recent four-quarter period.

        A Tier 1 association may make capital distributions in excess of the above amount if it gives notice to the OTS and the OTS does not object to the distribution. At September 30, 1998, Stockdale qualified as a Tier 1 association for purposes of the capital distribution rule.

        If an association does not meet the definition of a Tier 1 association, its ability to pay dividends is somewhat more restricted. In addition, the OTS may prohibit a proposed capital distribution that would otherwise be permitted if the OTS determines that the distribution would constitute an unsafe or unsound practice.

        The OTS has proposed to amend its capital distribution regulation to conform its requirements to the OTS's prompt corrective action regulation. Under the proposed regulation, an institution that would remain at least adequately capitalized after making a capital distribution, and was not owned by a holding company, would no longer be required to provide notice to the OTS prior to making a capital distribution. "Troubled" associations and undercapitalized associations would be allowed to make capital distributions only by filing an application and receiving OTS approval, and such applications would be approved under certain limited circumstances.

        VIBC

        Holders of VIBC's common stock are entitled to receive dividends declared by VIBC's Board of Directors out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of VIBC that may be issued after the date hereof. VIBC has not paid any dividends since its formation on November 7, 1997. Under California law, VIBC is prohibited from paying dividends unless:

        - its retained earnings immediately prior to the dividend payment equals or exceeds the amount of the dividend; or

        - immediately after giving effect to the dividend (1) the sum of VIBC's assets will be at least equal to 125% of its liabilities and, (2) the current assets of VIBC will be at least equal to its current liabilities or, if the average of its earnings before taxes on income and before interest expense for the two preceding fiscal years was less than the average of its interest expense for the two preceding fiscal years, the current assets of VIBC would be at least equal to 125% of its current liabilities.

        The future dividend policy of VIBC is subject to the discretion of the VIBC's Board of Directors and will depend upon a number of factors, including earnings, financial condition, cash needs and general business conditions.



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VIBC's current dividend policy is to retain the majority of its earnings to increase capital, and VIBC intends to maintain such policy in the foreseeable future.

NUMBER OF DIRECTORS

        Stockdale's Charter provides that the fixed number of directors is 14.

        VIBC's Articles of Incorporation provides that the authorized number of directors of VIBC shall not be less than six nor more than ten and that any amendment to the Articles affecting the authorized number of directors must be approved by a two-thirds majority of VIBC's shareholders. Currently, the fixed number of directors is eight.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. VIBC's Articles of Incorporation provide for elimination of personal liability for monetary damages of its directors, and VIBC's Articles of Incorporation and Bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the California General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of VIBC pursuant to the foregoing provisions, or otherwise, VIBC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Section 317 of the California General Corporation Law applies to Stockdale and Stockdale may indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonable incurred to the fullest extent possible under the provisions of Section 317.

FAIR PRICE PROTECTION

        VIBC's Articles of Incorporation contain a fair price provision not contained in the Stockdale's Charter. The fair price provision is intended to prevent certain of the potential inequities of business combinations to which VIBC may be a party which are part of a "two-step" transaction. In the absence of the fair price provision, a purchaser who acquired control of VIBC could subsequently, by virtue of such control, force the remaining shareholders to sell or exchange their shares at a price which might not fully reflect any premium such purchaser may have paid in order to acquire the controlling interest. The fair price provision is designed to ensure that VIBC's shareholders will receive fair and equitable treatment in the event of a business combination or other significant transaction between VIBC and a shareholder (or business entity controlled by such shareholder) who holds a 10% or more stock interest in VIBC at the time of the proposed transaction. The most significant aspects of the fair price provision are:

        - imposing supermajority shareholder vote or disinterested director approval requirements in connection with certain mergers, acquisitions and other business combinations, unless specified minimum price and procedural requirements are satisfied in the proposed transaction; and

        - imposing a supermajority shareholder vote requirement for an amendment, change or repeal of the fair price provision.

        The fair price provision may also be characterized as an "anti-takeover" provision as the overall effect of the fair price provision may be to discourage any attempt to take over control of VIBC. The fair price provision makes it more difficult for the holder of a large block of voting securities of VIBC to acquire VIBC in a merger or other transaction which has not been approved by VIBC's Board of Directors. Accordingly, the effect of the fair price provision may be to deprive shareholders of an opportunity to sell their shares at a premium over prevailing market prices as takeover bids frequently involve purchases of stock directly from shareholders at such a premium.

                           SUPERVISION AND REGULATION

INTRODUCTION

        Stockdale, as a federal stock savings bank whose deposits are insured by the FDIC up to the maximum extend provided by law, is subject to regulation, supervision, and regular examination by the Office of Thrift Supervision and the FDIC. VIBC, as a California corporation and bank holding company under the Bank Holding Company Act, is subject to supervision and regulation by the FRB. VIBC's wholly-owned subsidiary, VIB, is a state-chartered banking corporation which is also a member of the Federal Reserve System. Accordingly, VIB is subject to regulation,



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supervision, and regular examination by the California Department of Financial
Institutions and the FRB. VIB's deposits are insured by the FDIC up to the maximum extent provided by law. The regulations of these agencies govern most aspects of Stockdale's, VIBC's and VIB's business, including capital ratios, reserves against deposits, interest rates payable on certain types of deposits, loans, investments, mergers and acquisitions, borrowings, dividends and locations of branch offices. California law exempts all banks from usury limitations on interest rates.

VIB CORP

        VIBC is a bank holding company registered under the Bank Holding Company Act and is subject to supervision by the FRB. As a bank holding company, VIBC is required to file with the FRB an annual report and such other additional information as the FRB may require. The FRB may also make examinations of VIBC and its subsidiaries.

        The Bank Holding Company Act requires prior approval by the FRB for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares, or substantially all the assets, of any bank or for a merger or consolidation by a bank holding company with any other bank holding company.

        VIBC and any subsidiaries it may organize are deemed to be affiliates of VIB within the meaning of the Bank Holding Company Act. Pursuant thereto, loans by VIB to affiliates, investments by VIB in affiliates' stock, and taking affiliates' stock by VIB as collateral for loans to any borrower will be limited to 10% of VIB's capital, in the case of any one affiliate, and will be limited to 20% of VIB's capital in the case of all affiliates. In addition, such transactions must be on terms and conditions that are consistent with safe and sound banking practices; in particular, a bank and its subsidiaries generally may not purchase from an affiliate a low-quality asset, as defined in the Bank Holding Company Act. Such restrictions also prevent a bank holding company and its other affiliates from borrowing from a banking subsidiary of the bank holding company unless the loans are secured by marketable collateral of designated amounts. VIBC and VIB are also subject to certain restrictions with respect to engaging in the underwriting, public sale and distribution of securities.

        With certain limited exceptions, a bank holding company is prohibited from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or furnishing services to or performing services for its authorized subsidiaries. A bank holding company may, however, engage or acquire an interest in a company that engages in activities which the FRB has determined to be closely related to banking or managing or controlling banks as to be properly incident thereto. In making such a determination, the FRB is required to consider whether the performance of such activities can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interests, or unsound banking practices. Although the future scope of permitted activities is uncertain and cannot be predicted, some of the activities that the FRB has determined by regulation to be closely related to banking are:

        - making or acquiring loans or other extensions of credit for its own account or for the account of others;

        -       servicing loans and other extensions of credit for any person;

        - operating an industrial bank, Morris Plan bank, or industrial loan company, as authorized under state law, so long as the institution is not a bank;

        - operating a trust company in the manner authorized by federal or state law, so long as the institution is not a bank and does not make loans or investments or accept deposits, except as permitted under the FRB's Regulation Y;

        - subject to certain limitations, acting as an investment or financial adviser to investment companies and other persons;

        - leasing personal and real property or acting as agent, broker, or adviser in leasing such property in accordance with various restrictions imposed by Regulation Y, including a restriction that it is reasonably anticipated that each lease will compensate the lessor for not less than the lessor's full investment in the property;

        - making equity and debt investments in corporations or projects designed primarily to promote



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                community welfare;

                - providing financial, banking, or economic data processing and data transmission services, facilities, data bases, or providing access to such services, facilities, or data bases;

                - acting as principal, agent, or broker for insurance directly related to extensions of credit which are limited to assuring the repayment of debts in the event of death, disability, or involuntary unemployment of the debtor;

                - acting as agent or broker for insurance directly related to extensions of credit by a finance company subsidiary;

                - owning, controlling, or operating a savings association provided that the savings association engages only in activities permitted for bank holding companies under Regulation Y;

                -       providing courier services of limited character;

                - providing management consulting advice to non-affiliated bank and nonbank depository institutions, subject to the limitations imposed by Regulation Y;

                -       selling money orders, travelers' checks and U.S. Savings
                        Bonds;

                -       appraisal of real estate and personal property;

                - acting as an intermediary for the financing of commercial or industrial income-producing real estate;

                - providing securities brokerage services, related securities credit activities pursuant to Regulation T, and other incidental activities;

                - underwriting and dealing in obligations of the U.S., general obligations of states and their political subdivisions, and other obligations authorized for state member banks under federal law; and

                - providing general information and statistical forecasting, advisory and transactional services with respect to foreign exchange through a separately incorporated subsidiary.

        Federal law prohibits a bank holding company and any subsidiary banks from engaging in certain tie-in arrangements in connection with the extension of credit. Thus, for example, VIB may not extend credit, lease or sell property, or furnish any services, or fix or vary the consideration for any of the foregoing on the condition that:

                - the customer must obtain or provide some additional credit, property or services from or to the Bank other than a loan, discount, deposit or trust service;

                - the customer must obtain or provide some additional credit, property or service from or to VIBC or any other subsidiary of VIBC; or

                - the customer may not obtain some other credit, property or services from competitors, except reasonable requirements to assure soundness of credit extended.

        The FRB's risk-based capital adequacy guidelines for bank holding companies and state member banks, discussed in more detail below (see "SUPERVISION AND REGULATION - Stockdale and Valley Independent Bank" herein), assign various risk percentages to different categories of assets, and capital is measured as a percentage of risk assets. While in many cases total risk assets calculated in accordance with the guidelines is less than total assets calculated absent the rating, certain non-balance sheet assets, including loans sold with recourse, legally binding loan commitments and standby letters of credit, are treated as risk assets, with the assigned rate varying with the type of asset. As a result, it is possible that total risk assets for purposes of the guidelines exceeds total assets under generally accepted accounting principles, thereby reducing the capital-to-assets ratio. Under the terms of the guidelines, bank holding companies are expected to meet capital adequacy guidelines based both on total assets and on total risk assets.

        VIBC is also a bank holding company within the meaning of Section 3700 of the California Financial Code. As such, VIBC and its subsidiaries are subject to examination by, and may be required to file reports with, the Department of Financial Institutions. Regulations have not yet been proposed or adopted or steps otherwise taken to implement the Department of Financial Institutions' powers under this statute.



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STOCKDALE AND VALLEY INDEPENDENT BANK

        RECENT LEGISLATION AND REGULATORY DEVELOPMENTS

        Introduction. From time to time legislation is proposed or enacted which has the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and non-financial institutions. Various federal laws enacted over the past several years have provided, among other things, for the maintenance of mandatory reserves with the FRB on deposits by depository institutions (state reserve requirements have been eliminated); the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain of their customers' accounts; and the authorization of various types of new deposit accounts, such as NOW accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions. The lending authority and permissible activities of certain non-bank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased authority and means for providing financial assistance to insured depository institutions and for effecting interstate and cross-industry mergers and acquisitions of failing institutions. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

        Other legislation has been proposed or is pending before the United States Congress which would affect the financial institutions industry. Such legislation includes wide-ranging proposals to further alter the structure, regulation and competitive relationships of the nation's financial institutions, to reorganize the federal regulatory structure of the financial institutions industry, to subject banks to increased disclosure and reporting requirements, and to expand the range of financial services which banks and bank holding companies can provide. Other proposals which have been introduced or are being discussed would equalize the relative powers of savings and loan holding companies and bank holding companies, and authorize such holding companies to engage in insurance underwriting and brokerage, real estate development and brokerage, and certain securities activities, including underwriting and dealing in United States Government securities and municipal securities, sponsoring and managing investment companies and underwriting the securities thereof. It cannot be predicted whether or in what form any of these proposals will be adopted, or to what extent they will effect the various entities comprising the financial institutions industry.

        Certain of the potentially significant changes which have been enacted in the past several years are discussed below.

        Interstate Banking. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle- Neal Act"), enacted on September 29, 1994, repealed the McFadden Act of 1927, which required states to decide whether national or state banks could enter their state, and, effective June 1, 1997, allows banks to open branches across state lines. The Riegle-Neal Act also repealed the 1956 Douglas Amendment to the Bank Holding Company Act, which placed the same requirements on bank holding companies. The repeal of the Douglas Amendment made it possible for bank holding companies to buy out-of-state banks in any state after September 29, 1995, which, after June 1, 1997, may now be converted into interstate branches.

        The Riegle-Neal Act permitted interstate banking to begin effective September 29, 1995. The amendment to the Bank Holding Company Act permits bank holding companies to acquire banks in other states provided that the acquisition does not result in the bank holding company controlling more than 10 percent of the deposits in the United States, or 30 percent of the deposits in the state in which the bank to be acquired is located. However, the Riegle-Neal Act also provides that states have the authority to waive the state concentration limit. Individual states may also require that the bank being acquired be in existence for up to five years before an out-of-state bank or bank holding company may acquire it.

        The Riegle-Neal Act provides that, since June 1, 1997, interstate branching and merging of existing banks is permitted, provided that the banks are at least adequately capitalized and demonstrate good management. Interstate mergers and branch acquisitions were permitted at an earlier time if the state choose to enact a law allowing such activity. The states were also authorized to enact laws to permit interstate banks to branch de novo.

        On September 28, 1995, the California Interstate Banking and Branching Act of 1995 ("CIBBA") was enacted and signed into law. CIBBA authorized out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least 5 years, unless the California bank is in danger of failing or in certain other emergency situations. CIBBA does not permit out-of-state banks to enter California by branch acquisition or de novo branching. CIBBA allows a California state bank to have agency relationships with affiliated and unaffiliated insured depository institutions and allows a bank subsidiary of a bank holding company to act as an agent to receive deposits, renew time deposits, service loans and receive payments for a depository institution affiliate.

        Proposed Expansion of Securities Underwriting Authority. Various bills have been introduced in the United States Congress which would expand, to a lesser or greater degree and subject to various conditions and limitations, the authority of bank holding companies to engage in the activity of underwriting and dealing in securities. Some of these bills would authorize securities firms (through the holding company structure) to own banks, which could result in greater competition between banks and securities firms. No prediction can be made as to whether any of these bills will be passed by the United States Congress and enacted into law, what provisions such a bill might contain, or what effect it might have on VIBC, VIB or Stockdale.

        Expansion of Investment Opportunities for California State-Chartered Banks. Legislation enacted by the State of California has substantially expanded the authority of California state-chartered banks to invest in real estate, corporate stock and other corporate securities. National banks are governed in these areas by federal law, the provisions of which are more restrictive than California law. However, provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, discussed below, limits state-authorized activities to that available to national banks, unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the institution is in compliance with applicable regulatory requirements.

        FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT OF 1989

        General. On August 9, 1989, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") was signed into law. This legislation has resulted in major changes in the regulation of insured financial institutions, including significant changes in the authority of government agencies to regulate insured financial institutions.

        Under FIRREA, the Federal Savings and Loan Insurance Corporation ("FSLIC") and the Federal Home Loan Bank Board were abolished and the FDIC was authorized to insure savings associations, including federal savings associations, state chartered savings and loans and other corporations determined to be operated in substantially the same manner as a savings association. FIRREA established two deposit insurance funds to be administered by the FDIC. The money in these two funds is separately maintained and not commingled. The FDIC Permanent Insurance Fund was replaced by the Bank Insurance Fund (the "BIF") and the FSLIC deposit insurance fund was replaced by the Savings Association Insurance Fund (the "SAIF").

        VIB's deposit accounts are insured by the BIF, as administered by the FDIC, up to the maximum amount permitted by law. Stockdale's deposit accounts are insured by the SAIF, as administered by the FDIC, up to the maximum amount permitted by law. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the institution's primary regulator.

        Deposit Insurance Assessments. Under FIRREA, the premium assessments made on banks and savings associations for deposit insurance were initially increased, with rates set separately for banks and savings associations, subject to statutory restrictions. The Omnibus Budget Reconciliation Act of 1990, designed to address the federal budget deficit, increased the insurance assessment rates for members of the BIF and the SAIF over that provided by FIRREA, and eliminated FIRREA's maximum reserve-ratio constraints on the BIF. The FDIC raised BIF premiums to 23(cent) per $100 in insured deposits for 1993 from a base of 12(cent) in 1990.

        Effective January 1, 1994, the FDIC implemented a risk-based assessment system, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," 1.25%, the total amount raised from BIF members by the risk- based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were 23(cent) per $100 in insured deposits. The FDIC determined that the designated reserve ratio was achieved on May 31, 1995. Accordingly, on August 8, 1995, the FDIC issued final regulations adopting an assessment rate schedule for BIF members of 4(cent) to 31(cent) per $100 in insured deposits that became effective June 1, 1995. On November 14, 1995, the FDIC further reduced the BIF assessment rates by 4(cent) so that effective January 1, 1996, the BIF premiums ranged from zero to 27(cent) per $100 in insured deposits, but in any event not less than $2,000 per year. The Deposit Insurance Funds Act of 1996, signed into law on September 30, 1996, eliminated the minimum assessment, commencing with the fourth quarter of 1996.

        Under the risk-based assessment system, as of December 31, 1995, SAIF members paid within a range of 23(cent) to 31(cent) per $100 in insured deposits, depending upon the institution's risk classification. Pursuant to the Economic

Growth and Paperwork Reduction Act of 1996 (the "EGPRA"), the FDIC imposed a special assessment on SAIF members to capitalize SAIF at the "designated reserve ratio" of 1.25% as of October 1, 1996. Based on Stockdale's deposits as of March 31, 1995, the date for measuring the amount of the special assessment pursuant to the EGPRA, Stockdale paid a special assessment of $760,000 in October, 1996 to recapitalize the SAIF. This expense was recognized during the third quarter of 1996.

        Under the risk-based assessment system, a BIF member institution such as VIB is categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three categories based on supervisory evaluations by its primary federal regulator (in VIB's case, the FRB). The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C). The capital ratios used by the FRB to define well-capitalized, adequately capitalized and undercapitalized are the same as in the FRB's prompt corrective action regulations (discussed below). The BIF assessment rates since January 1, 1997 are summarized below; assessment figures are expressed in terms of cents per $100 in insured deposits. The capital and supervisory group ratings for SAIF institutions are the same as for BIF institutions. Accordingly, Stockdale's deposit insurance assessment rate is also derived from the following table:

                   ASSESSMENT RATES EFFECTIVE JANUARY 1, 1997

                                SUPERVISORY GROUP

CAPITAL GROUP:                     GROUP A         GROUP B          GROUP C
                                   -------         -------          -------
Well Capitalized .....                0                3               17

Adequately Capitalized                3               10               24

Undercapitalized .....               10               24               27


        Pursuant to the EGPRA, Stockdale pays its normal deposit insurance premiums as a member of the SAIF. In addition, Stockdale also pays an amount equal to 6.4(cent) per $100 deposits towards the retirement of the Financing Corporation Bonds ("FICO Bonds") issued in the 1980s to assist in the recovery of the Savings and Loan Industry. In addition, after December 31, 1996, banks are required to share in the payment of interest on the FICO Bonds. Previously, the FICO Debt was paid solely out of the SAIF Assessment Base. The Assessments imposed on insured depository institutions with respect to any BIF-Assessable deposit are assessed at a rate equal to 1/5 of the rate of the Assessments imposed on insured depository institutions with respect to any SAIF-Assessable deposit. Although the FICO Assessment rates are annual rates, they are subject to change quarterly. Since the FICO Bonds do not mature until the year 2019, it is conceivable that banks will continue to share in the payment of the interest on the bonds until then.

        The following table shows the quarterly Assessment Rates for SAIF and BIF insured deposits, expressed in cents per $100 in insured deposits:

                             FICO ASSESSMENT RATES

                                        SAIF                       BIF
                                        ----                       ---
First Quarter, 1997                   6.48(cent)                1.296(cent)

Second Quarter, 1997                  6.50(cent)                1.300(cent)

Third Quarter, 1997                   6.30(cent)                1.260(cent)

Fourth Quarter, 1997                  6.32(cent)                1.264(cent)

First Quarter, 1998                   6.28(cent)                1.256(cent)

Second Quarter, 1998                  6.22(cent)                1.244(cent)

Third Quarter, 1998                   6.10(cent)                1.220(cent)

Fourth Quarter, 1998                  5.82(cent)                1.164(cent)

        Under EGPRA, the FDIC is not permitted to establish SAIF assessment rates that are lower than comparable BIF assessment rates. Beginning no later than January 1, 2000, the rate paid to retire the FICO Bonds will be equal for members of the BIF and the SAIF. The EGPRA also provides for the merging of the BIF and the SAIF by January 1, 2000, provided there are no financial institutions still chartered as savings associations at that time. Should the insurance funds be merged before January 1, 2000, the rate paid by all members of this new fund to retire the FICO Bonds would be equal.

        With certain limited exceptions, FIRREA prohibits a bank from changing its status as an insured depository institution with the BIF to the SAIF and prohibits a savings association from changing its status as an insured depository institution with the SAIF to the BIF, without the prior approval of the FDIC.

        FDIC Receiverships. Pursuant to FIRREA, the FDIC may be appointed conservator or receiver of any insured bank or savings association. In addition, FIRREA authorized the FDIC to appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons:

        -       insolvency of such institution;

        - substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice;

        - an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise;

        - any willful violation of a cease and desist order which has become final;

        - any concealment of books, papers, records or assets of the institution;

        - the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business;

        - the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; or

        - any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interest of its depositors.

        As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and make such other disposition of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any stockholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve; and conserve the assets and property of such institution.

        Enforcement Powers. Some of the most significant provisions of FIRREA were the expansion of regulatory enforcement powers. FIRREA has given the federal regulatory agencies broader and stronger enforcement authorities reaching a wider range of persons and entities. Some of those provisions included those which:

        - expanded the category of persons subject to enforcement under the Federal Deposit Insurance Act;

        - expanded the scope of cease and desist orders and provided for the issuance of a temporary cease and desist orders;

        - provided for the suspension and removal of wrongdoers on an expanded basis and on an industry-wide basis;

        - prohibited the participation of persons suspended or removed or convicted of a crime involving dishonesty or breach of trust from serving in another insured institution;

        - required regulatory approval of new directors and senior executive officers in certain cases;

        - provided protection from retaliation against "whistleblowers" and establishes rewards for "whistleblowers" in certain enforcement actions resulting in the recovery of money;

        - required the regulators to publicize all final enforcement orders;

        - required each insured financial institution to provide its independent auditor with its most recent Report of Condition ("Call Report");

        - significantly increased the penalties for failure to file accurate and timely Call Reports; and

        - provided for extensive increases in the amounts and circumstances for assessment of civil money penalties, civil and criminal forfeiture and other civil and criminal fines and penalties.

        Crime Control Act of 1990. The Crime Control Act of 1990 further strengthened the authority of federal regulators to enforce capital requirements, increased civil and criminal penalties for financial fraud, and enacted provisions allowing the FDIC to regulate or prohibit certain forms of golden parachute benefits and indemnification payments to officers and directors of financial institutions.

        RISK-BASED CAPITAL GUIDELINES

        The federal banking agencies have established risk-based capital guidelines. The risk-based capital guidelines include both a new definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad credit risk categories. A bank's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator of the ratio).

        A bank's qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). The Tier 1 component of a bank's qualifying capital must represent at least 50% of qualifying total capital and may consist of the following items that are defined as core capital elements:

        -       common stockholders' equity;

        - qualifying noncumulative perpetual preferred stock (including related surplus); and

        - minority interest in the equity accounts of consolidated subsidiaries.

The Tier 2 component of a bank's qualifying total capital may consist of the following items:

        -       allowance for loan and lease losses (subject to limitations);

        - perpetual preferred stock and related surplus (subject to conditions);

        - hybrid capital instruments (as defined)1 and mandatory convertible debt securities; and

        - term subordinated debt and intermediate-term preferred stock, including related surplus (subject to limitations).

        Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk categories, according to the obligor, or, if relevant, the guarantor or the nature of collateral. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the bank's total risk weighted assets that comprise the denominator of the risk-based capital ratio.

        Risk weights for all off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items such as letters of credit and recourse arrangements is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and generally is assigned to the appropriate risk category according to the obligor, or, if

--------

(1) Trust preferred securities have been determined to qualify as Tier 1 capital up to an amount equal to 25% of the other components of Tier 1 capital, with the balance qualifying as Tier 2 capital.

relevant, the guarantor or the nature of the collateral.

        The supervisory standards set forth below specify minimum supervisory ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

        All banks are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%, of which at least 4% should be in the form of Tier 1 capital net of goodwill, and a minimum ratio of Tier 1 capital to risk weighted assets of 4%. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. Allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

        In addition to the risk-based guidelines, the federal banking agencies require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

        In December, 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by the policy statement is the sum of: (1) assets classified loss; (2) 50% of assets classified doubtful; (3) 15% of assets classified substandard; and (4) estimated credit losses on other assets over the upcoming twelve months.

        The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type. Nontraditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

        Further, the banking agencies recently have adopted modifications to the risk-based capital rules to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from adverse movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management. The federal banking agencies recently considered adopting a uniform supervisory framework for all institutions to measure and assess each bank's exposure to interest rate risk and establish an explicit capital charge based on the assessed risk, but ultimately elected not to adopt such a uniform framework. Even without such a uniform framework, however, each bank's interest rate risk exposure is assessed by its primary federal regulator on an individualized basis, and it may be required by the regulator to hold additional capital for interest rate risk if it has a significant exposure to interest rate risk or a weak interest rate risk management process.

        Effective April 1, 1995, the federal banking agencies issued rules which limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. The standard had been in effect on an interim basis since March, 1993. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. Deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of: (i) the amount that can be realized within one year of the quarter-end report date; or (ii) 10% of Tier 1 capital. The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

          FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

        General. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was signed into law on December 19, 1991. FDICIA recapitalized the FDIC's Bank Insurance Fund, granted broad authorization to the FDIC to increase deposit insurance premium assessments and to borrow from other sources, and continued the expansion of regulatory enforcement powers, along with many other significant changes.

        Prompt Corrective Action. FDICIA established five categories of bank capitalization: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized" and mandated the establishment of a system of "prompt corrective action" for institutions falling into the lower capital categories. Under FDICIA, banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment the bank would be undercapitalized, that is, the bank fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to undercapitalized banks, which are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to significantly undercapitalized banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to critically undercapitalized banks, those with capital at or less than 2%, including the appointment of a receiver or conservator after 90 days, even if Stockdale is still solvent.

        The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, a bank shall be deemed to be:

        - "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure;

        - "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized";

        - "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances);

        - "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and

        - "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

        FDICIA and the implementing regulations also provide that a federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. (The federal banking agency may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

        Operational Standards. FDICIA also granted the regulatory agencies authority to prescribe standards relating to internal controls, credit underwriting, asset growth and compensation, among others, and required the regulatory agencies to promulgate regulations prohibiting excessive compensation or fees. Many regulations have been adopted by the regulatory agencies to implement these provisions and subsequent legislation (the Riegal Community Development Act, discussed below) gave the regulatory agencies the option of prescribing the safety and soundness standards as guidelines rather than regulations.

        Regulatory Accounting Reports. Each bank with $500 million or more in assets is required to submit an annual report to the FDIC, as well as any other federal banking agency with authority over the bank, and any appropriate state banking agency. This report must contain a statement regarding management's responsibilities for: (1) preparing financial statements; (2) establishing and maintaining adequate internal controls; and (3) complying with applicable laws and regulations. In addition to having an audited financial statement by an independent accounting firm on an annual basis, the accounting firm must determine and report as to whether the financial statements are presented fairly and in accordance with generally accepted accounting principles and comply with other requirements of the applicable federal banking authority. In addition, the accountants must attest to and report to the regulators separately on management's compliance with internal controls.

        Truth in Savings. FDICIA further established a new truth in savings scheme, providing for clear and uniform disclosure of terms and conditions on which interest is paid and fees are assessed on deposits. The FRB's Regulation DD, implementing the Truth in Savings Act, became effective June 21, 1993.

        Brokered Deposits. Effective June 16, 1992, FDICIA placed restrictions on the ability of banks to obtain brokered deposits or to solicit and pay interest rates on deposits that are significantly higher than prevailing rates. FDICIA provides that a bank may not accept, renew or roll over brokered deposits unless: (1) it is "well capitalized"; or (2) it is adequately capitalized and receives a waiver from the FDIC permitting it to accept brokered deposits paying an interest rate not in excess of 75 basis points over certain prevailing market rates. FDIC regulations define brokered deposits to include any deposit obtained, directly or indirectly, from any person engaged in the business of placing deposits with, or selling interests in deposits of, an insured depository institution, as well as any deposit obtained by a depository institution that is not "well capitalized" for regulatory purposes by offering rates significantly higher (generally more than 75 basis points) than the prevailing interest rates offered by depository institutions in such institution's normal market area. In addition to these restrictions on acceptance of brokered deposits, FDICIA provides that no pass-through deposit insurance will be provided to employee benefit plan deposits accepted by an institution which is ineligible to accept brokered deposits under applicable law and regulations.

        Lending. New regulations have been issued in the area of real estate lending, prescribing standards for extensions of credit that are secured by real property or made for the purpose of the construction of a building or other improvement to real estate. In addition, the aggregate of all loans to executive officers, directors and principal shareholders and related interests may now not exceed 100% (200% in some circumstances) of the depository institution's capital.

        State Authorized Activities. The new legislation also created restrictions on activities authorized under state law. FDICIA generally restricts activities through subsidiaries to those permissible for national banks, unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements, thereby effectively eliminating real estate investment authorized under California law, and provided for a five-year divestiture period for impermissible investments. Insurance activities were also limited, except to the extent permissible for national banks.

        Qualified Thrift Lender Test. Savings associations, like Stockdale, must meet a QTL test, by maintaining a specified level of assets in qualified thrift investments as specified in the Home Owners' Loan Act. If Stockdale maintains an appropriate level of certain specified investments (primarily residential mortgages and related investments, including certain mortgage-related securities) and otherwise qualifies as a QTL, it will continue to enjoy full borrowing privileges from the FHLB. The required percentage of investments under HOLA is 65% of assets. An association must be in compliance with the QTL test or the definition of domestic building and loan association on a monthly basis in nine out of every 12 months. Associations that fail to meet the QTL test will generally be prohibited from engaging in any activity not permitted for both a national bank and a savings association. As of December 31, 1997, Stockdale was in compliance with its QTL requirements.

        Activities of Subsidiaries. A savings association seeking to establish a new subsidiary, acquire control of an existing company or conduct a new activity through a subsidiary must provide 30 days prior notice to the FDIC and the OTS and conduct any activities of the subsidiary in accordance with regulations and orders of the OTS. The OTS has the power to require a savings association to divest any subsidiary or terminate any activity conducted by a subsidiary that the OTS determines to pose a serious threat to the financial safety, soundness or stability of the savings association or to be otherwise inconsistent with sound banking practices.

        Federal Home Loan Bank System. Stockdale and VIB are members of the FHLB system. Among other benefits, each FHLB serves as a reserve or center bank for its members within its assigned region. Each FHLB is financed primarily from the sale of consolidated obligations of the FHLB system. Each FHLB makes available to its members loans (i.e., advances) in accordance with the policies and procedures established by the Board of Directors of the individual FHLB.

        RIEGLE COMMUNITY DEVELOPMENT AND REGULATORY IMPROVEMENT ACT OF 1994

        The Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 Act"), which has been viewed as the most important piece of banking legislation since the enactment of FDICIA, was signed into law on September 23, 1994. In addition to providing funding for the establishment of a Community Development Financial Institutions Fund (the "Fund"), which provides assistance to new and existing community development lenders to help to meet the needs of low- and moderate-income communities and groups, the 1994 Act mandated changes to a wide range of banking regulations. These changes included:

        -       modifications to the publication requirements for Call Reports,

        - less frequent regulatory examination schedules for small institutions, small business and commercial real estate loan securitization,

        - amendments to the money laundering and currency transaction reporting requirements of the Bank Secrecy Act,

        - clarification of the coverage of the Real Estate Settlement Procedures Act for business,

        -       commercial and agricultural real estate secured transactions,

        -       amendments to the national flood insurance program, and

        - amendments to the Truth in Lending Act to provide greater protection for consumers by reducing discrimination against the disadvantaged.

        The "Paperwork Reduction and Regulatory Improvement Act," Title III of the 1994 Act, required the federal banking agencies to consider the administrative burdens that new regulations will impose before their adoption and requires a transition period in order to provide adequate time for compliance. This act also requires the federal banking agencies to work together to establish uniform regulations and guidelines as well as to work together to eliminate duplicative or unnecessary requests for information in connection with applications or notices. This act reduces the frequency of examinations for well-rated institutions, simplifies the quarterly Call Reports and eliminated the requirement that financial institutions publish their Call Reports in local newspapers. This act also established an internal regulatory appeal process and independent ombudsman to provide a means for review of material supervisory determinations. The Paperwork Reduction and Regulatory Improvement Act also amended the Bank Holding Company Act and Securities Act of 1933 to simplify the formation of bank holding companies.

        Title IV of the 1994 Act amended the Bank Secrecy Act by reducing the reporting requirements imposed on financial institutions for large currency transactions, expanding the ability of financial institutions to provide exemptions to the reporting requirements for businesses that regularly deal in large amounts of currency, and providing for the delegation of civil money penalty enforcement from the Treasury Department to the individual federal banking agencies.


        SAFETY AND SOUNDNESS STANDARDS

        In July, 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by FDICIA and the 1994 Act. The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

        The federal banking agencies issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

        Appraisals for "real estate related financial transactions" must be conducted by either state certified or state licensed appraisers for transactions in excess of certain amounts. State certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally related transactions" must now comply with the agencies' appraisal standards. Federally related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing or refinancing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage-backed securities.

        CONSUMER PROTECTION LAWS AND REGULATIONS

        The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and their implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to monitor carefully compliance with various consumer protection laws and their implementing regulations. Banks are subject to many federal consumer protection laws and regulations including, but not limited to, the Community Reinvestment Act (the "CRA"), the Truth in Lending Act (the "TILA"), the Fair Housing Act (the "FH Act"), the Equal Credit Opportunity Act (the "ECOA"), the Home Mortgage Disclosure Act ("HMDA"), and the Real Estate Settlement Procedures Act ("RESPA").

        The CRA, enacted into law in 1977, is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations.

        The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The ratings range from "outstanding" to a low of "substantial noncompliance."

        The ECOA, enacted into law in 1974, prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact. This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable -- even when there is no intent to discriminate.

        The FH Act, enacted into law in 1968, regulates may practices, including making it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are: declining a loan for the purposes of racial discrimination; making excessively low appraisals of property based on racial considerations; pressuring, discouraging, or denying applications for credit on a prohibited basis; using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants; imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

        The TILA, enacted into law in 1968, is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms more readily and knowledgeably. As a result of the TILA, all creditors must use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

        HMDA, enacted into law in 1975, grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti- discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of such types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

        RESPA, enacted into law in 1974, requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

        Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

        CONCLUSION

        As a result of the recent federal and California legislation, there has been a competitive impact on financial institutions. There has been a lessening of the historical distinction between the services offered by banks, savings and loan associations, credit unions, and other financial institutions, banks have experienced increased competition for deposits and loans which may result in increases in their cost of funds, and banks have experienced increased costs. Further, the federal banking agencies have increased enforcement authority over financial institutions and their directors and officers.

        Future legislation is also likely to impact VIBC's, VIB's and Stockdale's businesses. Consumer legislation has been proposed in Congress which may require banks to offer basic, low-cost, financial services to meet minimum consumer needs. Various proposals to restructure the federal bank regulatory agencies are currently pending in Congress, some of which include proposals to expand the ability of banks to engage in previously prohibited businesses. Further, the regulatory agencies have proposed and may propose a wide range of regulatory changes, including the calculation of capital adequacy and limiting business dealings with affiliates. These and other legislative and regulatory changes may have the impact of increasing the cost of business or otherwise impacting the earnings of financial institutions. However, the degree, timing and full extent of the impact of these proposals cannot be predicted.

COMPETITION

        The banking business in California, generally, and in Stockdale's and VIB's service areas specifically, is highly competitive with respect to both loans and deposits and is dominated by a number of major banks and savings institutions which have many offices operating over wide geographic areas. Stockdale and VIB compete for deposits and loans principally with these major banks and savings institutions, finance companies, credit unions and other financial institutions located in their market areas. Among the advantages which the major banks and savings institutions have over Stockdale and VIB are their ability to finance extensive advertising campaigns and to allocate their investment assets to regions of highest yield and demand. Many of the major commercial banks operating in their service areas offer certain services (such as trust and international banking services) which are not offered directly by Stockdale or VIB and, by virtue of their greater total capitalization, such banks have substantially higher lending limits than Stockdale and VIB.

        Moreover, banks and savings and loan associations, generally, and Stockdale and VIB in particular, face increasing competition for loans and deposits from non-bank financial intermediaries such as thrift and loan associations, credit unions, mortgage companies, insurance companies, and other lending institutions. The Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDA") authorized savings and loan associations and credit unions to make certain consumer loans. The Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") and California legislation further expanded the power of savings and loan associations to make consumer and commercial loans in competition with commercial banks. Further, DIDA and a 1979 amendment to the usury provisions of the California Constitution have resulted in the inflow of lendable funds from out-of-state lenders and in increased competition from previously non-exempt in-state lenders for loans.

        Historically, banks were not permitted to pay the same rates of interest on similar deposit accounts as those offered by savings and loan associations, credit unions and money-market funds. DIDA began the process of deregulating interest rate controls and the Garn-St. Germain Act, which authorized banks and savings and loan associations to pay money-market interest rates on most types of accounts and eliminated interest rate differentials between banks and savings and loan associations, and subsequent actions of federal regulatory agencies have accelerated the deregulation process, enabling banks to compete more effectively for deposits.

        However, banks have faced increasing competition for deposits because these same legislative and regulatory developments have permitted non-bank financial intermediaries to offer certain types of deposit accounts not previously permitted.

        Further, the recent trend has been for other institutions, such as brokerage firms, credit card companies, and even retail establishments, to offer alternative investment vehicles, such as money market funds, as well as to offer traditional banking services such as check access to money market funds and cash advances on credit card accounts. In addition, other entities (both public and private) seeking to raise capital through the issuance and sale of debt or equity securities also compete with the Bank in the acquisition of deposits.

        In order to compete with the other financial institutions in its market areas Stockdale and VIB rely principally upon local promotional activity, personal contacts by their officers, directors, employees and shareholders, and specialized services. In conjunction with Stockdale's and VIB's business plans to serve the financial needs of local residents and small- to medium-sized businesses, Stockdale and VIB rely on a formalized officer calling program to existing and prospective customers and Stockdale and VIB focus their overall marketing efforts towards the local community. Stockdale's and VIB's promotional activities emphasize the advantages of dealing with a locally-owned and headquartered institution sensitive to the particular needs of the local community. For customers whose loan demands exceed Stockdale's and VIB's lending limits, Stockdale and VIB attempt to arrange for such loans on a participation basis with other banks. Stockdale and VIB also assist customers requiring services not offered by Stockdale and VIB to obtain these services from their correspondent banks.

IMPACT OF MONETARY POLICIES

        Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by the financial institution on its deposits and its other borrowings and the interest rate earned by the financial institution on loans, securities and other interest-earning assets will comprise the major source of the financial institution's earnings. These rates are highly sensitive to many factors which are beyond the control of the financial institution and, accordingly, the earnings and growth of the financial institution will be subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the FRB. The FRB implements national monetary policy, such as seeking to curb inflation and combat recession, by its open-market dealings in United States government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements, by placing limitations upon savings and time deposit interest rates, and through adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the FRB in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on the financial institutions cannot be predicted; however, depending on the degree to which the financial institution's interest-earning assets and interest-bearing liabilities are positively rate sensitive, increases in rates would have the temporary effect of increasing the financial institution's net interest margin, while decreases in interest rates would have the opposite effect.

        In addition, adverse economic conditions could make a higher provision for loan losses prudent and could cause higher loan charge-offs, thus adversely affecting the financial institution's net income.

                         VALIDITY OF VIBC'S COMMON STOCK

        The validity of the shares of VIBC's common stock to be issued in the Merger has been reviewed by the firm of Horgan, Rosen, Beckham & Coren, L.L.P., 21700 Oxnard Street, Suite 1400, Woodland Hills, California 91365. Such review should not be construed as constituting an opinion as to the merits of the offering made hereby, the accuracy or adequacy of the disclosures contained herein, or the suitability of VIBC's common stock for any of Stockdale's shareholders. Members of that firm own approximately 4,616 shares of VIBC's common stock.

                                     EXPERTS

        The consolidated financial statements of VIB (VIBC's predecessor corporation) as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance on the report of Vavrinek, Trine, Day & Co., LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Stockdale as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, have been included herein and in the Registration Statement in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein, and upon the authority of said firm as experts in accounting and auditing.

                           SHAREHOLDER PROPOSALS TO BE
                        PRESENTED AT NEXT ANNUAL MEETING

        The deadline for shareholders to submit proposals to be considered for inclusion in the proxy materials for

VIBC's 1999 Annual Meeting of Shareholders, which is tentatively scheduled for April 22, 1999, is December 11, 1998.


        In the event the Merger is not closed, the deadline for shareholders to submit proposals to be considered for inclusion in the proxy materials for Stockdale's 1999 Annual Meeting of Shareholders, which is tentatively scheduled for April 22, 1999, was November 20, 1998.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                                 PAGE
                                                                                                                 ----
VIB CORP CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditors' Report .....................................................................               F-1

Consolidated Statements of Financial Condition as of December 31, 1997 and 1996 ..................               F-2

Consolidated Statements of Income for the Years Ended December 31, 1997, 1996 and 1995 ...........               F-4

Consolidated Statements of Changes in Stockholders' Equity for the Years Ended December 31,
               1997, 1996 and 1995 ...............................................................               F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995 .......               F-6

Notes to Consolidated Financial Statements .......................................................               F-7

Consolidated Statements of Financial Condition as of September 30, 1998 and 1997 (unaudited) .....               F-27

Consolidated Statements of Income for the Nine Months Ended September 30, 1998 and
               1997 (unaudited) ..................................................................               F-29

Consolidated Statements of Changes in Stockholders' Equity for the Nine Months Ended September 30,
               1998 and 1997 (unaudited) .........................................................               F-30

Consolidated Statements of the Cash Flows for the Nine Months Ended September 30, 1998 and
               1997 (unaudited) ..................................................................               F-31

Notes to Unaudited Consolidated Financial Statements .............................................               F-32


BANK OF STOCKDALE FINANCIAL STATEMENTS

Independent Auditors' Report .....................................................................               F-35

Balance Sheets as of December 31, 1997 and 1996 ..................................................               F-36

Statements of Operations for the Years Ended December 31, 1997, 1996 and 1995 ....................               F-37

Statements of Stockholders' Equity for the Years Ended December 31, 1997, 1996 and 1995 ..........               F-38

Statements of Cash Flows for the Years Ended December 31, 1997, 1996 and 1995 ....................               F-39

Notes to Financial Statements ....................................................................               F-41

Balance Sheets as of September 30, 1998 and 1997 (unaudited) .....................................               F-69

Statements of Income for the Nine Months Ended September 30, 1998 and
               1997 (unaudited) ..................................................................               F-70

Statements of Stockholders' Equity for the Nine Months Ended September 30, 1998 and
               1997 (unaudited) ..................................................................               F-71

Statements of the Cash Flows for the Nine Months Ended September 30, 1998 and 1997 (unaudited) ...               F-72

Notes to Unaudited Financial Statements ..........................................................               F-74

To the Shareholders and Board of Directors of Valley Independent Bank

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying statements of condition of Valley Independent Bank as of December 31, 1997 and 1996 and the related statements of income, changes in shareholders' equity, and cash flows for the each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Valley Independent Bank as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.





                                       VAVRINEK, TRINE, DAY & CO., LLP




January 14, 1998, except for Note S
  which is dated January 22, 1998.
Laguna Hills, California

                            VALLEY INDEPENDENT BANK

                       STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996


                                                      1997                    1996
                                                  -------------           -------------
ASSETS

Cash and Due from Banks                           $  33,821,287           $  26,885,674

Interest-Bearing Deposits                               586,000                 879,000

Securities Available for Sale - Note B               69,287,466              36,522,326

Federal Funds Sold                                    4,000,000               8,000,000

Loans - Note C:
   Commercial                                        46,049,768              41,645,806
   Agricultural                                      49,128,668              35,096,406
   Real Estate - Construction                        35,926,148              26,418,593
   Real Estate - Other                              157,566,136             122,007,938
   Consumer                                          26,741,763              21,710,470
                                                  -------------           -------------

                            TOTAL LOANS             315,412,483             246,879,213

  Net Deferred Loan Fees                             (1,665,059)             (1,458,015)
  Allowance for Credit Losses                        (2,330,000)             (2,634,000)
                                                  -------------           -------------

                               NET LOANS            311,417,424             242,787,198

Premises and Equipment - Note D                      11,452,257               6,585,680
Other Real Estate Owned                               1,171,027               1,947,615
Cash Surrender Value of Life Insurance                2,282,805               2,007,958
Deferred Tax Asset - Note G                           1,650,000               1,571,000
Goodwill - Notes Q and R                              3,607,404               1,900,943
Accrued Interest and Other Assets                     4,891,773               4,477,925
                                                  -------------           -------------

                                                  $ 444,167,443           $ 333,565,319
                                                  =============           =============

                                                       1997                    1996
LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits - Note E:
   Noninterest-Bearing Demand                     $ 126,660,748           $  87,228,872
   Money Market and NOW                              93,732,297              70,656,078
   Savings                                           40,811,775              29,607,879
   Time Deposits Under $100,000                      67,110,498              66,695,128
   Time Deposits $100,000 and Over                   70,897,030              50,388,447
                                                  -------------           -------------
                         TOTAL DEPOSITS             399,212,348             304,576,404

Capitalized Lease Obligation- Note D                  2,842,336                      --
Accrued Interest and Other Liabilities                1,858,749               1,949,382
                                                  -------------           -------------
                       TOTAL LIABILITIES            403,913,433             306,525,786

Commitments and Contingencies - Note I

Shareholders' Equity - Notes J, K, and N:
   Common Shares - Authorized
      13,500,000 Shares;  Issued and
      Outstanding:  6,187,397 in 1997 and
      5,458,892 in 1996                              35,932,844              24,286,693
   Undivided Profits                                  4,053,921               2,473,963
   Net Unrealized Appreciation on
      Available-for-Sale Securities, Net of Taxes
      of $186,000 in 1997 and $194,000 in 1996          267,245                 278,877
                                                  -------------           -------------
           TOTAL SHAREHOLDERS' EQUITY                40,254,010              27,039,533
                                                  -------------           -------------


                                                  $ 444,167,443           $ 333,565,319
                                                  =============           =============



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                              1997                1996                   1995
                                                           -----------          -----------          -----------
INTEREST INCOME
   Interest and Fees on Loans                              $27,631,592          $21,978,502          $19,197,257
   Interest on Investment Securities - Taxable               3,399,135            1,390,508            1,460,198
   Interest on Investment Securities - Nontaxable            1,031,879              584,014              426,907
   Other Interest Income                                       396,337              307,854              691,578
                                                           -----------          -----------          -----------
              TOTAL INTEREST INCOME                         32,458,943           24,260,878           21,775,940

INTEREST EXPENSE
   Interest on Money Market and NOW                          2,117,229            1,537,461            1,201,553
   Interest on Savings Deposits                                791,595              556,675              537,827
   Interest on Time Deposits                                 7,304,118            4,890,655            4,211,219
   Interest on Other Borrowings                                208,191              142,953               22,548
                                                           -----------          -----------          -----------
             TOTAL INTEREST EXPENSE                         10,421,133            7,127,744            5,973,147
                                                           -----------          -----------          -----------

                 NET INTEREST INCOME                        22,037,810           17,133,134           15,802,793
Provision for Credit Losses                                  1,850,000              635,000            1,008,000
                                                           -----------          -----------          -----------

          NET INTEREST INCOME AFTER
         PROVISION FOR CREDIT LOSSES                        20,187,810           16,498,134           14,794,793

NONINTEREST INCOME
   Service Charges and Fees                                  3,313,572            1,903,902            1,510,704
   Gain on Sale of Loans and Servicing Fees                  1,421,869              658,670              387,686
   Mortgage Fees                                                    --               87,811              326,135
   Gain on Sale of Securities                                  551,024               48,835                1,792
   Other Income                                                464,497              375,442              293,202
                                                           -----------          -----------          -----------
                                                             5,750,962            3,074,660            2,519,519
                                                           -----------          -----------          -----------
                                                            25,938,772           19,572,794           17,314,312
NONINTEREST EXPENSE
   Salaries and Employee Benefits                            9,799,637            8,191,646            7,349,992
   Occupancy Expenses                                        1,638,517            1,253,655              922,312
   Furniture and Equipment                                   1,839,948            1,473,887            1,115,487
   Other Expenses - Note F                                   6,916,681            4,829,399            4,061,421
                                                           -----------          -----------          -----------
                                                            20,194,783           15,748,587           13,449,212
                                                           -----------          -----------          -----------
        INCOME BEFORE INCOME TAXES                           5,743,989            3,824,207            3,865,100
Income Taxes - Note G                                        1,943,000            1,249,000            1,440,000
                                                           -----------          -----------          -----------
                           NET INCOME                      $ 3,800,989          $ 2,575,207          $ 2,425,100
                                                           ===========          ===========          ===========

Per Share Data - Note H:
   Net Income - Basic                                      $      0.67          $      0.47          $      0.46
   Net Income - Diluted                                    $      0.63          $      0.44          $      0.42



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                                                     Net
                                                                                                  Unrealized
                                                                                                 Appreciation
                                                 Common Shares                                  (Depreciation)
                                      --------------------------------                          on Available-
                                        Number of                             Undivided            for-Sale
                                         Shares               Amount           Profits            Securities              Total
                                      ------------        -----------       ------------        -------------         ------------
BALANCE AT JANUARY 1, 1995               4,578,430        $ 16,418,733      $  3,836,526         $   (402,679)        $ 19,852,580
   Stock Dividends                         183,556           1,580,613        (1,580,613)
   Cash Dividends                                                                (11,051)                                  (11,051)
   Exercise of Stock Options,
      Including the Realization of
      Tax Benefits of $166,000             124,552             652,886                                                     652,886
   Net Income for the Year                                                     2,425,100                                 2,425,100
   Net Changes in Unrealized
      Appreciation on Available-
      for-Sale Securities, Net of
      Taxes of $528,000                                                                               758,901              758,901
                                      ------------        ------------      ------------         ------------         ------------

BALANCE AT DECEMBER 31, 1995             4,886,538          18,652,232         4,669,962              356,222           23,678,416
   Stock Dividends                         406,538           4,755,505        (4,755,505)
   Cash Dividends                                                                (15,701)                                  (15,701)
   Exercise of Stock Options,
      Including the Realization of
      Tax Benefits of $195,000             165,816             878,956                                                     878,956
   Net Income for the Year                                                     2,575,207                                 2,575,207
   Net Changes in Unrealized
      Appreciation on Available-
      for-Sale Securities, Net of
      Taxes of $54,000                                                                                (77,345)             (77,345)
                                      ------------        ------------      ------------         ------------         ------------

BALANCE AT DECEMBER 31, 1996             5,458,892          24,286,693         2,473,963              278,877           27,039,533
   Stock Dividends                         120,510           2,199,307        (2,199,307)                                       --
   Cash Dividends                                                                (21,724)                                  (21,724)
   Exercise of Stock Options,
      Including the Realization of
      Tax Benefits of $96,000               97,335             637,470                                                     637,470
   Issuance of Common shares,
      net of expenses of $123,425          510,660           8,809,374                                                   8,809,374
   Net Income for the Year                                                     3,800,989                                 3,800,989
   Net Changes in Unrealized
      Appreciation on Available-
      for-Sale Securities, Net of
      Taxes of $8,000                                                                                 (11,632)             (11,632)
                                      ------------        ------------      ------------         ------------         ------------
BALANCE AT DECEMBER 31, 1997             6,187,397        $ 35,932,844      $  4,053,921         $    267,245         $ 40,254,010
                                      ============        ============      ============         ============         ============



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


OPERATING ACTIVITIES                                                        1997                  1996                  1995
                                                                       -------------         -------------         -------------
   Net Income                                                          $   3,800,989         $   2,575,207         $   2,425,100
   Adjustments to Reconcile Net Income
      to Net Cash Provided by Operating Activities:
         Depreciation and Amortization                                     2,097,348             1,278,406             1,023,741
         Deferred Income Taxes                                               (71,000)             (236,000)              374,000
         Net Realized Gains in Available-for-Sale Securities                (551,024)              (48,835)               (1,792)
         Provision for Credit Losses                                       1,850,000               635,000             1,008,000
         Proceeds From Loans Sold                                         15,067,594             6,226,899             2,878,373
         Originations of Loans Held for Sale                             (21,918,858)           (7,265,343)           (3,142,713)
         Gain on Sale of Loans                                            (1,115,827)             (375,091)             (135,592)
         Loss (Gain) on Sale of Other Real Estate Owned                      (39,876)              110,146               (45,597)
         Net Increase in Cash Surrender Value of Life Insurance             (274,847)             (318,351)             (170,970)
         Net Change in Accrued Interest, Other Assets
            and Other Liabilities                                            680,051              (870,067)             (271,346)
                                                                       -------------         -------------         -------------
                    NET CASH (USED) PROVIDED
                     BY OPERATING ACTIVITIES                                (475,450)            1,711,971             3,941,204
INVESTING ACTIVITIES
   Proceeds from Sales of Other Real Estate Owned                            517,781                    --               423,860
   Purchases of Available-for-Sale Securities                            (95,354,148)          (26,334,100)          (32,120,961)
   Proceeds from Sales of Available-for-Sale Securities                   29,677,064            17,003,275             3,459,681
   Proceeds from Maturities of Available-for-Sale Securities              33,332,315            20,837,268             9,655,303
   Net Decrease in Interest-Bearing Deposits                                 293,000                    --                    --
   Net Cash Received from Purchase of
      Bank of the Desert, N.A                                                     --               943,154                    --
   Net Increase in Loans                                                 (63,338,270)          (34,890,343)          (24,252,557)
   Purchases of Premises and Equipment                                    (3,651,527)           (3,040,899)           (1,252,307)
                                                                       -------------         -------------         -------------
      NET CASH USED BY INVESTING ACTIVITIES                              (98,523,785)          (25,481,645)          (44,086,981)
FINANCING ACTIVITIES
   Net Increase in Demand Deposits and Savings Accounts                   71,689,814            10,778,345            10,627,341
   Net Increase in Time Deposits                                          20,923,953            29,174,236            15,389,660
   Repayments of Capitalized Lease Obligation                                 (7,664)                   --                    --
   Net Change in Federal Funds Purchased                                          --            (1,400,000)            1,400,000
   Proceeds from Issuance of Common Shares                                 8,809,374                    --                    --
   Payments for Dividends                                                    (21,724)              (15,701)              (11,051)
   Proceeds from Exercise of Stock Options                                   541,095               683,956               486,886
                                                                       -------------         -------------         -------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                101,934,848            39,220,836            27,892,836
                                                                       -------------         -------------         -------------

                   INCREASE (DECREASE) IN
                 CASH AND CASH EQUIVALENTS                                 2,935,613            15,451,162           (12,252,941)
Cash and Cash Equivalents at Beginning of Year                            34,885,674            19,434,512            31,687,453
                                                                       -------------         -------------         -------------
 CASH AND CASH EQUIVALENTS AT END OF YEAR                              $  37,821,287         $  34,885,674         $  19,434,512
                                                                       =============         =============         =============

Supplemental Disclosures of Cash Flow Information:
   Interest Paid                                                       $  10,358,196         $   7,017,682         $   5,887,307
   Income Taxes Paid                                                   $   1,046,000         $   1,787,422         $   1,070,425



The accompanying notes are an integral part of these financial statements.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Bank operates twelve branches throughout the Imperial and Coachella Valleys and in Blythe, Tecate, and Julian. The Bank also operates business loan centers in El Centro, Indio and Yuma, Arizona. The Bank's primary source of revenue is providing loans to customers, who are predominately small and middle-market businesses and individuals.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Due from Banks and Federal Funds Sold

For the purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks. Cash flows from loans originated by the Bank, deposits and federal funds sold are reported net.

The Bank maintains amounts due from banks which exceed federally insured limits. In addition, federal funds sold were placed with one institution. The Bank has not experienced any losses in such accounts.

Cash Equivalents

For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the statements of financial condition captions "Cash and Due from Banks" and "Federal Funds Sold."

Securities Available for Sale

Available-for-sale securities consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of capital until realized.

Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Loans Held for Sale

Mortgage and SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

For impairment recognized in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan (SFAS No. 114), as amended by SFAS 118, the entire change in the present value of expected cash flows is reported as either provision for loan losses in the same manner in which impairment initially was recognized, or as a reduction in the amount of provision for loan losses that otherwise would be reported.

Allowance for Credit Losses

The allowance for credit losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost, or fair value minus estimated costs to sell. Revenue and expenses from operations and changes in the valuation allowance are included in other expenses.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Premises and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated service lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, which ever is shorter.

Goodwill

The Bank has classified as goodwill the cost in excess of fair value of the net assets (including tax attributes) of business and branches acquired in purchase transactions. Goodwill is being amortized on a straight line method over lives ranging from nine to fifteen years. The Bank periodically reviews goodwill to assess recoverability from projected, undiscounted net cash flows of the related business unit, and impairments which would be recognized in operating results if a permanent reduction in value were to occur.

Income Taxes

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Earnings Per Shares (EPS)

Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Current Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income". This statement, which is effective for the year ending December 31, 1998, establishes standards of disclosure and financial statement display for reporting comprehensive income and its components.

In June 1997, the Financial Accounting Standards Board issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement changes current practice under SFAS 14 by establishing a new framework on which to base segment reporting (referred to as the management approach) and also requires certain related disclosures about products and services, geographic areas and major customers. The disclosures are required for the year ending December 31, 1998.

Reclassifications

Certain reclassifications were made to prior years' presentations to conform to the current year. These reclassifications are of a normal recurring nature.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE B - INVESTMENT SECURITIES

Debt and equity securities have been classified in the statements of financial condition according to management's intent. The carrying amount of securities and their approximate fair values at December 31 were as follows:




                                                              Gross             Gross
                                        Amortized          Unrealized         Unrealized            Fair
                                           Cost               Gains             Losses              Value
                                        -----------        -----------        -----------        -----------
AVAILABLE-FOR-SALE SECURITIES:
   DECEMBER 31, 1997:
      U.S. Treasury Securities          $   507,202        $    36,920        $        --        $   544,122
      U.S. Government and
         Agency Securities               39,124,861             99,021             27,401         39,196,481
      States and Political
         Subdivisions                    18,566,989            334,838                166         18,901,661
      Mortgage-Backed Securities          9,892,506             38,872             29,126          9,902,252
      Federal Reserve Stock                 742,950                 --                 --            742,950
                                        -----------        -----------        -----------        -----------

                                        $68,834,508        $   509,651        $    56,693        $69,287,466
                                        ===========        ===========        ===========        ===========

AVAILABLE-FOR-SALE SECURITIES:
   DECEMBER 31, 1996:
      U.S. Treasury Securities          $   467,726        $    39,564        $        --        $   507,290
      U.S. Government and
         Agency Securities               17,486,170             81,924             15,750         17,552,344
      States and Political
         Subdivisions                    13,417,162            431,396              5,118         13,843,440
      Mortgage-Backed Securities          4,678,595             19,604             78,947          4,619,252
                                        -----------        -----------        -----------        -----------
                                        $36,049,653        $   572,488        $    99,815        $36,522,326
                                        ===========        ===========        ===========        ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE B - INVESTMENT SECURITIES - CONTINUED

Gross realized gains and gross realized losses on sales of available-for-sale securities were:


                                                  1997            1996            1995
                                                --------        --------        --------
GROSS REALIZED GAINS:
  U.S. Government and Agency Securities         $ 63,250        $ 88,122        $ 18,750
  States and Political Subdivisions              498,480          31,176          28,204
                                                --------        --------        --------

                                                $561,730        $119,298        $ 46,954
                                                ========        ========        ========

GROSS REALIZED LOSSES:
   U.S. Government and Agency Securities        $ 10,706        $ 23,705        $     --
   Mortgage-Backed Securities                         --          46,758          45,162
                                                --------        --------        --------

                                                $ 10,706        $ 70,463        $ 45,162
                                                ========        ========        ========


Investment securities carried at approximately $6,328,000 and $11,891,000, at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and other purposes as required by law. The scheduled maturities of securities available for sale at December 31, 1997, were as follows:


                                        Amortized            Fair
                                          Cost               Value
                                       -----------        -----------
Due in One Year or Less                $   129,652        $   130,573
Due from One Year to Five Years         10,420,806         10,489,404
Due from Five to Ten Years              34,045,420         34,195,108
Due after Ten Years                     13,603,174         13,827,179
Mortgage-Backed Securities               9,892,506          9,902,252
Federal Reserve Stock                      742,950            742,950
                                       -----------        -----------

                                       $68,834,508        $69,287,466
                                       ===========        ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE C - LOANS

The Bank's loan portfolio consists primarily of loans to borrowers within Imperial and Riverside counties and Yuma, Arizona. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and agricultural associated businesses are among the principal industries in the Bank's market area. As a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

The Bank also originates real estate related and farmland loans for sale to governmental agencies and institutional investors. At December 31, 1997 and December 31, 1996, the Bank was servicing approximately $59,289,000 and $54,172,000, respectively, in loans previously sold.

A summary of the changes in the allowance for credit losses follows:


                                                         1997                1996               1995
                                                     -----------         -----------         -----------
Balance at Beginning of Year                         $ 2,634,000         $ 2,024,000         $ 2,494,000
Additions to the Allowance Charged to Expense          1,850,000             635,000           1,008,000
Recoveries on Loans Charged Off                          259,000             622,000             323,000
Allowance on Loans Acquired from
   Bank of the Desert, N.A                                    --             298,000                  --
                                                     -----------         -----------         -----------
                                                       4,743,000           3,579,000           3,825,000
Less Loans Charged Off                                (2,413,000)           (945,000)         (1,801,000)
                                                     -----------         -----------         -----------

Balance at End of Year                               $ 2,330,000         $ 2,634,000         $ 2,024,000
                                                     ===========         ===========         ===========


The following is a summary of the investment in impaired loans, the related allowance for credit losses, and income recognized thereon as of December 31:



                                                         1997              1996
                                                     ----------        ----------
Recorded Investment in Impaired Loans                $9,565,000        $8,151,000
                                                     ==========        ==========

Related Allowance for Credit Losses                  $1,450,000        $1,670,000
                                                     ==========        ==========

Average Recorded Investment in Impaired Loans        $8,650,000        $6,773,000
                                                     ==========        ==========

Interest Income Recognized from Cash Payments        $  697,000        $  230,000
                                                     ==========        ==========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE C - LOANS - CONTINUED

Loans having carrying values of $1,866,967, $1,108,499, and $1,241,125 were transferred to other real estate owned in 1997, 1996 and 1995, respectively. During 1997 and 1996, loans totaling $2,165,650 and $367,103, respectively, were made to facilitate the sale of other real estate owned.


NOTE D - PREMISES AND EQUIPMENT

A summary of premises and equipment as of December 31 follows:



                                                          1997                 1996
                                                      ------------         ------------
Land                                                  $  1,772,128         $  1,772,128
Buildings and Improvements                               2,518,631            2,518,631
Leased Property under Capital Lease                      2,850,000                   --
Furniture, Fixtures, and Equipment                       8,320,773            5,471,887
Leasehold Improvements                                   1,844,341            1,183,968
                                                      ------------         ------------
                                                        17,305,873           10,946,614
Less Accumulated Depreciation and Amortization          (5,853,616)          (4,360,934)
                                                      ------------         ------------

                                                      $ 11,452,257         $  6,585,680
                                                      ============         ============


During 1997, the Bank entered into a twenty-year lease agreement for administrative offices that expires June 30, 2017. Total accumulated amortization on property under capital lease at December 31, 1997 was $ 71,250.

The future lease payments under the capitalized lease obligation, together with the present value of the net minimum lease payments as of December 31, 1997, are as follows:



1998                                            $    324,554
1999                                                 335,913
2000                                                 347,670
2001                                                 359,839
2002                                                 372,433
Thereafter                                         7,120,531
                                                ------------
Net Minimum Lease Payments                         8,860,940
Less Amount Representing Interest                 (6,018,604)
                                                ------------

Present Value of Net Minimum Lease Payments     $  2,842,336
                                                ============

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE E - DEPOSITS

At December 31, 1997, the scheduled maturities of time deposits are as follows:


          1998                 $ 128,092,201
          1999                     6,766,312
          2000                     2,532,674
          2001                       616,341
                               -------------

                               $ 138,007,528
                               =============


NOTE F - OTHER EXPENSES

Other expenses, as of December 31, consist of the following:


                                  1997              1996              1995
                               ----------        ----------        ----------
Data Processing                $1,030,446        $  698,406        $  592,745
Advertising                       244,385           354,356           257,647
Legal and Professional          1,402,605           874,335           924,269
Regulatory Assessments            134,920            31,668           220,588
Insurance                         124,350           112,076            77,511
Office Expenses                 1,332,159           869,292           641,573
Promotion                       1,169,562           908,185           688,850
Other Real Estate Owned            23,031           156,895                --
Other                           1,455,223           824,186           658,238
                               ----------        ----------        ----------

                               $6,916,681        $4,829,399        $4,061,421
                               ==========        ==========        ==========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE G - INCOME TAXES

The provisions for income taxes included in the statements of income consist of the following:



                     1997                1996                1995
                  -----------         -----------         -----------
Current:
   Federal        $ 1,586,000         $ 1,174,000         $   847,000
   State              428,000             311,000             219,000
                  -----------         -----------         -----------
                    2,014,000           1,485,000           1,066,000
Deferred              (71,000)           (236,000)            374,000
                  -----------         -----------         -----------

                  $ 1,943,000         $ 1,249,000         $ 1,440,000
                  ===========         ===========         ===========




Deferred taxes are a result of differences between income tax accounting and generally accepted accounting principles with respect to income and expense recognition.

The following is a summary of the components of the deferred tax asset and liability accounts recognized in the accompanying statements of financial condition:


                                                                   1997                1996
                                                                -----------         -----------
Deferred Tax Assets:
   Allowance for Credit Losses Due to Tax Limitations           $   195,000         $   531,000
   Valuation Allowance for Other Real Estate Owned                  169,000             186,000
   Premises and Equipment Due to Depreciation Difference            363,000             286,000
   State Taxes                                                      137,000              88,000
   Net Operating Loss and Tax Credit Carryforwards                  298,000             331,000
   Reserve for Deferred Compensation                                434,000             311,000
   Other Assets/Liabilities                                         240,000              32,000
                                                                -----------         -----------
                                                                  1,836,000           1,765,000
Deferred Tax Liabilities:
   Market Value Adjustment on Investment Securities                (186,000)           (194,000)
                                                                -----------         -----------

Net Deferred Taxes                                              $ 1,650,000         $ 1,571,000
                                                                ===========         ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE G - INCOME TAXES - CONTINUED

At December 31, 1996, the Bank had net operating loss carryforwards (acquired from Bank of the Desert, N.A.) for federal and state income tax purposes of approximately $797,000 and $209,000, respectively, which expire beginning in the years 2011 and 2001, respectively. Alternative minimum tax credit carryforwards for tax purposes, which do not expire, are $12,000 as of December 31, 1997.

A comparison of the federal statutory income tax rates to the Bank's effective income tax rates follow:



                                                  1997                          1996                            1995
                                       ------------------------      ------------------------      -------------------------
                                         Amount            Rate         Amount           Rate         Amount            Rate
                                       -----------         ----      -----------         ----       -----------         ----
Federal Tax Rate                       $ 1,953,000         34.0%     $ 1,300,000         34.0%      $ 1,314,000         34.0%
California Franchise Taxes,
   Net of Federal Tax Benefit              311,000          5.4          170,000          4.4           202,000          5.2
Tax Savings from Exempt
   Loan and Investment Interest           (334,000)        (5.8)        (197,000)        (5.2)         (145,000)        (3.8)
Other Items - Net                           13,000          0.2          (24,000)        (0.6)           69,000          1.8
                                       -----------         ----      -----------         ----       -----------         ----

Bank's Effective Rate                  $ 1,943,000         33.8%     $ 1,249,000         32.6%      $ 1,440,000         31.1%
                                       ===========         ====      ===========         ====       ===========         ====



NOTE H - EARNINGS PER SHARE (EPS)

The following is a reconciliation of net income and shares outstanding to the income and number of share used to compute EPS:



                                                  1997                           1996                           1995
                                       --------------------------      ------------------------      --------------------------
                                         Income          Shares         Income          Shares        Income           Shares
                                       ----------      ----------      ----------     ----------     ----------      ----------
Net Income as Reported                 $3,800,989              --      $2,575,207             --     $2,425,100              --
 Weighted Average Shares
   Outstanding During the Year                 --       5,659,758              --      5,462,077             --       5,316,590
                                       ----------      ----------      ----------     ----------     ----------      ----------
             USED IN BASIC EPS          3,800,989       5,659,758       2,575,207      5,462,077      2,425,100       5,316,590
Dilutive Effect of Outstanding
   Stock Options                               --         355,240              --        328,974             --         413,154
                                       ----------      ----------      ----------     ----------     ----------      ----------
           USED IN DILUTIVE EPS        $3,800,989       6,014,998      $2,575,207      5,791,051     $2,425,100       5,729,744
                                       ==========      ==========      ==========     ==========     ==========      ==========



Warrants to purchase 103,154 shares of common stock at $19.12 per share were outstanding during 1997 but were not included in the computation of diluted EPS because the exercise price was greater than the average market price and considered antidilutive

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE I - COMMITMENTS AND CONTINGENCIES

The Bank has entered into leases for its branches and operating facilities, which expire at various dates through 2015. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses. Rental expense relating to these leases was approximately $446,000 in 1997, $446,000 in 1996, and $324,000 in 1995.

The approximate future minimum annual payments for these leases by year are as follows:



                1998         $     451,000
                1999               358,000
                2000               332,000
                2001               317,000
                2002               188,000
          Thereafter             1,139,000
                             -------------

                             $   2,785,000
                             -------------


The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

The Bank is involved in various litigation which has arisen in the ordinary course of its business. In the opinion of management, the disposition of such pending litigation will not have a material effect on the Bank's financial statements.

In the ordinary course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk not recognized in the statements of condition.

The Bank's exposure to credit loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

As of December 31, 1997, the Bank had the following outstanding financial commitments whose contractual amount represents credit risk:


Commitments to Extend Credit        $77,582,000
Standby Letters of Credit             1,155,000
                                    -----------

                                    $78,737,000
                                    ===========

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE I - COMMITMENTS AND CONTINGENCIES - CONTINUED

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments to guarantee the performance of a Bank customer to a third party. Since many of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluated each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer. The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.


NOTE J - STOCK OPTION PLAN

At December 31, 1997, the Bank has a fixed stock option plan, which is described below. The Bank applies APB Opinion 25 and related interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed stock option plan.

In 1989, the Bank adopted a stock option plan (the "1989 Plan") which was last amended in 1993, under which 1,613,603 shares of the Bank's common shares may be issued to directors, officers, and key employees at not less than 100% of the fair market value at the date the options are granted.

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 1997, 1996 and 1995, respectively: risk-free rates of 5.8%, 6.1% and 5.4%; volatility of 17.5% for 1997 and 15% for 1996 and 1995, and expected lives of three years.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE J - STOCK OPTION PLAN - CONTINUED

A summary of the status of the Bank's fixed stock option plan as of December 31, 1997, 1996, and 1995, and changes during the years ending on those dates is presented below:



                                       1997                        1996                      1995
                             ----------------------       ----------------------     ----------------------
                                           Weighted                     Weighted                   Weighted
                                            Average                      Average                   Average
                                           Exercise                     Exercise                   Exercise
                               Shares        Price        Shares         Price        Shares        Price
                             --------      --------       -------      ---------     --------      --------
Outstanding at
  Beginning of Year           572,134         $ 6         716,807         $ 5         721,776         $4
Granted                       151,152          13          48,415          10         156,487          8
Exercised                     (99,054)          6        (184,566)          4        (142,253)         3
Forfeited                     (13,693)          7          (8,522)          6         (19,203)         6
                             --------         ---        --------         ---        --------         --
Outstanding at End
   of year                    610,539           8         572,134           6         716,807          5
                             ========         ===        ========         ===        ========         ==

Options Exercisable
   at Year-End                290,103           5         290,050           5         331,582          5
Weighted-Average Fair
   Value of Options
   Granted During
   the Year                  $   2.76                    $   2.44                    $   1.80



The following table summarizes information about fixed options outstanding at December 31, 1997:


                               Options Outstanding                      Options Exercisable
                 ----------------------------------------------      ------------------------
                                    Weighted-          Weighted                     Weighted-
                                     Average           Average                       Average
 Exercise           Number          Remaining          Exercise        Number        Exercise
  Price          Outstanding    Contractual Life        Price        Exercisable       Price
----------       -----------    ----------------       --------      -----------    ---------
$ 3 to $ 4         177,718          1.1 Years            $ 3           133,856          $ 3
$ 5 to $ 7         171,752          1.9 Years              6           130,576            6
$ 8 to $10         101,390          3.1 Years              9            23,599            9
$11 to $13         142,594          4.1 Years             13             2,072           12
$16 to $17          17,085          4.6 Years             17                --           --
                   -------                                             -------
                   610,539          2.5 Years              8           290,103
                   =======                                             =======

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE J - STOCK OPTION PLAN - CONTINUED

Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under No. 123, the Bank's net income would have been reduced to the following pro forma amount:



                                    1997                 1996                 1995
                               -------------        -------------        -------------
Net Income:
   As Reported                 $   3,800,989        $   2,575,207        $   2,425,100
   Pro Forma                   $   3,637,591        $   2,495,245        $   2,368,765

Per Share Data:
   Net Income - Basic
      As Reported                        .67                  .47                  .46
      Pro Forma                          .64                  .46                  .45
   Net Income - Diluted
      As Reported                        .63                  .44                  .42
      Pro Forma                          .60                  .43                  .41


NOTE K - STOCK OFFERING AND WARRANTS

In 1997, the Bank completed a supplemental stock offering of 510,660 shares of common stock at $17.50 per share. In connection with the offering, the Bank also issued 103,154 warrants. Each warrant is exercisable for one share of common stock at an exercise price of $19.12 per share through October 31, 1998 and $22.06 thereafter. All warrants expire on October 29, 1999.


NOTE L - EMPLOYEE STOCK OWNERSHIP AND RETIREMENT SAVINGS PLANS

The Bank has adopted an Employee Stock Ownership Plan and a Retirement Savings Plan for the benefit of its employees. Contributions to the Plans are determined annually by the Board of Directors. The combined expenses for these plans were $243,000 in 1997, $292,000 in 1996, and $200,000 in 1995.


NOTE M - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to certain officers and directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The balance of these loans outstanding at December 31, 1997 and 1996 was approximately $4,174,000 and $3,488,000, respectively.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE N - STOCK DIVIDENDS

The Bank has issued stock dividends of 2%, 8%, and 4% in 1997, 1996, and 1995, respectively, and a six-for-five stock split in 1997 and a three-for-two stock split in 1995. The per share data in the statements of income and the footnotes have been adjusted to give retroactive effect to these dividends and splits.


NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the amount at which the asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. Because no market value exists for a significant portion of the financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature, involve uncertainties and matters of judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on financial instruments both on and off the balance sheet without attempting to estimate the value of anticipated future business, and the value of assets and liabilities that are not considered financial instruments. Additionally, tax consequences related to the realization of the unrealized gains and losses can have a potential effect on fair value estimates and have not been considered in many of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments:

Financial Assets

The carrying amounts of cash, short term investments, due from customers on acceptances, and bank acceptances outstanding are considered to approximate fair value. Short term investments include federal funds sold, securities purchased under agreements to resell, and interest bearing deposits with banks. The fair values of investment securities, including available for sale, are generally based on quoted market prices. The fair value of loans are estimated using a combination of techniques, including discounting estimated future cash flows and quoted market prices of similar instruments where available.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE O - FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Financial Liabilities

The carrying amounts of deposit liabilities payable on demand, commercial paper, and other borrowed funds are considered to approximate fair value. For fixed maturity deposits, fair value is estimated by discounting estimated future cash flows using currently offered rates for deposits of similar remaining maturities. The fair value of long term debt is based on rates currently available to the Bank for debt with similar terms and remaining maturities.

Off Balance Sheet Financial Instruments

The fair value of commitments to extend credit and standby letters of credit is estimated using the fees currently charged to enter into similar agreements. The fair value of these financial instruments is not material.

The estimated fair value of financial instruments at December 31 is summarized as follows (dollar amounts in thousands):


                                                 1997                            1996
                                     ---------------------------      --------------------------
                                     Carry Value      Fair Value      Carry Value     Fair Value
                                     -----------      ----------      -----------     ----------
Financial Assets:
  Cash and Due From Banks              $ 33,821        $ 33,821        $ 26,886        $ 26,886
   Interest-Bearing Deposits           $    586        $    586        $    879        $    879
   Investment Securities               $ 69,287        $ 69,287        $ 36,522        $ 36,522
   Federal Funds Sold                  $  4,000        $  4,000        $  8,000        $  8,000
   Loans                               $311,417        $309,570        $242,787        $239,970
   Cash Surrender Value -
      Life Insurance                   $  2,283        $  2,283        $  2,008        $  2,008

Financial Liabilities:
   Deposits                            $398,427        $398,471        $303,944        $303,524
   Capitalized Lease Obligation        $  2,842        $  2,842        $     --        $     --

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE P - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action (there are no conditions or events since that notification that management believes have changed the Bank's category). To be categorized as well-capitalized, the Bank must maintain minimum ratios as set forth in the table below. The following table also sets forth the Bank's actual capital amounts and ratios (dollar amounts in thousands):


                                                                                    Amount of Capital Required
                                                                            ------------------------------------------
                                                                                To Be                    To Be
                                                                               Adequately                Well-
                                                     Actual Capital           Capitalized             Capitalized
                                                   -------------------      -----------------      -------------------
                                                   Amount        Ratio      Amount      Ratio      Amount        Ratio
                                                   ------        -----      ------      -----      ------        -----
As of December 31, 1997:
   Total Capital (to Risk-Weighted Assets)         $38,283       10.4%      $29,305      8.0%      $36,631       10.0%
   Tier 1 Capital (to Risk-Weighted Assets)        $35,953        9.8%      $14,652      4.0%      $21,979        6.0%
   Tier 1 Capital (to Average Assets)              $35,953        8.6%      $16,581      4.0%      $20,726        5.0%

As of December 31, 1996:
   Total Capital (to Risk-Weighted Assets)         $27,410        9.7%      $22,581      8.0%      $28,227       10.0%
   Tier 1 Capital (to Risk-Weighted Assets)        $24,776        8.7%      $11,291      4.0%      $16,936        6.0%
   Tier 1 Capital (to Average Assets)              $24,776        7.9%      $12,525      4.0%      $15,656        5.0%

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE P - REGULATORY MATTERS - CONTINUED

The California Financial Code provides that a bank may not make a cash distribution to its shareholders in excess of the lessor of the bank's undivided profits or the bank's net income for its last three fiscal years less the amount of any distribution made by the bank to shareholders during the same period. Under these restrictions, approximately $4,054,000 was available for payment of dividends at December 31, 1997.

Banking regulations require that all banks maintain a percentage of their deposits as reserves in cash or on deposit with the Federal Reserve Bank. At December 31, 1997, required reserves were approximately $10,264,000.


NOTE Q - MERGER WITH BANK OF THE DESERT, N.A.

On September 12, 1996, the Bank acquired 100% of the outstanding common stock of Bank of the Desert, N.A. (BOD) for $3,295,000 in cash. BOD had total assets of approximately $31,858,000. The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No.
16. "Business Combinations". Under this method of accounting, the purchase price was allocated to the assets acquired and deposits and liabilities assumed based on their fair values as of the acquisition date. The financial statements include the operations of BOD from the date of the acquisition. Goodwill arising from the transaction totaled approximately $1,933,000 and is being amortized over fifteen years on a straight-line basis.

The following table sets forth selected unaudited pro forma combined financial information of the Bank and BOD for the years ended December 31, 1996 and 1995. The pro forma operating data reflects the effect of the acquisition of BOD as if it was consummated at the beginning of each year presented. The pro forma results are not necessarily indicative of the results that would have occurred had the acquisition been in effect for the full years presented, nor are they necessarily indicative of the results of future operations (amounts in thousands, except per share data).


                                          Year Ended December 31,
                                       ----------------------------
                                          1996              1995
                                       ----------        ----------
Interest and Noninterest Income        $   29,816        $   27,529
Net Income                             $    1,882        $    2,003
Per Share Data:
   Net Income - Basic                  $      .34        $      .38
   Net Income - Diluted                $      .32        $      .35



These proforma disclosures include adjustment to interest income from the payment of the purchase price in cash and goodwill amortization. No adjustments have been reflected in these amounts for the expected cost savings to be derived from this merger.

                             VALLEY INDEPENDENT BANK

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996, AND 1995


NOTE R - PURCHASE OF WELLS FARGO, N.A. BRANCHES

During 1996 the Bank entered into an agreement to assume the deposits and purchase the deposit related loans of two Wells Fargo branches. The Bank paid book value for the deposit related loans and fixed assets and a premium of 4.5% of the average daily deposits. Total deposits were approximately $43,520,000. The purchase was consummated on February 14, 1997. Goodwill arising from the transaction totaled approximately $2,022,000 and is being amortized over nine years on a straight line basis.


NOTE S - SUBSEQUENT EVENTS

On January 22, 1998, the Bank entered into an agreement to purchase the Palm Springs Branch office from Palm Desert National Bank by assuming approximately $16,000,000 in deposits and purchasing approximately $12,000,000 in loans. The Bank will pay a premium of $1,225,000 on deposits. It is estimated that the purchase will be consummated by March 31, 1998.

                             VIB CORP AND SUBSIDIARY
                 Consolidated Statements of Financial Condition
                           September 30,1998 and 1997
                                   (Unaudited)

                                                      September 30      September 30
                                                           1998              1997
                                                      -------------     -------------
ASSETS

Cash and due from banks                               $  31,363,471     $  25,769,043
Federal funds sold                                        6,000,000                 0
                                                      -------------     -------------
                   Total cash and cash equivalents       37,363,471        25,769,043

Interest bearing deposits                                   664,181           586,000
Securities available for sale (note B)                   82,783,786        75,314,282

Loans: (note C)
       Commercial                                        57,969,551        48,962,536
       Agricultural                                      27,316,221        26,721,452
       Real estate-construction                          41,420,257        34,005,178
       real estate-other                                196,165,138       153,245,863
       Consumer                                          27,440,594        21,835,426
                                                      -------------     -------------
                    Total Loans                         350,311,761       284,770,455

Net deferred loan fees                                   (3,248,267)       (1,461,140)
Allowance for credit losses                              (2,842,989)       (2,831,952)
                                                      -------------     -------------
                      Net Loans                         344,220,505       280,477,363

Premises and equipment                                   11,394,691        11,244,384
Other real estate owned                                     148,236         2,997,605
Cash surrender life insurance                             2,552,091         2,213,581
Deferred tax asset                                        1,518,098         1,864,269
Goodwill                                                  4,536,904         3,695,675
Accrued interest and other assets                         6,145,690         5,690,474
                                                      -------------     -------------

TOTAL ASSETS                                          $ 491,327,653     $ 409,852,676







The accompanying notes are an integral part of the consolidated financial statements.

                             VIB CORP AND SUBSIDIARY
                 Consolidated Statements of Financial Condition
                           September 30,1998 and 1997
                                   (Unaudited)

                                                      September 30    September 30
                                                          1998            1997
                                                      ------------    ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
       Noninterest-bearing demand                     $121,307,176    $104,024,842
       Money Market and NOW                            119,513,268      90,616,799
       Savings                                          44,740,523      40,771,144
       Time deposits under $100,000                     75,527,982      71,338,123
       Time deposits $100,000 and over                  80,703,884      65,994,337
                                                      ------------    ------------
                   Total Deposits                      441,792,833     372,745,245

Fed funds purchased                                              0       1,500,000
Capital lease obligations                                2,876,216       2,830,865
Accrued interest and other liabilities                   2,689,446       2,785,978
                                                      ------------    ------------
                   Total Liabilities                   447,358,495     379,862,088

Stockholders' Equity:
       Preferred shares, no par value;
        10,000,000 shares authorized;
          issued 0 shares in 1998 and 1997                       0               0
       Common shares,no par value, Authorized
        25,000,000 in 1998 and 16,875,000 in 1997,
       Outstanding: 7,804,991 in 1998 and
         7,058,352 in 1997                              36,230,101      24,763,744
       Undivided Profits                                 7,281,309       4,754,990
       Accumulated other comprehensive
         income, net of tax of $318,096 in
         1998 and $327,917 in 1997                         457,748         471,854
                                                      ------------    ------------
                   Total Stockholders' Equity           43,969,158      29,990,588
                                                      ------------    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $491,327,653    $409,852,676






The accompanying notes are an integral part of the consolidated financial statements.

                           VIB CORP AND SUBSIDIARY
                      Consolidated Statements of Income
                                 (Unaudited)

                                                            For the Nine Month
                                                               Periods Ended
                                                        September 30,  September 30,
                                                             1998           1997
                                                         -----------    -----------
Interest Income:
      Interest and Fees on Loans                         $25,533,732    $19,786,133
      Interest on Investment Securities-Taxable            2,549,507      2,518,004
      Interest on Investment Securities-Nontaxable           831,463        807,280
      Other Interest Income                                  293,025        353,352
                                                         -----------    -----------
Total Interest Income                                     29,207,727     23,464,769

Interest Expense:
      Interest on Money Market and NOW                     2,198,745      1,553,811
      Interest on Savings Deposits                           664,394        590,603
      Interest on Time Deposits                            5,784,246      5,405,314
      Interest on Other Borrowings                           366,826         93,315
                                                         -----------    -----------
Total Interest Expense                                     9,014,211      7,643,043
                                                         -----------    -----------

Net Interest Income                                       20,193,516     15,821,726

Provision for Credit Losses                                1,665,000      1,070,000
                                                         -----------    -----------

Net Interest Income after Provision for Credit Losses     18,528,516     14,751,726

Non-interest Income:
      Service Charges and Fees                             2,858,240      2,483,407
      Gain on Sale of Loans and Servicing Fees               484,962        565,233
      Gain on Sale of Securities                             284,939        192,049
      Other Income                                           424,764        343,984
                                                         -----------    -----------
Total Non-interest Income                                  4,052,905      3,584,673

Non-interest Expense:
      Salaries and Employee Benefits                       8,505,607      7,394,645
      Occupancy Expenses                                   1,481,290      1,178,304
      Furniture and Equipment                              1,638,243      1,300,643
      Other Expenses (note D)                              5,968,749      5,084,930
                                                         -----------    -----------
Total Non-interest Expense                                17,593,889     14,958,522
                                                         -----------    -----------

Income Before Income Taxes                                 4,987,532      3,377,877

Income Taxes                                               1,748,418      1,089,000
                                                         -----------    -----------

Net Income                                               $ 3,239,114    $ 2,288,877


Per Share Data: (note E)

            Net Income - Basic                           $      0.42    $      0.33

            Net Income - Diluted                         $      0.40    $      0.31



The accompanying notes are an integral part of the consolidated financial statements.

                             VIB CORP AND SUBSIDIARY
                 Consolidated Statement of Stockholders' Equity

                                                                  Common Shares                        Accumulated
                                                           -------------------------                      Other
                                                           Number of                    Undivided     Comprehensive
                                                             Shares         Amount        Profits         Income          Total
                                                           ---------        ------      ---------     -------------       -----
Balance January 1,1997                                      5,458,892   $ 24,286,693   $  2,473,963    $    278,877    $ 27,039,533

Comprehensive Income
    Net income                                                     --             --      3,800,989              --       3,800,989
    Other comprehensive income
      Unrealized gains on securities, net
      of taxes of $218,000                                         --             --             --         313,472         313,472
        Less reclassification adjustments for gains
        included in net income,net of taxes of $226,000            --             --             --        (325,104)       (325,104)
                                                                                                                       ------------
    Total other comprehensive income                               --             --             --              --         (11,632)
                                                                                                                       ------------
Total Comprehensive income                                         --             --             --              --       3,789,357

Issuance of common shares
    net of expense of $123,425                                510,660      8,809,374             --              --       8,809,374

Cash dividends                                                     --             --        (21,724)             --         (21,724)

Stock dividends                                               120,510      2,199,307     (2,199,307)             --               0

Exercise of stock options
    Including the realization of
    Tax benefits of $96,000                                    97,335        637,470             --              --         637,470

                                                         ------------   ------------   ------------    ------------    ------------
Balance January 1,1998                                      6,187,397     35,932,844      4,053,921         267,245    $ 40,254,010

Comprehensive Income
    Net income                                                     --             --      3,239,114              --       3,239,114
    Other comprehensive income
      Unrealized gains on securities, net
      of taxes of $202,000                                         --             --             --         358,442         358,442
        Less reclassification adjustments for gains
        included in net income,net of taxes of $117,000            --             --             --        (167,939)       (167,939)
                                                                                                                       ------------
    Total other comprehensive income                               --             --             --              --         190,503
                                                                                                                       ------------
Total Comprehensive income                                         --             --             --              --       3,429,617

Stock split                                                 1,550,678             --             --              --              --

Cash dividends                                                     --             --        (11,726)             --         (11,726)

Exercise of stock options                                      65,039        262,743             --              --         262,743

Exercise of stock warrants                                      1,877         34,515             --              --          34,515


                                                         ------------   ------------   ------------    ------------    ------------
Balance at September 30,1998                                7,804,991   $ 36,230,102   $  7,281,309    $    457,748    $ 43,969,159
                                                         ============   ============   ============    ============    ============







The accompanying notes are an integral part of the consolidated financial statements.

                            VIB CORP AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                                 (in Thousands)

                                                               For the Nine Month
                                                                 Periods Ended
                                                                 September 30,
                                                               1998         1997
                                                             --------     --------
Cash flow from operating activities:
Net income (loss)                                            $  3,239     $  2,289
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation and amortization                                 227          484
    Deferred income taxes                                           0         (289)
    Provision for credit losses                                 1,665        1,070
    Originations of loans held for sale                        (2,953)     (13,378)
    Proceeds from sale of loans                                 3,324        5,285
    Net loss/(gain) on loan sales and securitization             (273)        (273)
    Loss(Gain) on sale of other real estate owned                (111)         (38)
    Net increase in cash surrender value of life insurance       (269)        (206)
    Net realized gains in available for sale securities          (285)        (192)
    Net amortization of premium/discount on available
      for sale securities                                         (15)          86
    Net change in accrued interest, other assets,
      and other liabilities                                      (402)      (3,311)
                                                             --------     --------

Net cash provided (used) by operating activities                4,147       (8,473)

  Cash flow from investing activities:
  Purchases of available for sale securities                  (59,478)     (69,957)
  Net cash received from purchase of branches                   6,524       39,223
  Proceeds from sales of other real estate owned                1,459          676
  Proceeds from sales of available for sale securities          7,026        8,640
  Proceeds from maturities of available for sale securities    39,578       22,958
  Loans granted net of repayments                             (25,204)     (31,068)
  Premises and equipment expenditures                          (1,419)      (5,787)
  Net increase in interest bearing deposits                       (78)         293
                                                             --------     --------

Net cash provided (used) by investing activities              (31,592)     (35,022)

Cash flow from financing activities:
  Net increase/(decrease) in demand deposits and savings       11,193       22,030
  Net increase in time deposits                                15,475        7,548
  Net change in capitalized lease obligations                      34        2,831
  Payments for dividends                                          (12)          (8)
  Net change in fed funds purchased                                 0        1,500
  Proceeds from exercise of stock options and warrants            297          477
                                                             --------     --------

  Net cash provided (used) by financing activities             26,987       34,378

  Net change in cash and cash equivalents                    ($   458)    ($ 9,117)
                                                             ========     ========

Cash and cash equivalents:
  Beginning of period                                        $ 37,821     $ 34,886

  End of period                                              $ 37,363     $ 25,769


Supplemental disclosure of cash flow information:
  (in Thousands)
Cash paid for interest expense                               $  8,733     $  7,529
Cash paid (received) for income taxes                        $  2,506     $    302


    The accompanying notes are an integral part of the financial statements.

             VIB CORP AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

(A) General

        See note A of Notes to Financial Statements incorporated by reference in the Company's 1997 Annual Report on Form 10-K for a summary of significant accounting policies.

        The unaudited financial statements included herein were prepared from the books of the Company in accordance with generally accepted accounting principles and reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods. Such financial statements generally conform to the presentation reflected in the Company's 1997 Annual Report to Stockholders, and reflect adjustments which are solely of a normal, recurring nature. The current interim periods reported herein are included in the fiscal year subject to independent audit at the end of the year. The unaudited financial statements of VIB CORP include the accounts of the Company and its wholly-owned subsidiary, Valley Independent Bank. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Certain items previously reported have been reclassified to conform with the current period's classifications.

(B) Available-for-sale Securities

               The Company's available-for-sale securities portfolio at September 30, 1998 had a net unrealized gain of approximately $776,000, as compared with a net unrealized gain of approximately $800,000 at September 30, 1997, a decrease during the twelve month period of $24,000.

        Available-for-sale securities


                                          September 30, 1998
                                        ----------------------
                                                      Gross       Gross
                                        Amortized   Unrealized  Unrealized       Fair
        (in thousands)                    Cost        Gains       Losses         Value
        -------------------------------------------------------------------------------
        U.S. Treasury Securities         $   539       $ 41                     $   580
        U.S. Government and
            Agency Securities             43,645        229       $     5        43,869
        State and Political Subd.         23,780        552                      24,332
        Mortgage-Backed Securities        10,811         18            59        10,770
        Other Equity                       3,233                                  3,233
                                         -------       ----       -------       -------
                                         $82,008       $840       $    64       $82,784


                                         September 30, 1997
                                       ----------------------
                                                      Gross       Gross
                                       Amortized   Unrealized   Unrealized       Fair
        (in thousands)                    Cost        Gains       Losses         Value

        U.S. Treasury Securities         $   497       $ 36            --       $   533
        U.S. Government and
            Agency Securities             49,529        411       $    28        49,912
        State and Political Subd.         17,095        452             2        17,545
        Mortgage-Backed Securities         7,393         15            84         7,324

        Other Equity                          --                                     --
                                         -------       ----       -------       -------

                                         $74,514       $914       $   114       $75,314


      Investment securities carried at approximately $50,455,000 and $10,709,000, at September 30,1998 and 1997 respectively, were pledged to secure public deposits, bank advances and other purposes as required by law.


(C) Loans

      The Company's loan portfolio consists primarily of loans to borrowers within Imperial, Riverside, San Diego and Orange counties, California and Yuma, Arizona. Although the Company seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and agricultural associated businesses are among the principal industries in the Company's market area. As a result, the Company's loan and collateral portfolio are, to some degree, concentrated in those industries.

      The Company also originates real estate related and farmland loans for sale to governmental agencies and institutional investors. At September 30,1998 and 1997 the Company was servicing approximately $65,850,000 and $50,626,000, respectively, in loans previously sold.

A summary of the changes in the allowance for credit losses follows:

                                                  September 30,1998   September 30,1997
                                                  -----------------   -----------------
Balance at beginning of year                          $2,330,000         $2,634,000
Additions to the allowance charged to expense          1,665,000          1,070,000
Recoveries on loans charged off                          152,000             93,000
Loans charged off                                      1,304,000            965,000
                                                      ----------         ----------
Balance at end of period                              $2,843,000         $2,832,000


A summary of nonperforming loans and assets follows:

                                             September 30, 1998    September 30,1997
                                             ------------------    -----------------
Non-accrual loans                                 $4,180,000          $5,432,000
Loans 90 days past due and still accruing            167,000              51,000
                                                  ----------          ----------
      Total nonperforming loans                    4,347,000           5,483,000
Other Real Estate Owned                              148,000           2,998,000
                                                  ----------          ----------
      Total nonperforming assets                  $4,495,000          $8,481,000

Nonperforming loans to total ending loans               1.24%               1.93%
Nonperforming assets to total loans and
      Other Real Estate Owned                           1.29%               2.95%


(D)  Other Expenses

      Other expenses for the periods indicated are as follows:

                               September 30,1998   September 30,1997

Data Processing                     $  939,000         $  772,000

Advertising                            252,000            186,000
Legal and Professional               1,101,000          1,011,000
Regulatory Assessments                 108,000             80,000
Insurance                              104,000             93,000
Amortization of Intangibles            357,000            227,000
Office Expenses                      1,136,000            978,000
Promotion                              890,000            859,000
Other                                1,082,000            879,000
                                    ----------         ----------

Total Other Expenses                $5,969,000         $5,085,000


(E)  Earnings Per Share

        Earnings per share are calculated based on the weighted average number of common shares outstanding during each period as follows: 7,765,359 for the nine months ended September 30, 1998 and 7,009,804 for the nine months ended September 30, 1997.

      Diluted earnings per share for the nine month periods ended September 30,1998 and 1997, are computed by dividing net earnings by the weighted average common equivalent shares outstanding during the respective periods. Common share equivalents include dilutive common stock option share equivalents determined by using the treasury stock method.

                       [KPMG PEAT MARWICK LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT


The Stockholders and Board of Directors
Bank of Stockdale, FSB:

We have audited the accompanying balance sheets of Bank of Stockdale, FSB (the
Bank) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Stockdale, FSB at December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                             KPMG PEAT MARWICK LLP


February 11, 1998

                             BANK OF STOCKDALE, FSB

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                     ASSETS                                   1997                 1996
                     ------                               -------------        -------------
Cash and cash equivalents                                 $   5,063,794            4,504,821
Money market mutual funds                                     3,091,965                   --
Interest-bearing deposits in insured financial
   institutions                                                 399,940              399,940
Marketable investment securities (note 3)                    24,836,994           22,285,985
Loans, net (note 4)                                          90,297,462           90,328,151
Real estate acquired through foreclosure (note 5)               842,797            2,432,178
Accrued interest on loans and investments (note 7)              782,094              889,345
Premises and equipment, net (note 8)                            720,639              894,705
Federal Home Loan Bank stock                                    997,100            1,172,700
Prepaid expenses and other assets                             3,435,793            3,392,263
Income tax receivable                                           104,799              433,955
                                                          -------------        -------------
                                                          $ 130,573,377          126,734,043
                                                          =============        =============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits (note 9)                                       $ 120,642,664          115,662,220
  Advances from Federal Home Loan Bank (note 10)                     --            4,000,000
  Accrued expenses and other liabilities                        905,287            1,383,116
                                                          -------------        -------------
               Total liabilities                            121,547,951          121,045,336
                                                          -------------        -------------

Stockholders' equity (notes 13 and 14):
  Common stock - par value $4 per share; authorized
     10,000,000 shares, issued and outstanding
     1,212,265 shares in 1997 and 757,719 shares in
     1996 (note 21)                                           4,849,060            3,030,876
  Additional paid-in capital                                  5,808,666            4,647,338
  Accumulated deficit                                        (1,590,295)          (1,892,521)
  Unrealized loss on marketable investment
     securities, net                                            (42,005)             (96,986)
                                                          -------------        -------------
               Total stockholders' equity                     9,025,426            5,688,707

Commitments and contingencies (notes 12 and 16)
                                                          -------------        -------------
                                                          $ 130,573,377          126,734,043
                                                          =============        =============



See accompanying notes to financial statements.

                             BANK OF STOCKDALE, FSB

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                         1997              1996               1995
                                                                     -----------       -----------        -----------
Interest income:
  Loans                                                              $ 8,053,963         8,082,482          8,306,430
  Mortgage-backed securities                                             929,566           846,028          1,177,762
  Investment securities and other earning assets                         729,097           756,492            675,703
                                                                     -----------       -----------        -----------
           Total interest income                                       9,712,626         9,685,002         10,159,895
                                                                     -----------       -----------        -----------

Interest expense:
  Deposit liabilities (note 9)                                         5,328,247         5,413,522          5,554,795
  FHLB advances and other                                                 61,960           216,068            613,635
                                                                     -----------       -----------        -----------
           Total interest expense                                      5,390,207         5,629,590          6,168,430
                                                                     -----------       -----------        -----------
           Net interest income                                         4,322,419         4,055,412          3,991,465

Provision for loan losses (note 6)                                       414,817           854,399            474,623
                                                                     -----------       -----------        -----------
           Net interest income after provision for loan losses         3,907,602         3,201,013          3,516,842
                                                                     -----------       -----------        -----------

Other income:
  Net gain on sale of investments and mortgage-backed
    securities                                                                --            58,364            148,930
  Net gain on sale of loans                                              576,141           509,360            736,637
  Net gain on sale of real estate                                         54,911             3,732              6,598
  Demand account service charges and fees                                599,402           546,824            383,434
  Loan servicing fees                                                    136,068           131,942            124,418
  Other income                                                           374,338           278,935            393,510
                                                                     -----------       -----------        -----------
           Total noninterest income                                    1,740,860         1,529,157          1,793,527
                                                                     -----------       -----------        -----------

Other expense:
  Salaries and benefits                                                2,417,292         2,298,116          2,650,289
  Provision for losses on real estate acquired through
    foreclosure (note 6)                                                 266,083           292,001            147,080
  Occupancy                                                              390,164           450,643            586,782
  Depreciation and amortization                                          282,959           291,817            271,293
  Savings Association Insurance Fund premiums (note 18)                  173,300         1,055,325            304,203
  Real estate owned                                                      212,722            64,052            106,700
  Service bureau expense                                                 248,722           253,201            303,926
  Advertising                                                            120,260           110,499             79,676
  Insurance                                                               72,851            78,305            101,741
  Professional fees                                                      205,889           282,086            312,296
  Office supplies                                                         84,146            57,864             83,149
  Telephone and postage                                                  136,984           104,203            126,588
  Bank charges                                                           182,038           208,661            209,792
  Legal settlement expense                                                    --           335,000                 --
  Merger expenses                                                             --                --            239,476
  Other                                                                  596,441           546,847            777,414
                                                                     -----------       -----------        -----------
           Total noninterest expense                                   5,389,851         6,428,620          6,300,405
                                                                     -----------       -----------        -----------

           Income (loss) before income tax benefit                       258,611        (1,698,450)          (990,036)

Income tax benefit (note 11)                                              43,615           729,019            333,962
                                                                     -----------       -----------        -----------
           Net income (loss)                                         $   302,226          (969,431)          (656,074)
                                                                     ===========       ===========        ===========

Basic earnings (loss) per share (note 15)                            $      0.39             (1.28)             (0.87)
                                                                     ===========       ===========        ===========

Diluted earnings (loss) per share (note 15)                          $      0.39             (1.27)             (0.86)
                                                                     ===========       ===========        ===========


See accompanying notes to financial statements.

                             BANK OF STOCKDALE, FSB

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                                            UNREALIZED
                               OUTSTANDING                                                  LOSSES ON
                                 SHARES                                                     MARKETABLE
                                   OF                        ADDITIONAL                     INVESTMENT
                                 COMMON         COMMON        PAID-IN      ACCUMULATED      SECURITIES,
                                 STOCK          STOCK         CAPITAL        DEFICIT           NET             TOTAL
                               ----------     ----------     ----------     ----------      ----------      ----------
Balance, December 31, 1994        746,726     $2,986,904      4,642,477       (267,016)         29,695       7,392,060

Net loss                               --             --             --       (656,074)             --        (656,074)

Exercise of stock
   options, exercise
   price of $4.50 per
   share                           10,993         43,972          4,861             --              --          48,833

Unrealized losses, net
   of $28,905 income tax
   effect, on marketable
   investment securities               --             --             --             --         (39,911)        (39,911)
                               ----------     ----------     ----------     ----------      ----------      ----------
Balance, December 31, 1995        757,719      3,030,876      4,647,338       (923,090)        (10,216)      6,744,908

Net loss                               --             --             --       (969,431)             --        (969,431)

Change in unrealized
   losses, net of
   $62,833 income tax
   effect, on marketable
   investment securities               --             --             --             --         (86,770)        (86,770)
                               ----------     ----------     ----------     ----------      ----------      ----------
Balance, December 31, 1996        757,719      3,030,876      4,647,338     (1,892,521)        (96,986)      5,688,707

Issuance of common
   stock, 454,546
   shares, net of
   $20,492 issue costs            454,546      1,818,184      1,161,328             --              --       2,979,512

Net income                             --             --             --        302,226              --         302,226

Change in unrealized
   losses, net of
   $39,814 income tax
   effect, on marketable
   investment securities               --             --             --             --          54,981          54,981
                               ----------     ----------     ----------     ----------      ----------      ----------
Balance, December 31, 1997      1,212,265     $4,849,060      5,808,666     (1,590,295)        (42,005)      9,025,426
                               ==========     ==========     ==========     ==========      ==========      ==========


See accompanying notes to financial statements.

                             BANK OF STOCKDALE, FSB

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                   1997              1996              1995
                                               ------------      ------------      ------------
Operating activities:
 Net income (loss)                             $    302,226          (969,431)         (656,074)
 Adjustments to reconcile net income
    (loss) to net cash (used in) provided
    by operating activities:
       Provision for loan and real estate
         losses                                     680,900         1,146,400           621,703
       Depreciation and amortization                282,959           291,817           271,293
       Net gain on sales of:
         Available for sale investments
           and mortgage-backed securities                --           (58,364)         (148,930)
         Loans                                     (576,141)         (509,360)         (736,637)
         Real estate                                (54,911)           (3,732)           (6,598)
         Fixed assets                                    --                --            (6,903)
       Originations of loans held for sale      (39,263,812)      (33,222,190)      (44,264,332)
       Proceeds from sale of loans               38,353,721        35,553,533        43,763,886
       Decrease (increase) in interest
         receivable                                 107,251           (20,168)          301,587
       Decrease (increase) in income tax
         receivable                                 407,972          (254,152)          (57,973)
       (Decrease) increase in construction
         loan interest reserve                           --          (176,761)           83,553
       Increase in prepaid expenses and
         other assets                              (184,468)         (431,880)          (21,866)
       (Decrease) increase in accrued
         expenses and other liabilities            (477,829)          510,921           (55,555)
       Deferred income tax benefit                  (11,937)         (480,456)          (12,989)
       Net decrease in deferred fees                (36,471)         (156,953)         (112,169)
                                               ------------      ------------      ------------
            Net cash (used in) provided
               by operating activities             (470,540)        1,219,224        (1,038,004)
                                               ------------      ------------      ------------

Investing activities:
 Proceeds from sales of
     available-for-sale securities                  250,000         2,000,000         9,450,000
 Proceeds from sales of mortgage-backed
     securities                                          --         4,432,477        13,920,930
 Proceeds from maturities of
     available-for-sale securities                  204,403        14,698,375           195,875
 Proceeds from maturities of
     held-to-maturity securities                  2,000,000                --                --
 Purchases of mortgage-backed securities         (7,260,898)      (16,292,797)               --
 Purchases of available for sale
     securities                                          --        (1,186,652)       (9,468,955)
 Principal collected on
     available-for-sale securities                1,412,648         1,561,234                --
 Principal collected on mortgage-backed
     securities                                   1,187,633           521,412         1,446,077
 Dividends from Federal Home Loan Bank
     stock                                          (74,400)          (64,900)          (52,400)
 Decrease (increase) in loans, net                  281,882        (6,576,095)       (1,648,865)
 Purchases of premises and equipment                (74,648)         (183,689)         (285,660)
 Decrease in interest bearing deposits                   --           200,000                --
 Proceeds on sale of real estate acquired
     through foreclosure                          2,234,902            93,807           857,809
 Proceeds from sale of premises and
     equipment                                           --                --            29,892
                                               ------------      ------------      ------------
            Net cash provided by (used
               in) investing activities             161,522          (796,828)        9,444,703
                                               ------------      ------------      ------------


See accompanying notes to financial statements.
                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                    1997             1996             1995
                                                -----------      -----------      -----------
 Financing activities:
   Net increase in deposit liabilities          $ 4,980,444        1,299,018        3,496,307
   Decrease in securities sold under
      agreements to repurchase                           --               --       (2,500,000)
   Decrease in FHLB advances                     (4,000,000)      (1,000,000)      (8,700,000)
   Proceeds from issuance of common stock         2,979,512               --           48,833
                                                -----------      -----------      -----------
             Net cash provided by (used
                in) financing activities          3,959,956          299,018       (7,654,860)
                                                -----------      -----------      -----------

   Increase in cash and cash equivalents          3,650,938          721,414          751,839

   Cash and cash equivalents at beginning
      of year                                     4,504,821        3,783,407        3,031,568
                                                -----------      -----------      -----------
   Cash and cash equivalents at end of year     $ 8,155,759        4,504,821        3,783,407
                                                ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
   Cash payments during the year for:
      Interest                                  $ 5,400,881        5,612,528        6,231,170
                                                ===========      ===========      ===========


      Income taxes                              $        --          106,487           62,000
                                                ===========      ===========      ===========

   Noncash transactions:
      Loans transferred to real estate
         acquired through foreclosure           $ 2,289,518        2,494,730        1,073,872
                                                ===========      ===========      ===========

      Loans securitized                         $        --        4,371,443        2,820,253
                                                ===========      ===========      ===========

      Change in unrealized losses on
         available-for-sale securities          $    94,795          149,603           68,816
                                                ===========      ===========      ===========

      Loans to facilitate sale of real
         estate                                 $ 1,432,825          241,088        1,142,700
                                                ===========      ===========      ===========


See accompanying notes to financial statements.

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1996 AND 1995


(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Bank of Stockdale is a federally chartered savings bank located in Bakersfield, California. On July 31, 1995, Paramount Bank, FSB, also located in Bakersfield, merged with and into Bank of Stockdale. Paramount Bank's shareholders received 146,452 new shares of Bank of Stockdale common stock. The merger was accounted for as a pooling of interests. Accordingly, financial statements for the period prior to the merger have been restated to include accounts of both Bank of Stockdale and Paramount Bank.

      (a)  BASIS OF FINANCIAL STATEMENT PRESENTATION

      The financial statements of Bank of Stockdale, FSB (the Bank) have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

      Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures in satisfaction of loans. In connection with the determination of the allowance for loan losses and real estate acquired through foreclosure, management obtains independent appraisals and other market value information for each property.


      (b)  CASH EQUIVALENTS

      For purposes of the statements of cash flows, the Bank considers all highly liquid investments with a maturity, at date of purchase, of three months or less to be cash equivalents.


      (c)  MARKETABLE INVESTMENT SECURITIES

      Marketable investment securities consist of U.S. Treasury obligations, mortgage-backed and debt securities. The Bank classifies its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Bank has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. The Bank does not engage in trading activity.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      Held-to-maturity securities are recorded at their amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer. The unrealized holding gains or losses included in the separate component of equity for securities transferred from available-for-sale to held-to-maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

      A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

      Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using a method which approximates the interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.


      (d)  LOANS

      Loans are stated at the amount of principal outstanding, net of the undisbursed portion of loans in process, deferred loan origination fees, and the allowance for loan losses. Loans held for sale are carried at the lower of cost or market.

      Loan origination fees, net of direct loan origination costs, are deferred and amortized over the lives of the related loans as an adjustment to interest income, using the level-yield method.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      (e) ALLOWANCES FOR LOSSES ON LOANS AND REAL ESTATE ACQUIRED THROUGH FORECLOSURE

      The allowances for loan losses and real estate acquired through foreclosure are maintained to provide for estimated losses that might occur in the normal course of business. The allowances are based on the character of the loan portfolio, management's analysis of the portfolio and business and economic conditions and the real estate market in the Bank's service area. The allowances are established either through a provision for loan losses or a provision for losses on real estate acquired through foreclosure.

      Impaired loans are loans for which it is probable that the Bank will not be able to collect all principal and interest amounts due in accordance with the terms of the loan. Impaired loans are measured based upon the present value of future cash flows discounted at the loan's effective rate, the loan's observable market price, or the fair value of collateral if the loan is collateral-dependent. Interest on impaired loans is recognized on a cash basis.

      Management believes that the allowances for losses on loans and real estate acquired through foreclosure are adequate. While management uses available information to recognize losses on loans and real estate acquired through foreclosure, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate acquired through foreclosure. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

      Interest is accrued as earned unless the collectibility is in doubt, at which time any nonrecoverable accrued interest is charged against income. Generally, loans are placed on nonaccrual status when they become 90 days delinquent. Accruals are resumed only when the loans are brought fully current with respect to interest and principal and when in the judgment of management the loan is estimated to be fully collectible.

      Real estate acquired through foreclosure is initially recorded at its estimated fair value at the date of foreclosure. If at foreclosure, the loan balance is greater than the fair value of the property acquired, the excess is charged against the allowance for loan losses. Subsequent to foreclosure, an allowance for losses on such real estate is provided when the carrying value of individual properties exceeds their estimated fair value, less estimated selling costs, and a provision is charged to current operations. Fair value is generally determined by obtaining appraisals on the properties. Generally, the Bank expects to sell the properties within one year.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS



      (f)  GAIN OR LOSS ON SALE OF LOANS AND SERVICING RIGHTS

      In June, 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and is to be applied prospectively. This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. In addition, it requires that servicing assets and other retained interests in transferred assets be measured by allocating the previous carrying amount of the transferred assets between the assets sold, if any and retained interests, if any, based on their relative fair value at the date of transfer. Liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets are to be initially measured at fair value. Servicing assets and liabilities are to be subsequently amortized in proportion to and over the period of estimated net servicing income or loss and assessed for asset impairment or increased obligation based on fair value.

      The Bank recognizes a gain and a related asset for the fair value of the rights to service loans for others when loans are sold. In accordance with SFAS No. 125, the fair value of the servicing assets is estimated based upon the present value of the estimated expected future cash flows. The Bank measures the impairment of the servicing asset based on the difference between the carrying amount of the servicing asset and its current fair value. As of December 31, 1997 and 1996, there was no impairment in the mortgage servicing asset.

      A gain or loss is recognized to the extent that the sales proceeds and the fair value of the servicing asset exceed or are less than the book value of the loan. Additionally, a normal cost for servicing the loan is considered in the determination of the gain or loss.

      When servicing rights are sold, a gain or loss is recognized at the closing date to the extent that the sales proceeds, less costs to complete the sale, exceed or are less than the carrying value of the servicing rights held.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS



      (g)  PREMISES AND EQUIPMENT

      Premises and equipment are carried at cost. Depreciation, including amortization of leasehold improvements, is computed using the straight-line method over the estimated useful lives of the related assets. Estimated useful lives range from 3 to 7 years for leasehold improvements and furniture and equipment, and 32 years for the branch building.


      (h)  FEDERAL HOME LOAN BANK STOCK

      The Bank is required to hold a specified amount of stock in the Federal Home Loan Bank of San Francisco (FHLB). At December 31, 1997 and 1996, the bank owned 9,971 and 11,727, respectively, of the FHLB's $100 par value capital stock which is carried at cost.


      (i)  PREMIUM ON DEPOSITS ACQUIRED

      Premiums on core deposit liabilities acquired are included in other assets and are amortized on the straight-line method over periods ranging from five to eight years. The unamortized balance of those premiums was $0 and $34,245 at December 31, 1997 and 1996, respectively.


      (j)  INCOME TAXES

      The Bank accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


      (k)  STOCK OPTION PLAN

      Prior to January 1, 1996, the Bank accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. Under APB Opinion No. 25, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. On January 1, 1996, the Bank adopted SFAS No. 123, Accounting for Stock-Based Compensation, which requires entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Bank has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123, when applicable.


      (l)  LIQUIDITY REQUIREMENT

      In accordance with federal regulations, the Bank must maintain an average daily balance each month of liquid assets of not less than a specified percentage of its average daily balances of net withdrawalable accounts and short-term borrowings, as defined. The Bank has satisfied such requirements through December 31, 1997.


      (m)  EARNINGS PER SHARE

      In February 1997, the FASB issued SFAS No. 128, Earnings per Share. SFAS No. 128 replaces APB Opinion 15, Earnings per Share, and simplifies the computation of earnings per share (EPS) by replacing the presentation of primary EPS with a presentation of basic EPS. In addition, the statement requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted EPS.


      (n)  YEAR 2000

      In January 1997, the Bank developed a plan to address the Year 2000 issue and began converting its computer systems to be Year 2000 compliant. The plan provides for the conversion efforts to be completed by the end of 1999. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Most software used by the Bank is vendor developed software. Therefore, the Bank's total direct cost of the project is expected to be immaterial and will be funded through operating cash flows. The Bank will expense all costs associated with these system changes as the costs are incurred. As of December 31, 1997, no costs had been expended.


(2)   REGULATIONS

      Under the Financial Institutions Reform, Recovery and Enforcement Act, thrifts must maintain sufficient capital to meet all of the following requirements: (1) tangible capital of at least 1.5 percent of total assets, (2) core capital of 3 percent of total assets, and (3) an overall risk-based capital requirement of 8 percent of total assets, which includes


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      certain off-balance sheet items. Also, loans to one borrower are generally limited to 15 percent of unimpaired regulatory capital. Higher levels, not to exceed an additional 15 percent, may be available if certain conditions are met. The Bank is in compliance with capital and loans to one borrower requirements.

      Additionally, the Federal Deposit Insurance Corporation Improvement Act, among other items, prescribes a qualified thrift lender (QTL) test that requires institutions to have at least 65 percent of their "portfolio assets" in residential housing-related investments determined on a consolidated basis. The Bank is in compliance with the QTL test.


(3)   MARKETABLE INVESTMENT SECURITIES

      Marketable investment securities at December 31, 1997 and 1996 consist of:

                                                          1997               1996
                                                      -----------        -----------
           Available-for-sale, at fair value          $23,178,159         18,536,349
           Held-to-maturity, at amortized cost          1,658,835          3,749,636
                                                      -----------        -----------
                                                      $24,836,994         22,285,985
                                                      ===========        ===========

      The amortized cost, unrealized holding gains, unrealized holding losses and fair value for available-for-sale and held-to-maturity securities by major security type at December 31, 1997, were as follows:

                                                        UNREALIZED         UNREALIZED
                                     AMORTIZED           HOLDING             HOLDING
                                       COST               GAINS               LOSSES            FAIR VALUE
                                    -----------        -----------         -----------         -----------
         Available-for-sale:
            Mortgage-backed
               securities           $17,100,411             27,805             (55,146)         17,073,070
            U.S. Government
               securities             6,150,171                174             (45,256)          6,105,089
                                    -----------        -----------         -----------         -----------
                                    $23,250,582             27,979            (100,402)         23,178,159
                                    ===========        ===========         ===========         ===========

         Held-to-maturity:
            Mortgage-backed
               securities           $ 1,658,835                332              (1,024)          1,658,143
                                    -----------        -----------         -----------         -----------
                                    $ 1,658,835                332              (1,042)          1,658,143
                                    ===========        ===========         ===========         ===========


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      The amortized cost, unrealized holding gains, unrealized holding losses and fair value for available-for-sale and held-to-maturity securities by major security type at December 31, 1996, were as follows:


                                                         UNREALIZED         UNREALIZED
                                      AMORTIZED           HOLDING             HOLDING
                                        COST               GAINS              LOSSES            FAIR VALUE
                                     -----------        -----------         -----------         -----------
         Available-for-sale:
            Mortgage-backed
               securities            $11,743,816              2,224            (140,446)         11,605,594
            U.S. Government
               securities              6,755,348              5,794             (34,790)          6,726,352
            Other                        204,403                 --                  --             204,403
                                     -----------        -----------         -----------         -----------
                                     $18,703,567              8,018            (175,236)         18,536,349
                                     ===========        ===========         ===========         ===========

         Held-to-maturity:
            Mortgage-backed
               securities            $ 1,749,636                967              (2,643)          1,747,960
            U.S. Government
               Agency Step-up
               bonds                   2,000,000                984                  --           2,000,984
                                     -----------        -----------         -----------         -----------
                                     $ 3,749,636              1,951              (2,643)          3,748,944
                                     ===========        ===========         ===========         ===========

      Maturities of investment securities classified as available-for-sale and held-to-maturity were as follows at December 31, 1997:

                                                           AMORTIZED            FAIR
                                                             COST               VALUE
                                                          -----------        -----------
         Available-for-sale:
            Due within one year                           $ 2,001,141          2,001,400
            Due after five years through ten years          2,774,000          2,794,791
            Due after ten years                            18,475,441         18,381,968
                                                          -----------        -----------
                                                          $23,250,582         23,178,159
                                                          ===========        ===========

         Held-to-maturity:
            Due after one year through five years         $    50,139             49,836
            Due after ten years                             1,608,696          1,608,307
                                                          -----------        -----------
                                                          $ 1,658,835          1,658,143
                                                          ===========        ===========


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      There were no gain on sales of available-for-sale investment securities during 1997. In 1996, the realized gains and losses on sales of available for sale investment securities were $81,034 and $22,670, respectively. In 1995, the gross realized gains and losses on sales of available for sale investment securities were $150,147 and $1,217, respectively.


(4)   LOANS

      Outstanding loans at December 31, 1997 and 1996 are summarized below:

                                                                  1997               1996
                                                              -----------        -----------
         Real estate loans, secured by deeds of trust:
            Residential                                       $47,560,517         47,354,294
            Commercial                                         15,047,206         18,212,668
            Construction                                       16,259,027         11,883,994
         Consumer                                              13,048,119         10,766,467
         Commercial business, non real estate                   6,972,582          5,588,570
         Other loans                                              862,626          2,161,468
                                                              -----------        -----------
                                                               99,750,077         95,967,461
                                                              -----------        -----------
         Less:
            Undisbursed portion of loans in process             8,510,721          4,317,203
            Deferred loan origination fees                        127,271            163,742
            Allowance for loan losses (note 6)                    814,623          1,158,365
                                                              -----------        -----------
                                                                9,452,615          5,639,310
                                                              -----------        -----------
                                                              $90,297,462         90,328,151
                                                              ===========        ===========

      At December 31, 1997 and 1996, loans serviced for others totaled $56,887,441 and $57,562,684, respectively.

      At December 31, 1997 and 1996, the Bank had loans held for sale of $3,187,046 and $1,700,814, respectively.

      Nonaccrual loans totaled $877,287 and $1,499,235 at December 31, 1997 and 1996, respectively. The foregone interest income on nonaccrual loans was $51,633, $58,178 and $150,539 for the years ended December 31, 1997, 1996 and 1995, respectively.

      The Bank had outstanding balances of $1,775,490 and $1,499,235 in impaired loans which had valuation allowances of $108,852 and $310,757 at December 31, 1997 and 1996, respectively. The average outstanding balance of impaired loans was $2,163,576, $1,877,136 and $2,178,874, on which interest income of $92,361, $67,990 and $103,889 was recognized for the years ended December 31, 1997, 1996 and 1995, respectively.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS



(5)   REAL ESTATE ACQUIRED THROUGH FORECLOSURE

      Real estate acquired through foreclosure at December 31, 1997 and 1996 consists of the following:

                                                                 1997                1996
                                                             -----------         -----------
         Real estate acquired through foreclosure
              and deed-in-lieu of foreclosure                $ 1,188,563           2,799,726
         Less allowance for estimated losses (note 6)           (345,766)           (367,548)
                                                             -----------         -----------
                                                             $   842,797           2,432,178
                                                             ===========         ===========


(6)   ALLOWANCE FOR ESTIMATED LOSSES

      The following is a summary of the activity in the allowance for loan losses and real estate acquired through foreclosure:

                                                                     REAL ESTATE
                                                                   ACQUIRED THROUGH
                                                    LOANS            FORECLOSURE            TOTAL
                                                 -----------         -----------         -----------
         Balance at December 31, 1994            $   850,746           1,084,563           1,935,309

         Provision for losses                        474,623             147,080             621,703
         Charge-offs and recoveries, net            (143,100)         (1,142,175)         (1,285,275)
                                                 -----------         -----------         -----------
         Balance at December 31, 1995              1,182,269              89,468           1,271,737

         Provision for losses                        854,399             292,001           1,146,400
         Charge-offs and recoveries, net            (878,303)            (13,921)           (892,224)
                                                 -----------         -----------         -----------
         Balance at December 31, 1996              1,158,365             367,548           1,525,913

         Provision for losses                        414,817             266,083             680,900
         Charge-offs and recoveries, net            (758,559)           (287,865)         (1,046,424)
                                                 -----------         -----------         -----------
         Balance at December 31, 1997            $   814,623             345,766           1,160,389
                                                 ===========         ===========         ===========


(7)   ACCRUED INTEREST ON LOANS AND INVESTMENTS

      Accrued interest on loans and investments at December 31, 1997 and 1996 consists of the following:

                                             1997            1996
                                           --------        --------
         Loans                             $572,507         665,504
         Mortgage-backed securities         110,068          82,870
         Investments                         99,519         140,971
                                           --------        --------
                                           $782,094         889,345
                                           ========        ========


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS



(8)   PREMISES AND EQUIPMENT

      Premises and equipment at December 31, 1997 and 1996 consist of the following:

                                                                  1997              1996
                                                               ----------        ----------
         Land                                                  $  252,000           252,000
         Building                                                 198,484           198,484
         Furniture and equipment                                1,483,972         1,413,313
         Leasehold improvements                                   270,737           266,749
                                                               ----------        ----------
                                                                2,205,193         2,130,546
         Less accumulated depreciation and amortization         1,484,554         1,235,841
                                                               ----------        ----------
                                                               $  720,639           894,705
                                                               ==========        ==========


(9)   DEPOSITS

      Deposits at December 31, 1997 and 1996 consist of the following:

                                                           1997                1996
                                                       ------------        ------------
         Non-interest bearing checking accounts        $ 12,827,687           8,462,617
         NOW accounts                                     8,834,760           6,846,829
         Money market accounts                            3,444,902           4,726,485
         Savings accounts                                 9,283,507           8,701,043
         Time deposits of $100,000 or more               31,593,629          30,832,462
         Time deposits - other                           54,658,179          56,092,784
                                                       ------------        ------------
                                                       $120,642,664         115,662,220
                                                       ============        ============

      Time deposits at December 31, 1997 and 1996 mature as follows:

         MONTHS TO MATURITY                1997               1996
         ------------------            -----------        -----------
         Less than 12                  $71,308,467         70,912,822
         12 to 24                        5,990,489          9,851,828
         24 to 36                        2,903,616          2,586,969
         36 to 48                        2,155,122          1,702,653
         48 to 60                        3,894,114          1,870,974
                                       -----------        -----------
                                       $86,251,808         86,925,246
                                       ===========        ===========


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      At December 31, 1997 and 1996, the Bank held public agency deposits of $200,000 and $398,579.

      Interest expense on deposits consists of the following:

                                                              YEARS ENDED DECEMBER 31,
                                                  ----------------------------------------------
                                                     1997              1996              1995
                                                  ----------        ----------        ----------
         Savings accounts                         $  304,184           225,628           195,311
         Interest-bearing NOW accounts               116,514            88,670            75,425
         Money market accounts                       110,750           119,049           146,682
         Time deposits of $100,000 or more         1,833,468         2,002,552         1,944,325
         Time deposits - other                     2,963,331         2,977,623         3,193,052
                                                  ----------        ----------        ----------
                                                  $5,328,247         5,413,522         5,554,795
                                                  ==========        ==========        ==========


(10)  ADVANCES FROM FEDERAL HOME LOAN BANK (FHLB)

      The FHLB has established a Financing Availability for each shareholder that sets the total amount and maximum term that can be obtained on all credit products combined without additional underwriting. The Bank is eligible to obtain credit from the FHLB equal to 15 percent of assets with terms up to 84 months.

      A summary of advances from the FHLB follows:

                           YEAR OF                                DECEMBER 31,
          NOTE            MATURITY/        INTEREST       --------------------------
         NUMBER            PAY OFF           RATE            1997             1996
         ------           ---------        --------       ---------        ---------
         57065              1997             6.10%        $      --        2,000,000
         963507             1997             6.79%               --        1,000,000
         963750             1997             6.79%               --        1,000,000
                                                          ---------        ---------
                                                          $      --        4,000,000
                                                          =========        =========

      Mortgage loans and investment securities with a carrying value of $8,875,452 and $16,778,859 at December 31, 1997 and 1996, respectively, are pledged as collateral on available FHLB borrowings.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


(11)  INCOME TAXES

      The income tax benefit consists of:

                                                YEARS ENDED DECEMBER 31,
                                     ---------------------------------------------
                                        1997              1996              1995
                                     ---------         ---------         ---------
         Federal income tax:
          Current                    $   6,536          (250,050)         (313,004)
          Deferred                     (51,002)         (340,169)           54,051
                                     ---------         ---------         ---------
                                       (44,466)         (590,219)         (258,953)
                                     ---------         ---------         ---------

         State franchise tax:
          Current                        1,600             1,487           (52,368)
          Deferred                        (749)         (140,287)          (22,641)
                                     ---------         ---------         ---------
                                           851          (138,800)          (75,009)
                                     ---------         ---------         ---------
         Income tax benefit          $ (43,615)         (729,019)         (333,962)
                                     =========         =========         =========


      The income tax benefit differs from the amount computed by applying the statutory federal income tax rates to pretax earnings for the following reasons, expressed in percentages:

                                                               YEARS ENDED DECEMBER 31,
                                                     -----------------------------------------
                                                       1997             1996             1995
                                                     -------          -------          -------
         Federal income tax at statutory rate          34.00%          (34.00)%         (34.00)%
         State franchise taxes, net of
           federal income tax benefit                  (4.93)           (3.05)           (3.70)%
         AMT credit carryover                           4.44            (0.83)              --
         Low income housing credit carryover          (81.36)              --               --
         Merger costs                                     --               --             8.22%
         Change in valuation allowance                 13.26             5.28           (14.90)%
         Net operating loss carryover                  17.19            (9.47)              --
         Other                                          0.54            (0.85)           10.68%
                                                     -------          -------          -------
                                                      (16.86)%         (42.92)%         (33.70)%
                                                     =======          =======          =======


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities consist of the following at December 31:

                                                                1997                1996
                                                            -----------         -----------
         Deferred tax assets:
            Allowance for losses:
               Loans                                        $   293,363             432,856
               Real estate owned                                155,041             164,810
            Capitalized real estate owned expenses               16,185              10,925
            Net operating loss carryforwards                    575,399             619,850
            AMT credit carryover                                  2,578              14,069
            Low income housing credit carryover                 210,400                  --
            Capital loss carryover                               55,896              91,230
            Unrealized loss on marketable investment
               securities                                        30,418              70,232
            Depreciation                                         70,134              45,325
            Nonaccrual interest                                  30,371              26,087
            Core deposit premium                                  8,481              12,377
            Deferred loan fees                                   50,760              50,760
            Deferred compensation                               213,307             149,640
            Other                                                67,894              55,961
                                                            -----------         -----------
                   Total deferred tax assets                  1,780,227           1,744,122

                   Less valuation allowance                    (517,169)           (482,869)
                                                            -----------         -----------
                                                              1,263,058           1,261,253
                                                            -----------         -----------

         Deferred tax liabilities:
            Deferred excess servicing premium                   (51,480)            (54,884)
            State franchise taxes deferred                      (86,473)            (94,312)
            Deferred installment sale gain                      (84,302)            (84,302)
            FHLB stock                                         (143,643)           (142,532)
                                                            -----------         -----------
                   Total deferred tax liabilities              (365,898)           (376,030)
                                                            -----------         -----------
                   Net deferred tax assets                  $   897,160             885,223
                                                            ===========         ===========

      A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will be not realized. Management believes that the valuation allowance is sufficient to cover that portion that may not be fully realized. The net change in the total valuation allowance for the years ended December 31, 1997 and 1996 was an increase of $34,300 and $89,614, respectively.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      Net deferred tax assets are included in prepaid expenses and other assets in the accompanying balance sheets.

      As of December 31, 1997, the Bank had net operating loss carryforwards of $1,245,000 for federal income tax purposes, which expire in 2011 and $1,248,000 for state franchise tax purposes which expire in 2001.

      Income tax (benefit) expense for the years ended December 31, 1997, 1996 and 1995 were allocated as follows:

                                                       1997              1996              1995
                                                    ---------         ---------         ---------
         Income from continuing operations          $ (43,615)         (729,019)         (333,962)
         Stockholders' equity for unrealized
          losses on available-for-sale
          securities                                   39,814           (62,833)          (28,905)
                                                    ---------         ---------         ---------
                                                    $  (3,801)         (791,852)         (362,867)
                                                    =========         =========         =========


(12)  COMMITMENTS AND CONTINGENCIES

      (a)  OPERATING LEASES

      The Bank has executed noncancelable operating lease agreements for real property.

      Future minimum lease payments for noncancelable operating leases with initial or remaining terms of one year or more at December 31, 1997 are as follows:

       YEAR ENDING                                            OPERATING
       DECEMBER 31,                                             LEASES
       -----------                                            ---------
         1998                                                  $156,747
         1999                                                   140,638
         2000                                                   146,264
         2001                                                    61,917
                                                               --------
           Total minimum lease payments                        $505,566
                                                               ========

      Rent expense under operating leases totaled approximately $240,700, $282,600 and $369,700, for the years ended December 31, 1997, 1996 and 1995, respectively.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      (b)  BENEFIT PLANS

      The Bank has an employee savings plan which allows employees to contribute up to $9,500 in 1997. Substantially, all employees of the Bank can participate in the plan. The Company will match 25 percent of the employee's elected contribution, as defined, not to exceed 6 percent of annual eligible compensation. The Bank contributed $20,828, $15,812 and $18,811 to this plan for the years ended December 31, 1997, 1996 and 1995, respectively.

      The Bank has established a salary continuation plan for certain key executives and a deferred compensation plan for the Directors. Benefits under the salary continuation plan are payable for a period of fifteen years upon retirement (age 65) or death. The Bank expenses annually an amount sufficient to accrue the present value of the benefits to be paid to the executives upon their retirement. Additionally, the key executives' beneficiaries are entitled to certain death benefits under the plan in the event the executive dies while employed by the Bank.

      In accordance with the provisions of the deferred compensation plan, a Director may choose to defer all or a portion of his annual Director's fee. The Bank expenses the directors' fees annually regardless of whether or not the director has chosen to defer fees. Benefits under the plan are payable ten years after entrance to the plan or upon termination of his directorship, whichever is sooner. Payments are made in annual installments over a ten year period. In the event of death, while a member of the Board of Directors, the director's beneficiary will receive an amount that would have been paid to the director had he remained in the plan for a ten-year period.

      The death benefits payable under both plans are funded by life insurance policies purchased by the Bank. The cash surrender value of these policies, which was $2,104,026 and $2,035,322 at December 31, 1997 and 1996, respectively, is included in prepaid expenses and other assets. Compensation expense associated with the plans was $54,329, $69,916 and $63,382 for the years ended December 31, 1997, 1996 and 1995, respectively.


      (c)  LITIGATION

      The Bank is involved in certain legal proceedings in the normal course of business. In the opinion of management, after having consulted with legal counsel, the outcome of the legal proceedings should not have a material effect on the financial condition of the Bank.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


(13)  CAPITAL ADEQUACY AND RESTRICTION ON DIVIDENDS

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to Risk Weighted Assets (as defined), Tier I Capital to total assets (as defined) and tangible capital (as defined).

      As of December 31, 1997, the most recent notification, the Office of Thrift Supervision categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized the Bank must meet the minimum ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the institution's category.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS

      The Bank's actual capital amounts and ratios are presented in the table as of December 31, as follows:

                                                                                               TO BE WELL
                                                                                            CAPITALIZED UNDER
                                                                    FOR CAPITAL             PROMPT CORRECTIVE
                                            ACTUAL               ADEQUACY PURPOSES:         ACTION PROVISIONS:
                                      ------------------         ------------------        -------------------
                                      AMOUNT       RATIO         AMOUNT       RATIO        AMOUNT        RATIO
                                      ------       -----         ------       -----        ------        -----
      As of December 31, 1997:
          Total Risk-Based
           Capital (to Risk
           Weighted Assets)         $9,768,782      13.0%      $6,031,790       8.0%      $7,539,738      10.0%

          Tier I Capital (to
           Risk Weighted
           Assets)                  $9,067,431      12.0%      $3,015,895       4.0%      $4,523,843       6.0%

          Tier I Capital (to
           Total Assets)            $9,067,431       7.0%      $3,906,735       3.0%      $6,511,225       5.0%

          Tangible Ratio (to
           Total Assets)            $9,067,431       7.0%      $1,953,368       1.5%      $2,604,490       2.0%

      As of December 31, 1996:
          Total Risk-Based
           Capital (to Risk
           Weighted Assets)         $6,601,000       8.6%      $6,143,000       8.0%      $7,697,000      10.0%

          Tier I Capital (to
           Risk Weighted
           Assets)                  $5,785,691       7.5%      $3,072,000       4.0%      $4,607,000       6.0%

          Tier I Capital (to
           Total Assets)            $5,785,691       4.6%      $3,798,000       3.0%      $6,330,000       5.0%

          Tangible Ratio (to
           Total Assets)            $5,751,445       4.5%      $1,898,000       1.5%      $2,531,000       2.0%


      The Bank may not declare or pay dividends on its common stock if the effect thereof would cause regulatory capital to be reduced below any of the requirements stated above.


(14)  INCENTIVE STOCK OPTION PLAN

      In July 1985, the Stockholders of the Bank approved an Incentive Stock Option Plan. Under the Plan, options may be granted to salaried employees to purchase a maximum of 100,000 shares of the authorized but unissued common stock of the Bank. Stock options are granted with an exercise price equal to the stock's fair value at the date of grant. All stock options have 10 year terms and vest and become fully exercisable after 10 years from the date of grant. Any stock options not granted within the 10 year term of the Plan become no longer available for grant.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS

      In July, 1995, the Stockholders approved the 1995 Incentive Stock Option Plan which authorized an additional 100,000 shares available for grant.

      The per share weighted-average fair value of stock options granted during 1995 was $4.55 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: 1995 - expected dividend yield 0%; risk-free interest rate of 6.5%; volatility of 30%, and an expected life of 10 years.


      The Bank applies the provisions of APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized for stock options granted in the financial statements. Had the Bank determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Bank's 1995 net income would have been reduced to the pro forma amounts indicated below:

         Net loss:
            As reported                      $  (656,074)
            Pro forma adjustment                 (58,058)
                                             -----------
             Pro forma net loss              $  (714,132)
                                             ===========

         Loss per share:
            As reported                      $      (.87)
            Pro forma adjustment                    (.07)
                                             -----------
             Pro forma loss per share        $      (.94)
                                             ===========

      Pro forma net loss reflects only options granted in 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost for options granted prior to January 1, 1995 is not considered.

      Stock options activity during the periods indicated is as follows:

                                               NUMBER            WEIGHTED-
                                                 OF              AVERAGE
                                               SHARES         EXERCISE PRICE
                                               ------         --------------
         Balance at December 31, 1994           44,000           $  5.35
            Granted                             22,000              8.00
            Exercised                          (11,000)             4.50
            Forfeited                               --                --
            Expired                            (22,000)             5.63
                                               -------           -------
         Balance at December 31, 1995           33,000           $  7.21
                                               =======           =======


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      At December 31, 1997 and 1996, the number of options exercisable was 33,000 and the weighted-average exercise price of those options was $7.21. At December 31, 1997, the range of exercise prices and weighted-average remaining contractual life of outstanding options was $5.63 - $8.00 and 7 years, respectively. No options were granted, exercised, forfeited, or expired in 1997 and 1996.


(15)  EARNINGS PER SHARE (EPS)

      The following reconciles the denominator used in the calculation of both basic and diluted earnings per share for each of the years ended December 31:

                                                     1997            1996             1995
                                                   --------        --------         --------
         BASIC EPS CALCULATION
           Numerator:  Net income (loss)           $302,226        (969,431)        (656,074)
                                                   --------        --------         --------
           Denominator:  Weighted number of
              common shares outstanding             768,926         757,719          757,719
                                                   --------        --------         --------
           Basic EPS                               $   0.39           (1.28)           (0.87)
                                                   ========        ========         ========

         DILUTED EPS CALCULATION
           Numerator:  Net income (loss)           $302,226        (969,431)        (656,074)
                                                   --------        --------         --------
           Denominator:
           Weighted number of common shares
              outstanding                           768,926         757,719          757,719
           Common stock options                       1,625           3,266            3,266
                                                   --------        --------         --------
                                                    770,551         760,985          760,985
                                                   --------        --------         --------
           Diluted EPS                             $   0.39           (1.27)           (0.86)
                                                   ========        ========         ========


 (16) RELATED PARTY TRANSACTIONS

      During the normal course of business, the Bank enters into transactions with related parties, including directors, officers, employees and affiliates. These transactions include deposits and loans with the Bank with substantially the same terms, including interest rates, as deposits and loans with unrelated parties. The amount of such deposits totaled $1,381,786 and $1,072,363 and the amount of loans to related parties totaled $1,483,714 and $1,286,982 at December 31, 1997 and 1996,
      respectively.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


      The Bank leases its headquarters facility from a partnership whose partners consist of certain members of the Bank's Board of Directors. Rent expense charged to operations under this lease totaled $130,028, $147,313 and $172,278 for the years ended December 31, 1997, 1996 and 1995, respectively.


(17)  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

      The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include commitments to extend credit, purchase and sell loans and standby letters of credit. These instruments involve, to varying degrees, elements of credit risk. The Bank's exposure to credit loss is the contractual amount funded.

      The following summarizes the contractual amounts of financial instruments with off-balance sheet risk at December 31, 1997 and 1996:

                                                 1997               1996
                                             -----------        -----------
         Commitments to extend credit        $16,544,075          7,471,738
         Commitments to sell loans           $ 6,819,064          3,496,772

      The Bank uses the same credit policies in making commitments to extend credit as it does for on-balance sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or termination clauses. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral, if any, obtained by the Bank is based on management's evaluation of the customer.

      Commitments to sell loans are agreements to sell to another party loans originated by the Bank if certain conditions are met. The Bank only sells loans to third parties without recourse. The Bank is not exposed to credit loss if the borrower fails to perform according to the promissory note as long as the Bank has fulfilled its obligations stated in the sale commitment. The Bank may or may not retain servicing of the loans. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third-party. The credit risk involved in issuing letters of credit is essentially the same as extending loans to customers. The Bank uses the same underwriting policies as if a loan were made. The amount of collateral, if any, obtained by the Bank is based on management's evaluation of the customer.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


 (18) SAVINGS ASSOCIATION INSURANCE FUND PREMIUMS

      On September 30, 1996, the Deposit Insurance Funds Act of 1996 (the Act) was signed into law. The Act empowered the Board of Directors of the Federal Deposit Insurance Corporation (FDIC) to impose a special assessment on Savings Association Insurance Fund deposits of depository institutions. This special assessment, which was based on Savings Association Insurance Fund-assessable deposits at March 31, 1995, is intended to recapitalize the Savings Association Insurance Fund. The Bank's deposits are insured by the Savings Association Insurance Fund and accordingly, the Bank was subject to the special assessment on Savings Association Insurance Fund deposits. The special assessment of approximately $763,000 was paid by the Bank in October, 1996 and has been included as part of Savings Association Insurance Fund premiums in the accompanying statement of operations.


 (19) SIGNIFICANT GROUP CONCENTRATION OF LOAN CREDIT RISK

      At December 31, 1997 and 1996, approximately $85,785,000 or 86% and $83,040,000 or 87%, respectively, of gross outstanding loans are located primarily in the Southern San Joaquin Valley and Central California. These loans are expected to be repaid from cash flows from the borrower's employment or operations or sale of the collateral.

      The Bank normally only lends funds up to a certain percentage of the collateral's value as stated in the Bank's underwriting policies based on the type of real estate. The different types of real estate collateral securing the Bank's loan portfolio are single family residences, apartment complexes, office buildings, shopping centers, undeveloped land and other real estate.


 (20) DERIVATIVE FINANCIAL INSTRUMENTS

      The Bank holds $1,346,000 and $1,343,000 in mortgage derivative securities classified as held-to-maturity and carried at amortized cost at December 31, 1997 and 1996, respectively. The fair value of these securities was $1,343,000 at December 31, 1997 and 1996. The Bank also holds $4,840,315 and $5,594,000 in mortgage derivative securities classified as available for sale and carried at fair value at December 31, 1997 and 1996, respectively. Additionally, the Bank held one U.S. Government Agency Step-up bond, considered a structured note, with a carrying value of $2,000,000 at December 31, 1996. The bond was classified as held-to-maturity and was called on January 31, 1997. The fair value of this bond was $2,001,000 at December 31, 1996.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


(21)  COMMON STOCK

      On December 23, 1997, the Bank issued 454,546 shares of common stock through a private placement stock offering. The shares were sold for a price of $6.60 per share. 362,431 shares were purchased by Financial Institutions Partners, Ltd. (FIP) and the remaining shares were sold to officers and directors of the Bank. As a result of the transaction, approximately 30% of the Bank's outstanding stock is owned by FIP as of December 31, 1997.


(22)  PRE-MERGER RESULTS OF OPERATIONS

      Separately reported interest income and net loss (including merger costs) for Bank of Stockdale and Paramount Bank for the seven months ended July 31, 1995 are as follows:

                                 STOCKDALE           PARAMOUNT
                                -----------         -----------
         Interest income        $ 4,037,859           1,936,028
                                ===========         ===========
         Net loss                  (617,861)           (112,796)
                                ===========         ===========


(23)  FAIR VALUES OF FINANCIAL INSTRUMENTS

      The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

         Cash and cash equivalents

         The carrying amounts reported in the balance sheet for cash and cash equivalents are a reasonable estimate of fair value.

         Money Market Mutual Funds

         The carrying amounts reported in the balance sheet for money market mutual funds are a reasonable estimate of fair value.

         Interest bearing deposits in insured financial institutions

         The carrying amounts reported in the balance sheet for interest bearing deposits in insured financial institutions are a reasonable estimate of fair value.

         Marketable investment securities

         Fair values for marketable investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. (See note 3).


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS

         Loans

         For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans (e.g., residential, commercial, and other loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

         Accrued interest on loans and investments

         The carrying amount of accrued interest receivable approximates fair value.

         Commitments to extend credit and sell loans

         The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For commitments to sell loans, fair value is the difference between the net estimated sales price and carrying value.

         Deposits

         The fair values disclosed for demand deposits (e.g., non-interest bearing checking, NOW, money market, and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

         Advances from Federal Home Loan Bank

         The fair values for fixed rate advances are estimated using a discounted cash flow calculation that applies interest rates currently being offered for advances to a schedule of expected maturities on advances.

         Limitations

         Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS

         matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

         Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include the mortgage banking operation, deferred tax assets, and property, plant, and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in many of the estimates.


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS



      The estimated fair values of the Bank's financial instruments are as follows:

                                                                            1997
                                                            -----------------------------------
                                                              CARRYING                FAIR
                                                               AMOUNT                 VALUE
                                                            -------------         -------------
         Financial assets:
           Cash and cash equivalents                        $   5,063,794             5,063,794
           Money market mutual funds                            3,091,965             3,091,965
           Interest bearing deposits in insured
             financial institutions                               399,940               399,940
           Marketable investment securities                    24,836,994            24,836,302

           Loans:
             Fixed rate                                        40,137,000            41,365,936
             Variable rate                                     59,613,222            59,613,222

           Less:
             Undisbursed portion of loans in process           (8,510,866)           (8,510,866)
             Deferred loan origination fees                      (127,271)             (127,271)
             Allowance for loan losses                           (814,623)             (814,623)
                                                            -------------         -------------
                     Net loans                                 90,297,462            91,526,398

           Accrued interest on loans and investments              782,094               782,094
           Federal Home Loan Bank Stock                           997,100               997,100
           Income tax receivable                                  104,799               104,799

         Financial liabilities:
            Deposits:
               Demand accounts                                 12,827,687            12,827,687
               NOW accounts                                     8,834,760             8,834,760
               Money market accounts                            3,444,902             3,444,902
               Savings accounts                                 9,283,507             9,283,507
               Time deposits                                   86,251,808            87,350,904
                                                            -------------         -------------
                     Total deposits                           120,642,664           121,741,760

                                                      CONTRACT          CARRYING             FAIR
                                                       AMOUNT            AMOUNT              VALUE
                                                    -----------        -----------        -----------
         Unrecognized financial instruments:
            Commitments to extend credit            $16,544,075                 --            248,161
            Commitments to sell loans                 3,187,046                 --             46,413


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


                                                                             1996
                                                             -----------------------------------
                                                               CARRYING                FAIR
                                                                AMOUNT                 VALUE
                                                             -------------         -------------
         Financial assets:
           Cash and cash equivalents                         $   4,504,821             4,504,821
           Interest bearing deposits in insured
             financial institutions                                399,940               399,940
           Marketable investment securities                     22,285,985            22,285,293

           Loans:
             Fixed rate                                         37,705,000            38,278,946
             Variable rate                                      58,262,461            58,262,461

           Less:
             Undisbursed portion of loans in process            (4,317,203)           (4,317,203)
             Deferred loan origination fees                       (163,742)             (163,742)
             Allowance for loan losses                          (1,158,365)           (1,158,365)
                                                             -------------         -------------
                 Net loans                                      90,328,151            90,902,097

            Accrued interest on loans and investments              889,345               889,345
            Federal Home Loan Bank Stock                         1,172,700             1,172,700
            Income tax receivable                                  433,955               433,955

         Financial liabilities:
            Deposits:
               Demand accounts                                   8,462,617             8,462,617
               NOW accounts                                      6,846,829             6,846,829
               Money market accounts                             4,726,485             4,726,485
               Savings accounts                                  8,701,043             8,701,043
               Time deposits                                    86,925,246            87,876,294
                                                             -------------         -------------
                 Total deposits                                115,662,220           116,613,268

            Advances from Federal Home Loan Bank                 4,000,000             4,026,173

                                                     CONTRACT          CARRYING            FAIR
                                                      AMOUNT            AMOUNT             VALUE
                                                    ----------        ----------        ----------
         Unrecognized financial instruments:
            Commitments to extend credit            $7,471,738                --           112,076
            Commitments to sell loans                1,700,814                --            22,718


                                                                     (Continued)

                             BANK OF STOCKDALE, FSB

                          NOTES TO FINANCIAL STATEMENTS


(23)  PROSPECTIVE ACCOUNTING PRONOUNCEMENTS

      In June 1997, the FSAB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. It does not, however, specify when to recognize or how to measure items that make up comprehensive income. SFAS No. 130 was issued to address the concerns over the practice of reporting elements of comprehensive income directly in equity.

BANK OF STOCKDALE, FSB
CONDENSED BALANCE SHEETS
AS OF SEPTEMBER 30, 1998  AND SEPTEMBER 30, 1997 (UNAUDITED)



                                                              SEPTEMBER 30,
                                                    ----------------------------------
ASSETS                                                    1998                1997
--------------------------------------------------------------------------------------
Cash and cash equivalents                           $   5,740,291       $  10,556,272
Money market mutual funds                                 127,128              81,839
Interest-bearing deposits in insured financial
institutions                                              399,940             399,940
Marketable investment securities                       25,088,386          18,336,450
Loans, net                                             98,994,901          89,487,020
Real estate acquired through foreclosure                  726,743           1,043,965
Accrued interest on loans and investments                 847,885             833,101
Premises and equipment, net                             1,117,406             765,347
Federal Home Loan Bank stock                            1,045,000           1,227,300
Prepaid expenses and other assets                       4,008,353           3,533,583
Income tax receivable                                          --             420,696
--------------------------------------------------------------------------------------
                                                      138,096,033         126,685,513
======================================================================================
LIABILITIES AND
STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------
Liabilities:
  Deposits                                          $ 123,847,588       $ 119,235,199
  Advances from Federal Home Loan Bank                  3,000,000                  --
  Income taxes currently payable                          247,397                  --
  Accrued expenses and other liabilities                1,180,854           1,635,105
--------------------------------------------------------------------------------------
          TOTAL LIABILITIES                           128,275,839         120,870,304
--------------------------------------------------------------------------------------
Stockholders' equity:
  Common stock - par value $4 per share;
    authorized 10,000,000 shares, issued and
      outstanding 1,212,265 shares                      4,849,060           3,030,876
  Additional paid-in capital                            5,808,666           4,647,338
  Accumulated deficit                                    (881,936)         (1,791,048)
  Accumulated other comprehensive income
    (loss), net                                            44,404             (71,957)
--------------------------------------------------------------------------------------
          TOTAL STOCKHOLDERS' EQUITY                    9,820,194           5,815,209
--------------------------------------------------------------------------------------
Commitments and contingencies
======================================================================================
                                                    $ 138,096,033       $ 126,685,513
======================================================================================

BANK OF STOCKDALE, FSB
CONDENSED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997 (UNAUDITED)


                                                                               (UNAUDITED)
                                                                            NINE MONTHS ENDED
                                                                     ------------------------------
                                                                              SEPTEMBER 30,
                                                                     ------------------------------
                                                                        1998               1997
---------------------------------------------------------------------------------------------------
Interest income:
  Loans                                                              $ 6,299,113        $ 6,119,642
  Mortgage-backed securities                                             921,380            664,636
  Investment securities and other earning assets                         427,975            504,156
---------------------------------------------------------------------------------------------------
          Total interest income                                        7,648,468          7,288,434
---------------------------------------------------------------------------------------------------

Interest expense:
  Deposit liabilities                                                  3,876,238          3,981,317
  FHLB advances and other                                                 31,246             59,206
---------------------------------------------------------------------------------------------------
          Total interest expense                                       3,907,484          4,040,523
---------------------------------------------------------------------------------------------------
          Net interest income                                          3,740,984          3,247,911
Provision for loan losses (note 3)                                       306,156            354,024
---------------------------------------------------------------------------------------------------
          Net interest income after provision for loan losses          3,434,828          2,893,887
---------------------------------------------------------------------------------------------------

Other income:
  Net gain (loss) on sale of investments and
     mortgage-backed securities                                               --                 --
  Net gain on sale of loans                                              605,354            416,509
  Net gain on sale of real estate                                         60,772             33,719
  Demand account service charges and fees                                499,358            438,286
  Loan servicing fees                                                     88,354            100,734
  Other income                                                           329,684            274,136
---------------------------------------------------------------------------------------------------
          Total noninterest income                                     1,583,522          1,263,384
---------------------------------------------------------------------------------------------------

Other expense:
  Salaries and benefits                                                1,925,421          1,805,733
  Provision for losses on real estate acquired
     through foreclosure                                                  98,844            246,876
  Occupancy                                                              309,522            297,312
  Depreciation and amortization                                          181,487            218,638
  Savings Association Insurance Fund premiums                            120,660            126,712
  Real estate owned                                                       77,884            172,906
  Service bureau expense                                                 128,002            186,102
  Advertising                                                            153,938             84,645
  Insurance                                                               57,201             54,614
  Professional fees                                                      144,892            171,895
  Office supplies                                                         68,005             60,289
  Telephone and postage                                                  118,183            100,186
  Bank charges                                                           166,601            137,320
  Other                                                                  566,044            407,435
---------------------------------------------------------------------------------------------------
          Total noninterest expense                                    4,116,684          4,070,663
---------------------------------------------------------------------------------------------------
          Income before income taxes                                     901,666             86,608
---------------------------------------------------------------------------------------------------
Income taxes                                                             193,307            (14,865)
---------------------------------------------------------------------------------------------------
          Net income                                                 $   708,359        $   101,473
---------------------------------------------------------------------------------------------------
Other comprehensive income:
  Unrealized gains on securities, net of taxes of
     $62,573 and $18,125 for September 30, 1998
     and 1997, respectively                                               86,409             25,029
---------------------------------------------------------------------------------------------------
          Total other comprehensive income                                86,409             25,029
---------------------------------------------------------------------------------------------------
          Total comprehensive income                                     794,768            126,502
===================================================================================================
Basic earnings per share (note 2)                                    $      0.58        $      0.13
===================================================================================================
Diluted earnings per share (note 2)                                  $      0.58        $      0.13
===================================================================================================

BANK OF STOCKDALE, FSB
CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997 (UNAUDITED)



                                                                                                     ACCUMULATED
                                          OUTSTANDING                                                   OTHER
                                           SHARES OF                    ADDITIONAL                  COMPREHENSIVE
                                            COMMON         COMMON         PAID-IN     ACCUMULATED      INCOME
                                             STOCK          STOCK         CAPITAL        DEFICIT      (LOSS), NET      TOTAL
                                          ------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                757,719      $3,030,876       4,647,338    (1,892,521)      (96,986)     5,688,707

Net income                                                                                101,473                      101,473

Change in unrealized losses, net of
  $18,125 income tax effect on
  marketable investment securities                                                                       25,029         25,029
                                          ------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1997               757,719      $3,030,876       4,647,338    (1,791,048)      (71,957)     5,815,209
                                          ====================================================================================


BALANCE AT DECEMBER 31, 1997              1,212,265      $4,849,060       5,808,666    (1,590,295)      (42,005)     9,025,426
                                          ====================================================================================
Net income                                                                                708,359                      708,359

Change in unrealized losses, net of
  $62,573 income tax effect on
  marketable investment securities                                                                       86,409         86,409


BALANCE AT SEPTEMBER 30, 1998             1,212,265      $4,849,060       5,808,666      (881,936)       44,404      9,820,194
                                          ====================================================================================

BANK OF STOCKDALE, FSB
CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

                                                                           NINE MONTHS ENDED
                                                                    -----------------------------
                                                                             SEPTEMBER 30,
                                                                    -----------------------------
                                                                        1998             1997
-------------------------------------------------------------------------------------------------
Operating Activities:
  Net income                                                           $708,359          $101,473
  Adjustments to reconcile net income to net cash
     (used in) provided by operating activities:
       Provision for loan and real estate losses                        405,000           600,900
       Depreciation and amortization                                    181,487           218,638
       Net (gain) loss on sales of:
        Loans                                                          (605,354)         (416,509)
        Real estate                                                     (60,772)          (33,719)
       Originations of loans held for sale                          (46,560,663)      (25,786,232)
       Proceeds from sale of loans                                   47,163,354        24,563,509
       (Increase) decrease in interest receivable                       (65,791)           56,244
       Decrease in income taxes receivable                               25,983            13,258
       Increase in taxes currently payable                              184,824                 0
       Increase in prepaid expenses and other assets                   (493,744)         (193,689)
       Increase in accrued expenses and other liabilities               275,567           251,989
       Net decrease in net deferred fees                                (46,517)          (50,134)
-------------------------------------------------------------------------------------------------
       Net cash provided by (used in) operating activities            1,111,733          (674,272)
-------------------------------------------------------------------------------------------------
Investing activities:
  Proceeds from maturities of held-to-maturity securities             1,000,000         2,000,000
  Purchase of mortgage-backed securities                             (2,538,165)                0
  Purchase of available-for-sale securities                          (4,593,531)                0
  Principal collected on available-for-sale securities                  915,485           475,455
  Principal collected on mortgage-backed securities                   5,113,801         1,312,830
  Dividends from Federal Home Loan Bank stock                           (47,900)          (54,600)
  (Increase) decrease in loans, net                                  (9,217,554)        2,705,327
  Purchases of premises and equipment                                  (578,254)          (55,035)
  Proceeds on sale of real estate acquired through foreclosure          341,121           646,202
-------------------------------------------------------------------------------------------------
       Net cash provide by (used in) investing activities            (9,604,997)        7,030,179
-------------------------------------------------------------------------------------------------
Financing activities:
  Net increase in deposit liabilities                                 3,204,924         3,572,980
  Increase (decrease) in FHLB advances                                3,000,000        (4,000,000)
-------------------------------------------------------------------------------------------------
       Net cash provided by (used in) financing activities            6,204,924          (427,020)
-------------------------------------------------------------------------------------------------

BANK OF STOCKDALE, FSB
CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

                                                                                    NINE MONTHS ENDED
                                                                              -----------------------------
                                                                                       SEPTEMBER 30,
                                                                              -----------------------------
                                                                                  1998               1997
------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents                                (2,288,340)        5,928,887
  Cash and cash equivalents at beginning of period                               8,155,759         4,709,224
------------------------------------------------------------------------------------------------------------
  Cash and cash equivalents at end of the period                               $ 5,867,419        10,638,111
============================================================================================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash payments during the quarter for:
     Interest                                                                  $   798,690         1,087,191
============================================================================================================
  Noncash transactions:
     Loans transferred to real estate acquired through foreclosure             $ 1,381,818         1,485,293
============================================================================================================
     Change in unrealized gains (losses) on available-for-sale securities      $   148,982            43,154
============================================================================================================
     Loans to facilitate sale of real estate                                   $ 1,118,679         2,014,147
============================================================================================================

                                BANK OF STOCKDALE
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998


(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accounting and reporting policies of Bank of Stockdale (the Bank) conform with generally accepted accounting principles and prevailing practices within the banking industry. In preparing the condensed financial statements, Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenue and expense for the period. Actual results could differ from those estimates applied in the preparation of the financial statements. The following is a description of a new accounting standard adopted during the current period.

        (a)    Reporting Comprehensive Income

        In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997 and is to be applied retroactively to all periods presented. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. It does not, however, specify when to recognize or how to measure items that make up comprehensive income. SFAS No. 130 was issued to address concerns over the practice of reporting elements of comprehensive income directly in equity. This statement requires all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed in equal prominence with the other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. Enterprises are required to classify items of "other comprehensive income" by their nature in the financial statement and display the balance of other comprehensive income separately in the equity section of a statement of financial position.

(2)     WEIGHTED AVERAGE SHARES OUTSTANDING

        Basic and diluted earnings per share for the nine months ended September 30, 1998 and 1997 were computed as follows:

                                                              INCOME           SHARES         PER-SHARE
NINE MONTHS ENDED SEPTEMBER 30, 1998                        (NUMERATOR)     (DEMONINATOR)       AMOUNT
------------------------------------                        -----------     -------------     ---------
Basic earnings per share                                     $ 708,359        1,212,265        $   .58
Effect of dilutive securities                                       --           14,702             --
                                                             ---------        ---------        -------
Diluted earnings per share                                   $ 708,359        1,226,967        $   .58
                                                             =========        =========        =======



                                                              INCOME           SHARES         PER-SHARE
NINE MONTHS ENDED SEPTEMBER 30, 1998                        (NUMERATOR)     (DEMONINATOR)       AMOUNT
------------------------------------                        -----------     -------------     ---------
Basic earnings per share                                     $ 101,473          757,719        $   .13
Effect of dilutive securities                                       --            2,161          --
                                                             ---------        ---------        -------
Diluted earnings per share                                   $ 101,473          759,880        $   .13
                                                             =========        =========        =======


(3)     ALLOWANCE FOR LOAN LOSSES


                                             09/30/98
                                           -----------
Balance at beginning of period             $   815,000
   Loans charged off                          (117,000)
   Recoveries                                    5,000
   Provisions charged to operations            306,000
                                           -----------
Balance at end of period                   $ 1,009,000
                                           ===========


(4)     PROSPECTIVE ACCOUNTING PRONOUNCEMENTS

        Reporting for Segments of a Business Enterprise

        In September 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 is effective for annual periods beginning after December 15, 1997 and is to be applied retroactively to all periods presented. SFAS No. 131 establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS No. 131 supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprises but retains the requirements to report information about major customers. Management does not expect that adoption of SFAS No. 131 will have a material impact on the Bank's consolidated financial statements.

        Accounting for Derivative Instruments and Hedging Activity

        In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and measurement of those instruments at fair value. If certain conditions are met, a derivative may be designated specifically as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (a fair value hedge) or (b) a hedge of the exposure to variable cash flows of a forecasted transaction (a cash flow hedge).

        SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Bank expects to adopt the Statement beginning January 1, 1999. Management does not expect that adoption of SFAS No. 133 will have a material impact on the Bank's financial statements.

        Accounting for Costs of Computer Software Developed or Obtained for Internal Use

        In March 1998, the American Society of Certified Public Accounts (AICPA) issued Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 provides guidance on accounting for the costs of computer software developed or obtained for internal use. It specifies that computer software meeting certain characteristics be designated as internal-use software and sets forth criteria for expensing, capitalizing, and amortizing certain costs related to the development or acquisition of internal-use software. SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Bank expects to adopt this Statement beginning January 1, 1999. Management does not expect that adoption of SOP 98-1 will have a material impact on the Bank's financial statements.

        Reporting on the Costs of Start-Up Activities

        In April 1998, the AICPA issued SOP 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 5, 1998. The Bank expects to adopt the Statement beginning January 1, 1999. Management does not expect that adoption of SOP 98-5 will have a material impact on the Bank's financial statements.

        Year 2000 Compliance

        See "INFORMATION REGARDING STOCKDALE - Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   APPENDIX A

                                  AGREEMENT AND

                             PLAN OF REORGANIZATION





                                 BY AND BETWEEN

                                    VIB CORP


                                       AND


                            BANK OF STOCKDALE, F.S.B.

                            DATED SEPTEMBER 15, 1998

                                TABLE OF CONTENTS

                      AGREEMENT AND PLAN OF REORGANIZATION

                                                                                                       PAGE
                                                                                                       ----
ARTICLE I - THE MERGER AND RELATED TRANSACTIONS.......................................................  2
         1.1      Creation of BOS Interim Bank........................................................  2
         1.2      Merger..............................................................................  2
                  (a)      Merger of BOS Interim Bank and BOS.........................................  2
                  (b)      Effect on BOS Interim Bank Shares..........................................  2
                  (c)      Effect on BOS Shares.......................................................  2
                  (d)      Effect on VIBC Shares......................................................  3
                  (e)      Alternative Method.........................................................  3
         1.3      Dissenting Shares of BOS Stock......................................................  3
         1.4      Dissenting Shares of VIBC Stock.....................................................  3
         1.5      Fractional Shares...................................................................  4
         1.6      Delivery of Certificates and Cash...................................................  4
                  (a)      Transfer Agent.............................................................  4
                  (b)      Exchange Procedures........................................................  4
                  (c)      Transfers..................................................................  4
                  (d)      Termination of Exchange Fund...............................................  4
                  (e)      Lost, Stolen or Destroyed Certificates.....................................  5
         1.7      Exchange of BOS Stock Options.......................................................  5
         1.8      Effect of the Merger................................................................  5
         1.9      Name of Merged Bank.................................................................  5
         1.10     Charter and Bylaws of Merged Bank...................................................  5
         1.11     Directors and Officers of Merged Bank...............................................  6
         1.12     Articles of Incorporation, Bylaws and Directors of VIBC.............................  6
         1.13     Director's Agreement................................................................  6
         1.14     Affiliate's Letter..................................................................  6
         1.15     Shareholder's Agreement.............................................................  6
         1.16     Cooperation; Best Efforts...........................................................  6

ARTICLE II - THE CLOSING..............................................................................  6
         2.1      Closing Date........................................................................  6
         2.2      Execution of Merger Agreement.......................................................  7
         2.3      Documents to be Delivered...........................................................  7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BOS...................................................  7
         3.1      Organization, Standing and Power....................................................  7
         3.2      Capitalization......................................................................  8
         3.3      Subsidiaries........................................................................  8
         3.4      Authority...........................................................................  8
         3.5      Branches............................................................................  9
         3.6      Financial Statements................................................................  9
         3.7      Undisclosed Liabilities.............................................................  9



                                  -i-      A-2

         3.8      Title to Assets....................................................................  10
         3.9      Real Estate........................................................................  10
         3.10     Environmental Liabilities..........................................................  10
                  (a)      Compliance................................................................  10
                  (b)      No Investigations.........................................................  11
                  (c)      Hazardous Substances......................................................  11
         3.11     Loans and Investments..............................................................  12
         3.12     Extensions of Credit...............................................................  12
         3.13     Deposits...........................................................................  13
         3.14     Litigation and Governmental Proceedings............................................  13
         3.15     Contracts and Agreements...........................................................  13
         3.16     Performance of Obligations.........................................................  14
         3.17     Insurance..........................................................................  14
         3.18     Taxes..............................................................................  15
         3.19     Absence of Certain Changes.........................................................  15
         3.20     Brokers' and Finders' Fees.........................................................  16
         3.21     Employees..........................................................................  16
         3.22     Regulatory Reports.................................................................  16
         3.23     BOS Employee Benefit Plans and Employment and Labor Contracts......................  17
         3.24     Stock Option Plans.................................................................  19
         3.25     Absence of Certain Practices.......................................................  19
         3.26     No Violation of Law................................................................  19
         3.27     Certain Interests..................................................................  19
         3.28     Minute Books.......................................................................  20
         3.29     Accounting Records; Data Processing................................................  20
         3.30     Operating Losses...................................................................  20
         3.31     CRA Standing.......................................................................  20
         3.32     Year 2000 Matters..................................................................  20
         3.33     Accuracy and Currentness of Information Furnished..................................  21
         3.34     Effective Date of Representations, Warranties, Covenants and
                  Agreements.........................................................................  21

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF VIBC..................................................  21
         4.1      Organization, Standing and Power...................................................  21
         4.2      Capitalization.....................................................................  21
         4.3      Subsidiaries.......................................................................  21
         4.4      Authority..........................................................................  22
         4.5      Financial Statements...............................................................  22
         4.6      Undisclosed Liabilities............................................................  23
         4.7      Title to Assets....................................................................  23
         4.8      Real Estate........................................................................  23
         4.9      Environmental Liabilities..........................................................  24
                  (a)      Compliance................................................................  24
                  (b)      No Investigations.........................................................  24
                  (c)      Hazardous Substances......................................................  24
         4.10     Loans and Investments..............................................................  24



                                 -ii-      A-3

         4.11     Deposits...........................................................................  25
         4.12     Litigation and Governmental Proceedings............................................  25
         4.13     Contracts and Agreements...........................................................  25
         4.14     Performance of Obligations.........................................................  26
         4.15     Insurance..........................................................................  27
         4.16     Taxes..............................................................................  27
         4.17     Absence of Certain Changes.........................................................  27
         4.18     Brokers' and Finders' Fees.........................................................  28
         4.19     Employees..........................................................................  28
         4.20     Regulatory Reports.................................................................  28
         4.21     VIBC Employee Benefit Plans and Employment and Labor Contracts.....................  29
         4.22     Stock Option Plan..................................................................  31
         4.23     Absence of Certain Practices.......................................................  31
         4.24     No Violation of Law................................................................  31
         4.25     Certain Interests..................................................................  32
         4.26     Minute Books.......................................................................  32
         4.27     Accounting Records; Data Processing................................................  32
         4.28     Operating Losses...................................................................  32
         4.29     CRA Standing.......................................................................  32
         4.30     Year 2000 Matters..................................................................  33
         4.31     Accuracy and Currentness of Information Furnished..................................  33
         4.32     Effective Date of Representations, Warranties, Covenants and
                  Agreements.........................................................................  33

ARTICLE V - COVENANTS OF BOS PRIOR TO CLOSING........................................................  33
         5.1      Business Records and Information...................................................  33
         5.2      Limitations Upon BOS Prior to Closing..............................................  34
         5.3      Affirmative Conduct of BOS Prior to Closing........................................  36
         5.4      Indemnification....................................................................  38
         5.5      Execute Agreement to Merge.........................................................  38
         5.6      Discussion With Third Parties......................................................  38
                  (a)      Strategic Transactions....................................................  38
                  (b)      Qualifying Proposal.......................................................  39
                  (c)      Disclosure and Trading....................................................  39
         5.7      Stock Option Plans.................................................................  40
         5.8      Change in Control and Salary Continuation Agreements...............................  40
         5.9      Proxy Statement....................................................................  40

ARTICLE VI - COVENANTS OF VIBC PRIOR TO CLOSING......................................................  41
         6.1      Business Records and Information...................................................  41
         6.2      Limitations Upon VIBC Prior to Closing.............................................  41
         6.3      Affirmative Conduct of VIBC Prior to Closing.......................................  43
         6.4      Indemnification....................................................................  44
         6.5      Discussion With Third Parties......................................................  44
                  (a)      Strategic Transactions....................................................  44
                  (b)      Qualifying Proposal.......................................................  44



                                 -iii-      A-4

                  (c)      VIBC Acquisition Transaction..............................................  45
                  (d)      Disclosure and Trading....................................................  45
         6.6      Stock Option Plan..................................................................  46
         6.7      Preparation of S-4 and the Proxy Statement.........................................  46
         6.8      Proxy Statement....................................................................  46

ARTICLE VII - MEETINGS OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS...................................  46
         7.1      Shareholders' Meetings.............................................................  46
         7.2      Federal Securities Laws............................................................  47

ARTICLE VIII - CONDITIONS PRECEDENT TO OBLIGATIONS OF BOS............................................  47
         8.1      Continued Accuracy of Representations and Warranties...............................  48
         8.2      Performance of Obligations.........................................................  48
         8.3      Absence of Material Changes........................................................  48
         8.4      Officers' Certificate..............................................................  48
         8.5      Receipt of Legal Opinion...........................................................  48
         8.6      Fairness Opinion...................................................................  48
         8.7      Appointment of VIBC Director.......................................................  48
         8.8      Closing Documents..................................................................  48

ARTICLE IX - CONDITIONS PRECEDENT TO OBLIGATIONS OF VIBC.............................................  49
         9.1      Continued Accuracy of Representations and Warranties...............................  49
         9.2      Performance of Obligations.........................................................  49
         9.3      Absence of Material Changes........................................................  49
         9.4      Affiliate's Letters................................................................  49
         9.5      Resignation and Appointment of Directors...........................................  49
         9.6      Officers' Certificate..............................................................  49
         9.7      Receipt of Legal Opinion...........................................................  49
         9.8      Fairness Opinion...................................................................  50
         9.9      Closing Documents..................................................................  50

ARTICLE X - CONDITIONS PRECEDENT TO THE MERGER.......................................................  50
         10.1     Permits and Approvals..............................................................  50
         10.2     Tax Ruling or Opinion..............................................................  50
         10.3     Absence of Litigation..............................................................  51
         10.4     Shareholder Approvals..............................................................  51
                  (a)      Approval of Merger........................................................  51
                  (b)      Other Actions.............................................................  52
         10.5     Continuity of Interest.............................................................  52

ARTICLE XI - TERMINATION.............................................................................  52
         11.1     Termination of This Agreement......................................................  52
         11.2     Immaterial Breach..................................................................  53
         11.3     Effect of Termination..............................................................  53
         11.4     Termination Fee and Liquidated Damages.............................................  54
                  (a)      Termination Fee...........................................................  54



                                 -iv-      A-5

                  (b)      Liquidated Damages........................................................  54
                  (c)      Exclusive Remedy..........................................................  54

ARTICLE XII - GENERAL PROVISIONS.....................................................................  54
         12.1     Expenses...........................................................................  54
         12.2     Notices............................................................................  54
         12.3     Successors and Assigns.............................................................  55
         12.4     Third Party Beneficiaries..........................................................  55
         12.5     Counterparts.......................................................................  55
         12.6     Governing Law......................................................................  56
         12.7     Captions...........................................................................  56
         12.8     Exhibits and Schedules.............................................................  56
         12.9     Representations and Warranties.....................................................  56
         12.10    Waiver and Modification............................................................  56
         12.11    Attorneys' Fees....................................................................  56
         12.12    Knowledge..........................................................................  56
         12.13    Entire Agreement...................................................................  57
         12.14    Consents...........................................................................  57
         12.15    Severability.......................................................................  57
         12.16    Press Release......................................................................  57
         12.17    Arbitration........................................................................  57


                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------
Merger Agreement................................................................    Exhibit A
Director's Agreement (BOS)......................................................    Exhibit B-1
Director's Agreement (VIBC).....................................................    Exhibit B-2
Affiliate's Letter..............................................................    Exhibit C
Shareholder's Agreement.........................................................    Exhibit D

SCHEDULES
---------

Bank of Stockdale, F.S.B.:

Articles of Association and Bylaws..............................................    Schedule 3.1
Subsidiaries....................................................................    Schedule 3.3
Agreements, Instruments, Obligations............................................    Schedule 3.4
Financial Statements ...........................................................    Schedule 3.6
Liabilities.....................................................................    Schedule 3.7
Assets..........................................................................    Schedule 3.8
Real Estate ....................................................................    Schedule 3.9
Environmental Liabilities.......................................................    Schedule 3.10
Loans and Investments...........................................................    Schedule 3.11
Classified Loans................................................................    Schedule 3.12



                                  -v-      A-6

Deposits .......................................................................    Schedule 3.13
Litigation .....................................................................    Schedule 3.14
Understandings .................................................................    Schedule 3.15
Obligations.....................................................................    Schedule 3.16
Insurance ......................................................................    Schedule 3.17
Taxes...........................................................................    Schedule 3.18
Certain Changes.................................................................    Schedule 3.19
Brokers' and Finders' Fees......................................................    Schedule 3.20
Regulatory Reports..............................................................    Schedule 3.22
Employee Benefit Plans..........................................................    Schedule 3.23
Stock Option Plan...............................................................    Schedule 3.24
Certain Practices...............................................................    Schedule 3.25
Certain Interests...............................................................    Schedule 3.27
Data Processing ................................................................    Schedule 3.29
Operating Losses................................................................    Schedule 3.30

VIB Corp:
---------

Articles of Incorporation and Bylaws ...........................................    Schedule 4.1
Agreements, Instruments and Obligations ........................................    Schedule 4.4
Financial Statements............................................................    Schedule 4.5
Liabilities.....................................................................    Schedule 4.6
Assets..........................................................................    Schedule 4.7
Real Estate ....................................................................    Schedule 4.8
Environmental Liabilities.......................................................    Schedule 4.9
Loans and Investments...........................................................    Schedule 4.10
Deposits........................................................................    Schedule 4.11
Litigation......................................................................    Schedule 4.12
Understandings..................................................................    Schedule 4.13
Obligations.....................................................................    Schedule 4.14
Insurance.......................................................................    Schedule 4.15
Taxes...........................................................................    Schedule 4.16
Certain Changes.................................................................    Schedule 4.17
Brokers' and Finders' Fees......................................................    Schedule 4.18
Regulatory Reports..............................................................    Schedule 4.20
Employee Benefit Plans..........................................................    Schedule 4.21
Stock Option Plan...............................................................    Schedule 4.22
Certain Practices...............................................................    Schedule 4.23
Data Processing.................................................................    Schedule 4.27
Operating Losses ...............................................................    Schedule 4.28

Closing:

Closing Schedule................................................................    Schedule 2.3
Legal Opinion to BOS............................................................    Schedule 8.5
Legal Opinion to VIBC...........................................................    Schedule 9.7



                                 -vi-      A-7

                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of September 15, 1998, by and among VIB Corp, a California corporation ("VIBC"), 1498 Main Street, El Centro, California 92243, and Bank of Stockdale, F.S.B., a federal stock savings bank ("BOS"), 5151 Stockdale Highway, Bakersfield, California 93309, pursuant to which BOS will become a separate, wholly-owned subsidiary of VIBC, with reference to the following:

                                 R E C I T A L S

               WHEREAS, BOS is a federal stock savings bank with its principal office in the City of Bakersfield, County of Kern, State of California, and VIBC is a California corporation with its principal office in the City of El Centro, County of Imperial, State of California;

               WHEREAS, Valley Independent Bank ("VIB") is a California banking corporation with its principal office in the City of El Centro, County of Imperial, State of California, and is a wholly-owned subsidiary of VIBC;

               WHEREAS, BOS and VIBC desire to enter into this Agreement which contemplates the acquisition of BOS by VIBC, pursuant to which BOS will become a separate, wholly-owned subsidiary of VIBC;

               WHEREAS, this Agreement provides for the completion of the acquisition of BOS by VIBC through the merger (the "Merger") of BOS with an interim federal stock savings bank which shall be a wholly-owned subsidiary of VIBC ("BOS Interim Bank") under the applicable laws of the United States and in accordance with the articles of combination (the "Merger Agreement") to be entered into by and between BOS Interim Bank and BOS substantially in the form of Exhibit "A" hereto;

               WHEREAS, to consummate the Merger the parties hereto will have to take various steps and actions in furtherance of the transaction contemplated by this Agreement (collectively, with the Merger, the "Transactions"); and

               WHEREAS, the Boards of Directors of VIBC and BOS have determined that this Agreement and the Transactions are in the best interests of their respective shareholders and have approved this Agreement and authorized its execution;

               NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound, the parties hereto agree as follows:



                                  -1-      A-8

                                A G R E E M E N T


                                    ARTICLE I

                       THE MERGER AND RELATED TRANSACTIONS

         1.1 CREATION OF BOS INTERIM BANK. As soon as practicable VIBC shall organize BOS Interim Bank pursuant to 12 CFR Section 552.2-2 as a new, interim federal stock savings bank wholly-owned by VIBC.

         1.2 MERGER. The Merger shall become effective (the "Effective Time of the Merger") on the date and time specified on the endorsement of the articles of combination by the Office of Thrift Supervision (the "OTS"). At the Effective Time of the Merger and pursuant to the terms of this Agreement and the Merger Agreement, the following transactions will be deemed to have occurred simultaneously:

                  (a) MERGER OF BOS INTERIM BANK AND BOS. BOS Interim Bank and BOS will merge, and the separate corporate existence of BOS Interim Bank shall cease. BOS as the savings bank surviving the Merger is sometimes referred to herein as the "Merged Bank."

                  (b) EFFECT ON BOS INTERIM BANK SHARES. Each share of the common stock of BOS Interim Bank (the "BOS Interim Bank Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of VIBC or BOS Interim Bank, shall be converted into one share of common stock of the Merged Bank (the "Merged Bank Stock"). Each outstanding stock certificate which prior to the Effective Time of the Merger represented shares of BOS Interim Bank Stock automatically and for all purposes shall be deemed to represent the number of shares of Merged Bank Stock into which the shares of BOS Interim Bank Stock represented by such certificate have been converted as provided in this Section 1.2(b); provided, however, at the request of VIBC, the Merged Bank shall exchange VIBC's certificate or certificates formerly representing shares of BOS Interim Bank Stock for a certificate or certificates of Merged Bank Stock.

                  (c) EFFECT ON BOS SHARES. Each share of the common stock, $4.00 par value, of BOS (the "BOS Stock") issued and outstanding immediately prior to the Effective Time of the Merger, on and after the Effective Time of the Merger, pursuant to the Merger Agreement and without any further action on the part of BOS or the holders of BOS Stock, automatically shall be canceled and cease to be an issued and outstanding share of BOS Stock and shall be converted into the right to receive that number of newly issued shares of common stock, no par value, of VIBC (the "VIBC Stock") equal to the whole and fractional number resulting from dividing the BOS Per Share Value by the VIBC Market Value Per Share (the "Exchange Ratio"); provided, however, cash shall be paid in lieu of fractional interests pursuant to Section 1.5 hereof. For purposes of this Agreement, the BOS Per Share Value shall be determined by: (i) first, subtracting the amount of $180,000 from the BOS shareholders' equity as of the last day of the calendar month next preceding the month of the Closing; (ii) second, multiplying the result times 2.83; (iii) third, subtracting from the resultant



                                  -2-      A-9
         multiple all expenses related to this Agreement, including finders' fees; and (iv) fourth, dividing the result by the total number of shares of BOS Stock outstanding at the Closing. The BOS shareholders' equity shall be determined in accordance with generally accepted accounting principles, consistently applied, and shall be determined consistent with the requirements of Section 3.6 hereof. For purposes of this Agreement the VIBC Market Value Per Share shall be determined by taking the average of the closing prices of the VIBC Stock on the Nasdaq National Market for the 20 trading days preceding the fifth business day prior to the Closing (the "Nasdaq Average"). In the event the Nasdaq Average is between $9.50 and $15.50, the VIBC Market Value Per Share shall be the Nasdaq Average. In the event the Nasdaq Average is less than $9.50, the VIBC Market Value Per Share shall be $9.50. In the event the Nasdaq Average is greater than $15.50, but not greater than $19.50, then the VIBC Market Value Per Share shall be $15.50 plus twenty-five percent (25%) of the amount by which the Nasdaq Average exceeds $15.50. In the event the Nasdaq Average exceeds $19.50, the VIBC Market Value per Share shall be $16.50. Certificates formerly evidencing shares of BOS Stock shall be surrendered for exchange to the Transfer Agent (as defined in Section 1.6 hereof) in accordance with
         Section 1.6.

                  (d) EFFECT ON VIBC SHARES. Each share of VIBC Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, remain issued and outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of VIBC.

                  (e) ALTERNATIVE METHOD. Anything herein to the contrary notwithstanding, upon written notice to BOS, VIBC may at any time prior to the Effective Time of the Merger change the method of effecting the acquisition of BOS (including, without limitation, the provisions of this Article I) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of BOS Stock as provided for in this Agreement,
         (ii) cause the transaction to be treated as anything other than a tax-free reorganization to the holders of BOS Stock, or (iii) materially impede or delay the receipt of any approvals referred to in
         Section 10.1 or the consummation of the Transactions contemplated by this Agreement.

         1.3 DISSENTING SHARES OF BOS STOCK. Each outstanding shares of BOS Stock whose holder has lawfully dissented from the Merger in accordance with 12 C.F.R. Section 552.14 and has timely filed with BOS a written demand for appraisal of his or her shares accompanied by surrender of his or her stock certificates pursuant to Section 552.14 is herein called a "Dissenting BOS Share." Dissenting BOS Shares whose holders have not effectively withdrawn or lost their dissenters' rights under Section 552.14 shall not be converted pursuant to Section 1.2(c), but the holders thereof shall be entitled only to such rights as are granted them by Section 552.14. Each dissenting shareholder who is entitled to payment pursuant to Section 552.14 shall receive such payment in an amount as determined pursuant to Section 552.14.

         1.4 DISSENTING SHARES OF VIBC STOCK. Any shareholder of VIBC who shall have lawfully dissented from the Transactions in accordance with the applicable statutes of the State of California, and who shall have timely demanded payment of the value of such shareholder's VIBC Stock and submitted such shares for endorsement as provided in Section 1300(b) of the California



                                 -3-      A-10

General Corporation Law ("Dissenting VIBC Shares"), shall thereafter have only such rights as are provided a dissenting shareholder in accordance with said statutes and shall have no other rights under this Agreement or as shareholders of VIBC.

         1.5 FRACTIONAL SHARES. No fractional shares of VIBC Stock shall be issued in the Merger. In lieu thereof, each holder of BOS Stock who would otherwise be entitled to receive fractional shares of VIBC Stock shall receive an amount in cash equal to the VIBC Fair Market Value Per Share (as determined in Section 1.2(c) hereof), multiplied by the fraction of a share of VIBC Stock to which such holder would otherwise be entitled.

         1.6      DELIVERY OF CERTIFICATES AND CASH.

                  (a) TRANSFER AGENT. Prior to the Effective Time of the Merger VIBC shall deliver or cause to be delivered to U.S. Stock Transfer Corporation, its transfer agent (the "Transfer Agent"), an amount of cash equal to the anticipated aggregate amount of fractional interests to be paid pursuant to Section 1.5 hereof, and sufficient certificates of the VIBC Stock for issuance to BOS's shareholders. Delivery to the holders of BOS Stock of the certificates for VIBC Stock and cash to which they are entitled will subsequently be made by the Transfer Agent against delivery of share certificates formerly evidencing BOS Stock (duly executed and in proper form for transfer) to the Transfer Agent in accordance with this Section 1.6 and the terms and conditions of an agreement to be entered into by and between VIBC and the Transfer Agent (the "Transfer Agent Agreement"). A copy of the Transfer Agent Agreement will be provided to BOS and its counsel for approval prior to consummation of the Merger, which approval shall not be unreasonably withheld.

                  (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time of the Merger, the Transfer Agent will send a notice and transmittal form to each holder of a certificate previously representing shares of BOS Stock advising such holders of the applicable terms of the conversion effected by the Merger and the procedure for surrendering to the Transfer Agent such certificate for conversion. Each holder of such certificates, upon surrender of the same to the Transfer Agent in accordance with such transmittal form, shall be entitled to receive the consideration provided for in Section 1.2(c) hereof. If the consideration for shares of BOS Stock provided for in Section 1.2(c) is to be delivered to any person other than the registered holder of said shares surrendered for exchange, the amount of any stock transfer tax or similar taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person shall be paid to the Transfer Agent by such person, or the Transfer Agent may refuse to make such exchange unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted. The certificates so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

                  (c) TRANSFERS. After the Effective Time of the Merger, there shall be no transfers on the stock transfer books of BOS of the BOS Stock that was outstanding immediately prior to the Effective Time of the Merger.

                  (d) TERMINATION OF EXCHANGE FUND. Any portion of the cash delivered to the Transfer Agent (including the proceeds of any investments thereof) that remains unclaimed



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

         by the holders of BOS Stock for six months after the Effective Time of the Merger shall be returned to VIBC. Any holders of BOS Stock who have not theretofore complied with this Section 1.6 shall thereafter look only to VIBC for exchange of their BOS Stock upon due surrender of their certificates (or affidavits of loss in lieu thereof), without any interest thereon. Notwithstanding the foregoing, none of VIBC, BOS, the Transfer Agent or any other person shall be liable to any former holder of BOS Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (e) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by VIBC, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, the Transfer Agent shall exchange such lost, stolen or destroyed certificate, upon due surrender thereof, in accordance with the provisions of this Section 1.6.

         1.7 EXCHANGE OF BOS STOCK OPTIONS. VIBC shall issue substitute stock options, effective at the Effective Time of the Merger, to each optionee holding an outstanding stock option pursuant to BOS's 1985 and 1995 Stock Option Plans. The substitute stock options, to be issued pursuant to VIBC's 1997 Stock Option Plan, shall be issued for the same remaining terms and the same vesting schedules as the BOS stock options being exchanged therefor; and shall be issued for the same numbers of shares of VIBC Stock and the same exercise prices, adjusted for the Exchange Ratio. Such adjustment in the numbers and exercise prices shall be made without change in the total exercise price applicable to the unexercised portion of the BOS stock option. Any fractional share interests shall be disregarded.

         1.8 EFFECT OF THE MERGER. By virtue of the Merger and at the Effective Time of the Merger, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of BOS Interim Bank and BOS shall be vested in and be held and enjoyed by the Merged Bank, without further act or deed, and all the estates and interests of every kind of BOS Interim Bank and BOS, including all debts due to either of them, shall be as effectively the property of the Merged Bank as they were the property of BOS Interim Bank and BOS, and the title to any real estate vested by deed or otherwise in either BOS Interim Bank or BOS shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of BOS Interim Bank and BOS shall be preserved unimpaired, and all debts, liabilities and duties of BOS Interim Bank and BOS shall be debts, liabilities and duties of the Merged Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

         1.9 NAME OF MERGED BANK. The name of the Merged Bank shall be "Bank of Stockdale, F.S.B."

         1.10 CHARTER AND BYLAWS OF MERGED BANK. The Charter and Bylaws of BOS as in effect immediately prior to the Effective Time of the Merger shall be the Charter and Bylaws of the Merged Bank.



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

         1.11 DIRECTORS AND OFFICERS OF MERGED BANK. The directors of BOS at the Effective Time of the Merger shall be the directors of the Merged Bank until their successors have been chosen and qualified in accordance with the Charter and the Bylaws of the Merged Bank; provided, however, that at the Effective Time of the Merger Messrs. Irving R. Beimler and Jeffery W. Warlick shall resign from the BOS Board of Directors and Messrs. Richard D. Foss and Dennis L. Kern shall be appointed for three-year terms to the Board of Directors of BOS. The officers of BOS at the Effective Time of the Merger shall be the officers of the Merged Bank until they resign or are replaced or terminated by the Board of Directors of the Merged Bank or otherwise in accordance with the Merged Bank's Charter or Bylaws.

         1.12 ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS OF VIBC. At the Closing, VIBC's Articles of Incorporation and Bylaws as in effect immediately prior to the Closing shall remain the Articles of Incorporation and Bylaws of VIBC. At the Effective Time of the Merger, Mr. Ed L. Hickman, or if he shall be unable to serve, another individual designated by VIBC, in its sole and absolute discretion, shall be appointed for a one-year term to the Board of Directors of VIBC.

         1.13 DIRECTOR'S AGREEMENT. Concurrently with the execution of this Agreement BOS and VIBC shall cause each of their directors to enter into an agreement in the form of Exhibit "B-1" or Exhibit "B-2" hereto, respectively, pursuant to which each director shall agree to vote or cause to be voted all shares of his or her BOS Stock or VIBC Stock with respect to which such director has voting power on the date hereof or hereafter acquired to approve the Transactions contemplated hereby and all requisite matters related thereto.

         1.14 AFFILIATE'S LETTER. Concurrently with the execution of this Agreement BOS shall use its best efforts to cause each of its "affiliates" for purposes of Rule 145 under the Securities Act of 1933, as amended, to sign an Affiliates' Letter substantially in the form of Exhibit "C" hereto. At the Closing, BOS shall use its best efforts to cause any affiliates who had not previously signed an Affiliates' Letter to do so. Each share of VIBC Stock issued in respect of BOS Stock pursuant to the Merger to such affiliates shall bear the restrictive legend specified in Exhibit "C".

         1.15 SHAREHOLDER'S AGREEMENT. Concurrently with the execution of this Agreement BOS shall cause Financial Institutions Partners, Ltd. and Mr. Eric D. Hovde to enter into a Shareholder's Agreement substantially in the form of Exhibit "D" hereto.

         1.16 COOPERATION; BEST EFFORTS. Each of the parties, consistent with the fiduciary duties of the directors of each party, will use its best efforts to consummate the Transactions contemplated by this Agreement and cooperate in any action necessary or advisable to facilitate such consummation including, without limitation, making all filings required in order to obtain any necessary consents or to comply with any law and providing any information required in connection therewith.

                                   ARTICLE II

                                   THE CLOSING

         2.1 CLOSING DATE. The consummation of the Transactions contemplated by this Agreement (the "Closing"), unless another date or place is agreed in writing by the parties hereto, shall take place at the main office of BOS, 5151 Stockdale Highway, Bakersfield, California 93309,



                                 -6-      A-13
on a date designated in a written notice to BOS by VIBC within 15 days after the last of the following shall have occurred: (i) the receipt of all approvals and consents specified in Article X hereof; (ii) the expiration of the applicable waiting period under the Bank Merger Act and the Bank Holding Company Act; and
(iii) all conditions specified in Articles VIII, IX and X hereof shall have been satisfied (the "Closing Date"); provided, however, that if the parties cannot agree on the Closing Date, the Closing Date shall be the last business day in such fifteen day period.

         2.2 EXECUTION OF MERGER AGREEMENT. Prior to the Closing Date, and as soon as practicable after the approval of the OTS to organize BOS Interim Bank, and the approval of this Agreement and the Transactions contemplated hereby by the shareholder of BOS Interim Bank and the shareholders of BOS and VIBC and the satisfaction of the conditions precedent to the consummation of the Merger, the Merger Agreement in the form attached as Exhibit "A" (as amended, if necessary, to conform to the requirements of law or a governmental authority or agency having authority over the Merger which requirements are not materially in contravention of any of the substantive terms hereof) shall be executed by BOS and BOS Interim Bank. The Merger shall become effective in accordance with the approval granted by the OTS (the "Effective Time of the Merger").

         2.3 DOCUMENTS TO BE DELIVERED. The parties shall deliver, or cause to be delivered, the documents called for by the Closing Schedule attached hereto as Schedule 2.3, along with such other documents or certificates as may be necessary, in the reasonable opinion of counsel for each of the parties, to effectuate the Transactions called for hereunder. In the event that counsel for any of the parties believes that documents necessary for the Closing have not been set forth on the Closing Schedule, counsel shall advise the other party in writing, no less than five business days prior to the Closing Date, setting forth a brief description of the additional documents desired and such documents shall also be provided at the Closing. If, at any time after the Effective Time of the Merger, the Merged Bank or VIBC or their successors or assigns shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to further effectuate the Transactions set forth herein or contemplated hereby, the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may be reasonably required to effectuate such Transactions, whether at the Closing of thereafter.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF BOS

         BOS hereby represents and warrants to VIBC as follows:

         3.1 ORGANIZATION, STANDING AND POWER. BOS is a federal stock savings bank, duly organized, validly existing and in good standing under the laws of the United States, and is authorized by the OTS to conduct business as a federal savings bank. BOS is a member of the Federal Home Loan Bank of San Francisco and is an "insured depository institution" as defined in the Federal Deposit Insurance Act; and BOS has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BOS nor the location of any of its properties requires that it be licensed or qualified to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 3.1 are true and correct copies of its Charter and Bylaws, as amended to the date hereof.



                                 -7-      A-14

         3.2 CAPITALIZATION. The authorized capitalization of BOS consists of 10,000,000 shares of common stock, $4.00 par value, of which 1,212,265 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, the BOS Stock is held of record or beneficially by approximately 205 shareholders and the BOS Stock was not registered under the Securities Exchange Act of 1934, as amended. All of the outstanding shares of the BOS Stock are validly issued, fully paid and nonassessable. Except as contemplated herein and except for fully vested stock options covering 33,000 shares of the BOS Stock under the BOS 1985 and 1995 Stock Option Plans, there are presently, and on the Closing Date there will be, no outstanding options, warrants or other rights in or with respect to the unissued shares of the BOS Stock or any securities convertible into such BOS Stock, and BOS is not obligated to issue any additional shares of its BOS Stock or any other security convertible into its BOS Stock.

         3.3 SUBSIDIARIES. Except as set forth on Schedule 3.3, BOS does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by BOS as the result of any foreclosure by BOS on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. Each subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction set forth on Schedule 3.3.

         3.4 AUTHORITY. The execution and delivery by BOS of this Agreement and the Merger Agreement and the consummation of the Transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of BOS. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of BOS, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or federal savings banks, or by general equitable principles, or by 12 U.S.C. Section 1818(b)(6)(D). Neither the execution and delivery by BOS of this Agreement or the Merger Agreement, nor the consummation of the Transactions contemplated herein or therein, nor compliance by BOS with any of the provisions hereof or thereof will: (a) conflict with, or result in a breach of, any provision of its Charter or Bylaws; or (b) except as set forth in Schedule 3.4, constitute a breach of, or result in default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BOS or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of BOS, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by BOS of this Agreement or the Merger Agreement or the consummation by BOS of the Transactions contemplated hereby or thereby, except: (a) approval of this Agreement and the Merger Agreement by the shareholders of BOS and BOS Interim Bank; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein as may be required by the OTS pursuant to the applicable requirements of the Home Owners' Loan Act and the Bank Merger Act and/or by the Board of Governors of the Federal Reserve System as may be required under the Bank Holding Company Act of 1956, as amended; and (c) as set forth on Schedule 3.4.



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

         3.5 BRANCHES. Except for its main office located at 5151 Stockdale Highway, Bakersfield, California 93309, and its branch offices located at 3990 Gosford Road, Bakersfield, California 93309, and 2700 Mount Vernon Avenue, Bakersfield, California 93306, a loan production office located at 7433 North First Street, Suite 103, Fresno, California 93720, and a loan servicing office located at 5555 California Street, Bakersfield, California 93309, BOS does not operate or conduct business out of any other location and has not applied for or received permission to open any other branch or to operate out of any other location.

         3.6 FINANCIAL STATEMENTS. Except as disclosed in the notes relating thereto, or otherwise on Schedule 3.6, the audited financial statements of BOS as of and for the periods ended December 31, 1996 and 1997, as well as the unaudited financial statements of BOS as of and for the periods ended June 30, 1997 and 1998, attached hereto as Schedule 3.6 (all of these statements are collectively referred to herein as the "BOS Financial Statements"): (i) fairly and accurately present the financial condition of BOS as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of BOS. Except to the extent that VIBC and BOS have agreed that, following regulatory approval being obtained and the satisfaction of all other conditions to the Closing and immediately prior to the Effective Time of the Merger, BOS shall increase its reserves for possible loan losses by $300,000 over its reserve for possible loan losses as reported in the BOS Financial Statements as of June 30, 1998 and maintain its reserves for possible loan losses at a level at least as adequate as so adjusted, BOS's reserves for possible loan losses as disclosed in the BOS Financial Statements were adequate as of such dates to absorb reasonably anticipated losses in the loan portfolio of BOS in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of BOS which would cause management to restate as of any of such dates in any material way the level of such reserves for possible loan losses. Except to the extent that VIBC and BOS have agreed that BOS will hereafter fully accrue for all benefits due its executive officers pursuant to their Salary Continuation Agreements and for all benefits due its directors pursuant to their Deferred Compensation Plans as a result of the "change in control" provisions thereof, the BOS Financial Statements have properly accrued for all known and reasonably anticipated liabilities and contingencies. With respect to other real estate owned by BOS, the value attributed thereto for purposes of preparing the BOS Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted accounting principles. With regard to investments owned by BOS, the value attributed thereto for purposes of preparing the BOS Financial Statements is in accordance with generally accepted accounting principles.

         3.7 UNDISCLOSED LIABILITIES. BOS does not have any liabilities or obligations, either accrued or contingent, which are material to BOS taken as a whole and which have not been: (a) reflected or disclosed in the BOS Financial Statements; or (b) disclosed in Schedule 3.7. BOS does not know of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of BOS when taken as a whole, which is not fairly reflected in the BOS Financial Statements or otherwise disclosed in Schedule 3.7 hereto.



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

         3.8 TITLE TO ASSETS. BOS has good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by BOS and reflected on the BOS Financial Statements, or acquired after December 31, 1997 (except properties sold or otherwise transferred in the ordinary course of business since December 31, 1997), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable and except as disclosed in the BOS Financial Statements or in Schedule 3.8 hereto).

         3.9 REAL ESTATE. Schedule 3.9 hereto contains a list of all real property, including leaseholds and "other real estate owned," owned by BOS and copies of all leases to which BOS is a party. Schedule 3.9 contains, among other things, an accurate summary of all material commitments which BOS has to improve real estate owned or leased by it. BOS has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in
Schedule 3.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies (included in Schedule 3.9);
(d) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 3.9 hereto. Copies of title policies for properties described in Schedule 3.9 as owned by BOS have been delivered or made available to VIBC. The activities of BOS with respect to its real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in Schedule 3.9. BOS enjoys quiet and peaceful possession of all such property. All tangible properties of BOS that are material to the business, financial condition, results of operations or prospects of BOS are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of BOS as presently conducted. Except as set forth in Schedule 3.9: (i) the execution of this Agreement, the performance of the obligations of BOS hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 3.9, or give any other party thereto a right to terminate or modify any term thereof; (ii) each lease and agreement under which BOS is a lessee or holds or operates any property (real, personal or mixed) owned by any third party is in full force and effect and is a valid and legally binding obligation of BOS; (iii) BOS and each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which BOS has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by BOS; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. None of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business condition of BOS.

         3.10     ENVIRONMENTAL LIABILITIES.

                  (a) COMPLIANCE. Except as set forth on Exhibit 3.10, BOS is conducting and, to the best of its knowledge, has conducted its business, and is using and, to the best of its



                                 -10-      A-17
         knowledge, has used its properties, whether currently owned, operated or leased, or owned, operated or leased by BOS at any time in the past, and all properties in which BOS has a security interest have been used and are being used, in compliance with all applicable Environmental Laws (as that term is defined below).

                  For purposes of this Agreement, "Environmental Law" shall mean any federal, state, county, or local statute, law, ordinance, rule, regulation, order, consent, decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted prior to the Closing relating to: (i) pollution or protection of the environment, including natural resources; (ii) exposure of persons, including employees, to Hazardous Substances (as that term is defined below) or other products, materials or chemicals; (iii) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemicals or other substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution, transportation, handling, storage and disposal. For the purposes of this definition, the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C.
         Section 2601 et seq.; (5) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; (6) the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. Section 1101 et seq.;
         (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C.
         Section 801 et seq.; (9) the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and (10) all comparable state and local laws, laws of other applicable jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code Section 25300 et seq.

                  (b) NO INVESTIGATIONS. BOS has not received notice that any property currently owned, operated or leased by BOS or which has been in the past owned, operated or leased by BOS, or in which BOS has a security interest, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and are not reasonably likely to have a material adverse effect on BOS.

                  (c) HAZARDOUS SUBSTANCES. Except as set forth on Schedule 3.10, there are no Hazardous Substances (as that term is defined below) presently located on, under or about any property which is currently owned, operated, under the control of, or leased by BOS, or



                                 -11-      A-18
         in which BOS has a security interest, nor was there any Hazardous Substances located on, under or about any property prior to or during the period any such property has been owned, operated, under the control of, or leased by BOS. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of BOS that has or might result in any material liability under any Environmental Law.

                  For purposes of this Agreement, the term "Hazardous Substances" shall mean: (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity"; (ii) oil or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to individuals or entities on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         3.11 LOANS AND INVESTMENTS. Except as disclosed in Schedule 3.11 hereto: (a) all the loans and investments of BOS are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) BOS is not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 3.11 sets forth all of the investments reflected in the balance sheets of BOS dated December 31, 1997 and June 30, 1998. Except as set forth in
Schedule 3.11, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of BOS to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 3.11, as of December 31, 1997, BOS had no holdings of positions in forwards, futures, options, swaps, interest rate caps, collars and floors, or any other similar instruments ("Derivative Instruments"). Except as set forth in Schedule 3.11, since January 1, 1996 BOS has not engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 3.11 sets forth for each Derivative Instrument held by BOS since January 1, 1996, the present book value and market value, if applicable, the open exposure of BOS, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

         3.12 EXTENSIONS OF CREDIT. Schedule 3.12 sets forth a description of:
(a) by type and classification, if any, all loans, leases or other extensions of credit by BOS on nonaccrual; (b) by type and classification, if any, all loans, leases, or other extensions of credit or other real estate owned that have been classified by the OTS or FDIC examiners, external or internal auditors, directors, or management as "Watch List," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any



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comparable classification; and (c) all loans, leases or other extensions of credit of BOS as to which any payment of principal, interest or other amount is 90 days or more past due.

         3.13 DEPOSITS. Schedule 3.13 sets forth a list of deposit accounts outstanding at BOS with an outstanding balance as of June 30, 1998, in excess of $100,000.00.

         3.14 LITIGATION AND GOVERNMENTAL PROCEEDINGS. Except as otherwise expressly disclosed in Schedule 3.14, BOS is not engaged in, or threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its business or in which the amount claimed against it is $25,000 or more; except as set forth in Schedule 3.14, BOS is not in default of any of its duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over BOS or its business; except as disclosed in Schedule 3.14, BOS has not been served with notice of and is not, to the best of its knowledge, under investigation with respect to, any possible violation of any provision of federal, state or local laws, rules, or regulations; and except as set forth in
Schedule 3.14, BOS is not subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to BOS. Schedule 3.14 contains a list identifying any claims pending on behalf of BOS against the Small Business Administration (the "SBA"), any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

         3.15 CONTRACTS AND AGREEMENTS. Except as provided by this Agreement and except as set forth in Schedule 3.15, BOS is not a party to any contract, agreement, commitment or offer which may become a binding obligation if accepted by another person or entity, whether written or oral (collectively referred to herein as an "Understanding") which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

                  (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule 3.9), guarantee, subordination agreement or other similar or related type of Understanding (but not including any deposit agreements as to which BOS is the debtor), involving the expenditure of $25,000 or more as to which BOS is a debtor, pledgor, lessee or obligor;

                  (b) Any Understanding for the employment of any officer or employee which is not terminable by BOS without liability, except as may be provided by law, on not more than 30 days' notice;

                  (c) Any Understanding with any labor organization;

                  (d) Any Understanding which obligates BOS for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;



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                  (e) Any Understanding for the sale of any of its assets in excess of $25,000 in amount, or for the grant of any preferential right to purchase any of its assets, properties or rights in excess of $25,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights in excess of $25,000 in amount, other than in the ordinary course of business;

                  (f) Any Understanding for the borrowing of any money by BOS or for a line of credit to BOS, except borrowings from the Federal Home Loan Bank of San Francisco in the ordinary course of business;

                  (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $25,000;

                  (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, including any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to BOS, would exceed $25,000;

                  (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of BOS or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

                  (j) Any Understanding for the sale of loans with recourse; or

                  (k) Any Understanding not otherwise disclosed pursuant to this
         Section 3.15 which is material to the financial condition, results of operations, assets or business of BOS taken as a whole.

         True and correct copies of all contracts, including amendments thereto, setting forth the foregoing Understandings, are attached as a part of Schedule 3.15.

         3.16 PERFORMANCE OF OBLIGATIONS. BOS has performed in all respects all of the material obligations required to be performed by it to date and BOS is not in default in any material respect under any agreement, contract or lease to which it is a party or subject or is otherwise bound and which are material to the financial condition of BOS taken as a whole; and no party with whom BOS has an agreement which is of material importance to the business of BOS is in material default thereunder, except as has been disclosed in Schedule 3.16. With respect to loan delinquencies, Schedule 3.12 contains the monthly loan delinquency report dated on or about June 30, 1998, in the form customarily prepared for and delivered to the Board of Directors of BOS.

         3.17 INSURANCE. Except as set forth in Schedule 3.17, BOS has in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to its assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for its business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 3.17 hereto is a schedule of all policies of insurance (other



                                 -14-      A-21
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than title insurance) carried and owned by BOS; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to VIBC a copy of each such policy of insurance. BOS has continually for the past five years maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in Schedule 3.17. No claims have been made under such bond. BOS is not aware of any facts which would form the basis of a claim under any such bond; nor does BOS have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

         3.18 TAXES. Except as set forth in Schedule 3.18 hereto, BOS has timely filed all federal, state and local tax returns required to be filed by it or on its behalf. Except as set forth in Schedule 3.18, all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the BOS Financial Statements. None of the federal, state and local tax returns of BOS have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in Schedule 3.18. All material deficiencies (including interest and penalties, if any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the BOS Financial Statements, or are being contested in good faith and are disclosed in Schedule 3.18. No material tax deficiency has been or to the knowledge of BOS is proposed to be assessed against BOS by any federal, state or local authority or agency. BOS has not agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor has BOS waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. The accruals for taxes reflected on the BOS Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1997.

         3.19 ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3.19 or as permitted by this Agreement, since December 31, 1997, the business of BOS has been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

                  (a) Any change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of BOS taken as a whole which has been materially adverse;

                  (b) Any declaration, setting aside, or the payment of any dividend or other distribution with respect to BOS Stock or the issuance of any additional shares of, or options to purchase, BOS Stock or any other security of BOS;

                  (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of BOS;

                  (d) Any change in accounting methods or practices of BOS;

                  (e) Any revaluation by BOS of any of BOS's assets except as may be applicable to available-for-sale securities;



                                 -15-      A-22
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                  (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by BOS of a bonus or other additional salary or compensation, other than in accordance with past practice;

                  (g) Any sale, assignment or transfer of any material assets of BOS except in the ordinary course of business;

                  (h) Any waiver or release of any material right or claim of BOS, except in the ordinary course of business; or

                  (i) Any agreement to take any action specified in Sections 3.19(a) through (h) hereof.

         3.20 BROKERS' AND FINDERS' FEES. Except for Hovde Financial, Inc., or as specified in Schedule 3.20, neither BOS nor any of its officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions contemplated herein, or which has resulted in, or may give rise to, any obligation on the part of BOS or VIBC therefor. Schedule 3.20 contains a true and correct copy of the fee agreement with Hovde Financial, Inc. BOS agrees to indemnify and hold VIBC harmless from and against any and all claims, liabilities, or obligations with respect to any other brokers' or finders' fees, commissions, or expenses asserted by any other person on the basis of any act or statement alleged to have been made by BOS or its affiliates.

         3.21 EMPLOYEES. There are no material controversies pending or threatened between BOS and any of its employees. Except as disclosed in the BOS Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of BOS.

         3.22 REGULATORY REPORTS. Except as otherwise set forth in Schedule 3.22, since January 1, 1995, BOS has filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments referred to hereinafter as "BOS Filings"), that were required to be filed with (a) the OTS, (b) the FDIC, and
(c) any other applicable regulatory agency, except where the failure to file such reports, returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BOS. Except as otherwise set forth in Schedule 3.22, no administrative actions have been taken or orders issued in connection with such BOS Filings and as of their respective dates, each of such BOS Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BOS Filings that was intended to present the financial position of BOS fairly presented the financial position of BOS and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods



                                 -16-      A-23
involved. BOS has furnished VIBC with true and correct copies of all BOS Filings filed by BOS since January 1, 1996.

         3.23     BOS EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AND LABOR CONTRACTS.

                  (a) Schedule 3.23 sets forth and describes all director and/or employee benefit plans and any collective bargaining agreements, labor contracts and employment agreements in which BOS participates, or by which it is bound, including, without limitation: (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; (iii) any other "employee benefit plan" [within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1975 ("ERISA")] (collectively, the "BOS Employment Agreements"); or (iv) any salary continuation or change in control agreements. Except as set forth in Schedule 3.23: (i) there are no negotiations, demands or proposals that are pending or, to the best knowledge of BOS, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Internal Revenue Code (the "Code") that are required by the Tax Reform Act of 1986 and later legislation; (ii) BOS is in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans; (iii) BOS is in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) BOS has performed all of its obligations under all such employee benefit plans and employment agreements; and (v) there are no actions, suits or claims pending or, to the best knowledge of BOS, threatened against any such employee benefit plans, or the assets of such plans, or with respect to any BOS Employment Agreements, and no facts exist which are reasonably likely to give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or BOS on account of any such employment agreements, whether written or oral.

                  (b) The "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described on Schedule 3.23 have been duly authorized by the Board of Directors of BOS. Except as set forth in
         Schedule 3.23, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section 501(a) of the Code, respectively, and no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. No event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. No employee of BOS has engaged in any transactions which could subject BOS to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into



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         account contributions made within the period described in Section
         412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan; nor has BOS failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

                  (c) BOS does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

                  (d) BOS does not sponsor or participate in, and has not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject BOS to any liability with respect to any such plan.

                  (e) All group health plans of BOS (including any plans of affiliates of BOS that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                  (f) There have been no acts or omissions by BOS that have given rise to or, to the best knowledge of BOS, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

                  (g) Except as described in Section 3.23(j), BOS does not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by BOS or pursuant to which any other benefit will accrue or vest in any director, officer or employee of BOS, in either case as a result of the consummation of the transactions contemplated by the Agreement.

                  (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                  (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

                  (j) Schedule 3.23 sets forth the name of each director, officer or employee of BOS entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan. BOS has furnished VIBC with true and correct copies of all documents with



                                 -18-      A-25
         respect to the plans and agreements referred to in Schedule 3.23 delivered as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of BOS referred to in
         Schedule 3.23 delivered as of the date of this Agreement, if any, or except as noted therein, BOS has furnished VIBC with true and correct copies of: (i) the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles applied on a consistent basis.

         3.24 STOCK OPTION PLANS. Schedule 3.24 sets forth a true and correct copy of BOS's 1985 and 1995 Stock Option Plans and a schedule showing the names, dates of grant, vesting schedules, termination dates, and option prices for each option outstanding as of the date of this Agreement. The 1985 and 1995 Stock Option Plans have been duly approved by the Board of Directors and shareholders of BOS and by the OTS, each stock option has been approved by the Board of Directors of BOS, and, upon exercise of the options in accordance with their terms, the shares of BOS Stock issued have been and will be validly issued, fully paid and nonassessable.

         3.25 ABSENCE OF CERTAIN PRACTICES. Except as may be disclosed to VIBC on Schedule 3.25, neither BOS, nor any officer, director, employee or agent of BOS has, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of BOS.

         3.26 NO VIOLATION OF LAW. BOS is in substantial compliance with all material laws relating to its business or employment practices or the ownership of its properties, and is in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of BOS taken as a whole.

         3.27 CERTAIN INTERESTS. Except as disclosed on Schedule 3.27, except in arm's-length transactions pursuant to normal commercial terms and conditions:
(a) no officer or director of BOS has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of BOS except for the normal rights of a shareholder of BOS; (b) no such person is indebted to BOS except for normal business expense advances or lending transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) BOS is not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. Except as disclosed on Schedule 3.23, the consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time,



                                 -19-      A-26
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or both) result in any payment (severance or other) becoming due from BOS to any employee of BOS.

         3.28 MINUTE BOOKS. The minute books of BOS accurately reflect all material actions duly taken by the shareholders, Board of Directors and committees of BOS and contain true and complete copies of BOS's Charter and Bylaws and all amendments thereto.

         3.29 ACCOUNTING RECORDS; DATA PROCESSING. BOS has records that, in all material respects, fairly reflect its transactions, and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and
(b) recorded in conformity with generally accepted accounting principles.
Schedule 3.29 contains a true and correct copy of the OTS's most recent audit of BOS's data processing system. Except as set forth in Schedule 3.29, the procedures and equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by BOS in the operation of its business (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of BOS.

         3.30 OPERATING LOSSES. Schedule 3.30 sets forth any individual Operating Loss (as defined below) in excess of $500.00 that has occurred at BOS during the period after December 31, 1997. Except as set forth on Schedule 3.30, since December 31, 1997, no event has occurred, and no action has been taken or omitted to be taken by any employee of BOS that has resulted in the occurrence by BOS of an Operating Loss or that might reasonably be expected to result in the occurrence by BOS of an Operating Loss after December 31, 1997, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $10,000 by itself or $50,000 when aggregated with all other Operating Losses during such period. For purposes of this Agreement, "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, employee dishonesty, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims, arbitration awards or other similar acts or occurrences.

         3.31 CRA STANDING. BOS's compliance under the Community Reinvestment Act (the "CRA") should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection with the approval of any such application. BOS has not been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

         3.32 YEAR 2000 MATTERS. BOS has completed a review of its computer systems to identify systems that could be affected by the "Year 2000." The management of BOS has developed and commenced implementation of a plan to respond to this issue. Between the date of this Agreement and the Effective Time of the Merger, BOS shall use commercially practicable efforts to implement and/or continue to undertake such a plan. BOS has not been advised by any regulatory authority to undertake any additional actions nor is BOS subject to any regulatory order, memorandum or directive (other than directives of general applicability to financial institutions) with respect thereto.



                                 -20-      A-27

Year 2000 issues have not had, and are not reasonably expected to have, a material adverse effect on BOS.

         3.33 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by BOS hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. BOS hereby covenants that it shall, as of the Effective Time of the Merger, amend and/or supplement the schedules prepared and delivered pursuant to this Article III to ensure that the information set forth in such schedules accurately reflects the then-current status of BOS.

         3.34 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of BOS set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in Section 3.33, as of the Effective Time of the Merger.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF VIBC

         VIBC hereby represents and warrants to BOS as follows:

         4.1 ORGANIZATION, STANDING AND POWER. VIBC is a California corporation, duly organized, validly existing and in good standing under the laws of the State of California and VIBC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of VIBC nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California. Attached hereto as Schedule 4.1 are true and correct copies of its Articles of Incorporation and Bylaws, as amended to the date hereof.

         4.2 CAPITALIZATION. The authorized capitalization of VIBC consists of 10,000,000 shares of Preferred Stock of which none are issued and outstanding and 25,000,000 shares of Common Stock, no par value, of which 7,803,121 shares are issued and outstanding as of the date of this Agreement. As of the date of this Agreement, VIBC Stock was held of record or beneficially by approximately 2,061 shareholders of record and the VIBC Stock was registered under the Securities Exchange Act of 1934, as amended. All of the outstanding shares of the VIBC Stock are, and when issued in exchange for the BOS Stock will be, validly issued, fully paid and nonassessable.

         4.3 SUBSIDIARIES. Except for VIB, VIBC does not own, directly or indirectly (except as pledgee pursuant to loans which are not in default or for shares held by VIB as the result of any foreclosure by VIB on any loan, which shares do not exceed 4.9% of the outstanding common stock of any such company), any outstanding stock or other voting interests in any corporation, partnership, joint venture or other entity. VIB is a California state banking corporation, duly organized, validly existing and in good standing under the laws of the State of California; is an "insured bank" as defined in the Federal Deposit Insurance Act; and VIB has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business as presently conducted. Neither the scope of the business of VIB nor the location of any of its properties requires that it be



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licensed or qualified to do business in any jurisdiction other than the States of California, Arizona and Nevada. The shares of VIB's common stock held by VIBC are free and clear of all security interests, encumbrances, restrictions, claims or other defects in title.

         4.4 AUTHORITY. The execution and delivery by VIBC of this Agreement and the consummation of the Transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of VIBC. The Agreement is, and the Merger Agreement will be, binding and enforceable obligations of VIBC and BOS Interim Bank, respectively, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or California corporations, or federal savings banks, or by general equitable principles, or by 12 U.S.C.
Section 1818(b)(6)(D). Neither the execution and delivery by VIBC of this Agreement, nor the consummation of the Transactions contemplated herein, nor compliance by VIBC with any of the provisions hereof will: (a) conflict with, or result in a breach of, any provision of its Articles of Incorporation or Bylaws; or (b) except as set forth in Schedule 4.4, constitute a breach of, or result in default, or give rise to any rights of termination, cancellation or acceleration, or give rise to any right by any other person or entity to acquire any security interest in any assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which VIBC or any of its properties or assets are subject. No consent or approval of, notice to or filing with any governmental authority having jurisdiction over any aspect of the business or assets of VIBC, and no consent or approval of or notice to any other person or entity, is required in connection with the execution and delivery by VIBC of this Agreement or by BOS Interim Bank of the Merger Agreement or the consummation by VIBC of the Transactions contemplated hereby or thereby, except:
(a) approval of this Agreement and the Merger Agreement by the shareholder of BOS Interim Bank; (b) such approvals of this Agreement, the Merger Agreement, and the Transactions contemplated herein and therein as may be required by the OTS pursuant to the applicable requirements of the Home Owners Loan Act, as amended, and the Bank Merger Act, as amended, and/or by the Board of Governors of the Federal Reserve System as may be required under the Bank Holding Company Act of 1956, as amended; and (c) as set forth on Schedule 4.4.

         4.5 FINANCIAL STATEMENTS. Except as disclosed in the notes relating thereto, or otherwise on Schedule 4.5, the audited consolidated financial statements of VIBC as of and for the periods ended December 31, 1996 and 1997, as well as the unaudited consolidated financial statements of VIBC as of and for the periods ended June 30, 1997 and 1998, attached hereto as Schedule 4.5 (all of these statements are collectively referred to herein as the "VIBC Financial Statements"): (i) fairly and accurately present the financial condition of VIBC as of the dates thereof and the results of operations and its cash flows for the periods therein set forth; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and (iii) are based on the books and records of VIBC. VIBC's reserves for possible loan losses as disclosed in the VIBC Financial Statements were adequate as of such dates to absorb reasonably anticipated losses in the loan portfolio of VIBC in view of the size and character of such portfolio, then current economic conditions, and other pertinent factors; and no facts have subsequently come to the attention of management of VIBC which would cause management to restate as of any of such dates in any material way the level of such reserves for possible loan losses. With respect to other real estate owned by VIBC, the value attributed thereto for purposes of preparing the VIBC Financial Statements does not exceed the aggregate fair market value of such real estate as of the date of acquisition of such real estate or as subsequently reduced, all in accordance with generally accepted



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accounting principles. With regard to investments owned by VIBC, the value attributed thereto for purposes of preparing the VIBC Financial Statements is in accordance with generally accepted accounting principles.

         4.6 UNDISCLOSED LIABILITIES. VIBC and VIB do not have any liabilities or obligations, either accrued or contingent, which are material to VIBC taken as a whole and which have not been: (a) reflected or disclosed in the VIBC Financial Statements; or (b) disclosed in Schedule 4.6. VIBC does not know of any basis for the assertion against it or VIB of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is reasonably likely to result in or cause any material adverse change in the business or financial condition of VIBC when taken as a whole, which is not fairly reflected in the VIBC Financial Statements or otherwise disclosed in
Schedule 4.6 hereto.

         4.7 TITLE TO ASSETS. VIBC and VIB have good, valid and marketable title to all material properties and assets, other than real property and securities pledged to secure public deposits or retail repurchase agreements, owned or stated to be owned by VIBC or VIB and reflected on the VIBC Financial Statements, or acquired after December 31, 1997 (except properties sold or otherwise transferred in the ordinary course of business since December 31,
1997), free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature (except for liens for current taxes not yet due and payable and except as disclosed in the VIBC Financial Statements or in Schedule
4.7 hereto).

         4.8 REAL ESTATE. Schedule 4.8 hereto contains a list of all real property, including leaseholds and "other real estate owned," owned or leased by VIBC or VIB. Schedule 4.8 contains, among other things, an accurate summary of all material commitments which VIBC or VIB has to improve real estate owned or leased by it. VIBC or VIB has good and marketable title to all the real property, and valid leasehold interests in the leaseholds, described in Schedule 4.8, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims and encumbrances, except for: (a) rights of lessors, co-lessees or sublessees in such matters which are reflected in the leases; (b) current taxes not yet due and payable; (c) as described in any title policies; (d) such imperfections of title and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; or (e) except as described in Schedule 4.8 hereto. Copies of title policies for properties described in Schedule 4.8 as owned by VIBC or VIB have been made available to BOS. The activities of VIBC and VIB with respect to their real property owned and their leaseholds for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any governmental department or agency relative to environmental matters affecting such property, except as otherwise disclosed in Schedule 4.8. VIBC and/or VIB enjoy quiet and peaceful possession of all such property. All tangible properties of VIBC that are material to the business, financial condition, results of operations or prospects of VIBC are in a good state of maintenance and repair, except for ordinary wear and tear, and are adequate for the conduct of the business of VIBC and VIB as presently conducted. Except as set forth in Schedule 4.8: (i) the execution of this Agreement, the performance of the obligations of VIBC hereunder and the consummation of the Transactions contemplated herein do not conflict with and will not result in a breach or default under any lease, agreement or contract described in Schedule 4.8, or give any other party thereto a right to terminate or modify any term thereof; (ii) each lease and agreement under which VIBC or VIB is a lessee or holds or operates any property (real, personal or mixed) owned



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by any third party is in full force and effect and is a valid and legally binding obligation of VIBC or VIB; (iii) VIBC or VIB and each other party to any such lease or agreement have performed in all material respects all the obligations required to be performed by them to date under such lease or agreement and are not in default in any material respect under any such lease or agreement and there is no pending or threatened proceeding, or proceeding which VIBC has reason to believe may be threatened, that would interfere with the quiet enjoyment of such leasehold or such material property by VIBC or VIB; (iv) no underground storage tanks or surface impoundments are on or in the real property; and (v) no asbestos is contained or located on any of the real property. None of such leases or agreements contain any unusual provision which now or in the future may cause a material adverse change in the business condition of VIBC.

         4.9      ENVIRONMENTAL LIABILITIES.

                  (a) COMPLIANCE. Except as set forth on Schedule 4.9, VIBC and VIB are conducting and, to the best of their knowledge, have conducted their business, and are using and, to the best of their knowledge, have used their properties, whether currently owned, operated or leased, or owned, operated or leased by VIBC or VIB at any time in the past, and all properties in which VIBC or VIB has a security interest have been used and are being used, in compliance with all applicable Environmental Laws.

                  (b) NO INVESTIGATIONS. Neither VIBC nor VIB has received notice that any property currently owned, operated or leased by VIBC or VIB or which has been in the past owned, operated or leased by VIBC or VIB, or in which VIBC or VIB has a security interest, is subject to any existing, pending or threatened investigation, action or proceeding, including any notice of violation, by any governmental authority regarding contamination of any part of the property or infractions of any law, statute, ordinance or regulation or any license or permit issued by any government agency pertaining to health, industrial hygiene or environmental safety or environmental conditions on, under or about the property, except for such investigations, actions, proceedings, notifications, or infractions which, in the aggregate, have not had and are not reasonably likely to have a material adverse effect on VIBC.

                  (c) HAZARDOUS SUBSTANCES. Except as set forth on Schedule 4.9, there are no Hazardous Substances presently located on, under or about any property which is currently owned, operated, under the control of, or leased by VIBC or VIB, or in which VIBC or VIB have a security interest, nor was there any Hazardous Substances located on, under or about any property prior to or during the period any such property has been owned, operated, under the control of, or leased by VIBC or VIB. There has not been any generation, use, handling, transportation, treatment or disposal of any Hazardous Substances in connection with the conduct of the business of VIBC or VIB that has or might result in any material liability under any Environmental Law.

         4.10 LOANS AND INVESTMENTS. Except as disclosed in Schedule 4.10 hereto: (a) all the loans and investments of VIB are legal, valid and permitted under federal and state laws and regulations applicable at the time of their origination or assumption; and (b) VIB is not subject to any liability or claim for violation of any state or federal law or regulation concerning extensions of credit, including, without limitation, those relating to discriminatory lending practices and truth-in-lending. Except for investments that have matured or been sold, Schedule 4.10 sets forth all of the investments



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reflected in the balance sheets of VIB dated December 31, 1997 and June 30,
1998. Except as set forth in Schedule 4.10, none of such investments is subject to any restriction, contractual, statutory or other, that would materially impair the ability of VIB to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of such investments under the Securities Act of 1933, as amended, or state securities laws. Except as set forth in Schedule 4.10, as of December 31, 1997, VIB had no holdings of positions in Derivative Instruments. Except as set forth in Schedule 4.10, since January 1, 1996 VIB has not engaged in any transactions in or involving Derivative Instruments except as agent on the order and for the account of others. Schedule 4.10 sets forth for each Derivative Instrument held by VIB since January 1, 1996, the present book value and market value, if applicable, the open exposure of VIB, if any, and whether any counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement.

         4.11 DEPOSITS. Schedule 4.11 sets forth a list of deposit accounts outstanding at VIB with an outstanding balance as of July 20, 1998, in excess of $250,000.00.

         4.12 LITIGATION AND GOVERNMENTAL PROCEEDINGS. Except as otherwise expressly disclosed in Schedule 4.12, VIBC and VIB are not engaged in, or threatened with, any legal action or other proceeding before any court or administrative agency which might be material to its or their business or in which the amount claimed against them is $100,000 or more; except as set forth in Schedule 4.12, VIBC and VIB are not in default of any of their duties or obligations under, or with respect to, any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or other instrumentality having jurisdiction over VIBC and VIB or their businesses; except as disclosed in Schedule 4.12, VIBC and VIB have not been served with notice of and are not, to the best of their knowledge, under investigation with respect to, any possible violation of any provision of federal, state or local laws, rules, or regulations; and except as set forth in
Schedule 4.12, VIBC and VIB are not subject to any order, letter agreement or written direction of any governmental agency with respect to its financial or operating ratios, or with respect to any other standards or tests imposed by state and federal laws and regulations, including, without limitation, those relating to net worth, liquidity and the maintenance of reserves, nor has any such order, letter agreement or written direction been proposed to VIBC or VIB.
Schedule 4.12 contains a list identifying any claims pending on behalf of VIB against the SBA, any other governmental agencies, or any third parties for reimbursement for loan defaults, indicating the date of the claim, the name of the borrower, and the amount of the claim.

         4.13 CONTRACTS AND AGREEMENTS. Except as provided by this Agreement and except as forth in Schedule 4.13 VIBC and VIB are not parties to any Understanding which individually, or with all other similar Understandings relating to the same or similar subject matter, falls within any of the following classifications:

                  (a) Any loan commitment, agreement, pledge, conditional sale contract, security agreement, lease (excluding leases of real property listed in Schedule 4.8), guarantee, subordination agreement or other similar or related type of Understanding (but not including any deposit agreements as to which VIB is the debtor), involving the expenditure of $100,000 or more as to which VIBC or VIB is a debtor, pledgor, lessee or obligor;



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                  (b) Any Understanding for the employment of any officer or employee which is not terminable by VIBC or VIB without liability on not more than 30 days' notice;

                  (c) Any Understanding with any labor organization;

                  (d) Any Understanding which obligates VIBC or VIB for a period in excess of one year to purchase, sell or provide services, materials, supplies, merchandise, facilities or equipment;

                  (e) Any Understanding for the sale of any of VIBC's or VIB's assets in excess of $100,000 in amount, or for the grant of any preferential right to purchase any of their assets, properties or rights in excess of $100,000 in amount, or which requires the consent of any third party to the transfer and assignment of any of their assets, properties or rights in excess of $100,000 in amount, other than in the ordinary course of business;

                  (f) Any Understanding for the borrowing of any money by VIBC or VIB or for a line of credit to VIBC or VIB, except borrowings from the Federal Reserve Bank of San Francisco in the ordinary course of business;

                  (g) Any Understanding for any one capital expenditure or series of related capital expenditures in excess of $100,000;

                  (h) Any Understanding to make, renew or extend the term of a loan to any affiliate (as that term is defined for purposes of Rule 144 under the Securities Act of 1933) or group of persons related to any affiliate, which, including any undisbursed or unfunded amount, when aggregated with all outstanding indebtedness of such affiliate or group of related persons to VIBC, would exceed $100,000;

                  (i) Any Understanding of any kind (other than contracts relating to demand, savings or time deposits) with any director or officer of VIBC or with any affiliate or member of the immediate family (defined to include a person's spouse, parents, in laws, descendants or siblings) of any such director, officer or affiliate;

                  (j) Any Understanding for the sale of loans with recourse; or

                  (k) Any Understanding not otherwise disclosed pursuant to this
         Section 4.13 which is material to the financial condition, results of operations, assets or business of VIBC taken as a whole.

         True and correct copies of all contracts, including amendments thereto, setting forth the foregoing Understandings, are attached as a part of Schedule 4.13.

         4.14 PERFORMANCE OF OBLIGATIONS. VIBC and VIB have performed in all respects all of the material obligations required to be performed by them to date and VIBC or VIB are not in default in any material respect under any agreement, contract or lease to which they are a party or subject or are otherwise bound and which are material to the financial condition of VIBC taken as a whole; no party with whom VIBC or VIB has an agreement which is of material importance to the business



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of VIBC is in material default thereunder, except as has been disclosed in
Schedule 4.14. With respect to loan delinquencies, Schedule 4.14 contains the monthly loan delinquency report dated on or about June 30, 1998, in the form customarily prepared for and delivered to the Board of Directors of VIB.

         4.15 INSURANCE. Except as set forth in Schedule 4.15, VIBC and VIB have in full force and effect policies of insurance, including, without limitation, a banker's blanket bond, with respect to their assets and business and against such casualties and contingencies and of such amounts, types and forms as are appropriate for their business, operations, properties and assets and as are usual and customary in the banking industry. Set forth in Schedule 4.15 hereto is a schedule of all policies of insurance (other than title insurance) carried and owned by VIBC and VIB; showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to or made available to BOS a copy of each such policy of insurance. VIB has continually for the past five years maintained a fidelity bond insuring it against acts of dishonesty by its employees in such amounts as are disclosed in Schedule 4.15. No claims have been made under such bond. VIBC is not aware of any facts which would form the basis of a claim under any such bond; nor does VIBC have any reason to believe that any insurance coverage will not be renewed by the existing carrier on substantially the same terms as existing coverage.

         4.16 TAXES. Except as set forth in Schedule 4.16 hereto, VIBC and VIB have timely filed all federal, state and local tax returns required to be filed by them or on their behalf. Except as set forth in Schedule 4.16, all taxes shown by such returns to be due and payable have been paid or are reflected as a liability on the VIBC Financial Statements. None of the federal, state and local tax returns of VIBC or VIB have been audited by the Internal Revenue Service or other governmental authorities having jurisdiction over the examination of such returns except for the years or periods indicated in Schedule 4.16. All material deficiencies (including interest and penalties, if any, thereon), if any, imposed as a result of such examinations have been either paid, or have been accrued as a liability on the VIBC Financial Statements, or are being contested in good faith and are disclosed in Schedule 4.16. No material tax deficiency has been or to the knowledge of VIBC is proposed to be assessed against VIBC or VIB by any federal, state or local authority or agency. Neither VIBC nor VIB have agreed to any extension of time for the assessment of any taxes of whatsoever kind or nature payable by it, nor has VIBC or VIB waived or been requested to waive any applicable statute of limitations with relation to the payment of any federal, state or local taxes. The accruals for taxes reflected on the VIBC Financial Statements are adequate for all unpaid federal, state or local taxes (including interest and penalties, if any, thereon) due, or which became due for any period commencing prior to December 31, 1997.

         4.17 ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 4.17 or as permitted by this Agreement, since December 31, 1997, the business of VIBC and VIB have been conducted diligently and only in the ordinary course, in the same manner as heretofore conducted and there has not been:

                  (a) Any change (other than changes affecting financial institutions generally, including changes in interest rates, laws or regulations) in the financial condition of VIBC taken as a whole which has been materially adverse;



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                  (b) Any declaration, setting aside, or the payment of any
         dividend or other distribution with respect to the VIBC Stock or the issuance of any additional shares of, or options to purchase, the VIBC Stock or any other security of VIBC;

                  (c) Any damage, destruction or loss (whether or not covered by insurance) which individually or taken as a whole materially adversely affects the property, business or prospects of VIBC;

                  (d) Any change in accounting methods or practices of VIBC;

                  (e) Any revaluation by VIBC of any of VIBC's assets except as may be applicable to available-for-sale securities;

                  (f) Any increase in the salary schedule or compensation rate, or the declaration, payment or commitment or obligation of any kind for the payment by VIBC of a bonus or other additional salary or compensation, other than in accordance with past practice;

                  (g) Any sale, assignment or transfer of any material assets of VIBC except in the ordinary course of business;

                  (h) Any waiver or release of any material right or claim of VIBC, except in the ordinary course of business; or

                  (i) Any agreement to take any action specified in Sections 4.17(a) through (h) hereof.

         4.18 BROKERS' AND FINDERS' FEES. Except as specified in Schedule 4.18, neither VIBC, VIB, nor any of their officers or employees have paid or agreed to pay, or have done any act which would give rise to the payment of, any fee, commission or consideration to any agent, broker, finder or other person on account of services rendered as a broker or finder in connection with this Agreement or the Transactions, or which has resulted in, or may give rise to, any obligation on the part of VIBC or BOS therefor. VIBC agrees to indemnify and hold BOS harmless from and against any and all claims, liabilities, or obligations with respect to any brokers' or finders' fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by VIBC or its affiliates.

         4.19 EMPLOYEES. To the best of VIBC's knowledge there are no material controversies pending or threatened between VIBC or VIB and any of their employees. Except as disclosed in the VIBC Financial Statements, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on the books of VIBC.

         4.20 REGULATORY REPORTS. Except as otherwise set forth in Schedule 4.20, since January 1, 1995, VIBC and VIB have filed all reports, returns, registrations and statements, together with any amendments required to be made with respect thereto (such reports, filings and amendments referred to hereinafter as "VIB Filings"), that were required to be filed with (a) the California Department of Financial Institutions, (b) the FDIC, (c) the FRB, (d) the Securities and Exchange Commission (the "SEC"), and (e) any other applicable regulatory agency, except where the failure to file such reports,



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returns, registrations and statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of VIBC. Except as otherwise set forth in Schedule 4.20, no administrative actions have been taken or orders issued in connection with such VIB Filings and as of their respective dates, each of such VIB
Filings: (i) complied in all material respects with all rules and regulations promulgated by the regulatory agency with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance); and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such VIB Filings that was intended to present the financial position of VIB or VIBC fairly presented the financial position of VIB or VIBC and was prepared in accordance with generally accepted accounting principles or banking regulations and/or securities rules and regulations, as applicable, consistently applied, except as stated therein, during the periods involved. VIBC has furnished BOS with true and correct copies of all VIB Filings filed by VIB or VIBC since January 1, 1996.

         4.21 VIBC EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AND LABOR CONTRACTS.

                  (a) Schedule 4.21 sets forth and describes all employee benefit plans and any collective bargaining agreements, labor contracts and employment agreements in which VIB or VIBC participates, or by which they are bound, including, without limitation: (i) any profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, ESOP, retainer consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any written employment agreement and any other employment agreement whether written or oral; or (iii) any other "employee benefit plan" [within the meaning of Section 3(3) of "ERISA"] (collectively, the "VIB Employment Agreements"). Except as set forth in Schedule 4.21: (i) there are no negotiations, demands or proposals that are pending or, to the best of VIBC's knowledge, threatened that concern matters now covered, or that would be covered, by any employment agreements or employee benefit plans other than amendments to plans qualified under Section 401 of the Code that are required by the Tax Reform Act of 1986 and later legislation; (ii) VIB and VIBC are in material compliance with the requirements prescribed by any and all rules and regulations currently in effect including but not limited to ERISA and the Code applicable to all such employee benefit plans; (iii) VIB and VIBC are in compliance in all material respects with all other rules and regulations applicable to employee benefit plans and employment agreements; (iv) VIB and VIBC have performed all of their obligations under all such employee benefit plans and employment agreements; and (v) there are no actions, suits or claims pending or, to the best of VIBC's knowledge, threatened against any such employee benefit plans, the assets of such plans, or with respect to any VIB Employment Agreements, and no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans or VIB or VIBC on account of any such employment agreements, whether written or oral.

                  (b) The "employee pension benefit plans" (within the meaning of Section 312 of ERISA) described on Schedule 4.21 have been duly authorized by the Board of Directors of VIB or VIBC. Except as set forth in Schedule 4.21, each such plan and associated trust is qualified in form and operation under Section 401(a) and exempt from tax under Section



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         501(a) of the Code, respectively, and no event has occurred that will or is reasonably likely to give rise to disqualification of any such plan or loss of the exemption from tax of any such trust under said sections. No event has occurred that will or is reasonably likely to subject any such plans to tax under Section 511 of the Code. None of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 409 or 502(i) of ERISA or Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans. No employee of VIB or VIBC has engaged in any transactions which could subject VIB or VIBC to indemnify such person against liability. All costs of plans have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No employee benefit plan has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived, taking into account contributions made within the period described in
         Section 412(c)(10) of the Code; nor are there any unfunded amounts under any employee benefit plan; nor has VIB or VIBC failed to make any contributions or pay any amount due and owing as required by law or the terms of any employee benefit plan or employment agreement. Subject to amendments that are required by the Tax Reform Act of 1986 as amended and later legislation, since the last valuation date for each employee pension benefit plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

                  (c) VIB and VIBC do not sponsor or participate in, and have not sponsored or participated in, any employee benefit pension plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

                  (d) VIB and VIBC do not sponsor or participate in, and have not sponsored or participated in, any employee benefit pension plan that is a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) that would subject VIBC or VIB to any liability with respect to any such plan.

                  (e) All group health plans of VIB and VIBC (including any plans of affiliates of VIB or VIBC that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                  (f) There have been no acts or omissions by VIB or VIBC that have given rise to or, to the best knowledge of VIB or VIBC, may give rise to fines, penalties, taxes, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code.

                  (g) Except as described in Section 4.21(j), VIB and VIBC do not maintain any employee benefit plan or employment agreement pursuant to which any benefit plan or other payment will be required to be made by VIB or VIBC or pursuant to which any other benefit will accrue or vest in any director, officer or employee of VIB or VIBC, in either case as a result of the consummation of the transactions contemplated by the Agreement.



                                 -30-      A-37
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                  (h) No "reportable event," as defined in ERISA, has occurred with respect to any of the employee benefit plans.

                  (i) All amendments required to bring each of the employee benefit plans into conformity with all of the provisions of ERISA and the Code and all other applicable laws, rules and regulations have been made.

                  (j) Schedule 4.21 sets forth the name of each director, officer or employee of VIB or VIBC entitled to receive any benefit or any payment of any amount under any existing employment agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated in this Agreement, and with respect to each such person, the nature of such benefit or the amount of such payment, the event triggering the benefit or payment, and the date of, and parties to, such employment agreement, severance plan or other benefit plan. VIBC has furnished BOS with true and correct copies of all documents with respect to the plans and agreements referred to in
         Schedule 4.21 delivered as of the date of this Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the employee pension benefit plans of VIB or VIBC referred to in Schedule 4.21 delivered as of the date of this Agreement, if any, or except as noted therein, VIBC has furnished BOS with true and correct copies of: (i) the Form 5500 which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the Internal Revenue Service; (iii) the statement of assets and liabilities as of the most recent valuation date; and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles applied on a consistent basis.

         4.22 STOCK OPTION PLAN. Schedule 4.22 sets forth a true and correct copy of VIBC's 1997 Stock Option Plan and a schedule showing the names, dates of grant, vesting schedules, termination dates, and option prices for each option outstanding as of the date of this Agreement. The 1997 Stock Option Plan has been duly approved by the Board of Directors and shareholders of VIBC, and registered under the Securities and Exchange Act of 1934, each stock option has been approved by the Board of Directors of VIBC, and, upon exercise of the options in accordance with their terms, the shares of VIBC Stock issued have been and will be validly issued, fully paid and nonassessable.

         4.23 ABSENCE OF CERTAIN PRACTICES. Except as may be disclosed to BOS on
Schedule 4.23, neither VIBC nor VIB, nor any officer, director, employee or agent of VIBC or VIB has, directly or indirectly, within the past four years, given or made or agreed to give or make any illegal commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, governmental employee or other person in order to obtain business for or further the business of VIBC or VIB.

         4.24 NO VIOLATION OF LAW. VIBC and VIB are in substantial compliance with all material laws relating to their business or employment practices or the ownership of their properties, and are



                                 -31-      A-38
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in substantial compliance with each material law, ordinance, order, decree or regulation of any governmental entity applicable to the conduct thereof or the ownership of the properties related thereto, except in each case for violations which either individually or in the aggregate do not and will not have a material adverse effect on the business, financial condition or results of operations of VIBC taken as a whole.

         4.25 CERTAIN INTERESTS. Except in arm's-length transactions pursuant to normal commercial terms and conditions: (a) no officer or director of VIBC or VIB has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of VIBC or VIB except for the normal rights of a shareholder of VIBC; (b) no such person is indebted to VIBC or VIB except for normal business expense advances or banking transactions in the ordinary course of business on the same terms, including interest rates and collateral on loans as those prevailing at the same time for comparable transactions with others; and (c) VIBC and VIB are not indebted to any such person except for amounts due under normal salary or reimbursement of ordinary business expenses. The consummation of the Transactions contemplated hereby will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from VIBC or VIB to any employee of VIBC or VIB.

         4.26 MINUTE BOOKS. The minute books of VIBC and VIB accurately reflect all material actions duly taken by the shareholders, Boards of Directors and committees of VIBC or VIB, as applicable, and contain true and complete copies of VIBC's and VIB's Articles of Incorporation and Bylaws and all amendments thereto.

         4.27 ACCOUNTING RECORDS; DATA PROCESSING. VIBC and VIB have records that, in all material respects, fairly reflect their transactions and accounting controls sufficient to ensure that such transactions are in all material respects: (a) executed in accordance with management's general or specific authorization; and (b) recorded in conformity with generally accepted accounting principles. Schedule 4.27 contains a true and correct copy of Maslac & Associates' most recent audit of VIBC's data processing system. Except as set forth in Schedule 4.27, the procedures and equipment, including, without limitation, the data processing equipment, data transmission equipment, and related peripheral equipment and software, used by VIBC and VIB in the operation of their businesses (including any disaster recovery facility) to generate and retrieve such records are adequate in relation to the size and complexity of the business of VIBC and VIB.

         4.28 OPERATING LOSSES. Schedule 4.28 sets forth any individual Operating Loss in excess of $500.00 that has occurred at VIB during the period after December 31, 1997. Except as set forth on Schedule 4.28, since December 31, 1997, no event has occurred, and no action has been taken or omitted to be taken by any employee of VIBC or VIB that has resulted in the occurrence by VIB of an Operating Loss or that might reasonably be expected to result in the occurrence by VIB of an Operating Loss after December 31, 1997, which, net of any insurance proceeds payable in respect thereof, exceeds, or would exceed $50,000 by itself or $250,000 when aggregated with all other Operating Losses during such period.

         4.29 CRA STANDING. VIB's compliance under the CRA should not constitute grounds for either the denial by any regulatory agency of any application to consummate the Transactions contemplated by this Agreement or the imposition of a materially burdensome condition in connection



                                 -32-      A-39
with the approval of any such application. VIB has not been advised of any concerns regarding compliance with the CRA by any regulatory agency or any other person.

         4.30 YEAR 2000 MATTERS. VIBC and VIB have completed a review of their computer systems to identify systems that could be affected by the "Year 2000." The respective management of each of VIBC and VIB has developed and commenced implementation of a plan to respond to this issue. Between the date of this Agreement and the Effective Time of the Merger, VIBC and VIB shall each use commercially practicable efforts to implement and/or continue to undertake such a plan. Neither VIBC nor VIB has been advised by any regulatory authority to undertake any additional actions nor are either of VIBC or VIB subject to any regulatory order, memorandum or directive (other than directives of general applicability to financial institutions) with respect thereto. Year 2000 issues have not had, and are not reasonably expected to have, a material adverse effect on VIBC or VIB.

         4.31 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by VIBC hereby and in the schedules hereto contain no statements of fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading. VIBC hereby covenants that it shall, as of the Effective Time of the Merger, amend and/or supplement the schedules prepared and delivered pursuant to this Article IV to ensure that the information set forth in such schedules accurately reflects the then-current status of VIBC or VIB.

         4.32 EFFECTIVE DATE OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each representation, warranty, covenant and agreement of VIBC set forth in this Agreement shall be deemed to be made on and as of the date hereof and, as subsequently amended and/or supplemented as provided in Section 4.31, as of the Effective Time of the Merger.

                                    ARTICLE V

                        COVENANTS OF BOS PRIOR TO CLOSING

         BOS hereby covenants and agrees with VIBC as follows:

         5.1 BUSINESS RECORDS AND INFORMATION. During the period commencing on the date hereof, and ending on the Closing Date, BOS will afford VIBC, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable VIBC and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of BOS and the conditions thereof, and to update such examination at such reasonable intervals as VIBC shall deem appropriate. Such examination shall be conducted in cooperation with the officers of BOS in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of BOS. No such examination or VIBC's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of VIBC of its right to rely upon the representations, warranties or covenants made by BOS herein or pursuant hereto. BOS will permit an authorized representative or representatives of VIBC, designated as such from time to time by



                                 -33-      A-40

VIBC's President (the "VIBC Representative") access during normal business hours to all of its business, operations, properties, books, files and records for the additional purpose of rendering any approvals required of VIBC by BOS pursuant to Section 5.2. BOS will use its best efforts to have the VIBC Representative or another authorized representative available during BOS's normal business hours to render approvals required pursuant to Section 5.2. In addition, BOS shall provide VIBC and the VIBC Representative with three days' notice of all regular meetings of its Board of Directors and notice, at the same time notice is given to members, of any committee meeting, and the earliest possible notice of all special meetings of its Board of Directors. BOS will permit the VIBC Representative to attend and observe all Board and committee meetings (except during confidential discussions regarding the Merger), and BOS shall indemnify and hold harmless VIBC, BOS Interim Bank and the VIBC Representative in connection with actions taken by BOS (i) pursuant to any approvals obtained pursuant to Section 5.2 or (ii) during any Board or committee meetings attended and observed by the VIBC Representative. It is agreed and acknowledged by BOS that any such indemnification may be deemed a material adverse change pursuant to Section 8.3 hereof. BOS will hold in strict confidence all documents and information concerning VIBC or VIB obtained pursuant to Section 6.1 or obtained previously pursuant to a Letter of Understanding dated June 22, 1998 and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to VIBC, without any copies being retained by BOS and BOS shall destroy any document, memoranda, notes and other writings whatsoever prepared by BOS or any of its agents relating to or containing the confidential information promptly upon notice by VIBC. Upon request by VIBC, such destruction shall be certified in writing to VIBC by an authorized officer of BOS supervising such destruction.

         5.2 LIMITATIONS UPON BOS PRIOR TO CLOSING. Except as required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of VIBC, which shall not be unreasonably withheld and which shall be deemed granted if within five days after receipt of written request refusal of such written consent is not received from VIBC by BOS, BOS shall not do any of the following:

                  (a) Create or take action to incur any liabilities in excess of $25,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;

                  (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of BOS securing an obligation in excess of $25,000 or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

                  (c) Make or become a party to any contract or commitment in excess of $25,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $25,000, except in the usual and ordinary course of business or except in connection with the Transactions contemplated in this Agreement or the Merger Agreement;



                                 -34-      A-41

                  (d) Make any loan, loan commitment, or renewal or extension thereof ("Loan") to any person or entity, which, individually or when aggregated with all other outstanding Loans made by BOS to such person or entity, exceeds $600,000, or make any Loan to any of its directors or executive officers;

                  (e) Purchase any loan participation interest in excess of $200,000;

                  (f) File a notice of default on any delinquent real estate secured loan with a principal balance of $200,000 or more;

                  (g) Make any capital expenditures in excess of $25,000, except for ordinary and necessary repairs and replacements;

                  (h) Sell or otherwise dispose of any of its assets or properties in excess of $25,000 in value, except in the usual and ordinary course of its business, or charge off any of its assets or properties in excess of $25,000 in value;

                  (i) Declare or pay any dividend (cash, in kind, or stock) or make any other distribution upon, or purchase or redeem, any shares of BOS Stock;

                  (j) Except as contemplated herein, issue or sell or obligate itself to issue or sell any shares of BOS Stock or any other securities including, without limitation, any capital notes, or any warrants, rights or options to acquire any shares of BOS Stock or other securities otherwise than pursuant to this Agreement; except pursuant to the exercise of the stock options set forth in Schedule 3.24;

                  (k) Acquire capital stock of any corporation or any interest in any person except in the usual and ordinary course of its business;

                  (l) Amend its Charter or Bylaws, except for such amendments as contemplated by this Agreement;

                  (m) Grant any salary increase or enter into or amend, except as may be required by applicable law, any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, group insurance or other benefit plan or any employment agreement or consulting agreement or amend its Personnel Policy where the individual or aggregate cost to BOS is increased, except as approved by VIBC, which approval shall not be unreasonably withheld;

                  (n) Pay any obligation or liability, absolute or contingent, in excess of $25,000 except liabilities shown on the BOS Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

                  (o) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by BOS or waiver of its claims in excess of $25,000 before any court or governmental agency, except in the usual and ordinary course of its business;



                                 -35-      A-42

                  (p) Invest in any real estate except upon the foreclosure of loans in the ordinary course of business, or acceptance of a deed in lieu of foreclosure, in the ordinary course of business;

                  (q) Except in the usual and ordinary course of its business, enter into any continuing contract or series of related contracts in excess of $25,000 for the purchase of materials, supplies, equipment or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium or other compensation for such termination;

                  (r) Except as contemplated in Section 5.8 hereof, enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or any affiliate of such person on terms that are less favorable to BOS than could be obtained from an unrelated third party on an arm's-length basis;

                  (s) File any applications for additional branches or to relocate operations from any existing location, except as contemplated herein;

                  (t) Change any of BOS's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of its business or operations, except such change as may be required in the opinion of BOS's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB, by applicable law, or by bank regulatory authorities;

                  (u) Knowingly default in any material respect under any Understanding to which BOS is a party, and which, individually or together with other Understandings with respect to which a default by BOS exists, would materially adversely affect the business, properties, prospects or financial condition of BOS taken as a whole; or

                  (v) Conduct its business in a manner that would violate its Charter or Bylaws or would materially violate or be in material conflict with any law, ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 5.2(v) shall constitute a waiver of any rights of VIBC under any other provision of this Agreement.

         5.3 AFFIRMATIVE CONDUCT OF BOS PRIOR TO CLOSING. Between the date hereof and the Closing Date, BOS shall:

                  (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles VII, VIII, IX and X hereof and advise VIBC promptly in writing of any matter which would make the representations and warranties set forth in
         Article III hereof not true and correct in all material respects at the Closing;

                  (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships



                                 -36-      A-43
         and goodwill with account holders, borrowers, employees and others having business relationships with it;

                  (c) Carefully prepare or review and make available to VIBC prior to filing all federal, state and local tax returns and reports to government authorities regarding BOS required to be filed by it between the date hereof and the Closing;

                  (d) Furnish VIBC with such financial and other information with respect to BOS and its properties, business and operations as in the reasonable opinion of VIBC, counsel for VIBC and counsel for BOS shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in Article X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

                  (e) Provide VIBC and the VIBC Representative with BOS's monthly Board package and all committee meeting packages at the time provided to BOS's directors (excluding any confidential information regarding the transactions contemplated hereby);

                  (f) Provide VIBC all monthly new loan reports, all monthly past due loan reports, all listings of any new loans placed on non-accrual, all monthly watchlist reports, and all listings of loans greater than $100,000 that have been downgraded within two days of when such reports are prepared;

                  (g) Provide VIBC with five days' notice and, subject to any limitation or prohibition of any so-called "right to privacy" law, a copy of the applicable credit report prior to making any Loan to any person or entity which, individually or when aggregated with all other outstanding Loans made by BOS to such person or entity, exceeds $450,000;

                  (h) Provide VIBC with five days' notice prior to purchasing or selling any loan participation interest;

                  (i) Provide VIBC with five days' notice prior to initiating any action to foreclose on real estate or personal property collateral and provide VIBC with monthly status reports on all foreclosed properties;

                  (j) Provide VIBC with qualified appraisals on all newly acquired foreclosed properties and on all existing foreclosed properties where appraisals are or become more than 12 months old;

                  (k) Maintain insurance coverage at least equal to that now in effect on all of its properties and on all properties for which it is responsible, and carry not less than the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

                  (l) Duly observe and conform to lawful requirements applicable to its business in all material respects;



                                 -37-      A-44

                  (m) Maintain its books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis;

                  (n) Provide VIBC with an independent third-party's profitability analysis of the BOS Mortgage Department, and provide such analysis to VIBC no later than when BOS provides the analysis to the OTS;

                  (o) Following receipt of regulatory approval and the satisfaction of all other conditions precedent to the Closing and immediately prior to the Effective Time of the Merger, BOS shall increase its reserves for possible loan losses by $300,000. These reserves shall be additive to those provisions contained in BOS's 1998 Operating Plan; and

                  (p) Notify VIBC by telephone, confirmed promptly in writing, of any breach or violation on BOS's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by BOS herein to be or become false or misleading, or if BOS becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a material change in the circumstances of BOS described in the representations and warranties contained herein.

         5.4 INDEMNIFICATION. BOS hereby agrees to indemnify and hold harmless VIBC against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by BOS for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of BOS under this Agreement.

         5.5 EXECUTE AGREEMENT TO MERGE. As soon as possible after receipt of approval of the OTS to organize BOS Interim Bank, BOS shall execute the Merger Agreement.

         5.6 DISCUSSION WITH THIRD PARTIES.

                  (a) STRATEGIC TRANSACTIONS. BOS: (i) shall not, and shall instruct and cause each of its directors, officers, employees, agents, representatives and advisors ("Representatives") not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal (as hereinafter defined); and
         (ii) except as expressly permitted by Section 5.6(b), shall not, and shall instruct and cause each of its Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than VIBC. BOS shall notify VIBC promptly after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, BOS or any of its Representatives, and shall disclose to VIBC the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof and such other information as VIBC reasonably may request; provided, however, that if BOS receives a



                                 -38-      A-45

         Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to VIBC would violate a confidentiality agreement by which BOS is bound, BOS (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and
         (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify VIBC that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. A "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction. For purposes of this Section 5.6, a "Strategic Transaction" means any acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, BOS or any merger or other business combination involving BOS or any recapitalization involving BOS resulting in an extraordinary dividend or distribution to BOS's shareholders or a self-tender for or redemption of some or all of the outstanding shares of BOS Stock.

                  (b) QUALIFYING PROPOSAL. Notwithstanding Section 5.6(a), following receipt of a Qualifying Strategic Transaction Proposal (as hereinafter defined), neither BOS nor any of its Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to VIBC, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to BOS's shareholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to BOS's shareholders, or
         (iii) subject to the terms of Section 11.1(d), terminating this Agreement. For purposes of this Section 5.6, a "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which BOS's Board of Directors shall have determined, after consultation with BOS's counsel, that the action by BOS contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of BOS Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by BOS to the effect that the financial terms of such Strategic Transaction Proposal are, from BOS's shareholders' perspective, superior to the Merger.

                  (c) DISCLOSURE AND TRADING. Upon receipt of the disclosure by VIBC of a Strategic Transaction Proposal involving VIBC or any subsidiary thereof or a VIBC Acquisition Transaction (as that term is defined in Section 6.5(c) hereof), BOS, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal involving VIBC or any subsidiary thereof or the VIBC Acquisition Transaction to the same extent as required of VIBC and/or any subsidiary thereof under the terms of any confidentiality agreement to which VIBC and/or any subsidiary is a party or is bound and to refrain from trading in VIBC Stock, BOS Stock and the securities of the party or parties to the Strategic Transaction Proposal or the VIBC Acquisition Transaction until the earlier of: (i) full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of applicable securities laws; or (ii) the Strategic Transaction Proposal or the VIBC



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         Acquisition Transaction has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

         5.7 STOCK OPTION PLANS. BOS shall cause its 1985 and 1995 Stock Option Plans to be terminated as of or prior to the Closing Date. To the extent any heretofore outstanding options are not exercised, such options will be converted into VIBC stock options pursuant to Section 1.7 of this Agreement.

         5.8 CHANGE IN CONTROL AND SALARY CONTINUATION AGREEMENTS. BOS shall take all steps necessary and appropriate to amend each of its outstanding Change in Control Agreements and Salary Continuation Agreements to change the definitions of "good reason" in the following respects: (i) Paragraph 5.4.1 of the Salary Continuation Agreements and Paragraph 3(d)(i) of the Change in Control Agreements shall be amended to read as follows:

                  "the permanent assignment of the Executive by the Company employing the Executive to duties materially inconsistent with, or which substantially or materially alters the nature or status of the Executive's responsibilities immediately prior to a Change in Control of the Company."

(ii) Paragraph 5.4.4 of the Salary Continuation Agreements and Paragraph 3(a)(iv) of the Change in Control Agreements shall be amended to read as follows:

                  "the Company is requiring the Executive to relocated, or the assignment to the Executive of duties that reasonably require the Executive to relocated, to any place other than the Bakersfield, California, metropolitan area."

and (iii) a new Paragraph 5.4.8 of the Salary Continuation Agreements and a new Paragraph 3(d)(viii) of the Change in Control Agreements shall be added to read as follows:

                  "the Company requiring the Executive to travel a substantial amount of time, except for travel related to corporate meetings and temporary assignments, to an extent substantially inconsistent with Executive's business travel obligations at the time of a Change in Control of the Company."

         5.9 PROXY STATEMENT. The proxy statement and/or any other materials or documents (collectively, the "Proxy Materials") to be used in connection with the shareholders' meeting required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to BOS, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meetings, shall:

                  (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

                  (b) Except with respect to any information regarding VIBC or VIB supplied to BOS by VIBC for inclusion in the Proxy Materials, not contain any statement which, at the



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         time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

                                   ARTICLE VI

                       COVENANTS OF VIBC PRIOR TO CLOSING

         VIBC hereby covenants and agrees with BOS as follows:

         6.1 BUSINESS RECORDS AND INFORMATION. During the period commencing on the date hereof, and ending on the Closing Date, VIBC will afford BOS, its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable BOS and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, operations, assets and properties of VIBC and VIB and the conditions thereof, and to update such examination at such intervals as BOS shall deem appropriate. Such examination shall be conducted in cooperation with the officers of VIBC or VIB in such a manner as to minimize, to the extent possible consistent with the conducting of a comprehensive examination, any disruption of or interference with the normal business operations of VIBC or VIB. No such examination or BOS's examination prior to the date of this Agreement, however, shall constitute a waiver or relinquishment on the part of BOS of its right to rely upon the representations, warranties or covenants made by VIBC herein or pursuant hereto. VIBC will hold in strict confidence all documents and information concerning BOS obtained pursuant to Section 5.1 or obtained previously pursuant to a Letter of Understanding dated June 22, 1998 and will not use such documents or information for its own benefit (except to the extent that such documents or information are a matter of public record or require disclosure in any application necessary to obtain regulatory approval of the Transactions contemplated by this Agreement) and, if the Transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents and any documents provided pursuant to Section 5.3(d) shall be returned to BOS, without any copies being retained by VIBC and VIBC shall destroy any document, memoranda, notes and other writings whatsoever prepared by VIBC or any of its agents relating to or containing the confidential information promptly upon notice by BOS. Upon request by BOS, such destruction shall be certified in writing to BOS by an authorized officer of VIBC supervising such destruction.

         6.2 LIMITATIONS UPON VIBC PRIOR TO CLOSING. Except as required by this Agreement, between the date hereof and the Closing Date, without the prior written consent of BOS, which shall not be unreasonably withheld and which shall be deemed granted if within ten days after receipt of written request refusal of such written consent is not received from BOS by VIBC, VIBC shall not do any of the following:

                  (a) Create or take action to incur any liabilities in excess of $1,000,000 or having a term in excess of one year, other than liabilities incurred in the ordinary course of business or in connection with the creation or performance of this Agreement;



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                  (b) Except in the usual or ordinary course of business, create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restriction of any kind against or in respect of any property or right of VIBC securing an obligation in excess of $1,000,000, or having a term in excess of one year, and except for a pledge of security interests given in connection with the acceptance of repurchase agreements or government deposits;

                  (c) Make or become a party to any contract or commitment in excess of $1,000,000 or having a term in excess of one year, or renew, extend, amend or modify any contract or commitment in excess of $1,000,000, except in the usual and ordinary course of business or in connection with the Transaction and as contemplated by this Agreement or the Merger Agreement;

                  (d) Make any capital expenditures in excess of $1,000,000, except for ordinary and necessary repairs and replacements;

                  (e) Sell or otherwise dispose of any of its assets or properties in excess of $1,000,000 in value, except in the usual and ordinary course of its business;

                  (f) Pay any obligation or liability, absolute or contingent, in excess of $1,000,000 except liabilities shown on the VIBC Financial Statements, or except in the usual and ordinary course of business or in connection with the Transactions contemplated herein;

                  (g) Institute, settle or agree to settle any claim, action or proceeding involving an expenditure by VIBC or VIB or waiver of its claims in excess of $500,000 before any court or governmental agency, except in the usual and ordinary course of its business;

                  (h) Enter into or amend any contract or agreement (other than loans or bank accounts) with any officer, director or principal shareholder of VIBC or VIB or any affiliate of such person on terms that are less favorable to VIBC or VIB than could be obtained from an unrelated third party on an arm's-length basis;

                  (i) Change any of VIBC's or VIB's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting or any other material aspect of their business or operations, except such change as may be required in the opinion of VIBC's or VIB's management to respond to economic or market conditions or as may be required by the rules of the AICPA or FASB, by applicable law, or by bank regulatory authorities;

                  (j) Knowingly default in any material respect under any Understanding to which VIBC or VIB is a party, and which, individually or together with other Understandings with respect to which a default by VIBC or VIB exists, would materially adversely affect the business, properties, prospects or financial condition of VIBC taken as a whole; or

                  (k) Conduct their business in a manner that would violate their Articles of Incorporation or Bylaws or would materially violate or be in material conflict with any law,



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         ordinance, rule or regulation of any applicable federal or state authority; provided, however, that no exception to this Section 6.2(k) shall constitute a waiver of any rights of BOS under any other provision of this Agreement.

         6.3 AFFIRMATIVE CONDUCT OF VIBC PRIOR TO CLOSING. Between the date hereof and the Closing Date, VIBC shall:

                  (a) Use its best efforts to obtain as expeditiously as possible and cooperate with others to expeditiously bring about the satisfaction of the conditions and approvals specified in Articles VII, VIII, IX and X hereof, including the organization of BOS Interim Bank, and advise BOS promptly in writing of any matter which would make the representations and warranties set forth in Article IV hereof not true and correct in all material respects at the Closing;

                  (b) Use and devote its best efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with it;

                  (c) Furnish BOS with such financial and other information with respect to VIBC and its properties, business and operations as in the reasonable opinion of BOS, counsel for BOS and counsel for VIBC shall be necessary in order to prepare applications for and obtain the permits, approvals, nondisapprovals, consents and authorizations referred to in Article X hereof; such information will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the information contained therein not misleading;

                  (d) Maintain its and VIB's insurance coverage at least equal to that now in effect on all of their properties and on all properties for which they are responsible, and carry the same coverage for fidelity, directors and officers, public liability, personal injury and property damage that is presently in effect;

                  (e) Duly observe and conform to lawful requirements applicable to its and VIB's business in all material respects;

                  (f) Maintain its and VIB's books of account and records in the regular manner in accordance with generally accepted accounting principles, with all applicable statutory and regulatory requirements applied on a consistent basis; and

                  (g) Notify BOS by telephone, confirmed promptly in writing, of any breach or violation on VIBC's part of any covenant contained herein, or of the occurrence of an event which would cause any warranties or representations made by VIBC herein to be or become false or misleading, or if VIBC becomes a party or is threatened with becoming a party to any legal or equitable proceeding or governmental investigation, or upon the occurrence of any event which would result in a change in the circumstances of VIBC described in the representations and warranties contained herein.



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         6.4 INDEMNIFICATION. VIBC hereby agrees to indemnify and hold harmless
BOS against, and with respect to, any liability, damages, losses, expenses or costs arising from or by virtue of any misstatement or omission to state any fact which is required to be disclosed by VIBC for purposes of the inclusion of such information in any regulatory filing made on behalf of the parties hereto for the purpose of effecting the terms of this Agreement and consummating the Transactions contemplated herein and for any material breach of any representation, warranty, covenant or agreement of VIBC under this Agreement.

         6.5 DISCUSSION WITH THIRD PARTIES.

                  (a) STRATEGIC TRANSACTIONS. VIBC and VIB: (i) shall not, and shall instruct and cause each of their Representatives not to, solicit or encourage, directly or indirectly, inquires or proposals with respect to any Strategic Transaction Proposal (as hereinafter defined); and (ii) except as expressly permitted by Section 6.5(b), shall not, and shall instruct and cause each of their Representatives not to, furnish any non-public information relating to or participate in any negotiations, discussions or other activities concerning, any Strategic Transaction (as hereinafter defined) with any party other than BOS. VIBC and VIB shall notify BOS promptly after any Strategic Transaction Proposal is received by, or any negotiations or discussions regarding a Strategic Transaction Proposal are sought to be initiated with, directly or indirectly, VIBC or VIB or any of their Representatives, and shall disclose to BOS the identity of the third party making or seeking to make such Strategic Transaction Proposal, the terms and conditions thereof and such other information as BOS reasonably may request; provided, however, that if VIBC or VIB receives a Strategic Transaction Proposal and the foregoing disclosure of such Strategic Transaction Proposal to BOS would violate a confidentiality agreement by which VIBC or VIB is bound, VIBC (i) shall make the foregoing disclosure only to the maximum extent permissible under such confidentiality agreement, (ii) shall return such Strategic Transaction Proposal to the initiating party without substantive response, and
         (iii) to the extent such disclosure has not been made under clause (i) of this sentence, shall notify BOS that a Strategic Transaction Proposal has been received and that the same has been returned to the initiating party without substantive response. A "Strategic Transaction Proposal" means any proposal regarding a Strategic Transaction. For purposes of this Section 6.5, a "Strategic Transaction" means any acquisition or purchase of all or a significant (i.e., more than 5%) portion of the assets of or a significant equity interest in, VIBC or VIB or any merger or other business combination involving VIBC or VIB or any recapitalization involving VIBC or VIB resulting in an extraordinary dividend or distribution to VIBC's or VIB's shareholders or a self-tender for or redemption of some or all of the outstanding shares of VIBC Stock.

                  (b) QUALIFYING PROPOSAL. Notwithstanding Section 6.5(a), following receipt of a Qualifying Strategic Transaction Proposal (as hereinafter defined), neither VIBC, VIB, nor any of their Representatives shall be prohibited from (i) engaging in discussions or negotiations with a third party which has made a proposal that satisfies the requirements of a Qualifying Strategic Transaction Proposal and thereafter providing to such third party information previously provided or made available to BOS, provided the third party shall have entered into a confidentiality agreement, (ii) taking and disclosing to VIBC's shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure of the Qualifying Strategic Transaction Proposal to VIBC's shareholders, or
         (iii)



                                 -44-      A-51
         subject to the terms of Section 11.1(e) terminating this Agreement. For purposes of this Section 6.5, a "Qualifying Strategic Transaction Proposal" shall mean a bona fide written Strategic Transaction Proposal with respect to which VIBC's Board of Directors shall have determined, after consultation with VIBC's counsel, that the action by VIBC contemplated under either clause (i), (ii) or (iii), as applicable, of the immediately preceding sentence is required under the fiduciary duties owed by the Board of Directors to the holders of VIBC Stock, which determination has been made acting in good faith and on the basis of a written opinion from a financial advisor retained by VIBC to the effect that the financial terms of such Strategic Transaction Proposal are, from VIBC's shareholders' perspective, superior to the Merger.

                  (c) VIBC ACQUISITION TRANSACTION. Notwithstanding Sections 6.5(a) or (b) hereof, VIBC or VIB shall be permitted to and may cause their Representatives to solicit, encourage, discuss, negotiate, enter into agreements, and carry out and complete transactions regarding a VIBC Acquisition Transaction; provided, however, that should VIBC enter into or modify any agreement, or complete without any agreement, any VIBC Acquisition Transaction which has a material adverse effect upon VIBC or the Transactions contemplated by this Agreement and the Merger Agreement without written approval of BOS, then such action shall constitute a breach under this Agreement giving rise to a right of termination by BOS in accordance with Section 11.1(e) of this Agreement. For purposes of this Agreement, the term "VIBC Acquisition Transaction" shall mean: (i) a merger or consolidation or any similar transaction where VIBC or any of its subsidiaries will be the surviving or resulting corporation or where the holders of VIBC Stock or any of VIBC's subsidiaries immediately prior to the completion of the transaction will own 50% or more of the surviving or resulting corporation immediately after the completion of the transaction, (ii) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of another corporation, partnership or limited liability company which business is permissible under the Bank Holding Company Act of 1956, as amended, and Regulation Y promulgated pursuant thereto, or (iii) the purchase or other acquisition of securities representing 10% or more of the voting power of another corporation, partnership or limited liability company which business is permissible under the Bank Holding Company Act of 1956, as amended and Regulation Y promulgated pursuant thereto. VIBC shall promptly notify BOS of any VIBC Acquisition Transaction and shall disclose to BOS the identity of the party or parties to the transaction, and the terms and conditions thereof. To the extent VIBC makes a disclosure of any non-public information to BOS, its executive officers and/or directors, then BOS and its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the VIBC Acquisition Transaction so disclosed and to refrain from trading in VIBC Stock, BOS Stock and the securities of the party or parties to the VIBC Acquisition Transaction so disclosed in accordance with the provisions of Section 5.6(c) hereof.

                  (d) DISCLOSURE AND TRADING. Upon receipt of the disclosure by BOS of a Strategic Transaction Proposal involving BOS, VIBC, its executive officers and directors shall, and each hereby agrees to, maintain the confidentiality of all non-public information regarding the Strategic Transaction Proposal involving BOS to the same extent as required of BOS under the terms of any confidentiality agreement to which BOS is a party or is bound and to refrain from trading in VIBC Stock, BOS Stock and the securities of the party or



                                 -45-      A-52
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         parties to the Strategic Transaction Proposal until the earlier of: (i)
         full public disclosure of such non-public information has been made and trading in the subject securities would not be a violation of all applicable securities laws, or (ii) the Strategic Transaction Proposal has been terminated or has expired by its terms and disclosure of such non-public information is permitted under the terms of any agreement regarding the transaction and trading in the subject securities would not be a violation of applicable securities laws.

         6.6 STOCK OPTION PLAN. VIBC shall take all actions necessary for the issuance of replacement stock options to holders of stock options pursuant to BOS's 1985 and 1995 Stock Option Plans in accordance with Section 1.7 hereof.

         6.7 PREPARATION OF S-4 AND THE PROXY STATEMENT. VIBC shall promptly prepare and file with the SEC a Registration Statement on Form S-4, in which the Proxy Statement prepared jointly by BOS and VIBC will be included. Each of VIBC and BOS shall use its best efforts to have the S-4 declared effective under the Securities Act of 1933, as amended, as promptly as practicable after such filing. VIBC shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of VIBC Common Stock in the Merger, and BOS shall furnish all information concerning BOS and the holders of BOS Common Stock as may be reasonably requested in connection with any such action.

         6.8 PROXY STATEMENT. The Proxy Materials to be used in connection with the shareholders' meetings required pursuant to Section 7.1 hereof, with respect to all information set forth therein relating to VIBC, the Agreement, the Merger Agreement and the Transactions, at the time of mailing to shareholders and at the time of the shareholders' meetings, shall:

                  (a) Comply in all material respects with the provisions of all applicable laws and regulations; and

                  (b) Except with respect to any information regarding BOS supplied to VIBC by BOS for inclusion in the Proxy Materials, not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or not omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter that has become false or misleading.

                                   ARTICLE VII

              MEETINGS OF SHAREHOLDERS AND FEDERAL SECURITIES LAWS

         VIBC and BOS each covenant and agree with the other as follows:

         7.1 SHAREHOLDERS' MEETINGS. BOS and VIBC will, promptly after execution of this Agreement, cause a meeting of their shareholders (hereinafter referred to as the "BOS Meeting" and the "VIBC Meeting," respectively) to be duly called and held upon requisite notice for the purpose of:



                                 -46-      A-53
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                  (a) Authorizing and approving this Agreement and the
         Transactions contemplated herein; and

                  (b) Conducting such other business as its Board of Directors deems advisable and proper in connection therewith.

         Each of BOS and VIBC, through its Board of Directors, will recommend that its shareholders approve the Transactions contemplated hereby, and will use its best efforts to obtain the affirmative votes of the holders of the largest possible percentage of its outstanding shares of common stock.

         7.2 FEDERAL SECURITIES LAWS. In obtaining the consents of their shareholders to the matters described in Section 7.1 hereof, VIBC and BOS and their officers, directors, controlling shareholders, and representatives, will, in all respects, comply with Sections 10 and 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the SEC promulgated thereunder, the rules and regulations of the OTS promulgated thereunder, if applicable, and the securities laws of all states in which shareholders of BOS or VIBC reside, if required. Without in any way limiting the generality of the forgoing, VIBC and BOS agree with the other that the Notice of Meeting, Proxy Statement submitted in connection therewith, form of Proxy, and other solicitation materials that will be used by them in soliciting the aforesaid shareholder approvals and authorizations (collectively, the "Proxy Materials"):

                  (a) Will be filed with, and not be used before the same are cleared for use by the SEC and the OTS and, to the extent required, the securities administrators of all states in which their shareholders reside;

                  (b) Will contain all of the information required by the 1934 Act and the rules and regulations of the SEC and OTS thereunder; and

                  (c) Will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that neither party warrants the accuracy or completeness of any information contained therein which is furnished to it by the other relating to the business, assets, properties, financial condition or management of the other or any corporation or person affiliated therewith.

         VIBC and BOS will use their respective best efforts to obtain clearance by all appropriate regulatory authorities for the use of their Proxy Materials. VIBC and BOS will consult and cooperate with the other in the preparation of all such Proxy Materials for the BOS Meeting and the VIBC Meeting.

                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF BOS

         All obligations of BOS to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless



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compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by BOS:

         8.1 CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of VIBC contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         8.2 PERFORMANCE OF OBLIGATIONS. VIBC shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by VIBC at or prior to the Closing Date.

         8.3 ABSENCE OF MATERIAL CHANGES. Between the date of this Agreement and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, VIBC has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of VIBC taken as a whole; (b) no material adverse change in the business, operations, financial condition, income, or prospects of VIBC; and (c) an absence of the institution of litigation involving VIBC or any of its assets (including VIB) which, if determined adverse to VIBC or VIB, would have a material adverse effect upon VIBC taken as a whole, unless BOS shall have received an opinion satisfactory to it of counsel handling such matter stating that such action or proceeding will not, in all likelihood, have a material adverse effect upon VIBC.

         8.4 OFFICERS' CERTIFICATE. There shall have been delivered to BOS at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of VIBC certifying, to the best of their knowledge, compliance by VIBC with all of the provisions of Sections 8.1, 8.2, and 8.3 of this Agreement.

         8.5 RECEIPT OF LEGAL OPINION. BOS shall have received a legal opinion from Horgan, Rosen, Beckham & Coren, L.L.P., counsel for VIBC, addressed to BOS and dated the Closing Date and substantially in the form set forth on Schedule
8.5 hereto or in such other form as agreed to by the parties.

         8.6 FAIRNESS OPINION. BOS shall have received an opinion from an investment banking or bank consulting firm on or before the date the Proxy Materials are first mailed for the BOS Meeting to the effect that the Transactions contemplated by this Agreement are fair and equitable to the holders of BOS Stock.

         8.7 APPOINTMENT OF VIBC DIRECTOR. VIBC shall have delivered to BOS at the Closing a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of Mr. Ed L. Hickman by VIBC to the VIBC Board of Directors, as required by Section 1.12 hereof, effective as of the Closing Date.

         8.8 CLOSING DOCUMENTS. VIBC shall have delivered to BOS the Closing documents required pursuant to Schedule 2.3 and Section 2.3 of this Agreement.



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                                   ARTICLE IX

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF VIBC

         All obligations of VIBC to consummate the Transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions precedent, unless compliance with or the occurrence of any one or more of such conditions precedent is waived in writing by VIBC:

         9.1 CONTINUED ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BOS contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

         9.2 PERFORMANCE OF OBLIGATIONS. BOS shall have performed and satisfied in all material respects all of the covenants, agreements, obligations and conditions required by this Agreement to be performed and satisfied by BOS at or prior to the Closing Date.

         9.3 ABSENCE OF MATERIAL CHANGES. Between the date of this Agreement and the Closing Date there shall have been: (a) no damage, destruction, whether or not covered by insurance (except damage, destruction or loss for which, prior to the Closing Date, BOS has been compensated by insurance in such measure as to fully cover the replacement or repair of all damage, destruction or loss) or Operating Loss, materially and adversely affecting the business or prospects of BOS taken as a whole; (b) no material adverse change in the business, operations, financial condition, income, or prospects of BOS; and (c) an absence of the institution of litigation involving BOS or any of its assets which, if determined adverse to BOS, would have a material adverse effect upon BOS, unless VIBC shall have received an opinion satisfactory to it of counsel handling such matter stating that such action or proceeding will not, in all likelihood, have a material adverse effect upon BOS.

         9.4 AFFILIATE'S LETTERS. BOS shall have delivered to VIBC Affiliate's Letters, substantially in the form of Exhibit "C" hereto, signed by each of its affiliates, in accordance with Section 1.14 hereof.

         9.5 RESIGNATION AND APPOINTMENT OF DIRECTORS. BOS shall have delivered to VIBC at the Closing the written resignations as directors of BOS, effective as of the Closing Date, of Messrs. Beimler and Warlick. BOS also shall have delivered to VIBC at the Closing a copy of resolutions duly adopted by its Board of Directors, which copy shall be certified by its Corporate Secretary, providing for the appointment of Messrs. Foss and Kern to the BOS Board of Directors, as required by Section 1.11 hereof, effective as of the Closing Date.

         9.6 OFFICERS' CERTIFICATE. There shall have been delivered to VIBC at the Closing a certificate executed by the President and Chief Executive Officer, by the Corporate Secretary, and by the Chief Financial Officer of BOS certifying, to the best of their knowledge, compliance by BOS with all of the provisions of Sections 9.1, 9.2, 9.3, 9.4 and 9.5 of this Agreement.

         9.7 RECEIPT OF LEGAL OPINION. VIBC shall have received a legal opinion from McCormick, Barstow, Sheppard, Wayte & Carruth, LLP, counsel for BOS, addressed to VIBC and



                                 -49-      A-56

BOS Interim Bank and dated the Closing Date, substantially in the form set forth as Schedule 9.7 hereto or in such other form as agreed to by the parties.

         9.8 FAIRNESS OPINION. VIBC shall have received an opinion from an investment banking or bank consulting firm on or before the date the Proxy Materials are first mailed for the VIBC Meeting to the effect that the Transactions contemplated by this Agreement are fair and equitable to the holders of VIBC Stock.

         9.9 CLOSING DOCUMENTS. BOS shall have delivered to VIBC the Closing documents required pursuant to Schedule 2.3 and Section 2.3 of this Agreement.

                                    ARTICLE X

                       CONDITIONS PRECEDENT TO THE MERGER

         The obligations of VIBC and BOS to proceed with the Merger and the Transactions provided for herein are subject to the fulfillment, at or prior to the Effective Time of Merger, of the following conditions:

         10.1 PERMITS AND APPROVALS. Appropriate permits or approvals from the OTS, the Federal Reserve System, and any other governmental agencies having jurisdiction which are necessary to carry out the Transactions contemplated in this Agreement, shall have been received without the imposition of any conditions or requirements which, in the reasonable opinion of the affected party, are materially burdensome or undesirable, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. Section 1828(c)(6). Said permits and approvals shall be on terms and conditions acceptable to VIBC and BOS and shall include, but shall not be limited to, the following:

                  (a) Prior written approval from the OTS to organize BOS Interim Bank;

                  (b) Issuance of a charter for BOS Interim Bank by the OTS;

                  (c) Prior written approval from the OTS for BOS to merge with BOS Interim Bank pursuant to 12 U.S.C. Section 1828(c)(2)(D);

                  (d) Receipt of approval from the Board of Governors of the Federal Reserve System under the Bank Holding Company Act 1956, as amended, for VIBC to acquire control of BOS; and

                  (e) The declaration as effective by the SEC of a registration statement under the Securities Act of 1933, as amended, with respect to the shares of VIBC Stock to be issued upon consummation of the Merger, and the approvals of any requisite state securities administrators.

         10.2 TAX RULING OR OPINION. Receipt by the parties of a ruling issued by the Internal Revenue Service or, in lieu thereof, the opinion of Vavrinek, Trine, Day & Co., L.L.P., to the effect that:



                                 -50-      A-57

                  (a) The Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and VIBC, BOS, and BOS Interim Bank are parties to a reorganization under Section 368(d) of the Code;

                  (b) No gain or loss will be recognized by the parties as a result of the Merger;

                  (c) The basis and holding periods of the assets and liabilities exchanged between the parties to the Merger will be the same as the basis and holding periods of those assets and liabilities prior to the Merger;

                  (d) No gain or loss will be recognized by the holders of BOS Stock upon the conversion of their shares of BOS Stock into shares of VIBC Stock (except for any fractional share interests to which they may be entitled);

                  (e) Where BOS's shareholders hold their BOS Stock as a capital asset, the basis of VIBC Stock to be received by BOS shareholders will be the same as the basis of BOS Stock converted into VIBC Stock;

                  (f) Where BOS's shareholders hold their BOS Stock as a capital asset, the holding period of VIBC Stock to be received by holders of BOS Stock will be the same as the holding period of BOS Stock converted into VIBC Stock; and

                  (g) Where cash is received by a shareholder of BOS in lieu of a fractional share interest in VIBC Stock, the cash will be treated as being received by the shareholder as a distribution in redemption of his or her fractional share interest, subject to the provisions and limitations of Section 302 of the Code.

         10.3 ABSENCE OF LITIGATION. On the Closing Date and at the Effective Time of the Merger:

                  (a) There shall be no action pending before any court of competent jurisdiction in which any injunction is sought by any governmental authority against the Transactions contemplated hereby, unless VIBC shall have received an opinion satisfactory to it of counsel handling such matter for VIBC or BOS stating that such action or proceeding will not, in all likelihood, result in a restraint or prohibition; and

                  (b) There shall be in effect no order, writ, injunction or decree of any court or governmental authority prohibiting the consummation of any of the Transactions contemplated hereby.

         10.4 SHAREHOLDER APPROVALS.

                  (a) APPROVAL OF MERGER. This Agreement shall have been approved by the holders of at least two-thirds of the issued and outstanding shares of BOS Stock entitled to vote, by the holder of at least two-thirds of the issued and outstanding shares of BOS Interim Bank Stock entitled to vote, and by the holders of at least a majority of the issued and outstanding shares of VIBC Stock entitled to vote.



                                 -51-      A-58

                  (b) OTHER ACTIONS. Any and all other actions required by the shareholders of BOS to authorize or effect the Transactions called for herein shall have been duly and validly taken.

         10.5 CONTINUITY OF INTEREST. Taking into account payments to, and proposed payments to, holders of Dissenting BOS Shares and Dissenting VIBC Shares and payments of expenses incurred in connection with the Transactions called for herein, after the Effective Time of the Merger BOS will hold at least 90% of the fair market value of the net assets and 70% of the fair market value of the gross assets owned by both it and BOS Interim Bank immediately before the Effective Time of the Merger. All redemptions and distributions made by BOS immediately preceding the Effective Time of the Merger and which are part of this Agreement will be considered as assets held by BOS immediately prior to the Effective Time of the Merger. No fact, circumstance or event shall have occurred or is reasonably likely to occur that would cause the Merger not to be deemed a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, or that would cause the Merger to not qualify for pooling-of-interests accounting treatment, including without limitation payments made on account of fractional shares of VIBC Stock to be issued in consideration of BOS Stock in the Merger, Dissenting BOS Shares and Dissenting VIBC Shares.

                                   ARTICLE XI

                                   TERMINATION

         11.1 TERMINATION OF THIS AGREEMENT. This Agreement shall terminate and be of no further force and effect as between the parties hereto, except as to liability for a material breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

                  (a) Immediately upon the expiration of 30 days from the date that VIBC has given notice to BOS of breach or default by BOS in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder; provided, however, that no such termination shall be effective if, within said 30-day period, BOS shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

                  (b) Immediately upon the expiration of 30 days from the date that BOS has given notice to VIBC of breach or default by VIBC in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder provided, however, that no such termination shall be effective if, within said 30-day period VIBC shall have substantially corrected and cured the grounds for the termination as set forth in said notice of termination;

                  (c) Upon the expiration of 30 days after the OTS, the FRB or any other applicable regulatory agency denies or refuses in writing to grant the approvals, nondisapprovals, consents, or authorizations required to be obtained in order to consummate the Transactions contemplated by this Agreement, unless within said 30-day period the parties hereto agree to appeal or resubmit the application to the regulatory authority which has denied or refused to grant such approval, nondisapproval, consent, authorization or ruling, as the case may be;



                                 -52-      A-59

                  (d) Immediately after: (i) VIBC is notified by BOS or VIBC otherwise becomes aware that, pursuant to Section 5.6, BOS has received a Qualifying Strategic Transaction Proposal; and (ii) payment by BOS to VIBC of the Termination Fee pursuant to Section 11.4(a) hereof;

                  (e) Immediately after: (i) BOS is notified by VIBC or BOS otherwise becomes aware that, pursuant to Section 6.5, VIBC has received a Qualifying Strategic Transaction Proposal that is not a VIBC Acquisition Transaction; and (ii) VIBC has provided BOS with evidence showing that VIBC has used its best efforts by taking all reasonable measures necessary to provide for the inclusion of BOS in the Qualifying Strategic Transaction; and (iii) payment by VIBC of the Termination Fee pursuant to Section 11.4(a) hereof; provided, however, in the event VIBC has received a Qualifying Strategic Transaction Proposal that is not a VIBC Acquisition Transaction and that does not require VIBC to abandon the Merger as a condition to the consummation of the transaction contemplated by the Qualifying Strategic Transaction Proposal, then, at BOS's option by written notice to VIBC, this Agreement will not be terminated and VIBC shall not be obligated to pay BOS the Termination Fee pursuant to Section 11.4(a) hereof; or (iv) VIBC is notified by BOS that VIBC has breached this Agreement as set forth in Section 6.5(c) and payment by VIBC of the Termination Fee pursuant to Section 11.4(a) hereof.

                  (f) By notice by VIBC to BOS or by BOS to VIBC, if the Closing has not occurred on or before January 31, 1999, but subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to January 31, 1999, unless said date shall be extended by the mutual agreement of the parties hereto and unless such failure results primarily from any material breach pursuant to Sections 11.1(a) or (b) or by virtue of the events described in Sections 11.1(c), (d) or (e); or

                  (g) Upon the mutual agreement of the parties hereto.

         11.2 IMMATERIAL BREACH. Notwithstanding anything to the contrary contained herein, no party hereto shall have the right to terminate this Agreement on account of its own breach or due to any immaterial breach by any other party hereto of any covenant, agreement, representation, warranty, duty or obligation hereunder.

         11.3 EFFECT OF TERMINATION. If this Agreement shall be terminated as provided herein, each party shall redeliver all documents, work papers and other material of the other party relating to the Transactions contemplated herein to the party furnishing the same, except that the foregoing shall not apply to any documents, work papers, material or information which is a matter of public knowledge. No termination of this Agreement under this Article XI for any reason or in any manner, except as permitted by Sections 11.1 (f), (g) and (h), shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material and bad faith breach, default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein; provided, however, neither party shall be liable to the other for termination pursuant to Section 11.1(c) for the failure of the OTS, the FRB, or any other applicable regulatory agency to grant the approvals, nondisapprovals, consents, or authorizations required if the failure is not the result of a material breach by that party of a



                                 -53-      A-60
representation, warranty or covenant set forth in this Agreement. If, however, such termination shall result from an election to terminate by VIBC pursuant to
Section 11.1(a), then BOS shall pay to VIBC, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the Liquidated Damages as set forth in Section 11.4(b). If, however, such termination shall result from an election to terminate by BOS pursuant to Section 11.1(b), then VIBC shall pay to BOS, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty for forfeiture, the Liquidated Damages as set forth in
Section 11.4(b). If, however, such termination shall result from an election to terminate by VIBC or BOS pursuant to Section 11.1(d), then BOS shall pay to VIBC the Termination Fee pursuant to Section 11.4(a). If, however, such termination shall result from an election to terminate by BOS or VIBC pursuant to Section 11.1(e), then VIBC shall pay to BOS the Termination Fee pursuant to Section 11.4(a).

         11.4 TERMINATION FEE AND LIQUIDATED DAMAGES.

                  (a) TERMINATION FEE. The Termination Fee shall be the amount of $750,000 (the "Termination Fee") in the event this Agreement is terminated pursuant to Section 11.1(d) or Section 11.1(e).

                  (b) LIQUIDATED DAMAGES. As reasonable and full liquidated damages and reasonable compensation for the loss sustained and not as a penalty or forfeiture in the event that this Agreement is terminated pursuant to Section 11.1(a) or Section 11.1(b), the liquidated damages shall be the amount of $150,000 (the "Liquidated Damages").

                  (c) EXCLUSIVE REMEDY. Except in the event the responsible party fails to pay the Termination Fee or the Liquidated Damages, as applicable, within ten business days after receipt of an invoice therefor, which period shall be extended by an additional reasonable time if the responsible party has reasonably disputed the existence or amount of such obligations, timely receipt of such payment shall constitute an exclusive remedy, and following such receipt and acceptance, the receiving party shall be barred from recovering damages for any breach of any term of this Agreement.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 EXPENSES. VIBC and BOS agree that VIBC and BOS shall each bear their own expenses incurred in connection with the negotiation, preparation, and performance of this Agreement, including legal and accounting fees, printing costs, filing fees, and other necessary expenses regardless of whether the Merger or any of the Transactions contemplated under this Agreement are consummated.

         12.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:



                                 -54-      A-61

         (i)      If to VIBC, to:
                  VIB Corp
                  1498 Main Street
                  El Centro, California 92243
                  Attention: Mr. Dennis L. Kern, President and CEO
                           Fax: (760) 337-3229

                  With a copy to:
                  Horgan, Rosen, Beckham & Coren, L.L.P.
                  21700 Oxnard Street, Suite 1400
                  Woodland Hills, California  91365-4335
                  Attention: S. Alan Rosen, Esq.
                           Fax: (818) 340-6190

         (ii)     If to BOS, to:
                  Bank of Stockdale, F.S.B.
                  5151 Stockdale Highway
                  Bakersfield, California 93309
                  Attention: Mr. Ed L. Hickman, President and CEO
                           Fax: (805) 833-9469

                  With a copy to:
                  McCormick, Barstow, Sheppard, Wayte & Carruth, LLP 5 Riverpark Place East
                  Fresno, California 93720
                  Attention: Kenneth Alan Baldwin, Esq.
                           Fax: (209) 433-2485

         The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
Section 12.2. Any notice, demand or other communications given pursuant to the provisions of this Section 12.2 shall be deemed to have been given on the date actually delivered or the business day following the date sent by overnight delivery, as the case may be.

         12.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that except as otherwise contemplated hereby, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto without the prior written consent of the other parties to this Agreement.

         12.4 THIRD PARTY BENEFICIARIES. BOS and VIBC intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than BOS or VIBC.

         12.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.



                                 -55-      A-62

         12.6 GOVERNING LAW. This Agreement is made and entered into in the State of California and the internal laws (without regard to the conflict of law provisions thereof) of that state shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder, except as required by applicable provisions of Title 12 of the United States Code.

         12.7 CAPTIONS. The captions contained in this Agreement and the Exhibits and Schedules hereto are for convenience of reference only and do not form a part of or affect the interpretation of this Agreement.

         12.8 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto are an integral part of this Agreement and each Exhibit and Schedule shall be applicable as if set forth in full in the text hereof only with respect to the sections of this Agreement to which it is cross-referenced. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information set forth on a Schedule which expressly cross-references to the section where the absolute or unconditional representation is contained.

         12.9 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties hereto contained in this Agreement or any Exhibit or Schedule hereto shall terminate after the Effective Time of the Merger and shall be of no further force and effect. Nothing in this Article XII shall be construed as limiting the applicable statute of limitations in the event the Transactions are not consummated.

         12.10 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

         12.11 ATTORNEYS' FEES. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, the substantially prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the other party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs.

         12.12 KNOWLEDGE. In all representations and warranties concerning the knowledge of BOS, VIBC or VIB, wherever included herein, there shall be imputed to BOS, VIBC or VIB the actual and constructive knowledge and notice of their respective current directors and executive officers.



                                 -56-      A-63

         12.13 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

         12.14 CONSENTS. Any and all consents required to be obtained from any of the parties hereto under this Agreement shall not be unreasonably withheld and shall be deemed given unless the requesting party receives written notice to the contrary from the party to whom such request is made within ten business days after request therefor.

         12.15 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining terms hereof shall provide for the consummation of the Transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

         12.16 PRESS RELEASE. No press release or other public disclosure of matters related to this Agreement of any of the Transactions contemplated hereby shall be made by VIBC, BOS Interim Bank, or BOS unless the other parties shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

         12.17 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, and which arises after the effective date of this Agreement, shall be settled by arbitration to take place in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         BANK OF STOCKDALE, F.S.B.                                VIB CORP
         By:    /s/ Ed L. Hickman                                 By:    /s/ Dennis L. Kern
            ----------------------------------------                 ---------------------------------------
                Ed L. Hickman                                            Dennis L. Kern
         Its:  President and Chief Executive Officer              Its: President and Chief Executive Officer

         By:    /s/ Fred H. Carlisle, Jr.                         By:    /s/ Charlotte Studer
            ----------------------------------------                 ---------------------------------------
                Fred H. Carlisle, Jr.                                   Charlotte Studer
         Its: Corporate Secretary                                 Its: Corporate Secretary



                                 -57-      A-64

                                   EXHIBIT "A"


                                MERGER AGREEMENT
                            (ARTICLES OF COMBINATION)


        THIS MERGER AGREEMENT (this "Agreement") is made this ___ day of _________________, 1998, by and between BOS INTERIM BANK, a federal savings bank (hereinafter referred to as "BOS Interim Bank"), and BANK OF STOCKDALE, F.S.B., a federal savings bank (hereinafter referred to as "BOS"), with reference to the following:


                                 R E C I T A L S

        WHEREAS, BOS is a federal stock savings bank duly organized, validly existing and in good standing under the laws of the United States of America with 1,212,265 shares of its $4.00 par value common stock outstanding;

        WHEREAS, BOS Interim Bank is a federal stock savings bank established as a wholly-owned interim federal stock savings bank subsidiary of VIB Corp ("VIBC") and is duly organized, validly existing and in good standing under the laws of the United States of America with ____________ shares of its $4.00 par value common stock outstanding;

        WHEREAS, VIBC and BOS have entered into that certain Agreement and Plan of Reorganization dated September 15, 1998 (the "Acquisition Agreement") providing for the acquisition of BOS by VIBC through the merger of BOS with BOS Interim Bank under the charter and title of BOS (the "Merger");

        WHEREAS, both BOS Interim Bank and BOS wish to complete the acquisition by consummating the Merger;

        WHEREAS, the Boards of Directors of each of VIBC, BOS and BOS Interim Bank have approved this Agreement and have authorized its execution and delivery and the sole shareholder of BOS Interim Bank and the shareholders of VIBC and BOS have approved this Agreement and the transactions contemplated hereby; and

        WHEREAS, the prior written approval of the Office of Thrift Supervision is required to consummate the Merger;

        NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the parties hereto hereby agree as follows:


                                A G R E E M E N T

        SECTION 1. MERGED BANK. At the Effective Time of the Merger (as that term is defined in the Acquisition Agreement), BOS Interim Bank and BOS shall be merged under the charter of BOS (the "Merged Bank").

        SECTION 2. CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of BOS, 5151 Stockdale Highway, Bakersfield, California 93309, on the date fixed therefor pursuant to Section
2.1 of the Acquisition Agreement.

        SECTION 3. NAME. The name of the Merged Bank shall be "Bank of Stockdale, F.S.B."

        SECTION 4. BUSINESS; OFFICES. The business of the Merged Bank shall be that of a federal savings bank. This business shall be conducted by the Merged Bank at its main office located at 5151 Stockdale Highway, Bakersfield, California 93309, and at its legally established branches and loan production offices.

        SECTION 5. CAPITAL. The capital account of the Merged Bank at the Effective Time of the Merger shall be equal to the combined capital accounts of BOS and BOS Interim Bank, adjusted, however, for normal earnings and expenses up to the Effective Time of the Merger. The authorized capitalization of the Merged Bank shall be 10,000,000 shares of common stock, par value $4.00 per share.

        SECTION 6. ASSETS; LIABILITIES. All assets of each of BOS and BOS Interim Bank, as they exist immediately prior to the Effective Time of the Merger, shall pass to and vest in the Merged Bank without any conveyance or other transfer. The Merged Bank shall be responsible for all of the liabilities of every kind and description of each of BOS Interim Bank and BOS existing as of the Effective Time of the Merger and there shall be no change in the basis upon which savings accounts of the Merged Bank shall be issued.

        SECTION 7. OUTSTANDING STOCK. At the Effective Time of the Merger, the shareholders of BOS (with the exception of shareholders of BOS who have perfected their dissenters' rights) shall be entitled to receive ________ shares of VIBC Stock (as that term is defined in the Acquisition Agreement), plus cash in lieu of fractional interests, as specified in Section 1.2(c) and Section 1.5 of the Acquisition Agreement, for each share of the BOS Stock (as that term is defined in the Acquisition Agreement) then held by them, and each share of the common stock of BOS Interim Bank shall be automatically converted into one share of the common stock of the Merged Bank.

        SECTION 8. DIVIDENDS. Neither BOS Interim Bank nor BOS shall declare or pay any dividend to its shareholders between the date of this Agreement and the Effective Time of the Merger, or dispose of any of its assets in any other manner except in the normal course of business and for adequate value.

        SECTION 9. BOARD OF DIRECTORS; OFFICERS. The persons serving as the Board of Directors of BOS immediately prior to the Effective Time of the Merger, with the exception of Messrs. Irving R. Beimler and Jeffery W. Warlick, plus two nominees by VIBC duly approved by the BOS Board of Directors, at and after the Effective Time of the Merger shall become and be the Board of Directors of the Merged Bank, and such persons shall serve as the directors of the Merged Bank until such time as their successors have been elected and qualified. The names, residence addresses and terms of office of each of the 14 directors are as follows:

        Name                 Residence Address                                  Term (No. of Years)
        ----                 -----------------                                  -------------------
1.      Jim Banducci         2221 Myrtle St., Bakersfield, CA 93301                    2
2.      John Brock, Jr.      2205 Haggin Oaks Blvd., Bakersfield, CA 93311             2
3.      Dwight E. Byrum      1708 Clubview Drive, Bakersfield, CA 93309                1



                                 -2-      A-66

4.      Fred H. Carlisle, Jr.  6515 Mt. Shasta Dr., Bakersfield, CA 93309              2
5.      James F. Dandy         3808 Amberwood Lane, Bakersfield, CA 93309              3
6.      Richard D. Foss        231 Horne Road, El Centro, CA 92243                     3
7.      Earle J. Gibbons       Star Route, Box 39A, Granite Station, Bakersfield,      3
                               CA 93308
8.      Ed L. Hickman          7219 Meadowbrook Way, Bakersfield, CA 93309             1
9.      Thomas S. Kelly        712 Vista Verde Way, Bakersfield, CA 93309              2
10.     Dennis L. Kern         1888 Haskell Dr., El Centro, CA 92243                   3
11.     Thomas J. Phillips     1411 Panorama Drive, Bakersfield, CA 93305              1
12.     Ken Sorenson           829 Leeds, Bakersfield, CA 93311                        3
13.     Marvin E. Steinert     2913 Summit Circle, Bakersfield, CA 93306               3
14.     Richard P. Wilson      1605 Fieldspring, Bakersfield, CA 93311                 3

The executive officers of BOS immediately prior to the Effective Time of the Merger at and after the Effective Time of the Merger shall become and be the executive officers of the Merged Bank, and such persons shall serve at the pleasure of the Merged Bank's Board of Directors.

        SECTION 10. CHARTER AND BYLAWS OF MERGED BANK. The Charter and Bylaws of BOS as in effect immediately prior to the Effective Time of the Merger, copies of which are attached hereto as Exhibits "A" and "B," respectively, shall be the Charter and Bylaws of the Merged Bank.

        SECTION 11. CONDITIONS. The obligations of the parties to proceed with the Closing are subject to the satisfaction or waiver at or prior to the Closing of all of the conditions to the Merger set forth herein and in the Acquisition Agreement.

        SECTION 12. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

               (a) by the written agreement of BOS Interim Bank, VIBC and BOS;

               (b) by BOS Interim Bank or BOS if the Closing shall not have been consummated on or before January 31, 1999, subject to the expiration of any statutory waiting periods following receipt of any required regulatory approvals received prior to January 31, 1999, or such other date, if any, upon which BOS Interim Bank, VIBC and BOS may agree in writing; or

               (c) automatically in the event the Acquisition Agreement is terminated in accordance with its terms.

        SECTION 13. APPROVALS. This Agreement has been approved and/or ratified and confirmed by the affirmative vote of the holders of BOS Stock owning at least two-thirds of its capital stock outstanding, with ____________ shares voting in favor, ____________ shares voting against, and _____________ shares abstaining, by the sole shareholder of BOS Interim Bank, by unanimous written consent or at a meeting held on the call of the Board of Directors, and by the affirmative vote of the holders of VIBC Stock owning at least a majority of its capital stock outstanding, with _______________ shares voting in favor, ______________ shares voting against, and _______________ shares abstaining; and the Merger shall become effective at the time specified on the endorsement of these Articles of Combination by the Office of Thrift Supervision of the United States.



                                 -3-      A-67

        WITNESS the signatures and seals of the merging banks, BOS Interim Bank and BOS, this ____ day of ___________, 1998, each set by its President and Secretary, pursuant to a resolution of its Board of Directors, acting by a majority, and verified by its Secretary.

                                            BOS INTERIM BANK (In Organization)

 [seal]

                                            By:
                                               ---------------------------------

                                                   -----------------------------
                                                   President and
                                                   Chief Executive Officer

                                            By:
                                               ---------------------------------

                                                   -----------------------------
                                                   Corporate Secretary

        I further declare under penalty of perjury that the matters set forth in this document are true and correct of my own knowledge.

                                                   -----------------------------

                                                   -----------------------------


                            BANK OF STOCKDALE, F.S.B.

 [seal]

                                            By:
                                               ---------------------------------
                                                 Ed L. Hickman
                                                 President and
                                                 Chief Executive Officer

                                            By:
                                               ---------------------------------
                                                 Fred H. Carlisle, Jr.
                                                 Corporate Secretary

        I further declare under penalty of perjury that the matters set forth in this document are true and correct of my own knowledge.


                                               ---------------------------------
                                                   Fred H. Carlisle, Jr.



                                 -4-      A-68

                                  EXHIBIT "B-1"


                              DIRECTOR'S AGREEMENT


        THIS DIRECTOR'S AGREEMENT (this "Director's Agreement"), is made as of this 15th day of September, 1998, by and among VIB Corp, a California corporation ("VIBC"), and the director of Bank of Stockdale, F.S.B., a federal savings bank ("BOS"), whose name is set forth under "Director" on the signature page hereof (the "Director"). VIBC is contemporaneously herewith entering into agreements with other directors of BOS, which agreements are identical in all respects hereto, except as to (a) the number of shares of BOS's common stock, $4.00 par value (the "BOS Stock") owned by such other directors, and (b) the name and address of the other directors. The Director and such other persons shall hereinafter be referred to as to the "Directors" and this Agreement and such other agreements as the "Director's Agreements." This Director's Agreement is made with reference to the following:

                                 R E C I T A L S

        WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of September 15, 1998, entered into by and among VIBC and BOS, provides for the acquisition by VIBC of one hundred percent (100%) of the BOS Stock, through the merger (the "Merger") of BOS with an interim bank which shall be a wholly-owned subsidiary of VIBC ("BOS Interim Bank"); and

        WHEREAS, as a condition precedent to the obligations of VIBC and BOS under Section 1.13 of the Agreement, the Director and all the Directors shall have entered into Director's Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

        NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:

                                A G R E E M E N T

                                    ARTICLE I

                              COVENANTS OF DIRECTOR

        1.1 Vote of Shareholders. At the meeting of shareholders of BOS referred to in Section 7.1 of the Agreement (the "Meeting"), the Director shall vote or cause to be voted the shares of BOS Stock indicated as owned or controlled by such Director in Schedule I attached hereto, and any other shares of BOS Stock now owned or hereafter acquired or controlled by such Director, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Agreement which requires the approval of the shareholders of BOS.

        1.2 Other Contracts. From and after the date of this Director's Agreement, the Director shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Director to comply with all the terms of this Director's Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Director's shares of BOS Stock.

        1.3 Updating Information. In the event that the Director shall discover that any representation or warranty made herein by him was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Director made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Director shall deliver to VIBC a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which VIBC may otherwise have under this Director's Agreement.

        1.4 Agreement to Recommend. The Director agrees that, upon the execution of this Director's Agreement, he shall at all times use his best efforts in order to obtain the approval of the shareholders of BOS of the principal terms of the Merger, and any other matter contemplated by the Agreement which requires approval of the shareholders of BOS and shall recommend the approval of such matters by the shareholders of BOS at the Meeting.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF DIRECTOR

        2.1 Representations and Warranties of Director. The Director represents and warrants to, and agrees with, VIBC as follows:

               (a) Capacity. The Director has all requisite capacity to enter into and to perform the Director's obligations under this Director's Agreement.

               (b) Agreement. The Director has received a copy of the Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Director's Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

               (c) Binding Agreement. This Director's Agreement has been duly executed and delivered by such Director and constitutes a valid and legally binding agreement of such Director.

               (d) Ownership of Shares, Etc. Schedule I hereto correctly sets forth the number of shares of BOS Stock owned by the Director or with respect to which such Director has sole or shared voting power, and the Director has good and marketable title to all such shares of BOS Stock free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

               (e) Relationship with BOS. The Director is a director of BOS.



                                 -2-      A-70

               (f) Non-Contravention. The execution and delivery of this Agreement by the Director does not, and the performance by the Director of the Director's obligations hereunder and the consummation by the Director of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Director is a party or by which the Director is bound, or any statute, rule or regulation to which the Director or any of the Director's property is subject.

                                   ARTICLE III

                                   TERMINATION

        3.1 Automatic Termination. This Director's Agreement shall automatically terminate and be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Director's Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Director's expenses in connection with the negotiation and documentation of this Director's Agreement by BOS.

        4.2 Notices, Etc. All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

               (a) If to the Director, to the address set forth in Schedule I attached hereto.

                      With a copy to:

                      Bank of Stockdale, F.S.B.
                      5151 Stockdale Highway
                      Bakersfield, California 93309
                      Attention: Mr. Ed L. Hickman, President and CEO
                             Fax: (805) 833-9469

                      With an additional copy to:

                      McCormick, Barstow, Sheppard, Wayte & Carruth, LLP 5 Riverpark Place East
                      Fresno, California 93720
                      Attention: Kenneth Alan Baldwin, Esq.
                             Fax: (209) 433-2485



                                 -3-      A-71

                      (b) If to VIBC, to:

                      VIB Corp
                      1498 Main Street
                      El Centro, California 92243
                      Attention: Mr. Dennis L. Kern, President and CEO
                             Fax: (760) 337-3229

                      With a copy to:

                      Horgan, Rosen, Beckham & Coren, L.L.P.
                      21700 Oxnard Street, Suite 1400
                      Woodland Hills, California 91365-4335
                      Attention: S. Alan Rosen, Esq.
                             Fax: (818) 340-6190

or such other address as any party may have furnished in writing to the other parties.

        4.3 Entire and Sole Agreement. The making, execution and delivery of this Director's Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Director's Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        4.4 Successors and Assigns. Except as otherwise provided in this Director's Agreement, all covenants and agreements of the parties contained in this Director's Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        4.5 Governing Law. This Director's Agreement shall construed and enforced in accordance with and governed by the laws of the State of California.

        4.6 Counterparts. This Director's Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4.7 Amendment, Supplement and Waiver. This Director's Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

        4.8 Headings. The headings in this Director's Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.



                                 -4-      A-72

        4.9 Specific Performance. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.

        4.10 Several Obligations. All duties and obligations of the Director executing this Director's Agreement shall be several and not joint with the duties and obligations of other Directors executing similar Directors' Agreements with VIBC.

               IN WITNESS WHEREOF, the parties hereto have caused this Director's Agreement to be duly executed as of the date first above written.

DIRECTOR                                VIB CORP

_____________________________           By: ________________________________
        (Name)                                    Dennis L. Kern
                                        Its:      President and Chief Executive
                                                  Officer
_____________________________
        (Signature)





                                 -5-      A-73

                                   SCHEDULE I

NAME OF DIRECTOR:                       _____________________________

ADDRESS OF DIRECTOR:                    _____________________________

                                        _____________________________

                                        _____________________________




CERTIFICATE NUMBER              NUMBER OF SHARES             REGISTERED OWNER(S)
------------------              ----------------             -------------------












DESCRIBE ANY LIENS:
-------------------




                                 -6-      A-74

                                  EXHIBIT "B-2"


                              DIRECTOR'S AGREEMENT


        THIS DIRECTOR'S AGREEMENT (this "Director's Agreement"), is made as of this 15th day of September, 1998, by and among Bank of Stockdale, F.S.B., a federal savings bank ("BOS") and the director of VIB Corp, a California corporation ("VIBC"), whose name is set forth under "Director" on the signature page hereof (the "Director"). BOS is contemporaneously herewith entering into agreements with other directors of VIBC, which agreements are identical in all respects hereto, except as to (a) the number of shares of VIBC's common stock, no par value (the "VIBC Stock") owned by such other directors, and (b) the name and address of the other directors. The Director and such other persons shall hereinafter be referred to as to the "Directors" and this Agreement and such other agreements as the "Director's Agreements." This Director's Agreement is made with reference to the following:

                                 R E C I T A L S

        WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of September 15, 1998, entered into by and among VIBC and BOS, provides for the acquisition by VIBC of one hundred percent (100%) of the BOS Stock, through the merger (the "Merger") of BOS with an interim bank which shall be a wholly-owned subsidiary of VIBC ("BOS Interim Bank"); and

        WHEREAS, as a condition precedent to the obligations of VIBC and BOS under Section 1.13 of the Agreement, the Director and all the Directors shall have entered into Director's Agreements concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

        NOW, THEREFORE, in order to effectuate the transactions set forth above and in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:

                                A G R E E M E N T

                                    ARTICLE I

                              COVENANTS OF DIRECTOR

        1.1 Vote of Shareholders. At the meeting of shareholders of VIBC referred to in Section 7.1 of the Agreement (the "Meeting"), the Director shall vote or cause to be voted the shares of VIBC Stock indicated as owned or controlled by such Director in Schedule I attached hereto, and any other shares of VIBC Stock now owned or hereafter acquired or controlled by such Director, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Agreement which requires the approval of the shareholders of VIBC.

        1.2 Other Contracts. From and after the date of this Director's Agreement, the Director shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Director to comply with all the terms of this Director's Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Director's shares of VIBC Stock.

        1.3 Updating Information. In the event that the Director shall discover that any representation or warranty made herein by him was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Director made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Director shall deliver to BOS a statement specifying that it is delivered pursuant to this Section 1.3 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which BOS may otherwise have under this Director's Agreement.

        1.4 Agreement to Recommend. The Director agrees that, upon the execution of this Director's Agreement, he or she shall at all times use his or her best efforts in order to obtain the approval of the shareholders of VIBC of the principal terms of the Merger, and any other matter contemplated by the Agreement which requires approval of the shareholders of VIBC and shall recommend the approval of such matters by the shareholders of VIBC at the Meeting.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                   OF DIRECTOR

        2.1 Representations and Warranties of Director. The Director represents and warrants to, and agrees with, BOS as follows:

               (a) Capacity. The Director has all requisite capacity to enter into and to perform the Director's obligations under this Director's Agreement.

               (b) Agreement. The Director has received a copy of the Agreement and has had the opportunity to review and to consider the terms and conditions contained in this Director's Agreement and in the Agreement and to confer with his or her counsel concerning said terms and conditions.

               (c) Binding Agreement. This Director's Agreement has been duly executed and delivered by such Director and constitutes a valid and legally binding agreement of such Director.

               (d) Ownership of Shares, Etc. Schedule I hereto correctly sets forth the number of shares of VIBC Stock owned by the Director or with respect to which such Director has sole or shared voting power, and the Director has good and marketable title to all such shares of VIBC Stock free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

               (e) Relationship with VIBC. The Director is a director of VIBC.



                                 -2-      A-76

               (f) Non-Contravention. The execution and delivery of this Agreement by the Director does not, and the performance by the Director of the Director's obligations hereunder and the consummation by the Director of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Director is a party or by which the Director is bound, or any statute, rule or regulation to which the Director or any of the Director's property is subject.

                                   ARTICLE III

                                   TERMINATION

        3.1 Automatic Termination. This Director's Agreement shall automatically terminate and be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.

                                   ARTICLE IV

                                  MISCELLANEOUS

        4.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Director's Agreement and the transactions covered and contemplated hereby; provided, however, that nothing contained herein shall preclude the payment of the Director's expenses in connection with the negotiation and documentation of this Director's Agreement by VIBC.

        4.2 Notices, Etc. All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

               (a) If to the Director, to the address set forth in Schedule I attached hereto.

                      With a copy to:

                      VIB Corp
                      1498 Main Street
                      El Centro, California 92243
                      Attention: Mr. Dennis L. Kern, President and CEO
                             Fax: (760) 337-3229

                      With an additional copy to:

                      Horgan, Rosen, Beckham & Coren, L.L.P.
                      21700 Oxnard Street, Suite 1400
                      Woodland Hills, California 91365-4335
                      Attention: S. Alan Rosen, Esq.
                             Fax: (818) 340-6190



                                 -3-      A-77

                  (b) If to BOS, to:

                      Bank of Stockdale, F.S.B.
                      5151 Stockdale Highway
                      Bakersfield, California 93309
                      Attention: Mr. Ed L. Hickman, President and CEO
                             Fax: (805) 833-9469
                      With a copy to:

                      McCormick, Barstow, Sheppard, Wayte & Carruth, LLP 5 Riverpark Place East
                      Fresno, California 93720
                      Attention: Kenneth Alan Baldwin, Esq.
                             Fax: (209) 433-2485

or such other address as any party may have furnished in writing to the other parties.

        4.3 Entire and Sole Agreement. The making, execution and delivery of this Director's Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Director's Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        4.4 Successors and Assigns. Except as otherwise provided in this Director's Agreement, all covenants and agreements of the parties contained in this Director's Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        4.5 Governing Law. This Director's Agreement shall construed and enforced in accordance with and governed by the laws of the State of California.

        4.6 Counterparts. This Director's Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        4.7 Amendment, Supplement and Waiver. This Director's Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

        4.8 Headings. The headings in this Director's Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.



                                 -4-      A-78

        4.9 Specific Performance. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.

        4.10 Several Obligations. All duties and obligations of the Director executing this Director's Agreement shall be several and not joint with the duties and obligations of other Directors executing similar Directors' Agreements with VIBC.

               IN WITNESS WHEREOF, the parties hereto have caused this Director's Agreement to be duly executed as of the date first above written.

DIRECTOR                                 BANK OF STOCKDALE, F.S.B.

_____________________________            By: ________________________________
        (Name)                                   Ed L. Hickman
                                         Its:    President and Chief Executive
_____________________________                    Officer
        (Signature)





                                 -5-      A-79

                                   SCHEDULE I

NAME OF DIRECTOR:                       _____________________________

ADDRESS OF DIRECTOR:                    _____________________________

                                        _____________________________

                                        _____________________________




CERTIFICATE NUMBER              NUMBER OF SHARES             REGISTERED OWNER(S)
------------------              ----------------             -------------------












DESCRIBE ANY LIENS:
-------------------





                                 -6-      A-80

                                   EXHIBIT "C"


                               AFFILIATE'S LETTER
                               ____________, 1998

VIB Corp
1498 Main Street
El Centro, California 92243

Attention:   Mr. Dennis L. Kern, President and CEO

Dear Mr. Kern:

        I have been advised that I may be an "affiliate," as defined in Rule 145 under the Securities Act of 1933, as amended (the "Act"), of Bank of Stockdale, F.S.B. ("BOS") at the time of the merger (the "Merger") of BOS and BOS Interim Bank pursuant to which BOS will become a wholly-owned subsidiary of VIB Corp ("VIBC"). In the Merger, I will acquire shares (the "Shares") of the common stock of VIBC in exchange for my shares of the common stock of BOS.

        I represent and agree as follows:

               1. I have carefully read this letter and, to the extent I felt necessary, I have discussed it with legal counsel.

               2. The Shares are being acquired by me in good faith for investment, for my own account, and not with a view to distributing the Shares to others or otherwise reselling the Shares.

               3. I will not make any sale or other disposition of the Shares in violation of the Act or related rules and regulations. In this connection, I understand that the issuance of the Shares to me has been or will be registered under the Act, but that such registration will not cover resales by affiliates. Accordingly, the Shares must be held by me for at least one year unless: (i) the Shares have been registered under the Act for sale by me; (ii) a sale of the Shares is made in conformity with the volume and other applicable limitations of paragraph (d) of Rule 145; or (iii) another exemption from registration is available.

               4. I understand that VIBC is under no obligation to register the sale or other disposition of the Shares by me or on my behalf or to take any other action to qualify the sale of the Shares for any exemption from registration.

               5. I also understand that stop transfer instructions will be given to VIBC's transfer agent with respect to the Shares and that there will be placed on the certificates for the Shares a legend stating in substance:

                      THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION
               TO WHICH RULE 145 PROMULGATED UNDER THE
               SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND



                                  1      A-81

               MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN
               COMPLIANCE WITH THE REQUIREMENTS OF RULE 145
               OR PURSUANT TO A REGISTRATION STATEMENT
               UNDER THAT ACT OR AN EXEMPTION FROM SUCH
               REGISTRATION.

               6. I agree that commencing on the date on which the Office of Thrift Supervision approves the Merger and until the time that financial results covering at least 30 days of post- Merger combined operations of BOS and VIBC have been published, I will not sell, transfer or otherwise dispose of any interest in the shares owned by me or any of the Shares that I receive as a result of the Merger or reduce my interest in or my risk relating to any of such Shares. I understand that VIBC will publish such financial results not later than as soon as reasonably practicable following the close of the first calendar quarter after the Merger.

               7. I know of no plan (written or oral) pursuant to which holders of shares of the outstanding BOS Stock intend to sell or otherwise dispose of more than 50%, in the aggregate, of their interest in such shares, either by a sale or other disposition of BOS Stock before the Merger, by the exercise of dissenters' rights in the Merger, or by a sale or other disposition of the Shares to be received by them as a result of the Merger.

               8. I understand and agree that VIBC will rely upon the foregoing representations and warranties in issuing the Shares to me and I hereby agree to indemnify VIBC and hold it and its officers, directors, employees, agents and representatives harmless from and against all liabilities, costs, or expenses (including reasonable attorneys' fees) arising as a result of a sale or disposition of any of the Shares in violation of any of the restrictions described above.

               9. I understand that so long as I am an "affiliate" of VIBC within the meaning of the Act, any shares of VIBC's common stock I may acquire in the future, separate and apart from the Shares described above, whether or not such shares have been previously registered with the Securities and Exchange Commission, will also be subject to restriction on resale. Moreover, I understand that under various circumstances, including the case where I acquire shares of VIBC's common stock which have not previously been registered with the Securities and Exchange Commission, I will be required to hold such shares for a minimum of one year before I can sell the shares in the trading market unless otherwise allowed by law, rule or regulation. I also understand that legends reflecting the restrictions on VIBC's common stock which I may acquire will be placed on all certificates representing such shares, and that stop transfer orders will be placed with VIBC's transfer agent prohibiting transfers by me in violation of such restrictions.

                                            Very truly yours,


Dated:________________                      _____________________________
                                                    Signature


                                            _____________________________
                                                 Type or Print Name



                                  2      A-82

                                   EXHIBIT "D"

                             SHAREHOLDER'S AGREEMENT


        THIS SHAREHOLDER'S AGREEMENT (this "Shareholder's Agreement"), is made as of this 15th day of September, 1998, by and among Eric D. Hovde, an individual, and Financial Institutions Partners, Ltd., a Nevada limited liability company ("FIPL") (collectively, the "Shareholders"), each of whom are principal shareholders or affiliates (as defined under Rule 144 of the Securities Act of 1933) of such principal shareholders of Bank of Stockdale, F.S.B., a federal stock savings bank (the "Bank"), and VIB Corp, a California corporation ("VIBC"), with reference to the following:


                                 R E C I T A L S

        WHEREAS, that certain Agreement and Plan of Reorganization (the "Agreement"), dated as of September 15, 1998, entered into by and among VIBC and the Bank, provides for the acquisition by VIBC of one hundred percent (100%) of the voting shares of the Bank ("Bank Stock"), through the merger (the "Merger") of the Bank with an interim federal savings bank which shall be a wholly-owned subsidiary of VIBC ("BOS Interim Bank") pursuant to which holders of Bank Stock will become holders of VIBC's common stock ("VIBC Stock");

        WHEREAS, as of the date of this Shareholder's Agreement, FIPL is the record holder of at least 362,431 shares of Bank Stock, which constitutes approximately 29.9% of the issued and outstanding shares of Bank Stock;

        WHEREAS, Section 4(c) of that certain Commitment Letter dated July 14, 1997, entered into by and between Eric D. Hovde and the Bank (the "Commitment Letter"), provides that in the event the Bank offers to sell shares of Bank Stock or other voting securities other than as permitted under the terms of the Commitment Letter, or grants, other than pursuant to a grant of options to acquire shares of Bank Stock under the Bank's 1995 Incentive Stock Option Plan, in any manner to any person or entity a right to purchase any Bank Stock, Eric
D. Hovde has a right to purchase on the same terms and conditions, including the purchase price per share, in Eric D. Hovde's sole discretion, at least a sufficient number of shares of Bank Stock in any such offering or as a consequence of any such grant as may be necessary to maintain his then beneficial ownership percentage interest in Bank Stock immediately prior to such offering or the exercise of such grant; and

        WHEREAS, as a condition precedent to the obligations of VIBC and the Bank under Section 1.16 of the Agreement, the Shareholders shall have entered into this Shareholder's Agreement concurrent with the execution of the Agreement in accordance with the terms, conditions, and provisions thereof;

        NOW, THEREFORE, in consideration of the mutual covenants, conditions, agreements, representations and warranties contained herein and in the Agreement, and intending to be legally bound, the parties hereto agree as follows:

                                A G R E E M E N T

                                    ARTICLE I

                     COVENANTS OF SHAREHOLDERS - BANK STOCK

        1.1 Vote of Shareholders. At the meeting of shareholders of BOS referred to in Section 7.1 of the Agreement (the "Meeting"), the Shareholders shall vote or cause to be voted the shares of Bank Stock indicated as owned or controlled by such Shareholders in Schedule I attached hereto, and any other shares of Bank Stock now owned or hereafter acquired or controlled by the Shareholders, in favor of, and to approve the principal terms of, the Merger, and any other matter contemplated by the Agreement which requires the approval of the Shareholders of the Bank.

        1.2 Other Contacts. From and after the date of this Shareholder's Agreement, the Shareholders shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of the Shareholders to comply with all the terms of Article I of this Shareholder's Agreement, including, without limitation, any other agreement to sell, transfer or otherwise dispose of the Shareholders' shares of Bank Stock.

        1.3 Resignations. The Shareholders agree to obtain the written resignations of Messrs. Irving R. Beimler and Jeffery W. Warlick as directors of the Bank to be effective on the Closing Date (as defined in the Agreement).

        1.4 Updating Information. In the event that the Shareholders shall discover that any representation or warranty made herein was false or misleading in any material respect when made or that any event has occurred such that any representation or warranty of the Shareholders made herein would, if made at and as of the time of the occurrence of such event, or thereafter, be incorrect in any material respect, the Shareholders shall deliver to VIBC a statement specifying that it is delivered pursuant to this Section 1.4 and stating in reasonable detail the facts with respect thereto. Delivery of any such statement shall not limit any rights which VIBC may otherwise have under this Shareholder's Agreement.

        1.5 Agreement to Recommend. The Shareholders agree that, upon the execution of this Shareholder's Agreement, the Shareholders shall at all times uses his or its best efforts in order to obtain the approval of the shareholders of the Bank of the principal terms of the Merger, and any other matter contemplated by the Agreement which requires approval of the shareholders of the Bank, and shall recommend the approval of such matters by the shareholders of the Bank at the Meeting.

                                   ARTICLE II

                     COVENANTS OF SHAREHOLDERS - VIBC STOCK

        2.1 Commitment Letter. The Shareholders hereby waive any and all present and future rights or privileges pursuant to Section 4(c) of the Commitment Letter. This waiver of rights under Section 4(c) shall also apply to stock offerings or grants by all successors to the Bank.



                                  2       A-84

        2.2 Reporting Obligations. The Shareholders hereby agree to properly and timely file with the Securities and Exchange Commission and VIBC any and all reports, forms, schedules or other documents required to be filed with the SEC and VIBC pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder as applicable to their ownership of VIBC Stock.

        2.3 Other Contracts. From and after the date of this Shareholder's Agreement, the Shareholders shall not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligations of the Shareholders to comply with all the terms of this Shareholder's Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

        3.1 Representations and Warranties of Shareholders. The Shareholders represent and warrant to, and agree with, VIBC as follows:

               (a) Capacity. The Shareholders have all requisite capacity to enter into and to perform the obligations of Articles I and II under this Shareholder's Agreement.

               (b) Agreement. The Shareholders have received a copy of the Agreement and have had the opportunity to review and to consider the terms and conditions contained in this Shareholder's Agreement and in the Agreement and to confer with his or its counsel concerning said terms and conditions.

               (c) Binding Agreement. This Shareholder's Agreement has been duly executed and delivered by the Shareholders and constitutes a valid and legally binding agreement of the Shareholders.

               (d) Ownership of Shares, Etc. Schedule I hereto correctly sets forth the number of shares of Bank Stock owned by the Shareholders or with respect to which the Shareholders have sole or shared voting power, and the Shareholders have good and marketable title to all such shares of Bank Stock free and clear of any liens, security interests, charges or other encumbrances of any kind of nature, except as set forth on Schedule I.

               (e) Non-Contravention. The execution and delivery of this Shareholder's Agreement by the Shareholders does not, and the performance by the Shareholders of their obligations hereunder and the consummation by the Shareholders of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholders are a party or by which the Shareholders are bound, or any statute, rule or regulation to which the Shareholders or any of the Shareholders' property is subject.



                                  3      A-85

                                   ARTICLE IV

                                   TERMINATION

        4.1 Automatic Termination. This Shareholder's Agreement shall automatically terminate and be of no further force or effect if the Agreement is terminated in accordance with the terms thereof, except as to any breach occurring prior to the date of such termination.

                                    ARTICLE V

                                  MISCELLANEOUS

        5.1 Expenses. Each party hereto shall pay its own costs and expenses in connection with this Shareholder's Agreement and the transactions covered and contemplated hereby.

        5.2 Notices, Etc. All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given to the appropriate parties if delivered in person, or if sent by Federal Express, overnight delivery United States mail, or other overnight delivery service, or sent by facsimile transmission (with confirmation) addressed as follows:

               (a)    If to Eric D. Hovde:

                      1826 Jefferson Place, N.W.
                      Washington, D.C. 20036
                             Fax: (202) 775-8109

                      With a copy to:

                      Perry & Associates, D.C.
                      1826 Jefferson Place, N.W.
                      Washington, D.C. 20036
                      Attention: Richard J. Perry, Jr., Esq.
                             Fax: (202) 775-8109

               (b)    If to Financial Institutions Partners Ltd.:

                      1824 Jefferson Place, N.W.
                      Washington, D.C. 20036
                      Attention: Eric D. Hovde
                             Fax: (202) 775-8109

                      With a copy to:

                      Perry & Associates, D.C.
                      1826 Jefferson Place, N.W.
                      Washington, D.C. 20036
                      Attention: Richard J. Perry, Jr., Esq.
                             Fax: (202) 775-8109



                                  4      A-86

               (c)    If to VIBC, to:

                      VIB Corp
                      1498 Main Street
                      El Centro, California 92243
                      Attention: Mr. Dennis L. Kern, President and CEO
                             Fax: (760) 337-3229

                      With a copy to:

                      Horgan, Rosen, Beckham & Coren, L.L.P.
                      21700 Oxnard Street, Suite 1400
                      Woodland Hills, California 91365-4335
                      Attention: S. Alan Rosen, Esq.
                             Fax: (818) 340-6190

or such other address as any party may have furnished in writing to the other parties.

        5.3 Entire and Sole Agreement. The making, execution and delivery of this Shareholder's Agreement by the parties hereto have not been induced by any representations, statements, warranties or agreements other than those expressed herein and in the Agreement. This Shareholder's Agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, whether written or oral, in effect among the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

        5.4 Successors and Assigns. Except as otherwise provided in this Shareholder's Agreement, all covenants and agreements of the parties contained in this Shareholder's Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        5.5 Governing Law. This Shareholder's Agreement shall construed and enforced in accordance with and governed by the laws of the State of California.

        5.6 Counterparts. This Shareholder's Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        5.7 Amendment, Supplement and Waiver. This Shareholder's Agreement may be amended or supplemented, and compliance with the provisions hereof may be waived only by an instrument in writing signed by the party against which enforcement of such amendment, supplement or waiver of compliance is sought.

        5.8 Headings. The headings in this Shareholder's Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

        5.9 Specific Performance. It is recognized and agreed that monetary damages will not compensate the parties hereto for nonperformance by any party. Accordingly, each party agrees that his, her or its obligation shall be enforceable by a court order requiring specific performance.



                                  5      A-87

        5.10 Several Obligations. All duties and obligations of the Shareholders shall be several and not joint.

        IN WITNESS WHEREOF, the parties hereto have caused this Shareholder's Agreement to be duly executed as of the date first above written.

                                            VIB CORP


                                            By:     ____________________________
                                                    Dennis L. Kern
                                            Title:  President and Chief
                                                    Executive Officer


ERIC D. HOVDE                               FINANCIAL INSTITUTIONS PARTNERS LTD.


__________________________________          By:   ______________________________
        (Signature)                               ______________________________
                                            Title:______________________________



                                  6      A-88

                                   SCHEDULE I


                                  ERIC D. HOVDE


CERTIFICATE NUMBER              NUMBER OF SHARES             REGISTERED OWNER(S)
------------------              ----------------             -------------------

        NONE                           N/A                          N/A







DESCRIBE ANY LIENS:
-------------------

        N/A




                      FINANCIAL INSTITUTIONS PARTNERS, LTD.


CERTIFICATE NUMBER              NUMBER OF SHARES           REGISTERED OWNER(S)
------------------              ----------------           -------------------

                                     362,431               FINANCIAL INSTITUTION
                                     23,434                PARTNERS, LTD.









DESCRIBE ANY LIENS:
-------------------

        NONE



                                  7      A-89

                                   APPENDIX B

                          TITLE 12 -- BANKS AND BANKING
      CHAPTER V -- OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY
                   SUBCHAPTER A -- ORGANIZATION AND PROCEDURES
    PART 552 -- INCORPORATION, ORGANIZATION, AND CONVERSION OF FEDERAL STOCK
                                  ASSOCIATIONS



SECTION 552.14 - DISSENTER AND APPRAISAL RIGHTS.

        (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with Section 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock:
Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

        (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to Section 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

        (c) Procedure -- (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

        (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

        (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

        (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

        (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

        (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

        The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

        (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

        (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

        (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

        (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

        (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

        (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

        (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

        (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                   APPENDIX C

                          CALIFORNIA CORPORATIONS CODE
                              TITLE 1. CORPORATIONS
                       DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. Dissenters' Rights



SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING SHAREHOLDER" DEFINED.

        (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e)or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or
(B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE.

        (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

        (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES.

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE--TIME FOR PAYMENT.

        (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT.

        (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISERS' REPORT--PAYMENT--COSTS.

        (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR.

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT PENDING LITIGATION.

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES.

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

        (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   APPENDIX D


                                September 9, 1998


Board of Directors
Bank of Stockdale
5151 Stockdale Hwy
Bakersfield, California 93309


Members of the Board:

        Bank of Stockdale ("Stockdale") is preparing to enter into a Definitive Agreement (the "Agreement") with VIB Corporation ("VIBC"), holding company for Valley Independent Bank in the form attached hereto. Pursuant to the Agreement, shareholders of Stockdale are to receive consideration, in the form of VIBC stock, as outlined in the Agreement in exchange for a conversion of Stockdale shares to VIBC shares. Stockdale has requested the opinion of Hovde Financial, Inc. ("Hovde") as to the fairness to Stockdale's shareholders, from a financial point of view, of the terms of the transaction.

        Hovde specializes in providing investment banking and financial advisory services to commercial banks and thrift institutions. Our principals are experienced in the independent valuation of securities in connection with negotiated underwritings, subscription and community offerings, private placements, merger and acquisition transactions and recapitalizations. Pursuant to an agreement dated March 31,1997, between Stockdale and Hovde, Hovde was engaged to provide investment banking and financial advisory service to Stockdale and to assist Stockdale in evaluating any definitive agreement and rendering a fairness opinion for presentation to Stockdale's board of directors, as well as an updated opinion for inclusion in various materials to be presented to the shareholders of Stockdale.

        As part of our engagement, Hovde reviewed and analyzed material bearing upon the financial and operating conditions of both VIBC and Stockdale, and material prepared in connection with the transaction, including: (i) the Agreement; (ii) certain publicly available information concerning VIBC and Stockdale; (iii) recent internal reports and financial projections for each of the companies; (iv) the nature and terms of recent sales and merger transactions involving banks and bank holding companies that we consider relevant; and (v) financial and other confidential information provided to us by the management of Stockdale.

        Furthermore, Hovde conducted due diligence with respect to VIBC for the purpose of reviewing the current condition and future prospects of VIBC. Hovde has taken into account our assessment of general economic, market and financial conditions, and our experience in other similar transactions, as well as our overall knowledge of the banking industry and our general experience in securities valuation.

        In rendering this opinion, Hovde assumed, without independent verification, the accuracy and completeness of the financial and other information and representations contained in the material provided to Hovde by Stockdale or VIBC and in the discussions with Stockdale's and VIBC's management.

        Hovde completed an analysis of the Transaction with respect to the deal value, pricing characteristics, conversion ratio and shares issued, and the impact of the Transaction on VIBC effective on the Closing Date based upon VIBC's average closing price and conversion formulas presented in the Agreement. Based upon the results of this analysis, Hovde concluded that the expected price to book, price to tangible book, price to trailing 4-quarters earnings and tangible book premium to core deposit multiples were consistent with the pricing levels offered for comparable commercial banks located in California and in the United States.

        In addition to comparing the price to the California and Nationwide comparables discussed above, Hovde also evaluated the transaction based upon:
(i) expected earnings benefits to be realized by VIBC following the merger; and
(ii) Stockdale's earnings estimates for 1998, 1999 and beyond and their impact on VIBC's earnings forecast. Based upon the results of its analysis, Hovde concluded that the price to be paid by VIBC, to shareholders of Stockdale under the terms outlined in the Agreement is fair, from a financial point of view.




                                             HOVDE FINANCIAL, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Bylaws provide that the Registrant shall, to the maximum extent and in the manner permitted by the California Corporations Code (the "Code"), indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of the Registrant. Furthermore, pursuant to Registrant's Articles of Incorporation and Bylaws, the Registrant has power, to the maximum extent and in the manner permitted by the Code, to indemnify its employees, officers and agents (other than directors) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an employee, officer or agent of Registrant.

        Under Section 317 of the Code, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made: (1) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper, (2) of amounts paid in settling or otherwise disposing of a pending action without court approval, and (3) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

        The Registrant's Articles of Incorporation provides that to the fullest extent permitted by the Code as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director. The Code permits California corporations to include in their articles of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only imitations imposed under the statute are that the provision may not eliminate or limit a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under a contract or transaction between the corporation and a director or between the corporation and any corporation in which one more of its directors has a material financial interest, or (vii) for approving any of the following corporate actions: (1) the making of any distribution to its shareholders that would case the corporation to be unable to meet its liabilities, (2) the making of any distribution to the corporation's shareholders or any shares of its stock of any class or series that are junior to outstanding shares of any other class or series with respect to distribution of assets on liquidation if, after giving effect thereto, the excess of its assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) over its liabilities (not including deferred taxes, deferred income and other deferred credits) would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made; provided, however, that for the purpose of applying the aforementioned to a distribution by a corporation of cash or property in payment by the corporation in connection with the purchase of its shares, there shall be deducted from liabilities all amounts that had been previously added thereto with respect to obligations incurred in connection with the corporation's repurchase of its shares and reflected on the corporation's balance sheets, but not in excess of the principal of the obligations that will remain unpaid after the distribution; provided, further, that no deduction from liabilities shall occur on account of any obligation that is a distribution to the corporation's shareholders at the time the obligation is incurred, (3) the distribution of assets to shareholders after institution of dissolution proceeding of the corporation, without paying or adequately providing for all known liabilities of the corporation, excluding any claims not filed by creditors within the time limit set by the court in a notice given to creditors under Chapters 18, 19 and 20, (4) the making of any loan to or guarantee the obligation of any director or officer, unless the transaction is approved by a majority of the shareholders to act thereon, or (5) the making of any loan to or guarantee the obligation of, any person upon the security of shares of the corporation or of its parent if the corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guarantee is adequately secured without considering these shares, or the loan or guaranty is approved by a majority of the shareholders entitled to act thereon.

        The Registrant is insured against liabilities which it may incur by reason of its indemnification of officers and directors in accordance with its Bylaws.

        The foregoing summaries are necessarily subject to the complete text of the statute, Articles of Incorporation, Bylaws and agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a) Exhibits

EXHIBIT NO.     DESCRIPTION OF EXHIBIT
-----------     ----------------------
2.1             Agreement and Plan of Reorganization by and Between VIB Corp and Bank of
                Stockdale, F.S.B. dated September 15, 1998 (incorporated by reference to
                Appendix A to the Joint Proxy Statement included in this Registration
                Statement on Form S-4)

4.1             Form of VIB Corp Common Stock Certificate (incorporated by reference to
                Exhibit 3 to VIB Corp's Registration Statement on Form 8-A, dated March
                19, 1998)

4.2             Form of VIB Corp Warrant Certificate (incorporated by reference to
                Exhibit 4 to VIB Corp's Registration Statement on Form 8-A, dated March
                19, 1998)

5.1 Opinion of Horgan, Rosen, Beckham & Coren, L.L.P. re Legality (and consent)

8.1             Tax Opinion of Vavrinek, Trine, Day & Co., L.L.P. (and consent)

9.1             Form of Director's Agreement by and among VIB Corp and Bank of
                Stockdale's directors (incorporated by reference to Exhibit "B-1" to
                Appendix A to the Joint Proxy Statement included in this Registration
                Statement on Form S-4)

9.2             Form of Director's Agreement by and among Bank of Stockdale and VIB
                Corp's directors (incorporated by reference to Exhibit "B-2" to Appendix
                A to the Joint Proxy Statement included in this Registration Statement on Form S-4)

9.3             Form of Shareholder's Agreement by and among Eric D. Hovde, an individual, Financial Institutions Partners, Ltd., a Nevada limited liability company, and VIB Corp (incorporated by reference to Exhibit
                "D" to Appendix A to the Joint Proxy Statement included in this
                Registration Statement on Form S-4)

23.1            Consent of Vavrinek, Trine, Day & Co., L.L.P.

23.2            Consent of KPMG Peat Marwick LLP

23.3            Consent of Horgan, Rosen, Beckham & Coren, L.L.P. for Opinion (included in Opinion filed as Exhibit 5.1)

23.4            Consent of Vavrinek, Trine, Day & Co., L.L.P. (included in Tax Opinion)

23.5            Consent of Hovde Financial

24.1            Power of Attorney (set forth on the signature page to the Registration
                Statement on Form S-4)

99.1            Form of VIB Corp Proxy

99.2            Form of Bank of Stockdale Proxy

        (b) Financial Statement Schedules


            Not required.

        (c) Fairness Opinion

        Included as Appendix D to the Joint Proxy Statement included in this Registration Statement on Form S-4.

ITEM 22.  UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that it is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b) The undersigned Registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such offering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (c) The undersigned Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved herein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Centro, State of California, on November 10, 1998.

                                        VIB CORP


                                        By: /s/ Dennis L. Kern
                                           -------------------------------------
                                           Dennis L. Kern
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Kern and S. Alan Rosen, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                      Title                                        Date
    ---------                      -----                                        ----
/s/ Charles Ellis                  Director                                     November 10, 1998
-----------------------------
Charles Ellis


/s/ R. Stephen Ellison             Director                                     November 10, 1998
-----------------------------
R. Stephen Ellison


/s/ Richard D. Foss                Chairman of the Board                        November 10, 1998
-----------------------------       of Directors
Richard D. Foss


/s/ Harry G. Gooding, III          Executive Vice President                     November 10, 1998
-----------------------------       and Chief Financial Officer
Harry G. Gooding, III               (and Principal Accounting Officer)


/s/ Dennis L. Kern                 Director, President and                      November 10, 1998
-----------------------------       Chief Executive Officer
Dennis L. Kern


/s/ Edward McGrew                  Director                                     November 10, 1998
-----------------------------
Edward McGrew


/s/ Ronald A. Pedersen             Vice Chairman of the                         November 10, 1998
-----------------------------       Board of Directors
Ronald A. Pedersen


/s/ John L. Skinner                Director                                     November 10, 1998
-----------------------------
John L. Skinner


/s/ Alice Helen Lowery Westerfield Vice Chairman of the                         November 10, 1998
-----------------------------       Board of Directors
Alice Helen Lowery Westerfield

                                  EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION OF EXHIBIT                                                                                  PAGE
-----------  ----------------------                                                                                  ----
2.1          Agreement and Plan of Reorganization by and Between VIB Corp and Bank of
             Stockdale, F.S.B. dated September 15, 1998 (incorporated by reference to Appendix A to the Joint Proxy Statement included in this Registration Statement on Form S-4).........................  N/A

4.1          Form of VIB Corp Common Stock Certificate (incorporated by reference to Exhibit 3 to
             VIB Corp's Registration Statement on Form 8-A, dated March 19, 1998)...................................  N/A

4.2          Form of VIB Corp Warrant Certificate (incorporated by reference to Exhibit 4 to VIB Corp's Registration Statement on Form 8-A, dated March 19, 1998)................................  N/A

5.1          Opinion of Horgan, Rosen, Beckham & Coren, L.L.P. re Legality (and consent)............................  II-6

8.1          Tax Opinion of Vavrinek, Trine, Day & Co., L.L.P. (and consent)........................................     *

9.1          Form of Director's Agreement by and among VIB Corp and Bank of Stockdale's directors
             (incorporated by reference to Exhibit "B-1" to Appendix A to the Joint Proxy
             Statement included in this Registration Statement on Form S-4).........................................  N/A

9.2          Form of Director's Agreement by and among Bank of Stockdale and VIB Corp's directors
             (incorporated by reference to Exhibit "B-2" to Appendix A to the Joint Proxy
             Statement included in this Registration Statement on Form S-4).........................................  N/A

9.3          Form of Shareholder's Agreement by and among Eric D. Hovde, an individual, Financial
             Institutions Partners, Ltd., a Nevada limited liability company, and VIB Corp
             (incorporated by reference to Exhibit "D" to Appendix A to the Joint Proxy Statement
             included in this Registration Statement on Form S-4)...................................................  N/A

23.1         Consent of Vavrinek, Trine, Day & Co., L.L.P...........................................................  II-7

23.2         Consent of KPMG Peat Marwick LLP.......................................................................  II-8

23.3         Consent of Horgan, Rosen, Beckham & Coren, L.L.P. for Opinion (included in Opinion filed as Exhibit 5.1)..................................................................................  N/A

23.4         Consent of Vavrinek, Trine, Day & Co., L.L.P. (included in Tax Opinion)................................  N/A

23.5         Consent of Hovde Financial.............................................................................  II-9

24.1         Power of Attorney (set forth on the signature page to the Registration Statement on
             Form S-4)..............................................................................................  N/A

99.1         Form of VIB Corp Proxy.................................................................................  II-10

99.2         Form of Bank of Stockdale Proxy........................................................................  II-12



------------

*       To be filed by amendment.